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
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            ------------------------

                            SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [x]

Filed by a Party Other than Registrant [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or 14a-12

                         ALPHA HOSPITALITY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
                            ------------------------

Payment of Filing Fee (Check the appropriate box):

[ ] No Fee Required.

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate Number of Securities to which transaction applies:

         (3) Per unit price or the underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

         (4) Proposed maximum aggregate value of transaction: $40,200,000.

         (5) Total fee paid: $8,040.00

[x] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         (1) Amount Previously Paid: $__________________.
         (2) Form, Schedule or Registration Statement No.:__________________
         (3) Filing Party:

         (4) Date Filed:
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                             CRAIG S. LIBSON, ESQ.
                          PARKER DURYEE ROSOFF & HAFT
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                            ------------------------

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
________________________________________________________________________________




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
                         ALPHA HOSPITALITY CORPORATION
                              12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

              COMBINED ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                TO BE HELD AT 11:00 A.M AT LOEWS NEW YORK HOTEL,
              LEXINGTON AVENUE AT 51ST STREET, NEW YORK, NEW YORK
                              ON FEBRUARY 23, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alpha Hospitality Corporation (the 'Company') for use at the combined Annual and Special Meeting of Stockholders of the Company (the 'Meeting') to be held at 11:00 a.m. at Loews New York Hotel, Lexington Avenue at 51st Street, New York, New York, on February 23, 1998, and at all adjournments and postponements thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting by ballot. This Proxy Statement, with the accompanying form of proxy, is first being sent to the stockholders on or about February 12, 1998.


     Each properly executed, unrevoked proxy on the enclosed form that is received prior to the Meeting will be voted in accordance with the stockholder's directions, and unless contrary directions are given, will be voted in accordance with the Board of Directors' recommendations. However, proxies which direct a vote against any of the proposals at the Meeting will not be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies.

     At the Meeting, the Company's stockholders are being asked to vote upon the matters customarily addressed at the Company's Annual Meeting of Stockholders, namely, the election of Directors and the ratification of the Company's independent certified public accountants. In addition, at the Meeting, the Company's stockholders will be asked to vote upon a proposal (the 'Sale Proposal') to approve an extraordinary transaction in which substantially all of the Company's operating assets would be sold in consideration for cash, the assumption of certain liabilities and an equity interest in the purchaser. Specifically, the Company and its operating subsidiaries, Alpha Gulf Coast, Inc. ('Gulf Coast') and Alpha Greenville Hotel, Inc. ('Greenville Hotel'), have executed an Asset Purchase Agreement (the 'Sale Agreement'), dated December 17, 1997, pursuant to which Greenville Casino Partners, L.P. ('Buyer') has agreed to acquire the Company's Bayou Caddy's Jubilee Casino and related assets, comprising substantially all of the Company's currently operating assets, in consideration for (i) approximately $11.8 million in cash, (ii) a 25% limited partnership interest in Buyer, (iii) the assumption of approximately $2 million of liabilities of Gulf Coast and (iv) the assumption of an additional approximately $23.9 million of indebtedness (inclusive of loan costs and loan discounts aggregating approximately $6 million, which was not received by the Company) owed by Gulf Coast and Greenville Hotel to Credit Suisse First Boston Mortgage Capital L.L.C. (the 'Pre-Closing Lender'), which indebtedness has been incurred by Gulf Coast and Greenville Hotel in anticipation of the proposed sale. A copy of the Sale Agreement is attached to this proxy statement as Appendix A, which is incorporated herein by reference. It is contemplated (as described more fully below) that upon consummation of the proposed transaction, the nature of the Company's business will change significantly. However, the stockholders of the Company will not have an opportunity to vote separately on the proposed transaction and the change in the nature of the Company's business. Consequently, a vote in favor of the proposed transaction will effectively constitute a vote in favor of changing the nature of the Company's business.

     If the proposed sale is consummated, the Company anticipates receiving aggregate consideration (including the assumption of indebtedness aggregating $23.9 million (inclusive of loan costs and loan discounts aggregating approximately $6 million, which was not received by the Company) and other



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
liabilities) of approximately $40.2 million (which includes an assumed value of $8.5 million attributed to the 25% limited partnership interest in Buyer to be issued to the Company as part of such consideration). Such consideration represents approximately $2.79 per outstanding share of the Company's common stock ($1.14 per outstanding share of the Company's common stock after netting out the aggregate liquidation value of the Company's outstanding shares of preferred stock).

     The approximate aggregate book value (as of September 30, 1997 and net of depreciation, except for the hotel casino -- which, for these purposes, is valued at its total estimated cost of completion of $3.2 million) of the assets proposed to be sold is $31,168,000, or approximately $2.16 per outstanding share of the Company's common stock (approximately $.51 per outstanding share of the Company's common stock after netting out the aggregate liquidation value of the Company's outstanding shares of preferred stock).

     As of September 30, 1997, the net book value of a share of the Company's outstanding common stock was $0.08 ($0 after netting out the aggregate liquidation value of the Company's outstanding shares of preferred stock), and as of February 6, 1998, the closing bid price of a share of the Company's common stock was $2.00.

     If the proposed sale is consummated, the Company will have disposed of substantially all of its currently operating assets. Consequently, upon consummation of the proposed sale, the Company's business and operations would change dramatically. Management currently anticipates that the Company may continue to pursue a gaming opportunity that the Company has in the initial stages of development in New York State or other gaming opportunities that might arise in the future. Additionally, following consummation of the proposed sale, it is anticipated that the Company will investigate and, as deemed advisable, pursue the acquisition (by merger or otherwise) of one or more other operating businesses.

     The Board of Directors believes that the proposed sale is fair and in the best interests of the Company and its stockholders and unanimously recommends a vote FOR the proposed sale. In connection with such recommendation, the Board of Directors retained Appraisal Economics, Inc. to evaluate the proposed sale, and Appraisal Economics, Inc. issued its opinion that the consideration to be received by the Company in the proposed sale would be fair to the stockholders of the Company.

     The Company has been advised by various members of management and the Board of Directors and others who, in the aggregate, hold or otherwise have voting power with respect to 8,196,243 shares of the Company's common stock (representing approximately 57% of such shares outstanding) and 821,496 shares of the Company's preferred stock (representing 100% of such shares outstanding) that they intend to vote such shares in favor of the proposed sale, and such persons have executed and delivered to Buyer irrevocable proxies, exercisable by designees of Buyer, to vote their shares in favor of the proposed sale. If such proxies are exercised in favor of the proposed sale, which such designees have committed to Buyer to do, the proposed sale will be approved at the Meeting.

                                       ii



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
                               TABLE OF CONTENTS


     SUMMARY..........................................................................................              1
     THE MEETING......................................................................................              5
          Time and Place..............................................................................              5
          Purpose.....................................................................................              5
          Voting and Solicitation.....................................................................              5
          Shares Entitled to Vote.....................................................................              5
          Vote Required...............................................................................              6
          Shares Committed............................................................................              6
          No Appraisal Rights.........................................................................              6
     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................              6
     ELECTION OF DIRECTORS............................................................................              9
     RATIFICATION OF ACCOUNTANTS......................................................................             10
     THE SALE TRANSACTIONS............................................................................             11
          Summary of the Consequences of the Proposed Sale............................................             11
          Background of the Proposed Sale.............................................................             11
          Company's Reasons for the Proposed Sale.....................................................             13
          Possible Disadvantages of the Proposed Sale.................................................             14
          Recommendation of the Board of Directors....................................................             14
          Use of Proceeds.............................................................................             16
          Potential Effect of the Sale Upon the Stockholders..........................................             17
          Terms of the Sale Agreement.................................................................             18
          Accounting and Tax Treatment of the Sale....................................................             24
          Business Plan for the Post-Sale Company.....................................................             24
          Risk Factors................................................................................             26
     SELECTED FINANCIAL DATA OF THE COMPANY...........................................................             31
     SELECTED CONSOLIDATED PRO-FORMA FINANCIAL DATA...................................................             32
     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE
      COMPANY.........................................................................................             33
     THE COMPANY......................................................................................             43
     MARKET PRICES AND DIVIDENDS......................................................................             54
     PROPERTIES.......................................................................................             55
     EXECUTIVE COMPENSATION...........................................................................             55
     BOARD COMPENSATION REPORT........................................................................             57
     CERTAIN PROCEEDINGS INVOLVING MANAGEMENT.........................................................             58
     CERTAIN TRANSACTIONS.............................................................................             59
     SELECTED FINANCIAL DATA OF BUYER.................................................................             63
     SELECTED CONSOLIDATED PRO-FORMA FINANCIAL DATA...................................................             64
     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BUYER...             65
     BUYER............................................................................................             68
          Management of Buyer.........................................................................             68
          Buyer's Accounting and Tax Treatment of the Sale............................................             69
     STOCKHOLDER PROPOSALS............................................................................             69
     AVAILABLE INFORMATION............................................................................             69
     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................             70
     FINANCIAL STATEMENTS OF THE COMPANY AND BUYER....................................................     F-1 - F-60
     ANNEXES
          A: ASSET PURCHASE AGREEMENT
          B: FAIRNESS OPINION OF APPRAISAL ECONOMICS, INC.


                                      iii



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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information set forth elsewhere in this proxy statement, including the appendices hereto, which stockholders are urged to read in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this proxy statement.

THE MEETING

TIME, PLACE, AND PURPOSE OF SPECIAL MEETING

     The Meeting is scheduled to be held at 11:00 a.m., local time, on the 23rd day of February 1998, at Loews New York Hotel, Lexington Avenue at 51st Street, New York, New York, (a) to vote to elect six members to the Board of Directors,
(b) to vote upon the ratification of Rothstein, Kass & Company, P.C. as the Company's independent certified public accountants, (c) to vote upon the Sale Proposal (as defined below) and to approve the Sale Transactions (as defined below) and (d) to transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE PROPOSALS

ELECTION OF DIRECTORS

     At the Meeting, the Company's stockholders will be asked to vote on the election of six members to the Company's Board of Directors for the ensuing year. Stanley S. Tollman, Sanford Freedman, Thomas W. Aro, Brett G. Tollman, James A. Cutler and Matthew B. Walker have been nominated by the Board of Directors to serve and be elected as members of the Board of Directors, each to hold office (subject to his earlier resignation or removal) until the next annual meeting of stockholders and until his respective successor is elected and qualified. The stockholders are being invited to elect such individuals to the Board of Directors.

     None of the nominees for election to the Board of Directors, nor any of the executive officers, has any direct or indirect interest in the proposed Sale (as defined below), other than as stockholders in the Company. See 'Ownership Of Securities.' However, Bryanston Group, Inc., an affiliate, has been repaid, from financing obtained by the Company in anticipation of the Sale, approximately $1.5 million that had been advanced to the Company by Bryanston Group, Inc. to fund construction of the casino hotel that is contemplated to be sold to Buyer as part of the Sale. See 'The Sale Transactions -- Use of Proceeds; Conduct of Business after the Sale.'

RATIFICATION OF ACCOUNTANTS

     The stockholders will also be asked to vote to ratify the appointment by the Company of Rothstein, Kass & Company, P.C., as independent certified public accountants for the Company for the ensuing year.

THE SALE TRANSACTION

     At the Meeting, the Company's stockholders will also be asked to consider and vote upon a proposal (the 'Sale Proposal') to sell substantially all of the Company's operating assets (such sale and the related transactions being referred to herein collectively as the 'Sale'). A vote in favor of the Sale Proposal shall be deemed to be a vote of approval or ratification of: (A) the Sale Agreement, (B) such other agreements as may be required or contemplated under the Sale Agreement to be executed or entered into by the Company, Gulf Coast and/or Greenville Hotel (such other agreements being hereinafter referred to collectively as the 'Collateral Agreements') and (C) the transactions contemplated by the Sale Agreement and the Collateral Agreements, including the sale by the Company (through Gulf Coast and Greenville Hotel) of substantially all of the Company's operating assets, for aggregate consideration (subject to certain conditions and adjustments as more fully described herein or set forth in the relevant agreements) consisting of: (i) approximately $11.8 million in cash, (ii) a 25% limited partnership interest in Buyer, (iii) the assumption of approximately $2 million of liabilities of Gulf Coast and (iv) the assumption of an additional approximately $17.9 million of indebtedness (net of loan costs and loan discounts aggregating approximately $6 million) owed by Gulf Coast and Greenville Hotel to the Pre-Closing Lender, which indebtedness has been incurred by Gulf Coast and Greenville Hotel in anticipation of the proposed Sale. A copy of the Sale Agreement is attached to this proxy statement as Appendix A, which is incorporated herein by reference. It is contemplated (as described more fully below) that, upon consummation of the Sale, the nature of the Company's business will change significantly. However, the stockholders of the Company will not have an opportunity to vote separately on the Sale Proposal and the change in the nature of the Company's business. Consequently, a vote in favor of the Sale will effectively constitute a vote in favor of changing the nature of the Company's business. See, 'The Sale Transactions -- Use of Proceeds -- Conduct of Business after the Sale' and
' -- Business Plan for the Post-Sale Company.'

     The Sale, if consummated, will not constitute a change of control or trigger any change of control payments.

NATURE OF BUSINESS AFTER THE SALE

     If the Sale is consummated, the Company will have disposed of substantially all of its currently operating assets. Consequently, upon consummation of the Sale, the Company's business and operations would change dramatically. Management anticipates that the Company may continue to pursue a gaming opportunity that the Company has in the initial stages of development in New York State (see 'The Company -- Casino Operations and Gaming
Activities -- Development Activities') or other gaming opportunities that might arise in the future. Additionally, following consummation of the Sale, it is anticipated that the Company will investigate and, as deemed advisable, pursue the acquisition (by merger or otherwise) of one or more other operating businesses. The Company's current intention is to first explore a business combination in an industry in which current management has experience. See 'The Sale Transactions -- Use of Proceeds; Conduct of Business after the Sale' and
' -- Business Plan for the Post-Sale Company.'

THE BUYER

     Buyer operates the Las Vegas Casino, which is one of three riverboat casinos currently operating at the Marina on Lake Ferguson in downtown Greenville, Mississippi. The Las Vegas Casino is a 1-story barge with a mezzanine level containing approximately 18,000 square feet of gaming space. The Las Vegas Casino currently has 649 slot machines and 19 table games. Buyer employs approximately 550 full-time personnel. The Las Vegas Casino has a buffet restaurant and lounge, the C&G Restaurant, located on the city side of the levee. The Key West Inn, located next to the C&G, is a 56-room hotel, which opened December 1997.

RECOMMENDATION AND APPROVAL BY THE BOARD

     The Company's Board of Directors (the 'Board of Directors') unanimously nominates, and recommends for election, Stanley S. Tollman, Sanford Freedman, Thomas W. Aro, Brett G. Tollman, James A. Cutler and Matthew B. Walker as candidates for membership on the Board of Directors. The Board of Directors also unanimously recommends a vote in favor of the ratification of Rothstein, Kass & Company, P.C. as independent certified public accountants for the Company. Additionally, the Board of Directors has unanimously approved the Sale Proposal, the Sale, the Sale Agreement and the Collateral Agreements and unanimously recommends that the Company's stockholders approve the Sale Proposal and the Sale and approve or ratify the Sale Agreement and the Collateral Agreements (the Sale Agreement, the Collateral Agreements and the Sale and other transactions contemplated thereunder to be performed by the Company, Gulf Coast and/or Greenville Hotel are herein referred to collectively as the 'Sale Transactions').

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
REQUIRED VOTE, PROXIES

VOTING AND SOLICITATION OF PROXIES

     All shares of Common Stock (as defined below) and Preferred Stock (as defined below) represented at the Meeting by properly executed proxies received prior to the vote at the Meeting, unless previously revoked (as described immediately below), will be voted in accordance with the instructions thereon. Where a properly signed proxy is returned and no instructions are given, proxies will be voted FOR (i) election of the candidates nominated for election as members of the Board of Directors, (ii) ratification of Rothstein, Kass & Company, P.C. as the Company's independent certified public accountants and
(iii) approval of the Sale Proposal. No matters other than those referred to above are presently scheduled to be considered at the Meeting. A broker who holds shares in street name will not be entitled to vote on the Sale Proposal without instructions from the beneficial owner of such shares. This inability to vote is referred to as a broker non-vote. Stockholder abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Meeting. However, because, under the General Corporation Law of the State of Delaware and the Company's certificate of incorporation and by-laws, the Sale Proposal, in order to be approved, must be approved by vote of holders of a majority of all of the outstanding shares of capital stock of the Company, abstentions and broker non-votes will have the same effect as a vote against such Proposal.

     Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing with the Chairman of the Board of Directors of the Company (12 East 49th Street, New York, New York 10017) either
(i) a written notice of revocation or (ii) a subsequent proxy relating to the same shares bearing a date later than the date of such proxy, or by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

SHARES ENTITLED TO VOTE

     The close of business on January 5, 1998, has been fixed as the record date (the 'Record Date') for determining the stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 14,406,204 shares of the common stock (the 'Common Stock') of the Company, $0.01 par value per share, issued and outstanding and entitled to vote and 821,496 shares of the preferred stock (the 'Preferred Stock') of the Company, $29.00 liquidation value per share, issued and outstanding and entitled to vote.

     Each share of Common Stock entitles the holder thereof to one vote, and each share of Preferred Stock entitles the holder thereof to one vote. The holders of a majority of all shares of Common Stock and Preferred Stock, taken together, outstanding, present in person or represented by proxy at the Meeting, shall constitute a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

VOTE REQUIRED

     A quorum being present at the Meeting, the directors shall be elected by a plurality of the votes cast and ratification of Rothstein, Kass & Company, P.C. as the Company's independent certified public accountants shall require a majority of the votes cast. The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, taken together, outstanding will be necessary for the approval of the Sale Proposal and the Sale Transactions.

SHARES COMMITTED

     The Company has been advised by various members of management and the Board of Directors and others who, in the aggregate, hold or otherwise have voting power with respect to 8,196,243 shares of Common Stock (representing approximately 57% of the shares of Common Stock outstanding) that they intend to vote such shares in favor of the Sale Proposal and the Sale Transactions. The Company

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
has also been advised by Bryanston Group, Inc. ('Bryanston') that it intends to vote all of its shares of Preferred Stock in favor of the Sale Proposal and the Sale Transactions and by BP Group Inc. ('BP') that it intends to vote all of its shares of Preferred Stock in favor of the Sale Proposal and the Sale Transactions.

     Further, as a condition to the Pre-Closing Financing (as hereinafter defined) and in anticipation of consummation of the Sale Transactions, certain record holders (being all of those who had, as indicated above, previously advised management of their intention to vote their shares in favor of the Sale Proposal and Sale Transactions) owning an aggregate of 8,196,243 shares of Common Stock and 821,496 shares of Preferred Stock executed and delivered to Buyer irrevocable proxies, exercisable by designees of Buyer, to vote their shares in favor of the Sale Proposal and Sale Transactions. If such proxies are exercised in favor of the Sale Proposal and Sale Transactions, which such designees have committed to Buyer to do, the Sale Proposal and Sale Transactions will be approved at the Meeting.

NO APPRAISAL RIGHTS

     Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with the Sale Transactions or the Sale Proposal.

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
                                  THE MEETING

TIME AND PLACE OF THE MEETING

     The Meeting is scheduled to be held at 11:00 a.m., local time, on the 23rd day of February 1998, at Loews New York Hotel, Lexington Avenue at 51st Street, New York, New York.

PURPOSE OF THE MEETING

     At the Meeting, the Company's stockholders will be asked (a) to vote to elect six members to the Board of Directors, (b) to vote upon the ratification of Rothstein, Kass & Company, P.C. as the Company's independent certified public accountants, (c) to vote upon the Sale Proposal (as defined below) and to approve the Sale Transactions (as defined below) and (d) to transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

VOTING AND SOLICITATION OF PROXIES

     All shares of Common Stock (as defined below) and Preferred Stock (as defined below) represented at the Meeting by properly executed proxies received prior to the vote at the Meeting, unless previously revoked (as described immediately below), will be voted in accordance with the instructions thereon. Where a properly signed proxy is returned and no instructions are given, proxies will be voted FOR (i) election of the candidates nominated for election as members of the Board of Directors, (ii) ratification of Rothstein, Kass & Company, P.C. as the Company's independent certified public accountants and
(iii) approval of the Sale Proposal. No matters other than those referred to above are presently scheduled to be considered at the Meeting. A broker who holds shares in street name will not be entitled to vote on the Sale Proposal without instructions from the beneficial owner of such shares. This inability to vote is referred to as a broker non-vote. Stockholder abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Meeting. However, because, under the General Corporation Law of the State of Delaware and the Company's certificate of incorporation and by-laws, the Sale Proposal, in order to be approved, must be approved by vote of holders of a majority of all of the outstanding shares of capital stock of the Company, abstentions and broker non-votes will have the same effect as a vote against such Proposal.

     Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing with the Chairman of the Board of Directors of the Company (12 East 49th Street, New York, New York 10017) either
(i) a written notice of revocation or (ii) a subsequent proxy relating to the same shares bearing a date later than the date of such proxy, or by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

     Proxies are being solicited by and on behalf of the Company. The Company will solicit proxies by mail, and the directors, officers and employees of the Company may also solicit proxies by telephone, telegram or personal interview. These persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. The Company will bear the costs of preparing and mailing the proxy materials to stockholders in connection with the Meeting. Management currently anticipates that the total amount to be spent by the Company for, in furtherance of or in connection with the solicitation of stockholders (exclusive of the amount normally expended by the Company for a solicitation for an election of directors in the absence of a contest and exclusive of costs represented by salaries and wages of regular employees) will be approximately $80,000; of such amount, approximately $10,000 has been expended to date. Arrangements will be made to furnish copies of the proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of shares of Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

SHARES ENTITLED TO VOTE

     The close of business on January 5, 1998, has been fixed as the record date (the 'Record Date') for determining the stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 14,406,204 shares of the common stock (the 'Common Stock') of the Company, $0.01 par

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
value per share, issued and outstanding and entitled to vote and 821,496 shares of the preferred stock (the 'Preferred Stock') of the Company, $29.00 liquidation value per share, issued and outstanding and entitled to vote.

     Each share of Common Stock entitles the holder thereof to one vote, and each share of Preferred Stock entitles the holder thereof to one vote. The holders of a majority of all shares of Common Stock and Preferred Stock, taken together, outstanding, present in person or represented by proxy at the Meeting, shall constitute a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

VOTE REQUIRED

     A quorum being present at the Meeting, the directors shall be elected by a plurality of the votes cast and ratification of Rothstein, Kass & Company, P.C. as the Company's independent certified public accountants shall require a majority of the votes cast. The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, taken together, outstanding will be necessary for the approval of the Sale Proposal and the Sale Transactions. Abstentions and broker non-votes will be counted as votes against the Sale Proposal and the Sale Transactions.

SHARES COMMITTED

     The Company has been advised by various members of management and the Board of Directors and others who, in the aggregate, hold or otherwise have voting power with respect to 8,196,243 shares of Common Stock (representing approximately 57% of the shares of Common Stock outstanding) that they intend to vote such shares in favor of the Sale Proposal and the Sale Transactions. The Company has also been advised by Bryanston Group, Inc. ('Bryanston') that it intends to vote all of its shares of Preferred Stock in favor of the Sale Proposal and the Sale Transactions and by BP Group Inc. ('BP') that it intends to vote all of its shares of Preferred Stock in favor or the Sale Proposal and the Sale Transactions. If the shares of Common Stock referred to above are voted, as management has been advised they will be, in favor of the Sale Proposal and the Sale Transactions and if Bryanston (which, as of the Record Date, owned of record 777,238 shares of Preferred Stock or approximately 94.6% of the outstanding shares of Preferred Stock) and BP (which, as of the Record Date, owned of record 44,258 shares of Preferred Stock or approximately 5.4% of the outstanding shares of Preferred Stock) vote all of their respective shares of Preferred Stock in favor of the Sale Proposal and the Sale Transactions, then the Sale Proposal and Sale Transactions will be approved notwithstanding the manner in which votes are cast by holders of any other shares of the Company's capital stock.

     Further, as a condition to the Pre-Closing Financing (as hereinafter defined) and in anticipation of consummation of the Sale Transactions, certain record holders (being all of those who had, as indicated above, previously advised management of their intention to vote their shares in favor of the Sale Proposal and Sale Transactions) owning an aggregate of 8,196,243 shares of Common Stock and 821,496 shares of Preferred Stock executed and delivered to Buyer irrevocable proxies, exercisable by designees of Buyer, to vote their shares in favor of the Sale Proposal and Sale Transactions. If such proxies are exercised in favor of the Sale Proposal and Sale Transactions, which such designees have committed to Buyer to do, the Sale Proposal and Sale Transactions will be approved at the Meeting.

NO APPRAISAL RIGHTS

     Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with the Sale Transactions or the Sale Proposal.

                            OWNERSHIP OF SECURITIES

     Only stockholders of record at the close of business on January 5, 1998 (the 'Record Date'), the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to notice of, and to vote at, the Meeting. As of such date, there were issued and outstanding 14,406,204 shares of Common Stock and 821,496 shares of Preferred Stock.

     Each outstanding share of each class of stock is entitled to one vote on all matters properly coming before the Meeting. A majority of all outstanding shares of Common Stock and Preferred Stock, taken together, present in person or represented by proxy at the Meeting, is necessary to constitute a quorum for the Meeting.

     The following table sets forth certain information as of the Record Date with respect to each beneficial owner of five (5%) percent or more of the outstanding shares of Common Stock and Preferred Stock, each officer, director and nominee for director of the Company and all officers and directors as a group. Unless otherwise indicated, the address of each such person or entity is c/o Alpha Hospitality Corporation, 12 East 49th Street, New York, New York 10017, except for Patricia Cohen, whose address is 6 Danton Lane South, Lattington, NY.

    TITLE OF CLASS                NAME AND ADDRESS            NO. OF SHARES(1)     PERCENT OF CLASS     PERCENT OF VOTE(2)
-----------------------    -------------------------------    ----------------     ----------------     ------------------
Common Stock               Beatrice Tollman(3)(9)                 1,815,890              12.6                  11.9
  $.01 par value           Sanford Freedman(4)                      271,158               1.9                   1.4
                           Thomas W. Aro(5)                         100,000                .7                    .3
                           Brett G. Tollman(6)                    1,619,875              11.2                  10.2
                           James A. Cutler(7)                       116,000                .8                    .7
                           Patricia Cohen(8)                      1,030,146               7.2                   4.4
                           Matthew B. Walker                        199,879               1.4                   1.3
                           Bryanston Group(9)                     6,565,730              45.6                   0.0
                             1886 Route 52
                             Hopewell Junction, N.Y.
                           All Officers and Directors
                             as a group (6 persons)(4-7)          2,202,512              15.3                   6.5
Preferred Stock            Bryanston Group, Inc.(9)                 777,238              94.6                   5.1
  $29.00 liquidation       BP Group, Ltd.(10)                        44,258               5.4                    .3
     value                   6 Danton Lane South
                             Lattington, N.Y.

------------

 (1) Each person exercises sole voting and dispositive power with respect to the shares reflected in the table, except for those shares of Common Stock that are issuable upon the exercise of options or the conversion of Preferred Stock, which shares cannot be voted until the options are exercised or such Preferred Stock is converted by the holders thereof. Includes shares of Common Stock that may be acquired upon exercise of options or conversion of convertible securities that are presently exercisable or convertible or become exercisable or convertible within 60 days.

 (2) Represents the vote, as a percentage of the total votes that may be cast at the Meeting by holders of both Common Stock and Preferred Stock, that may be cast by the holder of the relevant shares. For these purposes, no vote is attributable to any shares of Common Stock not issued and outstanding as of the Record Date (e.g., on account of outstanding options having not been exercised or shares of Preferred Stock having not been converted into shares of Common Stock).

 (3) Stanley S. Tollman, the Chairman of the Board, Chief Executive Officer and President of the Company, is the spouse of Beatrice Tollman. Stanley S. Tollman disclaims beneficial ownership of the shares beneficially owned by Beatrice Tollman.

 (4) Includes 60,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Freedman, all of which options are currently exercisable.

 (5) Includes 60,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Aro, all of which options are currently exercisable.

 (6) Includes 60,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Brett G. Tollman, all of which options are currently exercisable and 1,000,000 shares held in the Tollman

                                              (footnotes continued on next page)

(footnotes continued from previous page)
     Family Trust of which Brett G. Tollman is the sole Trustee. Brett G. Tollman is the son of Stanley S. Tollman and Beatrice Tollman. Each of Brett G. Tollman, Stanley S. Tollman and Beatrice Tollman disclaims beneficial ownership of the shares beneficially owned by any of the other of them.

 (7) Includes 4,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Cutler, all of which options are currently exercisable. Does not include 4,000 shares owned by Mr. Cutler's children, of which shares he disclaims beneficial ownership.

 (8) Represents (i) 676,082 shares of Common Stock owned by Patricia Cohen, who was a Director of the Company during the period February 1, 1994 to December 12, 1997, and (ii) 354,064 shares of Common Stock issuable upon conversion of 44,258 shares of Preferred Stock owned by BP Group, LTD ('BP'), a company of which Patricia Cohen is the sole stockholder. All of such shares of Preferred Stock are currently convertible into shares of Common Stock.

 (9) Includes (i) 6,217,904 shares of Common issuable upon conversion of 777,238 shares of Preferred Stock owned by Bryanston Group, Inc. ('Bryanston') and
     (ii) 347,826 shares of Common Stock issuable upon the exercise of options granted to Bryanston; all of such options are currently exercisable for, and all of such shares of Preferred Stock are currently convertible into, shares of Common Stock. The Company is also obligated to issue 730,331 shares of Common Stock to Bryanston with respect to, and in lieu of the cash dividend accrued on, the outstanding shares of Preferred Stock held by Bryanston in 1996. Additionally, as of January 30, 1998, the Company became obligated to issue to Bryanston approximately 934,000 additional shares of Common Stock in lieu of the cash dividend payable with respect to Bryanston's shares of Preferred Stock for the 1997 calendar year. None of such shares of Common Stock is included in the table above as they have not yet been issued. Bryanston is an affiliate of the Company, and Beatrice Tollman, Stanley S. Tollman's spouse, is a 50% stockholder of Bryanston. Each of Bryanston and Beatrice Tollman disclaims beneficial ownership of the shares beneficially owned by the other of them.

(10) Patricia Cohen is the sole stockholder of BP. The Company is obligated to issue 46,581 shares of Common Stock to BP with respect to, and in lieu of the cash dividend accrued on, the outstanding shares of Preferred Stock held by BP in 1996. Additionally, as of January 30, 1998, the Company became obligated to issue to BP approximately 55,000 additional shares of Common Stock in lieu of the cash dividend payable with respect to BP's shares of Preferred Stock for the 1997 calendar year. None of such shares of Common Stock is included in the table above as they have not yet been issued.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Six (6) directors are to be elected at the Meeting to serve (subject to their respective earlier removal or resignation) until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless such authority is withheld, proxies will be voted for the election of the six (6) persons named below, all of whom are now serving as directors and each of whom has been designated as a nominee. If, for any reason not presently known, any said person is not available to serve as a director, another person who may be nominated will be voted for in the discretion of the proxies.

            NAME                AGE                POSITION WITH THE COMPANY
-----------------------------   ---    --------------------------------------------------

Stanley S. Tollman...........   66     Chairman of the Board and Chief Executive Officer
Sanford Freedman.............   61     Vice President, Secretary and Director
Thomas W. Aro................   55     Vice President and Director
Brett G. Tollman.............   36     Vice President and Director
James A. Cutler..............   46     Treasurer, Chief Financial Officer and Director
Matthew B. Walker............   47     Director

     Stanley S. Tollman has served as Chairman of the Board of Directors and Chief or Co-Chief Executive Officer of the Company since its formation. Since March 1995, Mr. Tollman has served as President. He served as Chairman of the Tollman-Hundley Hotel Group from 1979 to June 1996. He currently serves as Chairman of Bryanston Group, Inc. ('Bryanston'), a hotel management company, and of Trafalgar Tours International, a tour operator. He has also served as Chairman of the Board of Directors of Buckhead American Corporation, which was formerly the franchiser of Days Inns Hotels. The business addresses of Bryanston and Trafalgar Tours International are, respectively, 1886 Route 52, Hopewell Junction, New York and 5 Reid Street, Hamilton, Bermuda. See 'Certain Proceedings Involving Management.'

     Sanford Freedman served as a Director, Vice-President and Secretary of the Company from its formation until October 29, 1993, and was re-elected to those positions on February 1, 1994. He has served as Executive Vice President of the Tollman-Hundley Hotel Group since 1993 and served as a Director, Executive Vice President and Secretary of Bryanston from 1993 through March 1996. See 'Certain Proceedings Involving Management.'

     Thomas W. Aro has served as a Director of the Company since February 1, 1994 and a Vice President of the Company since its formation. Mr. Aro also serves as Chief Operating Officer of the Company's subsidiary Alpha Gulf Coast, Inc. He has served as Executive Vice President of the Tollman-Hundley Hotel Group since 1982 and as Executive Vice President of Bryanston from 1989 through March 1996. See 'Certain Proceedings Involving Management.'

     Brett G. Tollman served as a Vice President of the Company from its formation until October 29, 1993, and was re-elected to that position and was elected a Director of the Company on February 1, 1994. He served as Executive Vice President of the Tollman-Hundley Hotel Group from 1984 to June 1996, and currently serves as Executive Vice President and Secretary of Bryanston. Mr. Tollman is the son of Stanley S. Tollman, the Chairman of the Board and Chief Executive Officer of the Company. See 'Certain Proceedings Involving Management.'

     James A. Cutler has served as Treasurer and Chief Financial Officer of the Company since its formation. He also served as Secretary of the Company from October 29, 1993 to February 1, 1994. Mr. Cutler was elected a Director of the Company on June 12, 1995. He served as Senior Vice President and Treasurer of the Tollman-Hundley Hotel Group until June 1996 and currently serves as Executive Vice President and Chief Financial Officer of Bryanston. See 'Certain Proceedings Involving Management.'

     Matthew B. Walker has served as a Director of the Company since December 1995. He is an independent businessman involved in international business ventures, including the Brazilian based Walker Marine Oil Supply Business, to which he has been a consultant since 1988. Mr. Walker co-founded the Splash Casino in Tunica, Mississippi, in February 1993, where he remained employed until October 1995. In February 1994, he co-founded the Cotton Club Casino in Greenville, Mississippi, where he remained employed and as a shareholder until October 1995. In addition, since 1972, Mr. Walker has been involved in numerous real-estate transactions as a consultant and has managed E.B. Walker & Son Lumber Company, a family-owned lumber business in Alabama.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board has four committees, the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Executive Committee, which is comprised of Stanley S. Tollman and Sanford Freedman, has the same authority to act as the Board of Directors (with certain limitations prescribed by the General Corporation Law of the State of Delaware). The Audit Committee, which is comprised of Matthew B. Walker and Stanley S. Tollman, is responsible for reviewing with the Company's independent certified public accountants and management the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff. The Compensation Committee, which is comprised of Stanley S. Tollman and Sanford Freedman, is responsible for establishing and reviewing the appropriate compensation of directors and officers of the Company and for reviewing employee compensation plans. The Stock Option Committee, which is comprised of Stanley S. Tollman and Matthew B. Walker, is responsible for considering and making grants and awards under, and administering, the Company's 1993 Stock Option Plan.

     During the 1996 fiscal year, there were three meetings of the Board of Directors, on March 17, March 31 and December 17, 1997, at which all of the Directors were present. There were seven unanimous written consents of the Board of Directors, pursuant to Section 141 of the General Corporation Law of Delaware, dated January 29, March 3, May 1, June 2, August 2, August 8 and December 2, 1997. During the 1997 fiscal year, there were no formal meetings of any of the Company's committees other than the Executive Committee, and there was no unanimous written consent of any of the Company's committees. During 1997, the Executive Committee held 3 meetings (at which both members of such Committee were present) and advised the other members of the Board of Directors of the matters discussed at such meetings.

STOCKHOLDER VOTE REQUIRED

     A quorum being present, the election of the Directors will require the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF
               DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES.

                                   PROPOSAL 2

                RATIFICATION OF ROTHSTEIN, KASS & COMPANY, P.C.
           AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

     The Board of Directors has unanimously approved and unanimously recommends that the stockholders approve the appointment of Rothstein, Kass & Company, P.C., as the Company's independent certified public accountants for the ensuing year. A member of Rothstein, Kass & Company, P.C. will be available to answer questions and will have the opportunity to make a statement if he or she so desires at the Meeting.

STOCKHOLDER VOTE REQUIRED

     Ratification of the appointment of Rothstein, Kass & Company, P.C. as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ROTHSTEIN, KASS & COMPANY, P.C. AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                   PROPOSAL 3
                             THE SALE TRANSACTIONS

SUMMARY OF THE CONSEQUENCES OF THE PROPOSED SALE

     The Company, through its subsidiaries Gulf Coast and Greenville Hotel, has entered into a agreement, which, when consummated, will result in (A) the sale by the Company of its Bayou Caddy's Jubilee Casino in Greenville, Mississippi and substantially all of its other operating assets to Greenville Casino Partners, L.P. ('Buyer'), (B) the discharge and reduction of approximately $20,000,000 of Company indebtedness (on a consolidated basis), (C) an increase of approximately $12,300,000 in the Company's working capital (on a consolidated basis) and (D) the acquisition of a 25% limited partnership interest in Buyer. In addition, the Company has entered into a contract with Buyer for hotel supervisory management services for which the Company will be paid $100,000 per year for ten years following the closing of the Sale.

BACKGROUND OF THE PROPOSED SALE

     The terms of the Sale are the result of arm's-length negotiations between the Company (and its subsidiaries Gulf Coast and Greenville Hotel), on the one hand, and Buyer, a Mississippi limited partnership unrelated to the Company, on the other hand. The following is a brief description of the negotiations leading to the execution of the Sale Agreement.


     Buyer operates a casino under the name Las Vegas Casino in Greenville, Mississippi, the location of the Company's primary operating asset, the Bayou Caddy's Jubilee Casino (the 'Bayou Caddy's Jubilee Casino' or the 'Casino'), and as a consequence Buyer and the Company have been competitors for the past two years. In 1996, once it was certain that a third casino vessel was going to enter the Greenville, Mississippi market, Buyer and the Company made informal inquiries of one another as to whether a joint operating agreement between them could be arranged or whether one was interested in being purchased by the other. The Company and Buyer negotiated the terms of a joint operating agreement in mid-1996, but, as a result of significant financing and gaming licensing obstacles, the proposed joint operation faced, this agreement was never consummated. In response to Buyer's inquiries as to whether the Company or its assets might be purchased, the Company generally responded that it had no interest in pursuing such a proposal unless Buyer were to make a firm offer and could confirm that it had financial resources (internally or by means of a financing commitment) to support such a proposal.


     During the first quarter of 1997 the Company began to experience market dilution as a result of the entry of the third gaming vessel into the Greenville market. The Company engaged a financial advisor (HNY Associates) to assist it in refinancing its debt and to provide financing for its Greenville hotel project, which was required to satisfy its infrastructure requirements under the regulations of the Mississippi Gaming Commission. After several months of negotiating with financial institutions, it became clear that the amount of financing and the terms available to the Company would not satisfy the needs of the Company.


     In or about September 1997, Buyer approached the Company with an offer to purchase the Company's casino operations and assets in Greenville, Mississippi for approximately $40 million, consisting of approximately $30 million in cash, $8.5 million in unsecured, subordinated notes and $2 million of assumed liabilities and demonstrated that it had a developed financing that would support such offer. Of the $8.5 million of subordinated debt, it was proposed that $2 million would be convertible into a 5% limited partnership interest in Buyer. Based upon information known to management from its experience in operating its casino in the Greenville market, management believed that the conversion ratio proposed by Buyer was reasonable. However, the Company determined that the unsecured notes, proposed as part of the consideration by Buyer, would be deeply subordinated under the terms of the financing that Buyer had obtained and might, accordingly, provide the Company with limited likelihood of realizing any significant return on such notes. Thus, because the risk inherent in such notes was likened to an equity holding in Buyer, management determined to propose that the transaction be simplified to eliminate the subordinated debt portion of the consideration and replace it with a direct equity interest in Buyer. The Company proposed, and Buyer accepted, that, in lieu of the unsecured notes, the Company would receive a 25% equity position in the combined operations of Buyer, after the sale of the Company's Greenville assets. This equity position would be in the form of a limited partnership interest in Buyer. Management determined that the $8.5 million of subordinated notes would have equated to a 21.25% equity interest in Buyer, utilizing the originally proposed conversion ratio of a $2 million note being convertible into a 5% equity interest. Accordingly, management determined that acceptance of the transaction on such revised terms would be in the best interests of the Company and its stockholders. Notwithstanding such determination at such time, management ensured that any transaction, when ultimately agreed to, would be conditioned upon the receipt by the Company's Board of Directors of a fairness opinion from an independent valuation firm.


     In mid-November 1997, the parties furthered the negotiations beyond the basic financial terms of the transactions and engaged in a series of discussions relating to the terms and structure of the proposed financing arrangements for the transaction and the conditions precedent to the consummation of the transaction, including approval by the Company's stockholders and the consent of regulatory authorities. In early December 1997, it became apparent that it would be impossible for all conditions precedent to the closing of such transaction to be effected prior to December 31, 1997 (the expiration of the financing commitment of Credit Suisse First Boston Mortgage Capital, L.L.C. (the 'Pre-Closing Lender'), Buyer's proposed lender. Therefore the Company and Buyer proceeded to negotiate terms with the lender to lend funds to both Buyer and the Company on or before December 31, 1997 in contemplation of the sale taking place thereafter.

     As a condition to its negotiations with Buyer, the Company agreed to maintain confidentiality with respect to those negotiations and the proposed transactions. As a consequence, during such negotiations the Company was precluded from soliciting or otherwise investigating other or competing offers for the Company or its casino business and assets. Prior to agreeing to maintain confidentiality with respect to the negotiations, the Board of Directors considered its fiduciary duty to the Company and its stockholders. Although the commitment to confidentiality would restrict the Company's ability to solicit competing bids for the Company's business, the Board of Directors judged that the alternative of meeting Buyer's demand for confidentiality was in the best interests of the Company and its stockholders. This judgment was based upon a number of considerations, including the following: (1) since its inception, the Company had not received any other offer to purchase the Company's business; (2) in light of certain economies of scale and joint operating efficiencies that could be obtained by Buyer, the Company's gaming operations in Greenville would be more valuable to Buyer than to another party that was not already operating gaming activities in Greenville; (3) any outside third party would likely experience the same difficulties the Company had experienced in achieving profitable operations from the Bayou Caddy's Jubilee Casino and would therefore be unlikely to match or exceed Buyer's offer; (4) to confirm that, in the absence of any competing bids, the offer from Buyer was fair and reasonable, the Board of Directors intended to obtain an independent opinion from a financial advisor to confirm that the terms of the Sale were fair to the Company and its stockholders; and (5) the maintenance of confidentiality would also benefit the Company, since disclosure of the negotiations could have adversely affected the Company's relations with its employees and invited interference from the other competing casino in Greenville.


     As noted above, during the process of the negotiations with Buyer, the Company was able to obtain certain modifications of the initially offered terms that were considered more beneficial to the Company. However, certain alternative structures that the Company might otherwise have pursued, such as an exchange of stock or a cash out merger, were not viable or available since Buyer was a limited partnership (unable to issue stock) and was not a public company. Although the Company considered alternative structures without tax implications, such structures were not considered viable (such as a tax free reorganization, in light of Buyer's status as a limited partnership) or desirable, or both. Additionally, in view of the Company's substantial net operating loss carryforward position, a tax-free restructuring of the transaction with Buyer would have provided no, or only very limited, additional benefits to the Company.


     During December 1997, the company's management negotiated with each of Buyer and by Pre-Closing Lender with respect to the terms and conditions of (i) the proposed Asset Purchase Agreement,

(ii) the agreements relating to the pre-closing financing, and (iii) the agreements relating to Buyer's assumption of the pre-closing financing. In an effort to increase the certainty that the conditions precedent to consummation of the proposed sale (particularly, the approval by the Company's stockholders) would be satisfied prior to the deadline for closing the proposed sale, Buyer requested that certain members of management and of the board of directors, as well as certain other significant stockholders of the Company, grant to Buyer irrevocable proxies to vote the shares of the Company held by such stockholders in favor of the proposed sale. As a result, Buyer was granted proxies to vote an aggregate of 8,196,243 shares of the Company's common stock and 821,496 shares of the Company's preferred stock, representing in excess of 50% of the votes that may be cast at the Meeting. On December 17, 1997, the Company and Buyer executed the Sale Agreement. On December 17, 1997, management received oral confirmation from Appraisal Economics, Inc. that, based upon its analysis to date, it would issue to the Company's Board of Directors a 'fairness opinion' as contemplated by the conditions to closing contained in the Sale Agreement. On December 30, 1997, the Company, Buyer and the Pre-Closing Lender executed the financing agreements and the Pre-Closing Financing was effected. By letter dated December 30, 1997, Appraisal Economics, Inc. delivered to the Company its fairness opinion.


COMPANY'S REASONS FOR THE PROPOSED SALE

     The Company has historically suffered substantial operating deficits since its inception. And although the Company has in recent years been able to take various steps and implement various measures (including the sale of the Company's hotel management operations and the relocation of the Bayou Caddy's Jubilee Casino from Lakeshore, Mississippi to its present location in Greenville, Mississippi) to curb the Company's losses, the Company's inability to achieve positive net income has resulted in the Company's default with respect to approximately $23 million of outstanding indebtedness and the Company's having (as of September 30, 1997) a working capital deficit of approximately $34.5 million and an accumulated deficit of approximately $61 million. Consequently, the Company found itself in a position where its ability to continue as a going concern was, or in the foreseeable future might be, in jeopardy. Further, the Company lacks the financial resources that would be necessary to fund its anticipated commitments with respect to its gaming operation that is under development in New York State and in which it has already invested significant time, money and other resources. In light of the Company's current financial condition, the Company could not be assured of being able to raise additional funds to meet such commitments. Accordingly, the Company's management believed that there was a substantial risk that the Company would default on such commitments and thereby forfeit its investment in such gaming operation and potentially expose itself to additional liabilities.

     The Company's management believed it was making considerable progress towards achieving profitable operations from the Company's active gaming operation in Greenville, Mississippi as demonstrated by reducing losses before intercompany charges and deferred income taxes from approximately $13 million in 1995 to approximately $640,000 in 1996 (see 'Management's Discussion And Analysis Of Financial Condition And Results Of Operations Of The
Company -- Results Of Operations -- Gulf Coast'). However, in 1997 the Greenville operation began to sustain significant losses due to dilution of the Greenville market as the consequence of commencement of the operations by an additional competing casino in the Greenville market. Accordingly, management recognized that there could be no assurance that it would be able to achieve profitable operations from the Bayou Caddy's Jubilee Casino and, even if profitable operations could be achieved, whether such objective would be obtained prior to the time that constraints on cash and/or working capital compelled the Company to cease operations.

     Additionally, if the Sale Transaction should not be consummated, the Company (unless it were otherwise able to increase its stockholders' equity) would, in all likelihood, fall below the minimum requirements for continued listing of its Common Stock on NASDAQ and the Boston Stock Exchange, and thus be subject to delisting, which could have a materially adverse effect on the value of shares of Common Stock. Under NASDAQ rules, a company listed with NASDAQ is currently required to have, alternatively, net tangible assets (calculated as total assets less total liabilities and goodwill) of at least $2 million, market capitalization of at least $35 million or $500,000 in net income for two of the last three years. The Boston Stock Exchange (on which the Common Stock is traded) similarly requires that a listed company maintain minimum stockholders' equity of $500,000. As of September 30, 1997, the Company's stockholders' equity and net tangible assets were each approximately $1,145,000, and during the fiscal quarter then ended the Company had experienced a loss of approximately $2,249,000. If the Company were, after such date, to continue to experience aggregate net losses of in excess of $145,000, the Company stockholders' equity and net tangible assets would fall below $1,000,000 and the Company could fail to comply with minimum listing requirements, unless the Company, through an infusion of additional equity or otherwise, were to increase its stockholders' equity and net tangible assets. And as a consequence thereof, the Common Stock could be subject to delisting or suspension of trading. If the Sale Transactions are consummated, the Company will have stockholders' equity and net tangible assets significantly in excess of the minimum maintenance requirements of NASDAQ and the Boston Stock Exchange. More particularly, if the Sale is consummated, the Company's equity and net tangible assets will, as a consequence thereof and the related Pre-Closing Financing (with the corresponding extinguishment of Company debt), be increased by approximately $10 million, which would provide the Company with a level of equity and net tangible assets significantly in excess of the minimum listing requirements referred to above.

POSSIBLE DISADVANTAGES OF THE PROPOSED SALE

     Although management of the Company recommends approval of the Sale Proposal and the Sale Transactions, management recognized that there may be certain uncertainties or other disadvantages associated with the Sale Transactions. Among those uncertainties or other disadvantages considered by management are the following (see, also, 'Risk Factors'):

          1. If the Sale Transactions are consummated, the Company will have disposed of substantially all of its gaming business and assets, excluding only (a) the Jubilation Casino -- its casino in Lakeshore, Mississippi (which ceased operations in July 1996) and (b) its management of a casino project in the early stages of development in New York State (see 'The Company -- Casino Operations and Gaming Activities -- Development Activities'). Consequently, unless the Company should reopen and revive the Jubilation Casino, its other casino project currently under development should come to fruition or some other casino project should be developed by the Company, the Company will no longer be involved in the gaming or casino business, other than through its holding of a 25% limited partnership interest in Buyer.

          2. After the Sale Transactions are consummated, it is anticipated that (except for the possible continued involvement of the Company in gaming or casino operations, as referred to above) the Company will attempt to acquire, and engage in, a new business venture. There can be no assurance that the Company will be able to find and acquire any new business or that, if a new business is found and acquired, it will be profitable (see, also, 'Business Plan for the Post-Sale Company').

          3. Any new business the Company may acquire or otherwise come to engage in may be subject to substantial risks. There can be no assurance that management of the Company will have the necessary experience and skills to run any new business or that any new business will be profitable.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the Sale Transactions are in the best interests of, and are fair to, the Company and its stockholders. In reaching its decision to approve the Sale Transactions, the Board of Directors considered all material factors, including, (i) the amount and nature of the consideration to be received by the Company, (ii) the financial results of the Company since its inception in 1993 and the prospects for the Company, (iii) the lack of additional sources to fund the Company's operations for the next year, (iv) the outstanding obligations of the Company, particularly significant lease obligations and liabilities already in default, (v) the current and historical stock prices of the Common Stock; (vi) the absence of any better offer, (vii) the risks associated with the operation of gaming activities generally and the Company's gaming activities in particular, and (viii) the absence of other viable alternatives for the Company. Additionally, the Board of Directors sought the advice of Appraisal Economics, Inc. an independent financial adviser, to evaluate the terms of the Sale Transactions and obtained from such firm a 'Fairness Opinion' as to the fairness to the Company of the Sale Transactions. A copy of that 'Fairness Opinion' is attached hereto as Appendix B.

     In considering Buyer's offer and the proposed Sale Transactions, the Board of Directors discussed and considered the following material factors, as well as others noted above:

          (a) The Company has not been profitable since its inception in 1993 (see the accompanying audited financial statements of the Company for the years ended December 31, 1994, 1995 and 1996, reflecting annual losses from continuing operations of approximately $11 million, $19.3 million and $26.3 million, respectively, and the accompanying unaudited financial statements of the Company for the nine months ended September 30, 1997, reflecting a loss from continuing operations of approximately $5.5 million), and there was no assurance that the Company would become sufficiently profitable in the future to service all of the Company's liabilities and obligations. The Board of Directors determined that the Company should seek an opportunity to conduct future operations in a related or new industry so as to provide an improved potential for a return for stockholders.

          (b) The proposed Sale Transactions would generate funds sufficient to enable the Company to satisfy or pay substantially all of its currently outstanding and past due liabilities and obligations (including an aggregate of approximately $14,000,000 which had been in default) and still have a significant cash balance for future operations and opportunities. See 'Use of Proceeds; Conduct of Business after the Sale' and 'Business Plan for the Post-Sale Company.' As of September 30, 1997, the Company had total liabilities in the aggregate amount of approximately $39 million. Interest alone accrues annually in the amount of approximately $3.3 million, and the Company is contractually obligated to pay debt service in the amount of approximately $22 million with respect to such indebtedness during 1998. Consequently, as the Board of Directors noted, the Company would be required to achieve cash flow of at least $22 million in 1998 just to meet its debt service obligations, and there appeared to be little likelihood that the Company would be able to achieve such results in 1998.

          (c) No party had indicated an interest in matching or exceeding Buyer's offer, and no other party had approached the Company with an offer equal to or greater than Buyer's offer. Buyer is the most likely purchaser of the Casino due to its current ownership of a competing casino in the locality.

          (d) As a substantial majority (approximately 70%) of the sale proceeds are anticipated to be in cash, there is limited risk involved to the Company or the stockholders with respect to the form of consideration being received by the Company.

          (e) The consummation of the Sale Transactions would create a greater probability that the Company will be able to generate returns for its stockholders in the future through its development of other gaming activities and/or its post-Sale acquisition strategy. See 'Use of Proceeds; Conduct of Business after the Sale' and 'Business Plan for the Post-Sale Company.'


     As noted above (see 'The Sale Transactions -- Background of the Proposed Sale'), as part of the negotiation with Buyer, the Company was able to obtain a 25% limited partnership interest in Buyer in lieu of, as initially offered, (a) a $6.5 million deeply subordinated note from Buyer and (b) a $2 million deeply subordinated note from Buyer that would have been convertible (at the election of either the Company or Buyer) into a 5% (subject to adjustment) limited partnership interest in Buyer. Accordingly, in evaluating Buyer's offer, management has attributed a value of approximately $8.5 million to such 25% limited partnership interest. Among the considerations supporting such valuation were the following: (1) under the initial offer, a $2 million note was convertible into a 5% limited partnership interest, which would equate a 25% limited partnership interest to a $10 million note; (2) the Pre-Closing Lender, as part of its financing with Buyer, had originally negotiated to receive a 20% limited partnership interest in Buyer as part of its consideration for providing the financing and subsequently agreed to accept a $6.5 million note from Buyer in lieu of such 20% limited partnership interest; (3) upon consummation of the Sale, Buyer is anticipated to have total capital of approximately

$13.8 million; and (4) although Buyer had, for the most recent nine months, experienced a loss ($946,000 for the nine months ended September 30, 1997; $7,579,000 on a pro forma basis combined with operations of Gulf Coast), during each of the prior calendar years Buyer had been profitable and it was anticipated that, with certain economies of scale, the removal of redundant expenses and operations and other efficiencies, Buyer would be able to obtain profitable operations from the Bayou Caddy's Jubilee Casino and its Las Vegas Casino on a combined basis.


     Based upon such considerations and other matters, the Board of Directors believes that Buyer's offer is the best offer available to satisfy the Company's liabilities and obligations and to improve the Company's position and the prospects for future returns to its stockholders.

     After considering these factors and the additional factors discussed above (to which the Board of Directors did not assign specific weights), the Board of Directors unanimously approved the Sale Transactions and unanimously recommends that the stockholders approve the Sale Proposal and approve and ratify the Sale Transactions.

USE OF PROCEEDS; CONDUCT OF BUSINESS AFTER THE SALE

     As a result of the Pre-Closing Financing and the consummation of the sale of the Casino Assets (as defined below) pursuant to the Sale Agreement, the Company anticipates receiving approximately $26.5 million in cash (inclusive of the net loan proceeds from the Pre-Closing Financing received by the Company in anticipation of the proposed Sale Transactions). See 'The Sale
Transactions -- Terms of the Sale Agreement -- Sale of Casino Assets and Purchase Price Thereof' and ' -- The Pre-Closing Financing.' In addition, the Company anticipates receiving approximately $3.2 million upon sale of the Hotel Assets (as defined below). As set forth more fully in the following table, the Company has used, or intends to use, approximately $15.7 million of such amount to retire and discharge outstanding obligations of approximately $20 million. Management currently intends to retain the balance of approximately $12.3 million for working capital purposes, including the development of other gaming operations and/or the acquisition and operation of a new business.

                                USE OF PROCEEDS

                                                                                             (IN MILLIONS)
                                                                                             -------------
Extinguishment of debt:
     Mortgage note payable to Caterpillar Financial.......................................       $ 2.1
     Equipment notes payable, including amount due under redemption agreement.............         8.8
     Note payable secured by assignment of interest in the mortgage note payable to
      Bryanston...........................................................................          .6
     Capital lease obligation.............................................................          .3
     Revolving bank line of credit........................................................          .4
     Accounts payable, construction payable and other accrued expenses....................         1.7
     Accrued payroll and related liabilities..............................................          .3
     Non-revolving promissory note with Bryanston(1)(2)...................................         1.5
                                                                                                ------
          Total Applied to Extinguishment of Debt.........................................       $15.7
Escrowed for hotel construction...........................................................       $ 1.7
Amount available for working capital purposes(3)..........................................       $ 9.1
                                                                                                ------
Total cash proceeds from sale of Casino Assets............................................       $26.5
Proceeds from sale of Hotel Assets (to be added to working capital).......................       $ 3.2
                                                                                                ------
          Total Cash Proceeds.............................................................       $29.7
                                                                                                ------
                                                                                                ------

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Bryanston is 50% owned by Mrs. Beatrice Tollman, the wife of Stanley S. Tollman, Chairman of the Board, President and Chief Executive Officer of the Company. As of the Record Date, Bryanston owned 777,238 shares of Preferred Stock (representing approximately 94.6% of the shares of Preferred Stock outstanding) and an option for 347,826 shares of Common Stock. Additionally, the Company is obligated to issue to Bryanston 730,331 shares of Common Stock with respect to, and in lieu of the cash dividend accrued for 1996 on, the shares of Preferred Stock held by Bryanston in 1996, and as of January 30, 1998, the Company became obligated to issue to Bryanston approximately 934,000 additional shares of Common Stock in lieu of a cash dividend with respect to Bryanston's shares of Preferred Stock for 1997. Except for the approximate $1.5 million amount reflected above as having been repaid to Bryanston from the net proceeds of the Pre-Closing Financing, no portion of such proceeds have been paid to any affiliate of the Company. Additionally, management does not currently intend to use such proceeds or any other proceeds of the Sale to repay any other amounts owed to affiliates.

(2) As of September 30, 1997, the Company was indebted to Bryanston for approximately $.6 million with respect to funding provided for construction of the Casino Hotel (as defined below). Since September 30, 1997 and prior to the Pre-Closing Financing, Bryanston advanced additional funds in the aggregate amount of approximately $.9 million to finance the continuing construction of such Hotel.

(3) Of such amount, pursuant to the terms of the Pre-Closing Financing and/or the Sale Agreement, approximately $500,000 has been placed in a separate escrow account to fund contingent liabilities with respect to existing litigations.

     Upon consummation of the sale of the Hotel Assets pursuant to the Sale Agreement, the Company anticipates receiving additional cash in the approximate amount of $3.2 million, which will be added to the Company's working capital, to be used for the development of gaming operations and/or the acquisition and operation of a new business and other general corporate purposes.

     To the extent cash may be realized from or on account of the Partnership Interest (as defined below), the Company currently anticipates that such cash will likewise be added to the Company's working capital.

     Consummation of the proposed Sale Transactions will terminate the Company's only currently operating gaming operations. Consequently, exclusive of the collection of the Company's accounts receivable and payment of its accounts payable, the Company will have no active operating business. The Company intends to continue to investigate and, to the extent deemed advisable, pursue other gaming opportunities, including one in New York State that is already under development by the Company. Additionally, the Company intends to look for acquisition candidates for a new business for the Company. See 'Business Plan for the Post-Sale Company.'

     The Board of Directors will explore any opportunities that arise in the future and that it believes are in the best interests of the Company's stockholders. Such opportunities may include selling the stock of the Company to raise capital to make an acquisition of, or to merge with, another company. Any such acquisition would depend on the availability of attractive acquisition candidates and the Company's ability to finance any such acquisition. The Company has not identified any acquisition candidates or the availability of financing arrangements, and there can be no assurance that any acquisition will be accomplished.

POTENTIAL EFFECT OF THE SALE UPON THE STOCKHOLDERS

     The Company does not plan to make any distribution to stockholders as a result of the Sale Transactions.

TERMS OF THE SALE AGREEMENT


     The following summarizes the material terms and conditions of the Sale Agreement. Reference is made to the entire Sale Agreement (which is attached as Appendix A) for a full description of such terms and conditions.


     Sale of Casino Assets and Purchase Price Therefor. The Sale Agreement provides for Gulf Coast to sell the Bayou Caddy's Jubilee Casino and certain related assets (collectively, the 'Casino Assets'), including the casino barge, boarding barge, related gaming and other equipment, furniture and improvements and related permits, licences, leases and other agreements, and the related business. Excluded from the assets to be sold are (a) cash, accounts receivable, notes receivable and other amounts due from any third party arising from the operation of the Bayou Caddy's Jubilee Casino prior to the closing, (b) certain specified gaming equipment and other specified equipment and assets, (c) Gulf Coast's stock records, books, tax returns, minute books and financial, tax and accounting records, (d) Gulf Coast's rights under the Sale Agreement, (e) tax refunds, (f) certain lease agreements with Mosow Real Estate, Inc. and (g) certain option and lease agreements, as assigned to Gulf Coast, relating to property in Greenville, Mississippi.

     Upon closing of such sale, Buyer is obligated under the Sale Agreement to
(a) pay Gulf Coast approximately $8.6 million in cash or other immediately available funds, (b) issue to Gulf Coast a limited partnership interest (the 'Partnership Interest') equal to 25% of all outstanding partnership interests in Buyer, (c) assume up to $2 million of specified liabilities related to the business and assets being purchased (such liabilities being hereinafter referred to as the 'Assumed Liabilities'), (d) assume Gulf Coast's and Greenville Hotel's obligations to repay the Pre-Closing Financing.

     In connection with its evaluation of the proposed Sale Transactions, the Board of Directors sought and obtained advice from Appraisal Economics, Inc. with respect to the fairness of the terms of the Sale Transactions. Appraisal Economics, Inc. has issued an opinion (a copy of which is annexed to this Proxy Statement as Appendix B) that such terms are fair to the Company and its stockholders, without assigning any specified value to the Partnership Interest. Management of the Company believes that the Partnership Interest will have substantial value in view of the fact that, upon consummation of the sale of the Casino Assets, Buyer will be able to operate two casinos in Greenville, Mississippi, which should permit Buyer to achieve significant savings, particularly in general operating expenses and advertising costs.

     The Assumed Liabilities, which are provided to be in an amount of up to $2 million, are to consist of (i) liabilities for accrued vacation and health insurance due as of the closing to Gulf Coast's employees, (ii) Gulf Coast's chip liability as of the closing, (iii) Gulf Coast's accounts incurred as of the closing in the ordinary course of its business that are not older than 45 days past their respective due dates, (iv) non-delinquent taxes and special assessments prorated to the date of the closing, (v) the gross amount of slot machine and table games progressive meter liability, (vi) the gross amount of poker 'bad beat' liability, and (vii) the slot club points and unredeemed promotional coupon liability (the liability described in this clause (vii) being hereinafter referred to as the 'Promotional Liability'). For purposes of determining the value of the Promotional Liability assumed by Buyer, at closing the same is to be calculated at 60% of the face amount thereof. In the event a subsequent accounting (to be performed six months after the closing) discloses that the actual dollar amount of Promotional Liability is at variance with the 60% valuation applied as of the closing, an appropriate payment (in the amount of such variance) is to be made by Gulf Coast or Buyer, as appropriate.

     Pre-Closing Financing. In conjunction with and in anticipation of the proposed Sale Transactions, on December 30, 1997, Gulf Coast and Greenville Hotel obtained certain financing (the 'Pre-Closing Financing') from Credit Suisse First Boston Mortgage Capital, L.L.C. (the 'Pre-Closing Lender'), pursuant to which Gulf Coast and Greenville Hotel borrowed $17.9 million ($23.9 million less loan costs and loan discounts of approximately $6 million), and concurrently therewith Gulf Coast applied the net proceeds therefrom to the payment and discharge of approximately $20 million of the Company's indebtedness, including $16 million of secured debt. Such borrowing is herein referred to as the 'Pre-Closing Principal Loan.' Since, under the terms of the Sale Agreement, it is contemplated that (a) Buyer will assume the Pre-Closing Principal Loan upon closing the sale of the Casino Assets and (b) the outstanding principal amount of such Loan is to be applied and credited against $26.5 million in cash that would otherwise be payable to Gulf Coast at such closing, and since Gulf Coast concurrently with obtaining the Pre-Closing Principal Loan applied the net proceeds therefrom to pay and discharge liabilities that would otherwise be paid and discharged out of sale proceeds upon consummation of the sale of the Casino Assets, such net proceeds are equivalent to, and in lieu of, sale proceeds and the application thereof has been treated above under 'Use of Proceeds.'

     Additionally, in conjunction with and as part of the Pre-Closing Financing, Gulf Coast and Greenville Hotel executed and delivered to the Pre-Closing Lender an unsecured, zero-coupon promissory note (the 'Pre-Closing Subordinated Debt') in the stated principal amount of approximately $4.9 million, representing additional unfunded financing. Although no proceeds were received by Gulf Coast or Greenville Hotel in conjunction with such promissory note, under the terms of the Sale Agreement, Buyer is to assume such promissory note upon consummation of the sale of the Casino Assets. The Pre-Closing Lender has agreed to the assumption by Buyer of the Pre-Closing Principal Loan and the Pre-Closing Subordinated Debt upon and in conjunction with the consummation of the Sale. Consequently, if the Sale is consummated, Gulf Coast and Greenville Hotel will be relieved of any further obligations with respect to the Pre-Closing Principal Loan and the Pre-Closing Subordinated Debt.

     Sale of Hotel Assets and Purchase Price Therefor. Under the Sale Agreement, Greenville Hotel has agreed to sell Buyer a 41-room and suite hotel (the 'Casino Hotel') currently under construction on land adjacent to the Bayou Caddy's Jubilee Casino and certain related assets (the Casino Hotel and such assets being herein referred to collectively as the 'Hotel Assets') and Buyer has agreed to purchase the Hotel Assets upon substantial completion of the Casino Hotel's construction in accordance with the construction contract with W.G. Yates and Sons Construction Company, Inc., the related construction plans and specifications and the related specifications for furnishings (the foregoing, collectively, the 'Hotel Plans'). The Hotel Assets shall include, in addition to the Casino Hotel, all of Greenville Hotel's furniture, fixtures and equipment located or used in connection with the Casino Hotel and various permits, consents, licenses and leases relating to such Hotel. The cash price (the 'Hotel Purchase Price') to be paid by Buyer for the Hotel Assets will be Greenville Hotel's cost of construction and furnishing of the Casino Hotel in compliance with the Hotel Plans, subject to a maximum purchase price of $3.2 million and subject to adjustment as referred to below. Buyer is also obligated to pay (A) interest at 11% per annum on the Hotel Purchase Price from the date Buyer receives written notice from Greenville Hotel of substantial completion of the construction and furnishing of the Casino Hotel ('Substantial Completion') until closing of purchase of the Hotel Assets and (B) $112,500 (subject to reduction in the amount of $4,166.67 per month for each month or part thereof after December 1, 1997, during which the purchase of the Hotel Assets does not close) with respect to certain advance lease payments made by Greenville Hotel. The Hotel Purchase Price is subject to reduction to the extent of any items of work necessary to complete construction and furnishing the Casino Hotel after the closing. On February 5, 1998, the Company received a certificate of substantial completion with respect to the Casino Hotel, and it is anticipated that the Casino Hotel will open on or about February 12, 1998.

     Closing Dates. Closing of the purchase and sale of the Casino Assets is provided under the Sale Agreement to occur on the earlier to occur of (a) the fifth business day after all conditions precedent have been met or (b) February 25, 1998 or on such other date as Gulf Coast and Buyer may agree.

     The closing for the purchase of the Hotel Assets is provided under the Sale Agreement to occur as soon as practically possible after written notice by Greenville Hotel of Substantial Completion and the other conditions precedent have been fulfilled. If Substantial Completion has not occurred by February 6, 1998, Gulf Coast shall be obligated to pay Buyer, as liquidated damages, $1,000 per day until the date the Casino Hotel is opened for business. Further, if the failure to complete the Casino Hotel (including any failure caused by a casualty loss) should result in the suspension of Buyer's gaming license at the Bayou Caddy's Jubilee Casino, Gulf Coast will be obligated to pay, as liquidated damages, an additional $100,000 per day for each day such suspension is in effect. Any such liquidated damages obligations shall be secured by a pledge of the Partnership Interest. If Buyer (subject to fulfillment of the applicable conditions precedent and in the absence of any fault by Gulf Coast or its agents) should fail to close on the purchase of the Hotel Assets within fifteen days after receipt of notice of Substantial Completion,

Buyer shall be obligated to pay (in addition to interest, as referred to above) $1,000 per day for each day such closing is delayed, and if such delay shall extend beyond 60 days, Gulf Coast and/or Greenville Hotel may seek (in addition to other remedies) specific performance of Buyer's obligations to purchase the Hotel Assets.

     Conditions Precedent to Closings. Each party's obligation to consummate the purchase and sale of the Casino Assets is subject to several customary conditions precedent, including (a) the truth and accuracy of the other party's representations and warranties, (b) the performance by the other party of all obligations required under the Sale Agreement to be performed by such party at or prior to the closing, (c) the absence of any suit, proceeding or investigation seeking to restrain, enjoin or hinder, or seeking material damages on account of, the consummation of such purchase and sale, and (d) the delivery of legal opinions by such other party's counsel, and also to (i) approval by Final Order of the Mississippi Gaming Commission of such sale and the other transactions contemplated by the Sale Agreement and of the post-closing operation of the Bayou Caddy's Jubilee Casino by Buyer and (ii) the Pre-Closing Financing and parallel financing from the Pre-Closing Lender to Buyer having closed and been funded. Buyer's obligation to close on the purchase of the Casino Assets is also conditioned on (I) certain specified approvals having been obtained (including proper corporate actions by Gulf Coast and the Company and written approvals by the City of Greenville, Mississippi, the Greenville Yacht Club, the Greenville Port Commission and the Board of Mississippi Levee Commission to the assignment (and/or collateral assignment) of certain agreements and permits included in the Casino Assets and/or Hotel Assets), (II) the assignment or issuance to Buyer of certain permits from the U.S. Army Corps of Engineers relating to the moorage of the casino barge and boarding barge included in the Casino Assets, (III) there having been no materially adverse change with respect to certain specified matters, (IV) the Company having delivered its guaranty of Gulf Coast's and Greenville Hotel's obligations under the Sale Agreement, (V) Gulf Coast having delivered to Buyer a copy of a 'Fairness Opinion' relating to the transactions contemplated by the Sale Agreement, (VI) all necessary licenses, permits, approvals, waivers, authorizations, consents, waiting period expirations and clearances having been issued by, or obtained from, the appropriate governmental authorities for the acquisition of the Casino Assets, the conduct of Buyer's business as conducted or proposed to be conducted and the issuance of the Partnership Interest to Gulf Coast, (VII) the absence of any pending or threatened action or proceeding against the Company or Gulf Coast that would have a materially adverse effect on their ability to perform their obligations under the Sale Agreement, (VIII) Gulf Coast having delivered evidence of acceptance by the City of Greenville of utility, water and sewer lines to be installed in partial payment of rent payable to the City of Greenville, (IX) Gulf Coast having delivered to Buyer a pledge of the Partnership Interest to secure certain of its obligations under the Sale Agreement, (X) there having been no bankruptcy filing of Gulf Coast or the Company and (XI) the terms of the Pre-Closing Financing being acceptable to Buyer.

     The sole condition to Greenville Hotel's obligation to close on the sale of the Hotel Assets is the execution and delivery of the Supervisory Management Agreement referred to below. Buyer's obligation to close on the purchase and sale of the Hotel Assets is subject to the same customary conditions precedent as apply to closing on the purchase and sale of the Casino Assets and also to the further condition precedent that the closing of the purchase and sale of the Casino Assets shall have occurred or shall be occurring simultaneously. Additionally, the Buyer is not required to close with respect to the purchase of the Hotel Assets unless (I) certain specified matters shall have been cured to the satisfaction of Buyer, (II) there shall have not been any materially adverse changes with respect to certain matters, (III) Gulf Coast or Greenville Hotel shall have provided Buyer with a certificate of approval from the building inspector of the City of Greenville or his designated agent (if such certificate is customarily issued or required by the relevant governmental authority) evidencing inspection and approval for occupancy with respect to the Casino Hotel and an architect's certificate evidencing substantial completion of the Casino Hotel in compliance with the Hotel Plans and plans submitted to and approved by the Mississippi Department of Archives and History ('MDAH') subject to punch list items that do not exceed in the aggregate $10,000, (IV) Gulf Coast or Greenville Hotel shall have provided Buyer with copies of all documents, invoices and agreements related to the construction and furnishing of the Casino Hotel and the cost of same, (V) the Casino Hotel shall be ready in all material respects to receive guests in the ordinary course of such Hotel's business, (VI) the Company and a wholly-owned subsidiary of Buyer shall have entered into a Supervisory Management Agreement (the 'Supervisory Management Agreement') relating to supervising management of the Casino Hotel and providing for annual payments to the Company of $100,000 for ten years, (VII) the MDAH shall have consented, in writing, to the granting of a leasehold deed of trust by Buyer's wholly-owned subsidiary to the Pre-Closing Lender and to the assignment of the MDAH permit to such subsidiary and (VIII) Buyer and its wholly-owned subsidiary shall have received an architect's certificate confirming that there has been no violations of the MDAH permit.

     Indemnification. Gulf Coast has agreed to indemnify Buyer with respect to certain losses and liabilities, including those arising from (a) certain specified legal proceedings, (b) any of Gulf Coast's liabilities or obligations, other than the Assumed Liabilities, (c) the operation, use or occupancy of the Casino Assets and/or the Hotel Assets by Gulf Coast or its predecessor prior to the closing (except for Assumed Liabilities) and (d) any breach by Gulf Coast of any of its obligations, representations, warranties, covenants and agreements made in the Sale Agreement. However, Gulf Coast's liability with respect to such indemnification shall apply only with respect to losses and/or liabilities in excess of an aggregate of $10,000 with respect to the Casino Assets and an aggregate of $10,000 with respect to the Hotel Assets, and Gulf Coast's total liability under such indemnity shall not exceed, in the aggregate, with respect to the Casino Assets, an amount equal to the total amount of debt assumed by Buyer upon consummation of the sale of the Casino Assets plus the cash portion of the purchase price therefor and, with respect to the Hotel Assets, the amount of $3.2 million. Additionally, the Sale Agreement contains further limitations on Gulf Coast's liability with respect to the breach of certain specified representations.

     Distribution of Sale Proceeds and Litigation Escrow Account. The Sale Agreement provides that, at the closing of the purchase and sale of the Casino Assets, the closing agent, on behalf of Gulf Coast, will distribute and disburse to third parties from the cash portion of the purchase price such funds as may be necessary to satisfy all outstanding liens, mortgages and encumbrances (excluding, however, certain specified encumbrances, such as those in favor of the Pre-Closing Lender) against any of the Casino Assets and Hotel Assets and certain other specified liabilities. Additionally, at such closing Gulf Coast shall also be required to deposit with such agent an aggregate of approximately $500,000 to be held subject to the satisfaction of certain pending litigations.

     Representations and Warranties. The Sale Agreement contains various representations and warranties of Gulf Coast and/or Greenville Hotel including, among others, representations and warranties related to: organization and similar corporate matters; authorization, performance, enforceability and related matters; requisite consents; the accuracy of financial statements and other financial information provided to Buyer; litigation; ownership, condition and title to assets and properties and absence of liens; contracts; compliance with applicable laws and regulations and environmental matters; licenses and permits; and absence of brokers. The Sale Agreement also contains various representations and warranties of Buyer, including, among others, representations and warranties related to: organization and similar corporate or partnership matters; authorization, performance, enforceability and related matters; requisite consents; and absence of brokers.

     The representations and warranties of each of the parties generally survive the closing for a period of 18 months from the closing date; provided, that, with respect to Gulf Coast's representations relating to the lack of any disturbance or termination of Buyer's mooring and occupancy of the Bayou Caddy's Jubilee Casino at its location in Greenville, Mississippi and relating to environmental matters, such representations shall survive for five (5) years from closing, and Buyer's covenant to indemnify Gulf Coast and/or Greenville Hotel for losses suffered as the result of the operation, use or occupancy by Buyer (or its successors-in-interest) of the Casino Assets and/or Hotel Assets shall survive for five (5) years or such longer period for any agreement that was assigned to and assumed by Buyer and for which Gulf Coast and/or Greenville Hotel (or any affiliates) remain liable.

     Termination. The Sale Agreement may be terminated by mutual written consent of Gulf Coast and Buyer. Additionally, either party may, by written notice to the other, terminate the Sale Agreement if the closing of the sale of the Casino Assets shall not have occurred within five (5) business day after all conditions precedent therefor have been fulfilled or, if earlier, by February 25, 1998 (or such later date as Gulf Coast and Buyer may mutually agree): and provided, further, however, that such right to

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terminate the Sale Agreement shall not be available to any party whose failure to fulfill any material obligation such party has responsibility for under the Sale Agreement has been the cause of or resulted in the failure of the closing to occur on or prior to the aforesaid dates.

     Penalty for Failure to Close. If all conditions precedent to Gulf Coast's or Greenville Hotel's obligation to close on the sale of the Casino Assets or Hotels Assets, respectively, have been timely satisfied and Gulf Coast or Greenville Hotel, respectively, shall fail to close on such sale, Buyer, in addition to the remedy of specific performance, shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing its remedies and to pursue monetary damages up to the amount of the Pre-Closing Subordinated Debt and, if such closing should not occur due to (a) the failure of Gulf Coast, Greenville Hotel or the Company to obtain stockholder approval, (b) the bankruptcy of Gulf Coast, Greenville Hotel and/or the Company or (c) Gulf Coast's failure to deliver the Casino Assets at closing, Buyer shall be entitled to seek additional damages in the amount of $1 million. If all conditions precedent to Buyer's obligation to close on the purchase of the Casino Assets or Hotel Assets have been timely satisfied and Buyer shall fail to close on such purchases, then Gulf Coast or Greenville Hotel, as appropriate, in addition to the remedy of specific performance, shall be entitled to pursue monetary damages up to the amount of the Pre-Closing Subordinated Debt and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing its remedies.

     THE FORGOING DESCRIPTION OF THE SALE AGREEMENT IS NOT INTENDED TO BE COMPLETE OR DETAILED. STOCKHOLDERS ARE DIRECTED TO THE ENTIRE SALE AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND INCORPORATED HEREIN BY REFERENCE, FOR A COMPLETE AND DETAILED UNDERSTANDING OF THE SALE AGREEMENT. THE ABOVE DESCRIPTION OF SELECTIVE PORTIONS OF THE SALE AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL SALE AGREEMENT.

THE PARTNERSHIP INTEREST AND RIGHTS OF THE COMPANY UNDER THE PARTNERSHIP
AGREEMENT


     As part of the Sale, the Company is to receive an interest equal to 25% of all partnership interests ('Units') of Buyer. At present there are 1,033,333 Units (including 33,333 Series A Special Units) outstanding. The material terms of Buyer's limited partnership agreement are summarized below.


     The general partner of Buyer will have the right to issue additional Units on terms established by the general partner, for which the existing partners will (except as noted below) have preemptive rights, except for (a) those Units issued to employees of Buyer, (b) those Units issued in connection with the incurrence of debt obligations, unless the general partner also purchases the subject debt, or (c) Units issued in connection with any acquisition of an entity by Buyer.

     The general partner may not enter into any financing transaction for an amount greater than $1 million (exclusive of the financing for the Sale) without the written consent of the holders of 67% of all outstanding Units.

     The general partner may issue up to 200,000 Series B Special Units at $15 each or such higher amount as the general partner shall determine, which issuance shall not be subject to preemptive rights. The Series A and Series B Special Units shall be entitled to preferential distribution rights, including interest at 10%, until the purchase amount is repaid in full, after which such Special Units such be deemed regular Units of Buyer.

     Subject to the requirements of any financing, the general partner shall determine whether and in what amount distributions shall be made to the partners, which distributions, except as described above, shall be made on a pro rata basis; provided, however, that, the general partner is required to distribute to the partners an amount equal to 45% of Buyer's annual taxable income attributable to each partner.

     Partnership allocations for tax purposes shall be made on a pro rata basis.

     The general partner shall have exclusive management and control of the conduct of the business of Buyer except as to the limitation on financing referred to above and except as to the following items, which require the written consent of limited partners holding at least 67% of the outstanding
Units: (i) a sale of all or substantially all of Buyer's assets; (ii) the merger or consolidation of Buyer with another entity; (iii) a termination or liquidation of Buyer (except in certain specified instances involving termination or dissolution); (iv) causing Buyer to engage in any business other than its dockside casinos in Greenville, Mississippi and related activities; (v) the issuance of more than 60,000 Units (or options, warrants or the like for such Units) to employees of the Partnership or affiliates of the general partner of Buyer; (vi) the issuance of Units or other securities, or other participation, in a public offering; and (vii) the issuance of additional Units to affiliates. Additionally, any filing for relief under the U.S. Bankruptcy Code requires the written consent of limited partners holding a majority of the outstanding Units.

     The Partnership Agreement imposes certain restrictions on competing activities of the principals of the general partner (generally prohibiting engaging in a competing business within a 150 mile radius of Greenville, including Tunica, Helena and Vicksburg, Mississippi). The Partnership Agreement also provides for certain restrictions on the transferability of Units, but it is anticipated that the Partnership Agreement will be modified to permit any corporate limited partner to transfer its interest to any corporate parent or wholly-owned subsidiary of such limited partner. If the holders of 50% or more of the then outstanding Units propose to transfer their interests, the other partners shall have tag-along rights with regard to such other partners' Units. If the holders of 67% or more of the then outstanding Units propose to transfer their interests for cash or for securities of a publicly-traded entity, then such holders shall have the right to require the remaining limited partners to also so transfer their Units on the same terms.

     The Partnership Agreement further provides that if the Mississippi Gaming Commission objects to the equity holding of any partner, such partner's interest shall be converted to a loan, which shall be subject to terms established in the Partnership Agreement.

APPRAISAL ECONOMICS, INC. AND THE 'FAIRNESS OPINION'

     Prior to retaining Appraisal Economics, Inc. to evaluate the fairness of the Sale Transactions, the Company had retained that company to evaluate the terms of the proposed sale of Alpha Hotel to Bryanston. The Company had originally been referred to Appraisal Economics, Inc. by the Company's accountants. Appraisal Economics, Inc. is not affiliated with the Company or Buyer.

     Appraisal Economics, Inc. has been involved in evaluating business and business transactions since 1989 and has provided services to many Fortune 500 companies, as well as smaller companies. Particularly, Appraisal Economics, Inc. has done evaluation work in the gaming and/or hospitality industries for CSX Corp. (evaluating The Greenbriar), Days Inn, Alcoa (evaluating a casino hotel in the Caribbean), Bally Entertainment, ITT and HFS Gaming Corp.


     The amount and form of consideration to be paid in conjunction with the Sale was determined based upon negotiations between the Company and Buyer, and Appraisal Economics, Inc. was then asked to evaluate the fairness of such consideration. More particularly, Appraisal Economics, Inc. was provided with the terms of the proposed Sale, was asked to evaluate such terms and, based upon such evaluation, to advise the Company as to whether such terms were fair to the Company and its stockholders. Appraisal Economics, Inc. was not retained to, and did not, act as an investment banking firm or other financial advisor for the purpose of assisting the Company during the negotiating process with Buyer or provide valuation information during such process. The familiarity of the Company's management with the range of valuations for the assets, obtained as a result of intervening financing attempts and the investigation of a cooperative operating arrangement, together with a somewhat unconventional buyer-seller relationship due to the nature of the assets and the market therefor, made the retention of a third party to provide such services unnecessary. Rather, the Board retained Appraisal Economics, Inc. solely for the purpose of providing a determination by a qualified, independent third party as to whether the terms of the proposed Sale, when finally agreed upon, were fair to the Company and its stockholders. As the purpose of such retention was the confirmation of fairness, rather than negotiating support, Appraisal Economics, Inc. made no presentation to the Board and provided no board books or other related written analysis of their appraisal to the Company; nor did the Board ask questions of Appraisal Economics, Inc. or review its analysis, other than the analysis set forth in its opinion letter.

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

     In its opinion letter (see Appendix B), Appraisal Economics, Inc. reported that, in rendering its opinion as to the fairness of the Sale Transactions it considered the principal terms of the Sale Transactions, as well as the nature and history of the Company, Alpha Gulf, the Casino Assets and Hotel Assets and reviewed (a) the economic outlook in general (and the economic outlook for the industry in particular), (b) the prospective earnings and cash flows of the Casino Assets, (c) the book value of the Casino Assets, (d) the overall financial condition and dividend-paying capacity of the Bayou Caddy's Jubilee Casino, and (e) any past transactions involving the Casino Assets. Additionally Appraisal Economics, Inc. indicated that it inspected the Casino Assets and Buyer's Las Vegas Casino, as well as other gaming operations of competitors in the area, examined prices of assets similar to the Casino Assets and of the stock of the Company and certain guideline publicly traded companies and performed such valuation tests and procedures as it considered appropriate as they related to the Casino Assets. Further, Appraisal Economics, Inc. advised the Company, that in rendering its opinion, it relied upon certain documents, including financial statements of the Company and Buyer and information contained in an appraisal report provided to the Pre-Closing Lender, and analyzed financial statements and other material regarding comparative public companies, acquisition data of companies in the same industry, required rates of return on common stocks in general, material discussing the general economic outlook and the specific industry outlook and other material it deemed appropriate.



     The specific results of the foregoing analyses undertaken by Appraisal Economics, Inc. were not identified in the opinion letter. Rather, such letter set forth such firm's opinion that such transaction is fair to the stockholders of the Company.


ACCOUNTING AND TAX TREATMENT OF THE SALE

     Accounting Treatment of the Sale Transactions. It is anticipated that, for accounting purposes, the gain on debt extinguished will be treated as an extraordinary item for the year ended December 31, 1997. Additionally, it is anticipated that, for accounting purposes, the sale of the Casino Assets will be presented as a discontinued operation in the first quarter of Fiscal 1998(1) and will result in a gain to the Company of approximately $6.0 million. The Company also expects to incur approximately $200,000 of legal costs and other expenses relating to the Sale Transactions. See 'Unaudited Pro Forma Financial Information.'

     Federal Income Tax Consequences of the Sale. It is anticipated that the sale of Casino Assets and the sale of Hotel Assets will each be reported as a sale of assets for federal income tax purposes in the fiscal year in which such respective sale shall occur. The federal income tax effect of these transactions is not anticipated to be material because the Company will utilize net operating loss carryforwards to offset the resulting gain, as well as the gain referred to above from the extinguishment of debt. The Company has not received an opinion of counsel regarding the tax consequences of the Sale Transactions or the extinguishment of Company debt. The foregoing description of the tax consequences of the Sale Transactions and extinguishment of Company debt is based upon the Company's review of its current tax status and its review of applicable tax law and regulations.

     It is not anticipated that the Company will receive any further benefit of the net operating loss carryforwards unless profitable operations are attained.

BUSINESS PLAN FOR THE POST-SALE COMPANY

     Introduction. In addition to its operation of the Bayou Caddy's Jubilee Casino in Greenville, Mississippi, the Company (through its subsidiaries) also owns a casino (the Jubilation Casino) located in Lakeshore, Mississippi (which casino has been inoperative since July 1996) and (through its subsidiary Alpha Monticello, Inc.) has under development a prospective gaming activity in New York State (such prospective gaming activity being hereinafter sometimes referred to as the 'Proposed Gaming Development'). See 'The Company -- Casino Operations and Gaming Activities -- Current Operations'

------------
(1) In the event consummation of the Sale should be postponed or delayed until a subsequent quarter, it is anticipated that, for accounting purposes, the Sale will be presented as discontinued operations in that quarter.

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and ' -- Development Activities.' The Company does not currently have plans to re-open or operate the Jubilation Casino; however, subject to the Company's confirmation that the Proposed Gaming Development is financially viable, the Company intends to pursue the same, subject to obtaining the requisite licenses and other approvals and the availability of such appropriate financing (either from the Company's own resources or from third parties) as may be necessary to further develop the same. Although the Company believed, at the time it investigated and made its initial investment of time and money in developing the Proposed Gaming Development, that such Development would be financially viable, the Company's final decision to continue with its development will depend upon the results of a reevaluation to be undertaken when and if the requisite licenses and necessary approvals are obtained. Among the factors that will require confirmation or reevaluation would be the following: (1) the cost to complete and develop the project; (2) the demand for gaming facilities in the area where the project is to be located and the location and success of any competing gaming facilities; (3) the adverse effect of any new legislation or regulation; (4) the availability, and the terms and conditions, of necessary financing; and (5) the projected profitability of the project upon completion. There can be no assurance that the Company will elect to pursue further the Proposed Gaming Development, that (even if the Company elects to pursue the same) the Proposed Gaming Development will be brought to fruition or that (even if brought to fruition) the Proposed Gaming Development will be successful and profitable.

     Additionally, proposals or prospects for new casinos or other gaming activities may be presented to the Company, or the Company may otherwise become aware of such opportunities (any such new casino or other gaming activity being hereinafter sometimes referred to as a 'New Gaming Opportunity'). The Company will continue to investigate and evaluate New Gaming Opportunities and, subject to available resources, may choose to pursue and develop one or more New Gaming Opportunities if the same is deemed to be in the best interest of the Company and its stockholders. However, there can by no assurance that any New Gaming Opportunity will be presented to, or otherwise come to the attention of, the Company, that the Company will elect to pursue or develop any New Gaming Opportunity or that any New Gaming Opportunity that the Company may elect to pursue or develop will actually come to fruition or (even is brought to fruition) will be profitable.

     Except to the extent the Company may pursue and develop the Proposed Gaming Development or any New Gaming Opportunity, upon consummation of the Sale, the Company will be effectively transformed to serve as a holding company and a vehicle to effect acquisitions, whether by merger, exchange of capital stock, acquisition of assets or other similar business combination (a 'Business Combination') with an operating business (an 'Acquired Business'). To the extent the Company's financial and other resources are not devoted to, or reserved for, the development of the Proposed Gaming Development and/or any New Gaming Opportunity, the business objective of the Company (hereinafter, the 'Post-Sale Company') after the Sale will be to effect a Business Combination with an Acquired Business that the Post-Sale Company believes has significant growth potential. The Post-Sale Company intends to seek to utilize available cash, equity, debt or a combination thereof in effecting a Business Combination. While the Post-Sale Company may, under certain circumstances, explore possible Business Combinations with more than one prospective Acquired Business, in all likelihood, until other financing provides additional funds, or its stature matures, the Post-Sale Company may be able to effect only a single Business Combination in accordance with its business objective, although there can be no assurance that any such transaction will be effected. See 'Risk Factors' below for other important factors that should be considered in connection with the realization of the Post-Sale Company's business objective.

     Although in certain circumstances (such as the merger of the Company with another company or a transaction involving the issuance of in excess of 20% of the Company's outstanding Common Stock) a vote of stockholders of the Company would be required by law or regulations to approve or authorize a Business Combination, there can be no assurance that any future Business Combination will be structured in a manner which requires stockholders approval. Management does not currently anticipate seeking stockholder approval for any prospective Business Combination unless such approval is required by applicable law or regulation (including Nasdaq listing requirements).

     Initial Transactions. No agreements, commitments or understandings have been made with any Acquired Business candidates. No assurances can be made that future discussions will result in

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definitive agreements, although it is the Company's intention (subject to consummation of the Sale Transactions) to proceed with the Post-Sale Company's business plan.

     Funding of the Business Plan. In view of the limited tangible net worth of the Post-Sale Company following the Sale and the prospect that some portion of the net proceeds of the Sale (after deductions to extinguish debts of the Company) will be expended or reserved for the development of the Proposed Gaming Development or New Gaming Opportunities, consideration may be given to additional private or public equity or debt placements to fund its merger and acquisition activities, as well as to fund working capital for general corporate purposes that might be required to effectuate the business plan.

     It is anticipated that, in the event a Business Combination is effected, the Post-Sale Company would use cash, equity, debt or a combination of these to achieve a Business Combination.

     The Post-Sale Company may borrow funds to increase the amount of capital available for a Business Combination or otherwise finance the operation of an Acquired Business. The amount and nature of any borrowings by the Post-Sale Company would depend on numerous considerations, including its capital requirements, its perceived ability to service such debt and prevailing conditions in the financial markets and the general economy.

RISK FACTORS

     IF THE SALE IS CONSUMMATED, THE POST-SALE COMPANY WILL (EXCEPT TO THE EXTENT THE COMPANY PURSUES AND DEVELOPS THE PROPOSED GAMING DEVELOPMENT OR ANY NEW GAMING OPPORTUNITIES) BECOME AN ACQUISITION COMPANY. THE STOCKHOLDERS OF THE COMPANY WILL NOT GET TO VOTE SEPARATELY ON WHETHER TO CHANGE THE NATURE OF THE BUSINESS TO AN ACQUISITION COMPANY. CONSEQUENTLY, THE FOLLOWING RISK FACTORS SHOULD BE TAKEN INTO CONSIDERATION BY EACH STOCKHOLDER IN DETERMINING WHETHER TO APPROVE THE SALE.

     Additional Financing Required. The funds available to the Post-Sale Company may not be adequate for it to acquire an interest in any chosen property, business or opportunity. Without raising additional funds, the Post-Sale Company may also not have sufficient capital to exploit fully any property, business or opportunity that is acquired. Accordingly, the ultimate success of the Post-Sale Company may depend upon its ability to raise additional capital or to have other parties bear a portion of the required costs to further develop or exploit any business venture in which the Post-Sale Company may become involved. There is no assurance that funds will be available from any source, and if not available, it will be necessary for the Post-Sale Company to limit its operations to those that can be financed from existing assets.

     Limited Assets. Exclusive of the dormant Jubilation Casino (and related assets) and the Company's investment in the Proposed Gaming Development and the Partnership Interest, the Company's only material assets after the Sale will be cash and minor furniture and equipment, and any remainder of net proceeds of the Sale will be used for general corporate purposes and to develop the Proposed Gaming Development and/or New Gaming Opportunities and/or to seek acquisition candidates. Any business activity that the Post-Sale Company eventually undertakes may require substantial capital, which may be difficult to obtain or not available in light of the Post-Sale Company's financial condition. The success of the Post-Sale Company may, accordingly, depend upon its ability to acquire additional capital. Since the Company does not know the type of business, if any, in which it will eventually engage, the Company does not know what its ultimate capital needs will be.

     It is currently anticipated that, following consummation of the Sale, the Company will incur annual expenditures of approximately $300,000 for selling, general and administrative expenses, plus any development requirements that management determines to be necessary. It is anticipated that the Company's working capital will be sufficient to fund these requirements at least for the foreseeable future. Mr. Tollman has agreed to defer his contractual compensation until such time that these amounts can be paid from operations of the Company.

     Lack of Ongoing Operations. Immediately following the consummation of the Sale, the Post-Sale Company will have no operating business to generate any income, exclusive of the $100,000 per annum

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
fee anticipated to be earned by the Company under the Supervisory Management Agreement. The Company's ongoing ability to meet its general and administrative obligations (to the extent not funded from net proceeds from the Sale or income earned thereon) will be dependent on its ability to achieve profitable operations from the Proposed Gaming Development or a New Gaming Opportunity or to complete successfully a business combination with an entity having sufficient cash flow to meet the Company's obligations.

     No Operating History. Except to the extent the Post-Sale Company develops any Proposed Gaming Development or a New Gaming Opportunity, the Post-Sale Company will change the nature of its business if the Sale is approved and consummated. The Post-Sale Company has no operating history with respect to the Proposed Gaming Development or any New Gaming Opportunity or any new line of business in which it may engage after the Sale. Although management currently intends to concentrate its investigation of potential business acquisitions in the areas of hotel, timeshare and related hospitality ventures (in which affiliates of the Company and/or members of management have prior experience), there can be no assurance that the Company will be able to locate and consummate a transaction with any business in such areas. There can be no assurance that the Post-Sale Company's activities will be profitable. As of the date of this proxy statement, the Company has not entered into any arrangement to participate in any business ventures or purchase any assets, property or business.

     Speculative Nature of Company's Proposed Operations. Except to the extent the Post-Sale Company develops the Proposed Gaming Development or any New Gaming Opportunity or another business in which management has significant experience, the success of the Post-Sale Company will depend heavily on the operations, financial condition and management of such company or companies, if any, that the Post-Sale Company acquires or with which the Post-Sale Company merges. It is management's current intent to cause the Post-Sale Company to merge with, or to acquire, one or more privately held entities with established operating histories, preferably in the areas of hotel, timeshare or other related hospitality ventures. However, there can be no assurance that the Post-Sale Company will be successful in locating any acquisition candidate meeting such criteria. In the event the Post-Sale Company completes a merger or acquisition transaction, the success of its operations may be dependent, wholly or partly, upon management of the successor firm and numerous other factors beyond the Post-Sale Company's control. After the acquisition or merger has taken place, management from the acquired or merged entity may operate the Post-Sale Company. There is, however, also a possibility that the Post-Sale Company may seek to operate an ongoing business, in which case the Post-Sale Company's management might be retained.

     Change of Control. The consummation of a Business Combination may involve a change in officers and directors of the Post-Sale Company. There are not currently extant any obligation of the Company to make any payments to officers or directors as a consequence of any such change of control.

     Uncertainty as to Value of Partnership Interest. Although, in evaluating Buyer's offer for the Bayou Caddy's Jubilee Casino and related business and assets, management ascribed a value of $8.5 million to the Partnership Interest, the Partnership Interest represents an illiquid and speculative investment and there can be no assurance that the Company will realize $8.5 million or any other amount from such investment. Although the Company will hold a 25% limited partnership interest in Buyer, decisions respecting Buyer and its operations are generally vested in its corporate general partner and the Company will have limited or no right to vote with respect to, or otherwise influence, Buyer or its operations. See, 'The Sale Transactions -- The Partnership Interest and Rights of the Company under the Partnership Agreement.' The value of the Partnership Interest will depend upon the success and profitability of Buyer, and although, as the holder of the Partnership Interest, the Company will generally be entitled to 25% of all distributions to be made to limited partners of Buyer, there can be no assurance that Buyer will not experience losses or may not otherwise fail to make any distributions to its limited partners.

     Dilution in Merger or Acquisition Transaction. In order to merge with or acquire another business, the Post-Sale Company may issue securities to the stockholders of any such target business or to the public. The issuance of previously authorized and unissued Common Stock and/or Preferred Stock of the Post-Sale Company would result in dilution to present stockholders of the Company, which may result in a change in control or management of the Post-Sale Company.

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     Management Commitment. The management of the Post-Sale Company will serve at will and may seek other opportunities at any time. The loss of part or of the entirety of its management could have a materially adverse impact on the success and viability of the Post-Sale Company. Except for James Cutler (the Company's Chief Financial Officer), who has indicated his intention to resign as an officer (but not as a director) of the Company following consummation of the Sale, no other member of management has indicated that he is currently seeking other employment or intends to resign following consummation of the Sale. There can, however, be no assurance that other members of management will not at any time resign or otherwise seek other employment.

     Dependence on Inexperienced Management. The success of the Post-Sale Company will be dependent largely upon the active participation of its management. In the event such management lacks experience or background in the business in which the Post-Sale Company proposes to engage (for example, if the Post-Sale Company, through a proposed Business Combination, acquires a business in which management has no, or only limited, prior experience), it will probably be required to obtain independent outside professionals effectively to evaluate and appraise a potential Business Combination. The Company's current intention, however, is to first explore a Business combination in an industry such as the hospitality and travel industry or such other industry in which Current management has experience. Certain of the post-Sale directors have other full time employment and will be available to participate in management decisions only on a part-time or as needed basis. If the Post-Sale Company acquires a new business opportunity, the post-Sale management may resign. The amount of time the post-Sale officers and directors will be required to devote to post-Sale matters will probably increase if the Post-Sale Company operates a new active business. The time that the post-Sale officers and directors devote to the business affairs of the Post-Sale Company and the skill with which they discharge their responsibilities will substantially affect the Post-Sale Company's success.

     Business Risks. The Company has not identified any business opportunities in which it will attempt to obtain an interest. The Company therefore cannot describe the specific risks presented by such business. Such business may involve an unproven product, technology or marketing strategy, the ultimate success of which cannot be assured. The acquired business opportunity may be in competition with larger, more established firms over which it will have no competitive advantage. To the extent required by law, the specific risks of a proposed business opportunity will be disclosed to the Post-Sale Company's stockholders prior to its acquisition and approval therefor will be obtained. The Post-Sale Company's investment in a business opportunity may be highly illiquid and could result in a total loss to the Post-Sale Company if such opportunity is unsuccessful.

     Conflicts of Interest. Certain of the directors and officers of the Post-Sale Company will be associated with other firms or occupations involving other business activities. Because of such affiliations, there are potential inherent conflicts of interest in their acting as directors and officers of the Post-Sale Company and of other entities. All of the Company's post-Sale directors and officers may be directors or controlling stockholders of other entities engaged in a variety of businesses that may in the future have various transactions with the Post-Sale Company. Additional conflicts of interest and non-arm's length transactions may also arise in the future in the event the Company's post-Sale officers or directors are involved in the management of any firms with which the Post-Sale Company transacts business. The Post-Sale Company may pay finder's fees or other fees to its post-Sale officers, directors or affiliates in connection with any potential business combination involving the Post-Sale Company.

     Dependence on Outside Advisors. In order to supplement the business experience of post-Sale management, the Post-Sale Company may employ accountants, technical experts, investment bankers, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by post-Sale management and without any control from stockholders. Additionally, it is anticipated that such persons may be engaged by the Post-Sale Company on an independent basis without a continuing fiduciary or other obligation to the Post-Sale Company.

     No Dividends Anticipated. At the present time management does not anticipate that the Post-Sale Company will pay dividends, cash or otherwise, on its Common Stock or cash dividends on its Preferred Stock in the foreseeable future. Future dividends will depend on earnings, if any, of the Post-Sale Company, its financial requirements and other factors.

     Scarcity of and Competition for Merger or Acquisition Prospects. Post-Sale Company will be an insignificant participant in the business of seeking mergers with and acquisitions of small entities. In addition, the Post-Sale Company will have limited assets to support an acquisition. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for the Post-Sale Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Post-Sale Company is expected to have, and consequently, the Post-Sale Company will be at a competitive disadvantage in identifying and acquiring possible merger or acquisition candidates.

     No Agreement for Business Combination or Other Transaction. The Company has no arrangement, agreement or understanding with respect to a merger with, or acquisition of, any entity, private or public. There can be no assurance that the Post-Sale Company will be successful in identifying and evaluating suitable merger or acquisition candidates and in concluding a merger or acquisition transaction on terms favorable to the Post-Sale Company; or, if concluded, whether any such transaction will result in a financial return to its stockholders.

     Lack of Market Research. The Company has not conducted, or engaged other entities to conduct, market research to determine what demand exists for any transaction contemplated by the Post-Sale Company or for the business activity in which a potential acquisition candidate engages. Even in the event demand is identified for the business of an acquisition candidate, there is no assurance that the Post-Sale Company will be successful in completing any such transaction.

     Possible Lack of Diversification. The Post-Sale Company may be unable to diversify its business activities and, as a consequence, may suffer a total loss to the Post-Sale Company and its stockholders should an acquisition by the Post-Sale Company prove to be unprofitable. The Post-Sale Company's failure or inability to diversify its activities into a number of areas may subject the Post-Sale Company to economic fluctuations within a particular business or industry and, therefore, increase the risks associated with its operations.

     Issuance of Additional Shares. Approximately 1.7 million shares of Common Stock (or approximately 7% of the total authorized shares of Common Stock), exclusive of the number of shares of Common Stock underlying outstanding options and warrants or subject to issuance upon conversion of outstanding shares of Preferred Stock and approximately 1.8 million shares of Common Stock the Company is obligated to issue in lieu of cash dividends accrued with respect to shares of Preferred Stock, and approximately 180,000 shares of Preferred Stock (or approximately 18% of the total authorized shares of Preferred Stock) have not yet been issued and thus are available for sale. The Board of Directors has the power to issue such shares. The Post-Sale Company may issue shares of Common Stock or Preferred Stock to raise additional capital or to effect a merger or acquisition with a target entity. Stockholders do not have preemptive rights with respect to the issuance of shares of Common Stock or Preferred Stock. Any additional issuance by the Post-Sale Company from its authorized but unissued shares would have the effect of further reducing the percentage ownership of the current stockholders.

     Regulation. Although the Post-Sale Company will continue to be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Post-Sale Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Post-Sale Company will not be engaged in the business of investing or trading in securities. In the event the Post-Sale Company engages in business combinations or operations that result in the Post-Sale Company holding passive investment interests in a number of entities, the Post-Sale Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Post-Sale Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Management has obtained no formal determination from the Securities and Exchange Commission as to the status of the Post-Sale Company under the Investment Company Act of 1940, and consequently, any violation of such Act could subject the Post-Sale Company to materially adverse consequences.

     Probable Change in Control and Management. Mergers or acquisitions involving the issuance of the Post-Sale Company's stock may result in stockholders of a target company obtaining a controlling interest in the Post-Sale Company. The resulting change in control of the Post-Sale Company could result in removal of the post-Sale officers and directors and a corresponding reduction or termination in their participation in the future affairs of the Post-Sale Company.

     Forward Looking Statements. The foregoing section and other portions of this proxy statement contain forward-looking statements. Actual results could differ materially from those projected herein. Such difference could occur because of the application of factors referred to above, of competitive or general business conditions or of some other and unforeseen factors.

     Absence of Dissenters' Rights of Appraisal. The General Corporation Law of the State of Delaware governs stockholders' rights in connection with the Sale. Under the applicable provisions of Delaware law, the Company's stockholders will have no right in connection with the Sale to dissent and seek appraisal of their shares of Common Stock or Preferred Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SALE PROPOSAL.

              SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

     The following table summarizes certain selected consolidated financial data of the Company, which should be read in connection with the Company's Consolidated Financial Statements and Notes thereto included elsewhere herein and with 'Management's Discussion And Analysis Of Financial Condition And Results Of Operations Of The Company.' The selected consolidated financial data as of and for the years ended December 31, 1996, 1995 and 1994 and for the period from inception (March 19, 1993) through December 31, 1993 have been derived from the Company's audited consolidated financial statements. The selected consolidated financial data as of and for the nine months ended September 30, 1997 and 1996 have been derived from the Company's unaudited consolidated financial statements included elsewhere herein.

                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                     -------------------    -------------------------------------------
                                      1997        1996        1996        1995        1994       1993
                                     -------    --------    --------    --------    --------    -------
                                            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues..........................   $24,337    $ 35,911    $ 44,520    $ 27,639    $ 43,265    $    18
Loss from continuing operations...    (5,456)    (23,236)    (26,309)    (19,344)    (11,026)    (4,931)
Loss per common share from
  continuing operations...........   $  (.39)   $  (1.75)   $  (1.99)   $  (1.82)   $  (1.08)   $  (.56)

                                            AS OF
                                        SEPTEMBER 30,                   AS OF DECEMBER 31,
                                     -------------------    -------------------------------------------
                                      1997        1996        1996        1995        1994       1993
                                     -------    --------    --------    --------    --------    -------

Total assets......................   $39,972    $ 44,847    $ 43,954    $ 66,774    $ 45,490    $47,201
Long-term debt....................    21,254      24,171      22,394      29,632      20,100     24,874
Redeemable preferred stock........     --          --          --          --            565      --
Stockholders' equity..............   $ 1,145    $  1,759    $  1,506    $  1,904    $ 13,143    $11,882

         SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA OF THE COMPANY

     The following table summarizes certain selected consolidated pro forma financial data, which should be read in conjunction with the Company's Condensed Pro Forma Consolidated Financial Statements and Notes thereto included elsewhere herein. The unaudited pro forma information is presented to reflect the pro forma effect of the Sale (together with the Pre-Closing Financing and the corresponding extinguishment of Company debt) as if it had been consummated on September 30, 1997 for balance sheet presentation purposes and as of January 1, 1997, for the nine months ended September 30, 1997, for income statement presentation purposes, pursuant to the assumptions and adjustments in the accompanying notes to the Company's Unaudited Condensed Pro Forma Financial Statements. The following pro forma information includes certain estimates and is not necessarily indicative of the results of operations and financial position of the Company as they may be in the future or they might have been had the Sale (together with the Pre-Closing Financing and the corresponding extinguishment of Company debt) occurred as of the dates assumed.

                                                                                      PRO FORMA
                                                                            -----------------------------
                                                                             NINE MONTHS
                                                                                ENDED         YEAR ENDED
                                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                                1997             1996
                                                                            -------------    ------------
                                                                            (DOLLAR AMOUNTS IN THOUSANDS)

Statement of Operations Data:
     Revenues............................................................      $    78         $    108
     (Loss) from continuing operations...................................       (4,769)          (6,700)
     (Loss) per common share from continuing operations..................         (.34)            (.50)

                                                                              PRO FORMA
                                                                                AS OF
                                                                            SEPTEMBER 30,
                                                                                1997
                                                                            -------------

Balance Sheet Data:
     Cash................................................................      $ 9,418
     Total assets........................................................       28,034
     Long-term debt......................................................        7,800
     Total stockholders' equity..........................................       11,550

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                      RESULTS OF OPERATIONS OF THE COMPANY

CASINO OPERATIONS
MISSISSIPPI:

     On May 14, 1993, the Company acquired certain of the assets of B.C., including B.C.'s leasehold interests under certain lease agreements, certain other assets incidental to the development and ownership of the Bayou Caddy's Jubilee Casino and B.C.'s interest in certain related license applications, approvals and permits. The Bayou Caddy's Jubilee Casino commenced gaming operations in Lakeshore, near Waveland, Hancock County, Mississippi on January 12, 1994. In October 1995, the Company consummated the acquisition of The Cotton Club Casino (subsequently renamed the Jubilation Casino) in its original location in Greenville, Mississippi. Immediately following such acquisition, the Company relocated the Bayou Caddy's Jubilee Casino to Greenville and the Jubilation Casino to Lakeshore. Management believed that these relocations were appropriate in order to increase the return on the Company's gaming assets, since management believed that the Bayou Caddy's Jubilee Casino would better serve the larger Greenville market and that the Jubilation Casino would adequately serve the smaller Lakeshore market. The Bayou Caddy's Jubilee Casino reopened in Greenville on November 17, 1995, and the Jubilation Casino reopened in Lakeshore on December 21, 1995. In July 1996, the Company began to implement its plans to close the Jubilation Casino during August 1996 due to the Jubilation Casino being unable to overcome operating deficits. Considering the impact of the aforementioned factor, management updated its assessment of the realizability of the leasehold improvements and related assets of the Jubilation Casino. In accordance with its accounting policy for long-lived assets, effective for the second quarter ended June 30, 1996, management recorded an impairment loss of $14,507,000 to property and equipment. Since this recordation would have resulted in the reduction of stockholders' equity to a level below the requirements for continued listing of the Company's securities on NASDAQ, the Company accepted proposals by Bryanston and BP to convert an aggregate of $20,387,000 of debt owed by the Company to Bryanston and BP into shares of Preferred Stock. See 'Certain Transactions -- Bryanston' and 'Certain Transactions -- BP Group.' Thereafter, on July 16, 1996, operation of the Jubilation Casino was suspended in compliance with a directive of the Mississippi Gaming Commission, which asserted that the working capital of the Jubilation Casino was not sufficient. The Mississippi Gaming Commission required that the Jubilation Casino's working capital be increased. This working capital requirement was reviewed by Jubilation Lakeshore in light of its previously announced plan to close the Jubilation Casino during August 1996 and the costs which would be incurred to reopen the Jubilation Casino. Based on this review, Jubilation Lakeshore decided not to reopen the Jubilation Casino.

RESULTS OF OPERATIONS -- GULF COAST:

     The following table sets forth the statements of operations for Gulf Coast's Bayou Caddy's Jubilee Casino before intercompany charges and deferred income tax for the years ended December 31, 1996, 1995 and 1994 and the nine months ended September 30, 1997 and 1996 (dollar amounts in thousands):

                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,            YEAR ENDED DECEMBER 31,
                                               ---------------------    -------------------------------
                                                 1997        1996        1996        1995        1994
                                               --------    ---------    -------    --------    --------

Revenues:
     Casino.................................   $23,868      $27,901     $12,619    $ 25,623    $ 41,344
     Food and beverage, retail and other....       466          794         947       1,194       1,921
                                               --------    ---------    -------    --------    --------
          Total revenues....................    24,334       28,695      37,287      26,817      43,265
                                               --------    ---------    -------    --------    --------
Operating expenses:
     Casino.................................     9,004        9,770      12,619      12,779      19,011
     Food and beverage, retail and other....       434        1,053       1,282       1,785       2,270
     Selling, general and administrative....    12,075       12,417      17,125      16,270      22,200
                                               --------    ---------    -------    --------    --------
          Total operating expenses..........    21,513       23,240      31,026      30,834      43,481
                                               --------    ---------    -------    --------    --------
Income (loss) from operations...............     2,821        5,455       6,261      (4,017)       (216)
                                               --------    ---------    -------    --------    --------
Other expenses:
     Depreciation and amortization..........     3,841        3,622       4,874       4,151       3,763
     Interest...............................     1,536        1,537       2,031       2,178       2,317
     Other non-operating....................     --           --          --          2,620       1,535
                                               --------    ---------    -------    --------    --------
          Total other expenses..............     5,377        5,159       6,905       8,959       7,615
                                               --------    ---------    -------    --------    --------
Income (loss) before intercompany charges
  and deferred income tax...................   $(2,556 )        296     $  (644)   $(12,976)     (7,831)
                                               --------    ---------    -------    --------    --------
                                               --------    ---------    -------    --------    --------

NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996:

     Gulf Coast generated revenues of $24,334,000 and $28,695,000 in 1997 and 1996, respectively. Casino revenues were $23,868,000 and $27,90,0001 in 1997 and 1996, respectively. Food and beverage and other revenues were $466,000 and $794,000 in 1997 and 1996, respectively. The decrease in casino revenues was primarily the result of the entry of the third casino vessel to the Greenville market in November 1996 and high water in the month of April 1997. The entry of the third casino vessel in the Greenville market to date has not increased the market volume to absorb the additional player positions. The market growth during this period was 4.4% over last year during the first nine months. Gulf Coast continues to achieve superior market share over its competition at 41.5%, with 39.0% of the available player positions in the Greenville market. The high water experienced in the month of April 1997 had a significant impact on accessibility to the casinos by their patrons. The food and beverage revenues are reflective of Gulf Coast's player development program, which focuses on player parties showcasing the food and entertainment facilities of the Bayou Caddy's Jubilee Casino. The player parties are by invitation only and are complimentary to the casino's guests.

     Gulf Coast's casino operating expenses were $9,004,000 and $9,770,000 (approximately 38% and 35% of casino revenues for each period) in 1997 and 1996, respectively. Food, beverage and other expenses were $434,000 and $1,053,000 in 1997 and 1996, respectively. The decrease in casino expenses was due to reduced payroll and related expenses of $451,000 resulting from management's personnel efficiencies that were implemented during the second quarter of 1996 and a reduction in expenses of $315,000 due to the reduced volume of casino guests as a result of the opening of the third casino vessel mentioned above.

     Food and beverage revenues do not include the retail value of food and beverage of approximately $2,740,000 and $2,942,000 provided gratuitously to customers in 1997 and 1996, respectively. This decrease is due to the player development program discussed above. The operating costs associated with these services are allocated to the casino costs, which in turn reduced the food and beverage costs.

     Selling, general and administrative expenses consisted of payroll and related benefits of approximately $4,111,000 and $4,249,000, marketing and advertising of approximately $4,923,000 and $4,985,000 occupancy costs of approximately $1,790,000 and $1,914,000 and operating expenses of $1,251,000 and $1,296,000 in 1997 and 1996, respectively. The reduced payroll and related costs of $138,000 and operating expenses of $18,000 were a direct result of management's cost-cutting measures completed during the second quarter of 1996. The $62,000 decrease in marketing and advertising was the result of management's target marketing towards specific casino customer groups.

     The reduced occupancy costs from 1996 to 1997 of $124,000 were the result of management's energy reduction and efficiency measures implemented in 1997.

     Interest expenses were primarily related to the first mortgage on the gaming vessel, equipment financing and various capitalized leases and were consistent from 1996 to 1997.

     Depreciation and amortization was $3,854,000 and $3,622,000 in 1997 and 1996, respectively. The increase was a direct result of capital expenditures for the purchase of equipment and fixtures.

YEARS ENDED DECEMBER 31, 1996 AND 1995:

     Gulf Coast generated revenues of $37,287,000 and $26,817,000 in 1996 and 1995, respectively. Casino revenues were $36,340,000 and $25,623,000 in 1996 and 1995, respectively. Food and beverage, retail and other revenues were $947,000 and $1,194,000 in 1996 and 1995, respectively. This increase in casino revenues is primarily due to the relocation of the Bayou Caddy's Jubilee Casino from Lakeshore, Mississippi to Greenville, Mississippi in November 1995. During this period the Bayou Caddy's Jubilee Casino achieved 50% market share in the Greenville market. In addition the Greenville market increased by approximately 5% from 1995 to 1996.

     At the locations referred to above, Gulf Coast's casino operating expenses were $12,619,000 and $12,779,000 (35% and 50% of casino revenues) in 1996 and
1995, respectively. Food and beverage, retail and other expenses were $1,282,000 and $1,785,000 (136% and 150% of food and beverage, retail and other revenues) in 1996 and 1995, respectively.

     The reduced casino expenses in 1996 when compared to 1995 of $160,000 was the net result of reduced staffing levels ($379,000), the decrease in the costs related to food and beverages provided gratuitously to customers ($842,000), which is the direct result of the reduction of gratuitous food and beverages provided to casino customers and the related costs thereto, an increase in gaming taxes ($1,200,000) and an increase in customer slot payouts ($304,000), which are directly related to increased revenues, and a decrease in operating expenses ($448,000), which is the result of management operating more efficiently.

     Food and beverage revenue does not include the retail value of food and beverage of approximately $3,011,000 and $3,446,000 provided gratuitously to customers in 1996 and 1995, respectively.

     The reduction of food and beverage, retail and other costs are directly related to the reduced volume of food and beverage revenues.

     Selling, general and administrative expenses consists of payroll and related costs of approximately $5,494,000 and $6,231,000, marketing and advertising expenses of approximately $6,746,000 and $4,572,000, occupancy costs of approximately $2,751,000 and $3,030,000, and operating expenses of approximately $2,134,000 and $2,436,000 in 1996 and 1995, respectively. The reduced payroll and related costs of $737,000 was a direct result of management's cost-cutting measures instituted during the first quarter of 1995. The $2,174,000 increase in marketing and advertising is directly related to the increased volume of business and management's introduction of marketing programs focused on identifying new customers. The reduction of occupancy costs of $279,000 is primarily due to reduced insurance costs. The decrease in operating expenses of $302,000 was primarily due to the restructuring of capital lease ($268,000).

     Interest expense was primarily related to the first mortgage on the gaming vessel, equipment financing and various capitalized leases.

     Depreciation and amortization was $4,874,000 and $4,161,000 in 1996 and 1995, respectively. The increase was the direct result of an increase in capital expenditures related to the relocation of the gaming vessel to Greenville, Mississippi and the purchase of equipment and fixtures.

YEARS ENDED DECEMBER 31, 1995 AND 1994:

     Gulf Coast generated revenues of $26,817,000 and $43,265,000 in 1995 and 1994, respectively. Casino revenues were $25,623,000 and $41,344,000 in 1995 and 1994, respectively. Food and beverage, retail and other revenues were $1,194,000 and $1,921,000 in 1995 and 1994, respectively. The Company experienced declining revenues during the year ended December 31, 1995. To overcome such declining revenues, management attempted many different marketing programs, some of which showed moderate results. However, upon the acquisition of the Jubilation Casino and the leasehold interests incidental to the ownership of the Jubilation Casino relating to its original location in Greenville, Mississippi, the Company announced plans to relocate the Bayou Caddy's Jubilee Casino to Greenville so that the larger Bayou Caddy's Jubilee Casino could better serve the larger Greenville market and thereby combat the declining revenues. This relocation caused the Bayou Caddy's Jubilee Casino to close for four weeks, reopening on November 17, 1995 in Greenville. During its first six weeks of operations in Greenville, the Bayou Caddy's Jubilee Casino had casino revenues of $5,270,000 compared to $3,787,000 of gaming revenues achieved by its predecessor's gaming vessel at this site during the same period in 1994.

     Gulf Coast's casino operating expenses were $12,779,000 and $19,011,000 for the years ended December 31, 1995 and 1994, respectively, which amounts, constituted 50% and 46% of casino revenues during each respective period. Food and beverage, retail and other expenses were $1,785,000 and $2,270,000 for the years ended December 31, 1995 and 1994, respectively, which amounts constituted 149% and 118% of food, beverage, retail and other revenues during each respective period.

     The reduced casino expenses in 1995 when compared to 1994 of $6,232,000 was the net result of reduced staffing levels ($3,650,000), the decrease in the costs related to food and beverages provided gratuitously to customers ($646,000), which is the direct result of the reduction of gratuitous food and beverages provided to casino customers and the related costs thereto, a decrease in gaming taxes ($1,777,000), which is directly related to decreased revenues, and a decrease in operating expenses ($159,000), which is the result of management operating more efficiently.

     Food and beverage revenue does not include the retail value of food and beverage of approximately $3,446,000 and $4,833,000 provided gratuitously to customers in 1995 and 1994, respectively.

     The reduction of food and beverage, retail and other costs are directly related to the reduced volume of food and beverage revenues.

     FUTURE OPERATIONS -- GULF COAST:

     Gulf Coast's Bayou Caddy's Jubilee Casino operating results have improved since its November 1995 relocation to Greenville. Although the Greenville gaming market has experienced dilution due to the entry of the third casino vessel in November 1996, the Bayou Caddy's Jubilee Casino currently has the casino capacity, food and beverage and entertainment facilities that are unique to the Greenville area.

     In April 1997, Gulf Coast received approval from the Mississippi Gaming Commission for its infrastructure investment requirement to build and operate a hotel on property adjacent to its Greenville casino location. Greenville Hotel, a newly formed, wholly-owned subsidiary of the Company, entered into a long term lease with the Board of Mississippi Levee Commissioners to lease property, including historical landmark buildings, for the development of a forty-one key single room and suite hotel. It is anticipated that this hotel will add a new dimension to the casino patron experience and will be an added amenity to the player development program. In July 1997, construction commenced on the hotel project with a projected completion date of January 31, 1998, and a total estimated cost of $3.2 million. On February 5, 1998 a certificate of substantial completion was received by Greenville Hotel. Construction costs incurred and deposits made through September 30, 1997 amounted to $805,000 and $170,000, respectively. Although the permanent source of financing this project has not been identified at this time, Greenville Hotel has received interim financing from Bryanston, an affiliate.

     RESULTS OF OPERATIONS -- JUBILATION LAKESHORE:

     The Company acquired the Cotton Club of Greenville, Inc. (d/b/a Cotton Club Casino) on October 26, 1995. The Cotton Club Casino's operations in Greenville was terminated on October 30, 1995. After its relocation to Lakeshore, the Cotton Club, renamed the Jubilation Casino, reopened for business on December 21, 1995. The following table sets forth the statement of operations for the Jubilation Casino before intercompany charges for the nine months ended September 30, 1997 and 1996, for the year ended December 31, 1996 and for the period October 26, 1995 (date of acquisition) to December 31, 1995 (dollar amounts in thousands):

                                                           NINE MONTHS ENDED           YEAR ENDED
                                                             SEPTEMBER 30,            DECEMBER 31,
                                                         ---------------------    ---------------------
                                                           1997        1996         1996         1995
                                                         --------    ---------    --------      -------

Revenues:
     Casino...........................................   $ --        $  6,913     $  6,913      $   806
     Food and beverage, retail and other..............   $ --             303          313           16
                                                         --------    ---------    --------      -------
          Total revenues..............................     --           7,216        7,226          822
Operating expenses:
     Casino...........................................     --           3,559        3,564          797
     Food and beverage, retail and other..............                    381          376          376
     Selling, general and administrative..............       796        6,641        7,419        1,718
                                                         --------    ---------    --------      -------
          Total operating expenses....................       796       10,581       11,359        2,604
                                                         --------    ---------    --------      -------
(Loss) from operations................................      (796 )     (3,365 )     (4,133)      (1,782)
                                                         --------    ---------    --------      -------
Other expenses:
     Depreciation and amortization....................     --           1,166        1,166          333
     Interest.........................................       645          748          977          120
     Other non-operating..............................     --                        --             223
     Write-off of leasehold and improvements..........     --          14,507       14,507        --
                                                         --------    ---------    --------      -------
          Total other expenses........................       645       16,421       16,650          676
                                                         --------    ---------    --------      -------
(Loss) before intercompany charges....................   $(1,441 )   $(19,786 )   $(20,783)     $(2,458)
                                                         --------    ---------    --------      -------
                                                         --------    ---------    --------      -------

YEAR ENDED DECEMBER 31, 1996:

     The Jubilation Casino experienced a loss from operations of $4,133,000 during the year ended December 31, 1996. During the second quarter of 1996, management became uncertain as to whether the Jubilation Casino would be profitable during the remainder of fiscal 1996. Management reduced operating costs and monitored the operation very closely. To overcome the Jubilation Casino's declining revenues, the Company would have to construct additional amenities, which would require a substantial investment of funds. Since revenues did not improve during May and June 1996, which were part of the peak season, a continued decline was expected by management in the third quarter. Therefore, on July 2, 1996, the Company notified the Mississippi Gaming Commission and the employees of the Jubilation Casino of its plans to close the Jubilation Casino by the end of August 1996. In connection with the plan to close the Jubilation Casino, the realizability of the capital leasehold and improvements related to the Jubilation Casino was reassessed. As such, management recorded an impairment loss of $14,507,000 to property and equipment, representing the unamortized balance of these leasehold and improvements.

     On July 16, 1996, operation of the Jubilation Casino was suspended in compliance with a directive of the Mississippi Gaming Commission, which raised certain issues with regard to the operation of the

Jubilation Casino and asserted that the working capital of the Jubilation Casino was not sufficient. On July 17, 1996, representatives of Jubilation Lakeshore met with the Mississippi Gaming Commission. As a result of that meeting, the non-working capital issues raised by the Mississippi Gaming Commission were resolved to such Commission's satisfaction, but such Commission required that the Jubilation Casino's working capital be increased. This working capital requirement was reviewed by Jubilation Lakeshore in light of its previously announced plan to close the Jubilation Casino during August 1996 and the costs that would be incurred to reopen the Jubilation Casino. Based on this review, Jubilation Lakeshore decided not to reopen the Jubilation Casino.

NINE MONTHS ENDED SEPTEMBER 30, 1997:

     The continuing costs incurred during the nine month period ended September 30, 1997 for continuing administration, insurance and compensation settlements with former employees were $796,000. Interest expense, primarily related to the debt on the idle gaming vessel and equipment, amounted to $645,000 for the nine-month period ended September 30, 1997.

CASINO DEVELOPMENT

INDIANA -- ALPHA RISING SUN:

     Alpha Rising Sun, Inc., a wholly-owned subsidiary of the Company, proposed to build a destination resort hotel, entertainment and riverboat casino facility located in Rising Sun, Ohio County, Indiana.

     During 1994, $260,000 preopening costs were incurred on this project.

     During 1995, Alpha Rising Sun, Inc. was not selected to be the casino developer on its proposed site in Indiana. Accordingly, all costs (approximately $914,000 in 1995) associated with this project have been expensed.

NEW YORK -- ALPHA ST. REGIS:

     In 1994, Alpha St. Regis, Inc., a wholly-owned subsidiary of the Company, incurred $509,000 in expenses related to a proposed Class 3 casino to be located on the St. Regis Mohawk Reservation in Hogansburg, New York. Management does not believe that the project in Hogansburg, New York will go forward.

NEW YORK -- ALPHA MONTICELLO:

     On January 19, 1996, the Company, through one of its subsidiaries, entered into a memorandum of understanding with Catskill Development, L.L.C. ('Catskill') regarding the development and management of a casino to be built adjacent to the Monticello Raceway in Sullivan County, New York. On August 2, 1996, Mohawk Management L.L.C. executed an agreement with the St. Regis Mohawk Tribe (the 'Tribe') for the management of the proposed casino. The Tribe has submitted this agreement to the National Indian Gaming Commission for its approval. The development and management of this casino will be undertaken by Mohawk Management L.L.C., of which the Company's wholly-owned subsidiary, Alpha Monticello, Inc., owns 50%. The terms of the proposed management agreement is for seven years. Alpha Monticello, Inc. will be responsible for the day-to-day casino operations. The agreement contemplates that the casino will be owned by the Tribe and will be located on land to be placed in trust for the benefit of the Tribe.

     During 1996, Alpha Monticello, Inc. incurred $1,975,000 of costs, of which $734,000 has been capitalized and the remaining $1,241,000, (which includes $1,112,000 of general corporate overhead allocation) relates to expenditures for casino development.

     During the nine-month period ended September 30, 1997, Alpha Monticello, Inc. incurred casino development costs of $276,000, which relate to a general corporate overhead allocation.

MISSOURI -- ALPHA MISSOURI:

     Alpha Missouri, Inc., another wholly-owned subsidiary of the Company, has not commenced operations. Alpha Missouri, Inc. has applications pending for site approval and a gaming license with respect to the development of a riverboat gaming facility in Louisiana, Missouri. It has incurred development costs of approximately $243,000, $239,000 and $179,000 for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively, related to its proposed development of a riverboat casino in Louisiana, Missouri. These costs are substantially comprised of a general corporate overhead allocation. Although existing law in Missouri does not restrict the number of licenses the Missouri Gaming Commission may issue, that Commission has effectively placed a moratorium on any new licenses in the Louisiana market area. The Company believes such a restriction will remain in place for an indeterminant time. As a consequence, Alpha Missouri, Inc. and the City of Louisiana agreed to terminate the lease by Alpha Missouri, Inc. of city-owned property that was anticipated to be used for the gaming project.

HOTEL MANAGEMENT -- ALPHA HOTEL

     The following table sets forth the statements of income of Alpha Hotel for the years ended December 31, 1996, 1995 and 1994 (dollar amounts in thousands):

                                                                     1996      1995      1994
                                                                    ------    ------    ------

Management fees..................................................   $1,992    $2,863    $2,835
                                                                    ------    ------    ------
Operating expenses:
     Direct payroll and related expenses.........................    1,285     1,236     1,474
     Selling, general and administrative.........................       62       276       236
                                                                    ------    ------    ------
                                                                     1,347     1,512     1,710
                                                                    ------    ------    ------
Income from management fees before intercompany charges..........   $  645    $1,351    $1,125
                                                                    ------    ------    ------
                                                                    ------    ------    ------

     RESULTS OF OPERATIONS

GENERAL

     Effective as of September 1, 1993, the Company, through its subsidiary Alpha Hotel, entered into a Service Agreement with respect to hotels managed by the Hotel Division of Bryanston. As of December 31, 1996, the Company sold 100% of the stock of Alpha Hotel to Bryanston for consideration of $3,000,000.

DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995:

     Total management fees decreased during the year ended December 31, 1996 compared to the year ended December 31, 1995 by approximately $871,000 (30.4%). The decrease was principally the result of a $125,000 decrease in fees from continuing management agreements and a decrease of $746,000 related to the loss of five management agreements (which related to hotels whose ownership changed) and one management agreement that expired. The decrease in fees earned from continuing agreements was attributable to an agreement that was restructured.

     Direct payroll and related costs increased 4.0% to $1,285,000 for the year ended December 31, 1996 from $1,236,000 for the year ended December 31, 1995. This increase was the result of annual salary increases.

     Selling, general and administrative expenses decreased to $62,000 for the year ended December 31, 1996 from $276,000 for the year ended December 31, 1995. This decrease is a result of office relocation to a less expensive area.

DECEMBER 31, 1995 COMPARED TO DECEMBER 31, 1994:

     Total management fees increased during the year ended December 31, 1995 compared to the year ended December 31, 1994 by approximately $28,000 (1.0%). The increase was principally the result of increases in the hotels' gross revenues on which the management fees are based. The factors that influence such gross revenues are general economic conditions, competitive changes in geographic regions, foreign exchange rates relative to the strength of the U.S. dollar, the price of gasoline, air fares and general weather conditions.

     Direct payroll and related costs decreased 16.1% to $1,236,000 for the year ended December 31, 1995 from $1,474,000 for the year ended December 31, 1994. The decrease was the result of reduced central office staff due to operating efficiencies achieved.

     Selling, general and administrative expenses increased to $276,000 for the year ended December 31, 1995 from $236,000 for the year ended December 31, 1994. This increase is a result of travel to the managed hotels by regional and corporate management and costs incurred to obtain additional management contracts.

     In 1995, Alpha Hotel entered into a management agreement for a Sheraton Hotel in Myrtle Beach, South Carolina directly with the hotel owner.

LIQUIDITY AND CAPITAL RESOURCES

     For the nine months ended September 30, 1997, the Company had net cash used in operating activities of $2,647,000. These uses were the result of the net loss of $5,456,000 less non-cash expenses of $3,854,000 (depreciation and amortization) and a net decrease in working capital of $1,045,000. The decrease in working capital consisted primarily of a decrease in prepaid expenses of $539,000, a decrease in accounts payable and other accrued expenses of $268,000 and a decrease in payroll and related liabilities of $1,272,000.

     Cash used in investing activities of $1,329,000 consisted of $201,000 in purchases of property and equipment, $975,000 of Greenville Hotel construction costs and deposits of $153,000 of other assets.

     Cash provided by financing activities of $2,914,000 was attributable to $3,190,000 in advances under the $20,000,000 non-revolving promissory note with Bryanston, proceeds of $1,000,000 from the sale of Common Stock and the $1,276,000 principal reduction of long term debt and notes payable. $500,000 of the $1,000,000 proceeds from the sale of Common Stock was used in connection with the March 1997 settlement of an operating lease relative to the real property located in Lakeshore. The remaining $500,000 was used for working capital requirements for development.

     Although the Company is subject to continuing litigation, the ultimate outcome of which cannot presently be determined at this time, management believes any additional liabilities that may result from these cases will not be in an amount that will materially increase the liabilities of the Company as presented in the attached financial statements.

     At September 30, 1997, the Company was in default of its notes payable to Bryanston and former Cotton Club stockholders. The Company received a waiver of default through December 31, 1997 on the Bryanston notes aggregating $1,399,000.

     At September 30, 1997, the Company was in default for nonpayment on (i) certain mortgage notes aggregating $11,456,000 and (ii) certain equipment notes aggregating $3,433,000. In addition, the Company was in default of certain loan covenants not relating to payments which pertained to equipment notes amounting to $4,768,000. The Company received a waiver of the defaults on the $7,800,000 mortgage note payable to Bryanston through December 31, 1997. Accordingly, the mortgage notes of $11,456,000 and the equipment notes aggregating $8,201,000 are reflected in the current liabilities at September 30, 1997.

     Notes payable at September 30, 1997 and December 31, 1996 were comprised of the following:

                                                                              INTEREST
                                                                               RATES         1997          1996
                                                                              --------    ----------    ----------

Notes payable to Bryanston (an affiliate) and former Cotton Club stockholders, of which $295,000 and $394,000 in 1997 and 1996,
  respectively, are non-interest bearing...................................        10%    $1,401,000    $1,885,000
Revolving bank line of credit owed to non-affiliate, with payments of principal and interest due December 1997, collateralized by cash
  advances.................................................................        25%       370,000       497,000
Other......................................................................    Various        18,000        18,000
                                                                                          ----------    ----------
                                                                                          $1,789,000    $2,400,000
                                                                                          ----------    ----------
                                                                                          ----------    ----------

     Long-term debt at September 30, 1997 and December 31, 1996 was comprised of the following:

                                                                           INTEREST
                                                                            RATES         1997           1996
                                                                           --------    -----------    -----------

Mortgage note payable to Bryanston (an affiliate), principal and interest due monthly through November 1998, collateralized by the
  barge and certain other assets........................................        10%    $ 7,800,000    $ 7,800,000
Mortgage note payable in monthly installments of $70,000 plus interest at 30-day commercial paper rate (5.5% at September 30, 1997) plus 3.5%
  adjusted quarterly, collateralized by the boat and improvements.......         9%      3,656,000      3,656,000
Equipment notes payable monthly through November 1999 and collateralized
  by certain assets.....................................................     11-14%      8,366,000      9,284,000
Note payable quarterly through March 2000 and secured by assignment of
  interest in the mortgage note payable to Bryanston....................        10%      1,100,000      1,200,000
Capitalized lease obligations, payable monthly, expiring in various
  years through 2001....................................................     10-15%        325,000        386,000
Other...................................................................      7-11%          7,000         68,000
                                                                                       -----------    -----------
                                                                                        21,254,000     22,394,000
Less current portion....................................................                20,293,000     14,528,000
                                                                                       -----------    -----------
                                                                                       $   961,000    $ 7,866,000
                                                                                       -----------    -----------
                                                                                       -----------    -----------

     Aggregate future required principal payments are approximately as follows:

                      YEARS ENDING SEPTEMBER 30
---------------------------------------------------------------------

1998.................................................................   $20,293,000
1999.................................................................       518,000
2000.................................................................       397,000
2001.................................................................        44,000
2002.................................................................         1,000
Thereafter...........................................................         1,000
                                                                        -----------
                                                                        $21,254,000
                                                                        -----------
                                                                        -----------

     In June 1996, the Company issued 661,000 and 42,000 shares of Preferred Stock in settlement of $19,165,000 and $1,222,000, respectively, of its unsecured debt with Bryanston and an unrelated third party. The Company was charged a five percent transaction fee of $1,019,000, which was converted into approximately 35,000 shares of Preferred Stock. The conversion rate was based on the fair market value of a share of Common Stock at the date of conversion ($3.625). Each share of Preferred Stock is convertible into eight shares of Common Stock after December 31, 1996 and carries voting rights of one vote per share. Each share of Preferred Stock also carries a dividend of $2.90, payable quarterly, which increases to $3.77 per share if the cash dividend is not paid within 30 days of the end of each fiscal year. In such event, the dividend will be payable in shares of Common Stock.

CONTINUING OPERATIONS

     The Company continues to suffer net losses from its operations and development activities and had a working capital deficit of $37,448,000 and an accumulated deficit of $60,870,000 at September 30, 1997. In addition, the Company was not in compliance with certain long term debts that are included in current liabilities. The Company's Greenville, Mississippi casino operation continues to achieve positive income from operations despite the entry of a third gaming vessel into the Greenville, Mississippi gaming market. Furthermore, the Jubilation Lakeshore incurred continuing expenses of $797,000, in addition to its continued interest expense of $645,000. Management is continuing to seek resolution with the Jubilation Lakeshore creditors and continues to review other venues to operate the Jubilation Casino and has reduced further its continuing costs of maintaining the Jubilation Casino.

     Management recognizes that these concerns raise substantial doubt about the Company's ability to continue as a going concern. If the Sale is not approved and consummated, management plans to attempt to correct these conditions by taking various steps, including continuing to operate the Bayou Caddy's Jubilee Casino generating positive cash flow, developing its Greenville hotel, selling or relocating the Jubilation Casino and continuing to explore opportunities in attaining more favorable financing or the sale of equity to meets its working capital requirements. Accordingly, the Company's ability to continue as a going concern will be dependent upon consummation of the Sale and/or the Company's ability to develop working capital, maintain future profitable operations and meet its creditors' demands. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  THE COMPANY

GENERAL

     The Company, through its seven subsidiaries, is engaged in the ownership and operation of a gaming vessel, the Bayou Caddy's Jubilee Casino (the 'Casino' or the 'Bayou Caddy's Jubilee Casino'), located in Greenville, Mississippi, which is operated by the Company's subsidiary Alpha Gulf Coast, Inc. ('Gulf Coast'), and the construction of an adjacent hotel, which is being handled through its subsidiary Alpha Greenville Hotel, Inc. ('Greenville Hotel'), and has been engaged in the pursuit of gaming licenses for additional casinos in various states (which has been accomplished through the Company's subsidiaries Alpha Missouri, Inc. ('Alpha Missouri'), Alpha Monticello, Inc. ('Alpha Monticello'), Alpha Rising Sun, Inc. ('Alpha Rising Sun'), Jubilation Lakeshore, Inc. ('Jubilation Lakeshore') and Alpha St. Regis, Inc. ('Alpha St. Regis'). From September 1993 through December 1996, the Company, through its former subsidiary, Alpha Hotel Management Company, Inc. ('Alpha Hotel'), provided management services to hotels and motels owned by third-parties. Additionally, from December 1995 to July 16, 1996, the Company, through its subsidiary Jubilation Lakeshore (formerly known as the Cotton Club of Greenville Inc.), operated a second gaming vessel, the Jubilation Casino.

     The Company was incorporated in Delaware on March 19, 1993; Gulf Coast was incorporated in Delaware on May 4, 1993; Jubilation Lakeshore was incorporated in Mississippi on December 8, 1992; Alpha Missouri was incorporated in Delaware on March 17, 1995; Alpha Monticello was incorporated in Delaware on May 30, 1996; Alpha Rising Sun was incorporated in Delaware on August 6, 1993; Alpha St. Regis was incorporated in Delaware on June 24, 1994; and Greenville Hotel was incorporated in Delaware on February 27, 1997. The Company's principal executive offices are located at 12 East 49th Street, New York, New York 10017, and its telephone number is 212-750-3500.

CASINO OPERATIONS AND GAMING ACTIVITIES

CURRENT OPERATIONS

     The Bayou Caddy's Jubilee Casino. The Bayou Caddy's Jubilee Casino, located in Greenville, Mississippi, is owned and operated by the Company's wholly-owned subsidiary Gulf Coast. On May 14, 1993, pursuant to an asset purchase agreement among Gulf Coast, B.C. of Mississippi, Inc. ('B.C.') (formerly known as Bayou Caddy, Inc.), and certain shareholders of B.C., the Company acquired B.C.'s leasehold interests under certain lease agreements and certain other assets incidental to the development and ownership of the Bayou Caddy's Jubilee Casino. The Company proceeded with this acquisition because it gave the Company the opportunity to enter the casino business in Lakeshore, Mississippi, the original site of the Bayou Caddy's Jubilee Casino. Moreover, B.C. had already initiated the process of obtaining requisite approvals for casino operation in Lakeshore, thereby expediting the Company's ability to conduct casino operations in Mississippi.

     The Company initiated the Bayou Caddy's Jubilee Casino's gaming operations on January 12, 1994, subsequent to its construction on a marine vessel in 1993, which construction received the requisite approvals from the U.S. Army Corps of Engineers and the Mississippi Department of Natural Resources. Prior to the initiation of the Bayou Caddy's Jubilee Casino's gaming operations, the Company applied for and received the required license renewals and approvals from the Mississippi Gaming Commission (the 'Mississippi Commission'). See
'Business -- Government Regulation -- Licensing -- Mississippi.'

     Following the Company's acquisition (through Jubilation Lakeshore) of the Cotton Club casino in October 1995 (see 'The Company -- Discontinued
Operations -- The Jubilation Casino') the Company transferred the Bayou Caddy's Jubilee Casino from Lakeshore to Greenville. The Bayou Caddy's Jubilee Casino reopened in Greenville on November 17, 1995. The movement of the Bayou Caddy's Jubilee Casino to Greenville increased the capacity at Greenville and brought an upscale facility to the Greenville market. Management believed that the relocation of the Bayou Caddy's Jubilee Casino to Greenville was an appropriate action designed to increase the return on the Company's gaming assets in Mississippi.

     The Bayou Caddy's Jubilee Casino has 844 slot machines and 29 table games. In addition to its gaming activities, the Bayou Caddy's Jubilee Casino includes a 175-seat buffet, a 350-seat showroom, a

98-seat restaurant and parking to accommodate 950 customer vehicles. In January 1996, the Company completed renovation of its leased restaurant facility at Greenville in order to give customers a dining alternative, offering fine dining in an elegant setting. Management believes that the Bayou Caddy's Jubilee Casino, which offers an attractive casino environment and significant casino capacity, will continue to at least capture its fair market share of the Greenville gaming market.

     In April 1997, Gulf Coast received approval from the Mississippi Commission for its infrastructure investment requirement to build and operate a hotel on property adjacent to the Bayou Caddy's Jubilee Casino location. Greenville Hotel entered into a long term lease with the Board of Mississippi Levee Commissioners to lease property, including historical landmark buildings, for the development of a forty-one key single room and suite hotel. Management believes that this hotel will add a new dimension to the Company's casino patron experience and will be an added amenity to the Company's player development program. The total cost of this project is estimated to be approximately $3.2 million. Although a permanent source of financing for this project has not been identified at this time, Greenville Hotel has received interim financing from Bryanston to fund construction to date.

     The Company concentrates its sales, marketing and promotional activities for the Bayou Caddy's Jubilee Casino in its principal target market within a 50-mile radius of the casino. The target market is reached through a combination of billboards, radio, television, newspaper advertising and direct mail. Also, casino brochures are placed in tourist information areas, local and regional hotels, restaurants and bars.

     The Company has developed an in-house mailing list of in excess 130,000 casino customers. These customers are made up of table game players and 'Slot Club' members. Table game customers are identified through the casino's marketing representatives, and their play is monitored to evaluate whether the customer warrants complimentary services provided by the casino. The award of complimentary services is consistent with standard industry practices and is based upon a customer's duration of play and average amount wagered. The 'Slot Club' is an operation that allows the casino's computerized tracking system to identify customers, amount of play and other pertinent characteristics. The 'Slot Club' is an ongoing promotion where members are issued cards and accumulate points based on the amount of their play. Such points are redeemable for food, beverages and merchandise. Tournaments for blackjack, craps and poker are held, along with other special events and promotions.

     There are currently 19 casinos located on the Mississippi River. In the Greenville market, the Company's Bayou Caddy's Jubilee Casino competes with the Las Vegas Casino (owned and operated by Buyer) and the Lighthouse Point Casino, which opened in November 1996. The opening of the Lighthouse Point Casino resulted in a decrease in the gaming revenues of the Bayou Caddy's Jubilee Casino, which is expected to be corrected as the marketing programs of the new Lighthouse Point Casino help to increase the total Greenville market.

     Since the opening of the new casino, the Bayou Caddy's Jubilee Casino's fair share of the market, based on the number of player positions in the market, has improved. The Company believes that the Bayou Caddy's Jubilee Casino is well-positioned to compete successfully with the two other casinos in the Greenville market. Approximately 60 miles south of the Bayou Caddy's Jubilee Casino is Vicksburg. Vicksburg has four casinos: the Isle of Capri, Harrahs Vicksburg, Ameristar and Rainbow Casino. Approximately 110 miles south of the Bayou Caddy's Jubilee Casino is Natchez with the Lady Luck Natchez Casino. Approximately 90 miles north of the Bayou Caddy's Jubilee Casino is Coahoma County with the Lady Luck Coahoma Casino. Tunica County is approximately 180 miles north of the Bayou Caddy's Jubilee Casino and has ten casinos -- Harrahs (2 casinos), Sams Town, Fitzgeralds, Sheraton, Hollywood Casino, Circus Circus, Horseshoe Casino, Grand Casino and Ballys. Since casinos outside a 50-mile radius of the Bayou Caddy's Jubilee Casino are not considered by the Company to be within its primary competitive market, the Company does not deem the casinos in Vicksburg, Natchez, Coahoma County or Tunica County to be among its principal competitors.

     The Company has remained competitive in the markets affecting the Bayou Caddy's Jubilee Casino by keeping its gaming vessel well-maintained and by offering superior accommodations, entertainment programs and special events. In addition, the Company's advertising and marketing efforts have focused on maintaining the Company's presence in its market.

     Although the Bayou Caddy's Jubilee Casino has remained competitive, the Jubilation Casino, located on the Mississippi Gulf Coast, was unable to compete satisfactorily with the major casino developments in the Biloxi and Gulfport markets. This resulted in management's decision to close the Jubilation Casino during August 1996. See 'Casino Operations and Gaming Activities -- Discontinued Operations -- The Jubilation Casino.'

     The results of the casinos' operations have been seasonal, with the greatest activity occurring during the fair weather months of May through September (for example, for the quarters ended June and September 1996, gross revenues from operation of the Bayou Caddy's Jubilee Casino were approximately $12.9 million and $9.8 million, respectively, as compared to gross revenues from operation of the Bayou Caddy's Jubilee Casino for the following quarters ended December 1996 and March 1997 of approximately $8.4 million and $8.3 million, respectively). Consequently, the Company's operating results during the calendar quarters ending in December and March are not as successful as those quarters ending in June and September, and losses result from time to time. The seasonal nature of a casino's operations increases the risk that natural disasters or the loss of the casino for any other reason during the May through September period would have a materially adverse effect on the Company's financial condition and results of operations.

DEVELOPMENT ACTIVITIES

     New York. In March 1994, the Company entered into a joint venture agreement relating to the operation and development of a gaming facility located on the reservation of the St. Regis Mohawk Tribe of Hogansburg, New York (the 'Tribe'). The Company subsequently decided not to proceed with the project at Hogansburg, New York, since the Company and the Tribe began exploring a more suitable arrangement relating to the development of a casino in Sullivan County, New York, as discussed below.

     On January 19, 1996, the Company, through its subsidiary, Alpha St. Regis, entered into a memorandum of understanding with Catskill Development, L. L. C. ('Catskill') regarding the development and management of a casino to be built adjacent to the Monticello Raceway in Sullivan County, New York. Bryanston is a 25% member of Catskill. This memorandum of understanding was assigned to Alpha Monticello. Mohawk Management L.L.C. (a company of which the Company's subsidiary Alpha Monticello owns 50%) has executed an agreement with the Tribe for the management of such proposed casino, and subject to the obtaining of requisite approvals, it is anticipated that Mohawk Management L.L.C. will undertake the development and management of this casino and Alpha Monticello will be responsible for the day-to-day operations of this casino. It is intended that the casino will be owned by the Tribe and will be located on land to be placed in trust for the benefit of the Tribe. The Monticello Raceway is located 90 miles from New York City.

     This casino project is subject to approval by the U.S. Department of the Interior and its Bureau of Indian Affairs, the National Indian Gaming Commission and the Governor of the State of New York. Under the memorandum of understanding, Catskill and the Company have committed to enter into a definitive agreement on the terms established in the memorandum.

     Catskill purchased the 225 acre Monticello Raceway in June 1996. The Company is advised that Catskill plans to continue Monticello's racing program and to explore other developments at the site in addition to the proposed casino referred to above.

     There can be no assurance that the project will receive all requisite approvals. However, if such approvals are obtained, it is the Company's current intention to proceed with the development of this gaming activity.

     For the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company incurred casino development costs of $315,000 and $1,975,000 respectively, of which $39,000 and $734,000 have been capitalized and the remaining expenditures of $276,000 and $1,241,000, respectively, are substantially comprised of a general corporate overhead allocation.

DISCONTINUED OPERATIONS

     Missouri. The City of Louisiana is currently competing with other cities in Missouri for the next gaming license to be granted in that State. In the event that the state gaming authorities select

Louisiana, Missouri as the locality to receive the next gaming license to be granted, the Company intends to compete for the license to provide gaming facilities. The City of Louisiana is located approximately 60 miles north of metropolitan St. Louis and 70 miles from Springfield, Illinois, that state's capital.

     The Company anticipates that, if the license is granted, it will provide a gaming vessel with a capacity of approximately 750 gaming positions. The project cost is presently expected to be approximately $30 million. Subject to the Company's receipt of requisite licenses and approvals and the availability of any necessary financing, it is the Company's current intention, subject to confirmation of the economic feasibility of this project, to continue with the development of this project.

     Alpha Missouri has applications pending for site approval and a gaming license with respect to the development of a river boat gaming facility in Louisiana, Missouri. Although existing law in Missouri does not restrict the number of licenses the Missouri Gaming Commission may issue, the Commission has effectively placed a moratorium on any new licenses in the Louisiana market. The Company believes that such restriction will remain in place for an indeterminant time. As a consequence, Alpha Missouri and the City of Louisiana agreed to terminate the lease by Alpha Missouri of city-owned property that was anticipated to be used for the gaming project.

     The Company has incurred development costs of approximately $243,000 and $87,000 in 1997 and 1996, respectively, related to its proposed development, comprised of general corporate overhead allocation.

     The Jubilation Casino. In October 1995 the Company (through its subsidiary Lakeshore Jubilation) acquired the Cotton Club casino, a gaming vessel then moored in Greenville, Mississippi. Such casino was renamed the Jubilation Casino and was relocated from Greenville to Lakeshore, Mississippi, where it reopened on December 21, 1995. Management believed that the smaller Jubilation Casino could adequately service the existing Lakeshore market with substantially reduced cost of operations. However, based upon the Jubilation Casino's limited capacity, remote location and the increasing casino development in the Biloxi and Gulfport markets (which proved to be more attractive to casino patrons), the Jubilation Casino was unable to overcome operating deficits. As a result, in July 1996 management began to implement its plans to close the Jubilation Casino during August 1996. On July 16, 1996, operation of the Jubilation Casino was suspended in compliance with a directive of the Mississippi Commission, which asserted that the working capital of the Jubilation Casino was not sufficient and required that the Jubilation Casino's working capital be increased. Jubilation Lakeshore reviewed this working capital requirement in light of its previously announced plan to close the Jubilation Casino during August 1996 and the costs that would be incurred to reopen the Jubilation Casino. Based on this review, Jubilation Lakeshore decided not to reopen the Jubilation Casino.

     In connection with the plan to close the Jubilation Casino, management believes that it took all appropriate action required by federal law with respect to providing notice of such closing to its employees. In connection with the closing of the Jubilation Casino, management updated its assessment of the realizability of the leasehold improvements and related assets of the Jubilation Casino. Since this would have resulted in an impairment loss of approximately $14,507,000 and stockholders' equity below the requirements for continued listing of the Company's securities on NASDAQ, the Company accepted proposals by Bryanston and BP to convert approximately $19,165,000 and $1,222,000, respectively, of debt in to 693,905 and 44,258 shares of Preferred Stock.

     The Company has no current plans to reopen the Jubilation Casino and is investigating other possible uses, including the possible sale thereof.

     On January 25, 1995, the Company entered into an agreement to acquire all of the outstanding common stock of Doc Holliday, Inc. ('Doc Holliday'), the owner and operator of an 18,000 square foot casino in Central City, Colorado. In the fall of 1995, the Company filed the requisite forms with the Colorado Division of Gaming for approval of the Company's operation of Doc Holliday's casino in Central City, Colorado. Since the Company's due diligence investigation revealed that the acquisition was not in the best interests of the Company, in early 1996 the Company decided not to proceed with the acquisition and exercised its contractual right to terminate the agreement.

     In February 1995, Alpha Rising Sun entered into two letters of intent with subsidiaries of Bally Entertainment Corporation ('Bally') to develop and manage a proposed casino and related upland development at the City of Rising Sun. In connection with such arrangement, the Company, through its subsidiary Alpha Rising Sun, filed an application for a river boat gaming license for the County of Ohio, City of Rising Sun, with the Indiana Gaming Commission in the first quarter of 1994. Since the license was awarded to another entity, the Company has discontinued its efforts to expand its casino operations in Indiana. See 'Management's Discussion And Analysis Of Financial Condition And Results Of Operations Of The Company.'

     Hotel Operations. As of December 31, 1996, the Company sold 100% of the stock of its subsidiary, Alpha Hotel to Bryanston for consideration of $3,000,000 (in the form of a reduction by such amount of the outstanding indebtedness owed by the Company to Bryanston). Prior to agreeing to such sale, the Company evaluated the projected cash flow stream from Alpha Hotel's management contracts at $2.5 million on a present value basis. In light of this analysis and the uncertainty of maintaining such contracts (as demonstrated by the recent terminations of certain of the management contracts due to change in ownership) and the increasing competition for additional contracts, management of the Company determined that the $3.0 million in debt reduction was a fair value for these assets and that the Company's resources would be better devoted to the Company's other operations.

     Through Alpha Hotel, the Company provided management services to 14 hotels or motels. The Company provided management services to 13 of such hotels or motels primarily under a certain Service Agreement with Bryanston. The Company provided management services to these 13 hotels on behalf of Bryanston (which was 50% owned by Mrs. Beatrice Tollman, the spouse of the Company's Chairman, President and Chief Executive Officer, and 50% owned by a trust for the benefit of a child of Mr. Monty D. Hundley, the Company's former President and Chief Executive Officer), pursuant to certain individual management agreements. The rights to provide the management services were acquired by the Company in partial consideration for the issuance of the shares of Common Stock to Bryanston. Such rights were recorded by the Company at no cost to the Company based on its predecessor's cost, which was $0. Pursuant to the Service Agreement, the Company was the sole provider to such hotels of management services required of Bryanston and received substantially all fees due to Bryanston under the above-referenced management agreements. In addition, the Company provided management services to one hotel located in Myrtle Beach, South Carolina, under an agreement with the hotel's owner. All of the 14 hotels were 'mid-priced,' ranging between $40 and $70 per night, and all but one were operated as Days Inns.

     The Company and Bryanston had designed a financial management system whereby all accounting information was processed in a centralized accounting office in Hopewell Junction, New York. The system included management of all cash, accounts payable and receivable, and generated detailed monthly financial statements. The Company provided each property with standardized forms and procedures in order that all accounting in the management system was uniform. In connection with the Service Agreement, effective September 1, 1993, the Company entered into an expense reimbursement agreement (the 'Expense Reimbursement Agreement') with Bryanston for the use of certain office space at its Hopewell Junction, New York facility in connection with the Company's hotel management operations. Pursuant to the terms of the Expense Reimbursement Agreement, the Company reimbursed Bryanston on a monthly basis for its share of rent, office expenses and direct payroll. The Expense Reimbursement Agreement allowed for cost-effective centralization and management of the Company's operations, partly based on the Service Agreement, and partly based on the fact that Bryanston, which employed some of the Company's employees, was also based at the Hopewell Junction office. See 'Certain Transactions.'

     Under the Service Agreement, the Company was compensated for its services in an amount equal to a percentage of total net revenues of the managed hotels (net of 1% of aggregate revenue retained by Bryanston). Such percentages ranged from 2% to 5%. Additional fees were earned from various incentive agreements and accounting fees. The management agreements typically had a term of 10 years and most had specified renewal terms. The majority of the initial terms were scheduled to expire in the years 2001 and 2002. The management agreements contained termination provisions that were consistent with hotel industry practice and could be terminated by either party due to an uncured default by the other party. One of the management agreements was terminable at the discretion of the hotel owner and others were terminable if there was a material decrease in the hotel operating results or upon sale of the property. The management agreements could also be terminated upon the sale of the managed hotels.

     As indicated above, all but one of the managed hotels were operated as Days Inns by arrangement with Bryanston, which was a Days Inns licensee. The terms of Bryanston's license provided for a special, partial exemption from the Days Inns license fees, which was ordinarily 8% of total net revenue for each of the hotels for which the Company provided management services. Each of the managed hotels was charged applicable fees for marketing and reservation service, but was exempt from the so-called 'basic fee' of 5% since the elimination of the 'basic fee' reduced the license fee to 3%, such reduction was economically significant to such hotels and was favorable to the Company since the arrangement was an incentive for Days Inn licensees to enter into management agreements with the Company. The term of the special exemption was equal to the term of the related management agreement, including any extensions for which provision was made therein, plus a further five-year term (intended to cover a possible future extension). The discount was not available, however, for any hotels other than those hotels operated by Bryanston. There was no discretion in the licenser, absent breach, to eliminate or modify the discount.

     The Company's hotel management operations were organized under a regional management structure. The overall hotel operation was supervised by the president of Alpha Hotel and regional executives were utilized to oversee and monitor the operations. The Company believed this type of organization, coupled with extensive operational systems and procedures, was the most effective way to provide management services for the hotels. In addition to the regional managers, the Company had a support staff comprised of accounting, marketing, sales and supervisory personnel. This comprehensive support staff helped ensure that all of the managed hotels maximized potential revenue and profit opportunities by implementing financial controls, marketing the Company's services to existing and potential clients and advising on programs related to hotel management services.

     The hotels for which the Company provided management services were:

NAME AND LOCATION                                             NO. OF ROOMS    TERMINATION DATE    RENEWAL
-----------------------------------------------------------   ------------    ----------------    -------

Days Inn-Scottsdale, Scottsdale, AZ........................         167             2001            None
Days Inn-Clearwater, Clearwater, FL........................         117             2001            None
Days Inn-Buena Vista, Orlando, FL..........................         245             2002            None
Days Inn-Downtown, Atlanta, GA.............................         262             2012            2022
Days Inn-Savannah, Savannah Bay, GA........................         253             2001            None
Days Inn-Lakeshore, Chicago, IL............................         580             2006            2021
Days Inn-Kankakee, Kankakee, IL............................          98             2007            None
Days Inn-Henderson, Henderson, KY..........................         115             2002            None
Days Inn-University, Minneapolis, MN.......................         130             2001            None
Days Inn-Roseville, Roseville, MN..........................         114             2001            None
Days Inn-Plymouth, Plymouth, MN............................         113             2001            None
Days Inn-Butler, Butler, PA................................         133             2001            None
Days Inn-Madisonville, Madisonville, KY....................         141             2002            None
Sheraton-Myrtle Beach, SC..................................         219             2004            None
                                                                 ------
     Total.................................................       2,687
                                                                 ------
                                                                 ------

     The following table sets forth the statements of income (in thousands) of Alpha Hotel for the years ended December 31, 1996, 1995 and 1994:

Management fees............................................................   $1,992    $2,863    $2,835
Operating expenses:
     Direct payroll and related expenses...................................    1,285     1,236     1,474
     Selling, general and administrative...................................       62       276       236
                                                                              ------    ------    ------
          Total expenses...................................................    1,347     1,512     1,710
                                                                              ------    ------    ------
Income from management fees before intercompany charges....................   $  645    $ 1,35    $1,125
                                                                              ------    ------    ------
                                                                              ------    ------    ------

GOVERNMENT REGULATION

     The Company's ownership and operation of its gaming properties are subject to regulation by federal, state and local governmental and regulatory authorities, including regulation relating to environmental protection. While the Company has not been the subject of any complaints or other formal or informal proceedings alleging any violations of government regulations, no assurance can be given that the Company is, or in the future will be, able to comply with, or continue to comply with, current or future governmental regulations in every jurisdiction in which it conducts or will conduct its business operations without substantial cost or interruption of its operations or that any present or future federal, state or local regulations may not restrict the Company's present and possible future activities. In the event that the Company is unable to comply with any such requirements, the Company could be subject to sanctions, which could have a materially adverse effect upon the Company's business. See 'Business -- Government Regulation -- General,' and 'The Company -- Casino Operations and Gaming Activities -- Current Operations.'

LICENSING

     General. The gaming industry is highly regulated by each of the states in which gaming is legal. The regulations vary on a state-by-state basis but generally require that the operator, each owner of a substantial interest (usually 5% or more) in the operator, members of the Board of Directors, each officer and all key personnel be found suitable, and be approved, by the applicable governing body. The failure of any present, or future, person required to be approved to be, and remain, qualified to hold a license could result in the loss of the license.

     Mississippi. The ownership and operation of casino facilities in Mississippi are subject to extensive state and local regulation, primarily the licensing and regulatory control of the Mississippi Commission and the Mississippi State Tax Commission (collectively, the 'Mississippi Authorities').

     The laws, regulations and supervisory procedures of Mississippi and the Mississippi Commission seek to (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity, (ii) establish and maintain responsible accounting practices and procedures, (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Authorities, (iv) prevent cheating and fraudulent practices, (v) provide a source of state and local revenues through taxation and licensing fees and (vi) ensure that gaming licensees, to the extent practicable, employ Mississippi residents. The regulations are subject to amendment and to extensive interpretation by the Mississippi Commission in view of their recent adoption. Changes in Mississippi law or regulations may limit or otherwise materially affect the types of gaming that may be conducted and could have an adverse effect on the Company and the Company's Mississippi gaming operations.

     The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that either border the Mississippi Gulf Coast or the Mississippi River but only if the voters in a county have not voted to prohibit gaming in that county. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space that may be utilized for gaming. There are no limitations on the number of gaming licenses that may be issued in Mississippi.

     The Company, a registered publicly-traded holding company under the Mississippi Act, is required periodically to submit detailed financial and operating reports to the Mississippi Authorities and to furnish any other information that the Mississippi Authorities may require. The Company and any subsidiary of the Company that operates a casino in Mississippi (a 'Gaming Subsidiary') are subject to the licensing and regulatory control of the Mississippi Commission. If the Company is unable to continue to satisfy the registration requirements of the Mississippi Act, the Company and its Gaming Subsidiaries cannot own or operate gaming facilities in Mississippi. Each Gaming Subsidiary must obtain gaming licenses from the Mississippi Commission to operate casinos in Mississippi. A gaming license is issued by the Mississippi Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations and physical inspection of casinos prior to opening.

     Gaming licenses are not transferable, are initially issued for a two-year period and are subject to periodic renewal. No person may receive any percentage of profits from a gaming subsidiary of a holding company without first obtaining licenses and approvals from the Mississippi Commission.

LICENSING OF OFFICERS, DIRECTORS AND EMPLOYEES

     Officers, directors and certain key employees of the Company and its Gaming Subsidiaries must be found suitable or be licensed by the Mississippi Commission, and employees associated with gaming must obtain work permits that are subject to immediate suspension under certain circumstances. In addition, any person having a material relationship or involvement with the Company may be required to be found suitable or be licensed, in which case such person must pay the costs and fees associated with the related investigation. The Mississippi Commission may deny an application for a license for any cause that it deems reasonable. Changes in licensed positions must be reported to the Mississippi Commission. In addition to its authority to deny an application for a license, the Mississippi Commission has jurisdiction to disapprove a change in corporate officers. The Mississippi Commission has the power to require any gaming subsidiary and the Company to suspend or dismiss officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities.

INVESTIGATION OF HOLDERS OF SECURITIES AND OTHERS

     Mississippi law requires any person who acquires beneficial ownership of more than 5% of the Common Stock to report the acquisition to the Mississippi Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than 10% of the Common Stock, as reported in filings under the Exchange Act, must apply for a finding of suitability by the Mississippi Commission and must pay the costs and fees that the Mississippi Commission incurs in conducting the investigation. The Mississippi Commission has generally exercised its discretion to require a finding of suitability of any beneficial owner of more than 5% of a company's stock. If a stockholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners. Representatives of the Mississippi Commission have indicated that institutional investors may only be required to file summary information in lieu of a suitability finding.

     Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Commission may be found unsuitable. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of the securities of the Company beyond such time as the Mississippi Commission prescribes may be guilty of a misdemeanor. The Company is subject to disciplinary action if, after receiving notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company or its Gaming Subsidiaries, the Company: (i) pays the unsuitable person any dividend or other distribution upon the voting securities of the Company; (ii) recognizes the exercise, directly or indirectly, of any voting rights conferred by securities held by the unsuitable person;
(iii) pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances; or
(iv) fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at a fair market value.

     The Company may be required to disclose to the Mississippi Commission upon request the identities of the holders of any debt securities. In addition, the Mississippi Commission under the Mississippi Act may, in its discretion, (i) require disclosure of holders of debt securities of corporations registered with the Mississippi Commission, (ii) investigate such holders and (iii) require such holders to be found suitable to own such debt securities. Although the Mississippi Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including, but not limited to, a default or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with such an investigation.

REQUIRED RECORDS

     The Company must maintain a current stock ledger in Mississippi that the Mississippi Commission may examine at any time. If any securities of the Company are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company must also render maximum assistance in determining the identity of the beneficial owner.

     The Mississippi Act requires that the certificates representing securities of a publicly-traded corporation (as defined in the Mississippi Act) bear a legend to the general effect that such securities are subject to the Mississippi Act and the regulations of the Mississippi Commission. The Mississippi Commission has the power to impose additional restrictions on the holders of the Company's securities at any time.

APPROVAL OF CORPORATE MATTERS AND FOREIGN GAMING OPERATIONS

     Substantially all loans, leases, sales of securities and similar financing transactions by a Gaming Subsidiary must be reported to and/or approved by the Mississippi Commission. Changes in control of the Company through merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover cannot occur without the prior approval of the Mississippi Commission.

     The Mississippi legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and other takeover defense tactics that affect corporate gaming licensees in Mississippi and corporations whose stock is publicly-traded that are affiliated with those licensees may be injurious to stable and productive corporate gaming. The Mississippi Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Mississippi's gaming industry and to further Mississippi's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in some circumstances, required from the Mississippi Commission before the Company may make exceptional repurchases of voting securities above the current market price of its Common Stock (commonly called 'greenmail') or before a corporate acquisition opposed by management may be consummated. Mississippi's gaming regulations also require prior approval by the Mississippi Commission if the Company adopts a plan of recapitalization proposed by its Board of Directors opposing a tender offer made directly to the stockholders for the purpose of acquiring control of the Company.

     Neither the Company nor any subsidiary may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Commission. The Mississippi Commission may require determinations that, among other things, there are means for the Mississippi Authorities to have access to information concerning the out-of-state gaming operations of the Company and its affiliates.

SANCTIONS

     If the Mississippi Commission were to decide that a Gaming Subsidiary had violated a gaming law or regulation, the Mississippi Commission could limit, condition, suspend or revoke the license of the Gaming Subsidiary. In addition, the Gaming Subsidiary, the Company and the persons involved could be subject to substantial fines for each separate violation. Because of such violation, the Mississippi Commission could appoint a supervisor to operate the casino facilities, and under certain circumstances, earnings generated during the supervisor's appointment (except the reasonable rental value of the casino facilities) could be forfeited to the State of Mississippi. Limitations, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially and adversely affect the Company's and the Gaming Subsidiary's gaming operations.

     On July 16, 1996, operation of the Jubilation Casino was suspended in compliance with a directive of the Mississippi Commission, which raised certain issues with regard to the operation of the Jubilation

Casino and asserted that the working capital available to the Jubilation Casino was not sufficient. See 'The Company -- Casino Operations and Gaming
Activities -- Discontinued Operations -- The Jubilation Casino.' The Company does not believe that the issues raised by the Mississippi Commission regarding the operation of the Jubilation Casino will adversely affect the license to operate the Bayou Caddy's Jubilee Casino since the Bayou Caddy's Jubilee Casino is operating in compliance with applicable regulations, including regulations relating to issues raised by the Mississippi Commission regarding the operation of the Jubilation Casino. There can be no assurance, however, that the issues raised by the Mississippi Commission will not adversely affect the license, or the renewal of the license, to operate the Bayou Caddy's Jubilee Casino or any future licenses for which applications may be submitted in Mississippi.

     On October 23, 1997, the Company received renewal of its casino license through October 1999, conditioned upon the opening of the Casino Hotel by no later than February 26, 1998. During its compliance review, in connection with the Company's license renewal, the Mississippi Gaming Commission noted several administrative reporting deficiencies. A show cause hearing was held on December 2, 1997, at which management explained its position to the Mississippi Gaming Commission staff. This issue has been settled by the Company agreeing to address the noted deficiencies in future reporting and by payment of a fine of $40,000.

FEES AND TAXES

     License fees and taxes, computed in various ways depending on the type of gaming involved, are payable to the State of Mississippi and to the counties and cities in which a Gaming Subsidiary's operations will be conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon (i) a percentage of the gross gaming revenues received by the casino operation, (ii) the number of slot machines operated by the casino or (iii) the number of tables games operated by the casino. The license fee payable to the State of Mississippi based upon 'gaming receipts' (generally defined as gross receipts less payouts to customers as winnings) equals 4% of gaming receipts of $50,000 or less per month, 6% of gaming receipts over $50,000 and less than $134,000 per month, and 8% of gaming receipts over $134,000 per month. The foregoing license fees are allowed as a credit against the Company's Mississippi income tax liability for the year paid.

MISSOURI AND NEW YORK

     Missouri law and the Federal Indian Gaming Law (as it relates to the Company's proposed operation in New York State) each provide for a comprehensive, detailed scheme for the control of gaming operations in the state and the issuance of licenses for gaming, both to gaming facilities and to persons involved in certain gaming related activities. With respect to the Company's compact with the Tribe relating to the proposed casino to be built in Sullivan County, New York, the State of New York has provided for regulation of Indian gaming casinos through the New York State Racing and Wagering Board. Each of the supervising governmental agencies is authorized to promulgate rules and regulations applicable to the administration of gaming related laws. In connection with its proposed operations in New York State, the required documentation has been filed with the National Indian Gaming Commission. In connection with its proposed operations in Missouri, the Company has commenced the application and approval process with the Missouri Gaming Commission.

EMPLOYEES

     In connection with its casino operations, as of December 31, 1997, the Company employed approximately 540 employees, of which 470 were full-time employees. Management considers its employment relations to be satisfactory. In connection with the closing of the Jubilation Casino and pursuant to the Workers Adjustment and Retraining Notification Act, the Company provided the 320 employees of the Jubilation Casino with notice of its plans to close the Jubilation Casino at least 60 days prior to the anticipated closing date, as required under such Act. Therefore, management believes it has taken all appropriate action required by federal law with respect to providing notice of the closing of the Jubilation Casino to the employees of the Jubilation Casino.

LEGAL PROCEEDINGS

     In January 1996, the Company was named as a defendant in an action brought in the Circuit Court of Hinds County, Mississippi (Amos vs Alpha Gulf Coast, Inc.; Batiste vs Alpha Gulf Coast, Inc.; Dycre vs Alpha Gulf Coast, Inc.; Johnston vs Alpha Gulf Coast, Inc.; Rainey vs Alpha Gulf Coast, Inc.). Based on the theory of 'liquor liability' for the service of alcohol to a customer, plaintiffs alleged that on January 16, 1995, a vehicle operated by Mr. Amos collided with a vehicle negligently operated by Mr. Rainey, an individual who was served alcoholic beverages by the Company. Plaintiffs alleged that they suffered personal injuries and seek compensatory damages aggregating $17.1 million and punitive damages aggregating $37.5 million. The ultimate outcome of this litigation cannot presently be determined as this case is presently in the early phases of discovery. Accordingly, no provision for liability to the Company that may result upon adjudication has been made in the accompanying consolidated financial statements. The Company believes that the risk referred to in this paragraph is adequately covered by insurance.

     In August 1996, Gulf Coast was named as a defendant in an action brought in the United States District Court for the Southern District of Mississippi (Joseph R. Cure, Joseph E. Cure, Jr., Cynthia Cure Rutherford, Michael Cure and Susan Cure Gollot vs. Alpha Gulf Coast, Inc.) for alleged past due and future accelerated rentals and other costs under an operating lease relative to real property located in Lakeshore, Mississippi. In March 1997, the Company reached settlement terms in the action. In the settlement the lease terminates, the Company will pay $500,000 at closing and $1,200,000 in the form of a three year, ten percent note payable quarterly. The settlement and early termination of the operating lease resulted in a $541,000 charge to operations for the year ended December 31, 1996. The note was secured by assignment of an interest in the mortgage note payable to Bryanston. Additionally, the Company had as option to buy out the remaining obligations at reduced principal amounts at accelerated dates, as specified in the settlement agreement, which option the Company exercised when it discharged its remaining obligations thereunder with a portion of the loan proceeds from the Pre-Closing Financing.

     In September 1996, the Company and Gulf Coast were named as defendants in an action brought in the Circuit Court of Hancock County, Mississippi (Durward Dunn, Inc. vs. Alpha Hospitality Corporation; Durward Dunn, Inc. vs. Alpha Gulf Coast, Inc.) for alleged failure to make payments pursuant to a construction contract. Plaintiff seeks actual and compensatory damages of approximately $1,200,000. The consolidated financial statements include a provision for the liability of $928,000 for this contract at December 31, 1996 and September 30, 1997. This litigation was subsequently settled by the payment of $750,000 from the proceeds of the Pre-Closing Financing.

     In December 1996 the Company, Jubilation Lakeshore and Gulf Coast were named as defendants in an action brought in the United States District Court for the Southern District of New York (Bally Gaming, Inc. v. Alpha Hospitality Corp. and Alpha Gulf Coast, Inc.) for allegedly engaging in conduct that would impair the collateral held as security for certain financial obligations. Such conduct includes the failure to pay certain monetary obligations unrelated to the obligations secured by the collateral. Plaintiffs seek specific performance of particular actions plaintiffs believe are necessary to protect the collateral that secures the financial obligations, unspecified damages and attorney's fees, among other things. In July 1997, Jubilation Lakeshore, Gulf Coast and the Company were named as third party defendants in a related action brought in the United States District Court for the Northern District of Mississippi, Greenville Division (General Electric Capital Corporation vs. Bally Gaming, Inc.), wherein Bally Gaming, Inc. alleged the same complaints as it asserted in the above-mentioned action. The claims against the Company and its affiliates in both of these actions have been liquidated and the actions dismissed.

                          MARKET PRICES AND DIVIDENDS

MARKET PRICES

     The Company's Common Stock and its Redeemable Common Stock Purchase Warrants (the 'Warrants') are traded on the Automated Quotation System of the National Association of Securities Dealers, Inc. ('NASDAQ') under the symbols 'ALHY' and 'ALHYW' and the Boston Stock Exchange under the symbols 'ALH' and 'ALHW.'

     The following table sets forth the high and low sale prices for Common Stock and Warrants as reported by NASDAQ.

                                                                        COMMON STOCK         WARRANTS
                                                                      ----------------    --------------
                                                                       HIGH      LOW      HIGH      LOW
                                                                      ------    ------    -----    -----
1997 Quarters:
     Fourth........................................................   $3.639    $2.000    $.599    $.547
     Third.........................................................    3.628     3.197     .691     .599
     Second........................................................    4.045     2.658     .692     .616
     First.........................................................    2.714     2.207     .563     .474
1996 Quarters:
     Fourth........................................................   $2.375     1.25      .563     .25
     Third.........................................................    4.125     2.00      .594     .25
     Second........................................................    4.75      2.00      .875     .344
     First.........................................................    3.25      2.375     .438     .125

     As of January 5, 1998, 14,406,204 shares of Common Stock and 821,496 shares of Preferred Stock were issued and outstanding. The outstanding shares of Common Stock were held of record by approximately 800 persons, including ownership by nominees who may hold for multiple beneficial owners. On February 6, 1998, the high and low sale prices for a share of Common Stock were $2.00 and $1.97, respectively.

DIVIDENDS

     The Company has not, since its inception, declared or paid any dividends on its shares of Common Stock. Under Section 170(a) of the General Corporation Law of Delaware (the 'GCL'), the Corporation is, and has been, proscribed from declaring or paying any dividends upon any shares of its capital stock except to the extent of (1) its surplus (as defined under the GCL) or (2) in the case of no such surplus, its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. As the Company has no surplus (as defined under the GCL) or net profits, the Company is foreclosed from declaring or paying any dividends even if it had otherwise been inclined to do so. Additionally, the Company is, and since its inception in 1993 has been, subject to loan covenants that have generally prohibited the declaration or payment of any cash dividends.

     Although proceeds from the Pre-Closing Financing were used to discharge those loans with respect to which the Company was prohibited from declaring or paying any cash dividends on its shares of capital stock, such prohibition was replaced with restrictive covenants with respect to the Pre-Closing Financing that effectively reinstated such prohibition. Upon consummation of the Sale, the Pre-Closing Financing is to be assumed by Buyer, effectively relieving the Company from such prohibition; however, there can be no assurance that the Company will, following consummation of the Sale, declare or pay any dividends of the shares of its capital stock. There can be no assurance that the Company will have any surplus (as defined in the GCL) upon or following consummation of the Sale or that the Company will achieve any net profits and (b) even if the Company has such a surplus or achieves net profits, the Company will not determine to retain all available funds to expand the Company's business or for other corporate purposes. Management has no current intent to declare or pay any dividends on the shares of Common Stock.

     The shares of Preferred Stock (which were first issued in June 1996) accrue cash dividends at ten (10%) percent; provided that if the cash dividend for a fiscal year is not paid within 30 days of the end of such year, the amount of the dividend shall increase to thirteen (13%) percent and shall be payable in shares of Common Stock valued at the market price. Since shares of Preferred Stock were first issued by the Company, the Company (for reasons set forth above) has been precluded from paying any cash dividends on the shares of Preferred Stock. Consequently, the Company is obligated to issue to holders of shares of Preferred Stock, an aggregate of approximately 777,000 shares of Common Stock as the dividend due thereon with respect to 1996 and an additional approximately 990,000 shares of Common Stock with respect to the dividend accrued on the outstanding shares of Preferred Stock in 1997.

     Although, as noted above, it is not anticipated that the Company will be subject, after consummation of the Sale, to loan covenants restricting its right to declare or pay cash dividends on shares of Preferred Stock, there can be no assurance that the Company will be able to do so or, even if able to do so, will elect to do so. Management anticipates that, even if the Company has sufficient surplus and/or net profits to declare and pay a cash dividend on shares of Preferred Stock, its decision whether to do so will depend upon its determination as to whether it is in the best interests of the Company to pay, per share of Preferred Stock, such dividend in cash at $2.90 or in shares of Common Stock valued at $3.77.

                                   PROPERTIES

     The Company maintains its executive office at leased premises located at 12 East 49th Street, New York, New York, 10017. This lease expires December 31, 2004.

                               CASINO OPERATIONS

     LOCATION              PRINCIPLE USE         APPROXIMATE AREA    OWNED/LEASED            EXPIRES
------------------   -------------------------   ----------------    ------------   -------------------------

Hancock County       Sign location,               3 acres             Lease         4/30/03 with option to
  Waveland, MS       warehousing and parking                                        purchase
Hancock County       Accounting office            1 acre              Leased        6/30/98 with option to
  Waveland, MS                                                                      extend 3 five-year terms
                                                                                    and right of first
                                                                                    refusal to purchase
Washington County    Customer parking             2 acres             Owned                    --
  Greenville, MS*
Washington County    Mooring site of casino       1,000               Leased        12/29/02 with option to
  Greenville, MS*    vessel                       waterfront feet                   extend 2 five-year terms
Washington County    Accounting offices and       10,000              Leased        12/1/98 with option to
  Greenville, MS     warehouse                    square feet                       extend two years

------------

* If the Sale Transactions are approved and consummated, these properties or leasehold interests will be transferred to Buyer as part of the Casino Assets.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all cash compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995 paid to the Company's Chief Executive Officer, the four other most highly compensated executive officers (the 'Named Executive Officers') at the end of the above fiscal years whose total compensation exceeded $100,000 per annum, and up to two persons whose compensation exceeded $100,000 during the above fiscal years, although they were not executive officers at the end of such years.

                                                                                RESTRICTED
                                                                                  STOCK                     ALL OTHER
           NAME AND PRINCIPAL POSITION              YEAR   SALARY(1)   BONUS      AWARDS     OPTION/SARS   COMPENSATION
--------------------------------------------------  ----   ---------   ------   ----------   -----------   ------------

Stanley S. Tollman ...............................  1997   $ 250,000     --        --           --             --
  Chairman of the Board of Directors, Chief         1996   $ 250,000     --        --           --             --
  Executive Officer and President                   1995   $ 250,000     --        --           --           $ 31,250(2)
                                                    1997      --         --        --           --             --
Monty D. Hundley .................................  1996      --         --        --           --             --
  President and Co-Chief Executive Officer(2)       1995   $  62,500     --        --           --             --

------------

(1) No portions of the cash salaries to which either of the above officers were entitled during the periods indicated have been paid; the expense and liability have been accrued without interest.

(2) As of March 23, 1995, Mr. Hundley resigned as an officer and Director of the Company, at which time Mr. Hundley waived any claim for future compensation under his contract with the Company.

                            ------------------------

     Option/SAR Grants in Last Fiscal Year. During the last completed fiscal year, the Company did not grant any options or stock appreciation rights to any Named Executive Officer.

     Compensation of Directors. Directors do not receive compensation for serving as Directors but are reimbursed for expenses incurred in connection with the performance of their duties.

     Employment Agreements. The Company and Mr. Stanley S. Tollman entered into an Employment Agreement dated June 1, 1993, whereby Mr. Tollman agreed to serve as Chairman of the Board and Co-Chief Executive Officer of the Company for a term of three (3) years from the date of the Agreement. Thereafter, such Agreement is automatically renewable for successive twelve (12) month periods, unless either party shall advise the other on ninety (90) days' written notice of his or its intention not to extend the term of the employment. In the event of a termination of his employment, under the terms of such Agreement Mr. Tollman is to be retained for two years to provide consulting services for $175,000 per year. Such Agreement has been renewed until June 1, 1998. Mr. Tollman's Employment Agreement provides for a salary in the amount of $250,000 per year, none of which has been paid under such Agreement since the date thereof. The unpaid salary accumulates, and the Company does not pay any interest or other penalty thereon. Such Agreement provides for Mr. Tollman to devote no less than 20% of his business time to the affairs of the Company and its subsidiaries. Such Agreement contains a non-disclosure provision pursuant to which Mr. Tollman agrees not to use or disclose any information, knowledge or data relating to or concerning the Company's operations, sales, business or affairs to any individual or entity, other than the Company or its designees, except as required in connection with the business and affairs of the Company. Prior to the sale of Alpha Hotel to Bryanston, that Agreement also contained a limited non-competition clause pursuant to which Mr. Tollman agreed not to own, manage, operate or otherwise be connected with any entity or person (other than Bryanston) or Alpha Hotel (i) that renders management services to hotels of the same kind, class and character as the hotels for which Alpha Hotel provided management services or (ii) that owns, manages or operates a gaming casino within a 100 mile radius of the Jubilation Casino.


     Consulting Agreement. The Company and Mr. Sanford Freedman entered into a Consulting Agreement dated March 1, 1996, whereby Mr. Freedman agreed to render consulting services to the Company with respect to development activities relating to the Company's casino and hotel operations. Mr. Freedman's services as Secretary and a Director of the Company do not relate to the Company's development activities and are not compensated under the Consulting Agreement. Mr. Freedman serves as an independent contractor at will pursuant to the Consulting Agreement and will be compensated at the rate of $350 per hour. The Consulting Agreement may be terminated at any time by either party. The Company has agreed to indemnify Mr. Freedman against any claims, losses, expenses or liabilities, including reasonable attorneys' fees, Mr. Freedman may incur arising out of his performance of any services pursuant to the Consulting Agreement. Mr. Freedman was paid an aggregate of $195,000 of consulting fees during the year ended December 31, 1997.

                           BOARD COMPENSATION REPORT

EXECUTIVE COMPENSATION POLICY

     Cash Compensation. The Company's executive officers, other than Stanley S. Tollman, are not directly compensated by the Company based upon the Compensation Committee's determination that compensation is not prudent at this time given the Company's financial position. When, and if, the Company's financial position improves, the Compensation Committee would establish and review the compensation of executive officers and employee compensation plans. However, all of the Company's executive officers previously provided management, financial and administrative services, through the Company's subsidiary Alpha Hotel, on behalf of Bryanston. Bryanston directly compensated the Company's executive officers for such services, and pursuant to the terms of an expense reimbursement agreement between the Company and Bryanston (the 'Expense Reimbursement Agreement'), the Company reimbursed Bryanston on a monthly basis for direct payroll. The Compensation Committee does not determine the compensation paid by Bryanston to the Company's executive officers for providing these services on behalf of Bryanston, as such compensation is solely determined by Bryanston. Subsequent to the sale of Alpha Hotel to Bryanston in December 1996, Bryanston has continued directly to provide salaries and benefits to the Company's executive offices without seeking reimbursement therefor from the Company.

     Equity Compensation. The grant of stock options to executive officers constitutes an important element of long term compensation for the executive officers. The grant of stock options increases management's equity ownership in the Company with the goal of ensuring that the interest of management remains closely aligned with those of the Company's stockholders. The Board of Directors believes that stock options in the Company provide a direct link between executive compensation and stockholders' value. By attaching vesting requirements, stock options also create an incentive for an executive officer to remain with the Company for the long term.

     Chief Executive Officer Compensation. The compensation of Stanley S. Tollman, the Chief Executive Officer, is set forth in an Employment Agreement between the Company and Mr. Tollman, which provides for a salary in the amount of $250,000 per year, none of which has been paid under such Agreement. The unpaid salary accumulates, and the Company does not pay any interest or other penalty thereon. The terms of the Employment Agreement were determined based upon Mr. Tollman's ability to establish and retain a strong management team and to develop and implement the Company's business plans. The Company also appraised its financial position and reviewed compensation levels of Chief Executive Officers at comparable companies within the Company's industry.

     Corporate Performance Graph. The following graph shows a comparison of cumulative total stockholders' returns from November 5, 1993 through December 31, 1997 for the Company, the Russell 2000 Index ('Russell') and the Dow Jones Entertainment and Leisure -- Casino Index ('DJ Casino').



ALPHA    RUSSELL    DOW JONES

100          100          100
172          101          100
150           97           87
78            93           67
61           100           61
77            98           77
47           103          100
31           112          112
49           123          108
47           126          103
33           133          125
42           138          139
26           140          121
13           140          118
16           142          101
31           150          111
24           167          129
17           171          103

     The graph assumes the investment of $100 in shares of Common Stock on November 5, 1993 and the investment of $100 in Russell and DJ Casinos on October 31, 1993, and that all dividends were reinvested. No dividends have been declared or paid on the Common Stock.

     Section 16(a) Reporting. Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc. Automated Quotation System. Specific due dates for these reports have been established. During the year ended December 31, 1997, all reports for all transactions were filed on a timely basis.

                    CERTAIN PROCEEDINGS INVOLVING MANAGEMENT

     Bryanston was formerly known as Buckhead Hotel Management Company, Inc. ('BHMC'), and prior to February 1, 1992, BHMC was known as Days Inns Management Company, Inc. BHMC was formerly a subsidiary of Buckhead America Corp. ('BAC'), which, prior to February 1, 1992, was known as Days Inn of America, Inc. Messrs. Stanley S. Tollman, Thomas W. Aro, Brett G. Tollman, Sanford Freedman and James
A. Cutler, each a director and/or officer of the Company, were officers and/or directors of BAC and certain of its subsidiaries.

     On September 27, 1991, BAC, BHMC and certain affiliates and subsidiaries thereof filed petitions for protection from creditors under the Bankruptcy Code, commencing proceedings in the United States Bankruptcy Court, in the District of Delaware. (In re Buckhead American Corporation, et al., f/k/a Days Inn of America, Inc., et al., Debtors case numbers 91-978 through 91-986.) The Plan of Reorganization for BAC and its subsidiaries was filed and approved in December 1992 and became effective on December 28, 1992. Under the Plan of Reorganization, BHMC assigned certain assets related to its business of hotel management and was relieved of certain obligations not related to its business of hotel management.

     Messrs. Stanley S. Tollman, Brett G. Tollman and Sanford Freedman were limited partners of six limited partnerships, each of which was the owner of an individual hotel, which filed Chapter 11 proceedings in 1991. Mr. Stanley S. Tollman was the stockholder of the corporate general partners of the limited partnerships. Messrs. Stanley S. Tollman, Brett G. Tollman, Sanford Freedman and James A. Cutler were directors and/or officers of such corporate general partners. Faced with the threat of foreclosure, the six limited partnerships filed for protection under the Bankruptcy Code. With regard to five of the bankruptcy proceedings, the Bankruptcy Court lifted the bankruptcy stay and permitted foreclosure sales of the hotels. With regard to the sixth hotel, a Plan of Reorganization has been approved by the Bankruptcy Court, which approval has been appealed by the lender to the U.S. District Court. The U.S. District Court confirmed the decision below, and the lender appealed to the Court of Appeals for the Fifth Circuit, which affirmed the decision of the U.S. District Court. The Plan of Reorganization has been implemented.

     Kissimmee Lodge, Ltd. ('KLL'), a Florida limited partnership, filed a Chapter 11 proceeding in the United States Bankruptcy Court for the Middle District of Florida. The proceeding was filed to prevent the imminent foreclosure of the Days Suites hotel owned by KLL. Messrs. Stanley S. Tollman, Brett G. Tollman and Sanford Freedman hold limited partnership interests in KLL, and Mr. Stanley S. Tollman is a stockholder of the corporate general partner of KLL. Messrs. Stanley S. Tollman and James A. Cutler were directors and/or officers of such corporate general partner. A Plan of Reorganization for KLL was confirmed by the Bankruptcy Court and has been declared effective.

     Emeryville Days Limited Partnership ('Emeryville'), a California limited partnership, filed a Chapter 11 proceeding in the United States Bankruptcy Court for the Eastern District of California in May 1996. The proceeding was filed to prevent the imminent foreclosure of the Days Inn hotel owned by Emeryville. Messrs. Stanley S. Tollman, Brett G. Tollman and Sanford Freedman hold limited partnership interests in Emeryville, and Mr. Stanley S. Tollman is a stockholder of the corporate general partner of Emeryville. Messrs. Stanley S. Tollman and James A. Cutler were directors and/or officers of such corporate general partner. Subsequent to the filing of the proceeding, the subject hotel property was sold, and as a result, funds became available to pay all creditors, other than the holder of the second deed of trust, which holder agreed to settle its claim for a reduced amount, which has been paid. As a consequence of the foregoing, this proceeding was dismissed.

     T.H. Orlando, Ltd. ('Orlando') and T.H. Resorts Associates, Ltd. ('Resorts'), filed a Chapter 11 proceeding in the United States Bankruptcy Court for the Middle District of Florida, Orlando Division in February 1997. The proceeding was filed to prevent the imminent foreclosure of three Days Inn hotels owned by Orlando and Resorts. Messrs. Stanley S. Tollman and Sanford Freedman hold limited partnership interest in Orlando and Resorts, Mr. Stanley
S. Tollman is a stockholder of the corporate general partners of Orlando and Resorts, and Messrs. Stanley S. Tollman, Brett G. Tollman and James A. Cutler were directors and/or officers of such corporate general partners. In August 1997, Orlando and Resorts agreed to a settlement with its secured lender resulting in the sale of the hotel properties and dismissal of the proceeding.

                              CERTAIN TRANSACTIONS

BAYOU CADDY ACQUISITION

     Pursuant to an asset purchase agreement, dated as of May 14, 1993, among Alpha Gulf Coast, Inc. ('Gulf Coast'), B.C. of Mississippi, Inc. ('B.C.') (formerly known as Bayou Caddy, Inc.) and certain stockholders of B.C., the Company acquired certain of the assets of B.C., including B.C.'s leasehold interests under certain lease agreements, certain other assets incidental to the development and ownership of the Bayou Caddy's Jubilee Casino (the 'Bayou Caddy's Jubilee Casino' or the 'Casino') and B.C.'s interest in certain related license applications, approvals and permits. As part of the purchase, the Company assumed liabilities aggregating approximately $1,100,000. The purchase price was $3,500,000, which was evidenced by a promissory note (the 'B.C. Note') that bore interest at the rate of 10% per annum and was convertible into shares of Gulf Coast. Pursuant to an agreement, also dated May 14, 1993, among B.C., the Company, Stanley S. Tollman and Monty D. Hundley, the Gulf Coast shares into which the B.C. Note was convertible were further convertible into shares of Common Stock upon the happening of certain events. On November 15, 1995, the Company, Gulf Coast and B.C. entered into an agreement (the 'B.C. Agreement') under which (i) the B.C. Note was deemed converted on February 1, 1994 and (ii) B.C. received rights that entitled B.C. to receive 791,880 shares of Common Stock. As contemplated by the B.C. Agreement, B.C. subsequently distributed rights to receive 700,000 shares of Common Stock to its shareholders and retained rights to receive 91,880 of such shares. The conversion of the B.C.
Note into 791,880 shares of Common Stock was determined in accordance with a formula contained in the May 14, 1993 agreements that allowed for conversion of the note into 12% of the shares of Common Stock held by Messrs. Tollman and Hundley at the time the Company notified B.C. of its election to convert. In order to avoid further dilution to the Company's stockholders and to enhance its position in the Company, Bryanston agreed to contribute a number of its shares of Common Stock to the Company in order to help satisfy the number of shares of Common Stock into which the B.C. Note converted. In accordance therewith, Bryanston made a capital contribution to the Company of 716,881 shares of Common Stock owned by Bryanston, which were held by the Company as treasury stock. In September 1996, the Company issued the 791,800 shares of Common Stock to B.C. and the B.C. shareholders, and in October 1996, the shares previously held in treasury stock were canceled.

BRYANSTON

     In connection with the formation of the Company and the initial capitalization of the Company, Bryanston (i) contributed $626,004 in cash to the Company in exchange for 3,564,987 shares of Common Stock, valued at 17.6[c] per share, (ii) entered into certain service agreements and (iii) loaned the Company $4,009,740 (the 'Bryanston Loan'). The Company utilized the $626,004 and the proceeds of the Bryanston Loan for the development and construction of the Bayou Caddy's Jubilee Casino.

     Under a service agreement, effective as of September 1, 1993, between Alpha Hotel and Bryanston (the 'Service Agreement'), the Company (through Alpha Hotel) provided management, financial, administrative and marketing services to hotels and motels on behalf of Bryanston. Bryanston is an affiliate of the Company, and Beatrice Tollman, Mr. Stanley S. Tollman's spouse, is a 50% stockholder of Bryanston. The Service Agreement, which was co-terminus with the last to expire of individual management agreements between Bryanston and 13 hotels (the 'Management Agreements'), stated that the Company would provide certain management services for hotels managed by Bryanston for certain unaffiliated owners. Pursuant to the Service Agreement, Bryanston received a fee of 1% of the aggregate compensation paid to the Company pursuant to the Management Agreements. The Hotel Division of Bryanston is the provider of direct services to all managed hotels pursuant to the Management Agreements with the individual hotels. Through its subsidiary Alpha Hotel, the Company provided management, financial, administrative and marketing services on behalf of Bryanston. Pursuant to the Management Agreements, the Company was compensated for its services in an amount equal to a percentage of total net revenues of the managed hotels, ranging between 2% and 5%. In connection with the Service Agreement, effective September 1, 1993, the Company entered into the Expense Reimbursement Agreement with Bryanston for the use of certain office space at its Hopewell Junction, New York facility in connection with the Company's hotel management operations. Pursuant to the terms of the Expense Reimbursement Agreement, the Company reimbursed Bryanston on a monthly basis for its share of rent, office expenses and direct payroll.

     The Bryanston Loan had an initial interest rate of 12% per annum, and payment thereunder was subordinated to payment of the Term Loan, described below. A portion of principal and accrued interest in the aggregate amount of $1,012,500 was repaid from the proceeds of the Company's initial public offering ('IPO') and principal and accrued interest in the aggregate amount of $1,206,355 was repaid from the proceeds of the underwriters' over-allotment option exercised in connection with the IPO. The balance of the Bryanston Loan ($1,972,532) accrued interest at the rate of 12% per annum, which accrued until the second anniversary of the opening of the Bayou Caddy's Jubilee Casino, and thereafter, together with such accrued interest amount ($501,294), interest accrued at the rate of 9% per annum, payable quarterly in equal installments over a 10-year period, and was subject to prepayment pro rata with the BP Loan, described below, from the proceeds of the exercise, if any, of the Company's outstanding warrants and certain options (the 'HFS Options') granted to HFS Gaming Corp. ('HFS'), provided the Company is current under the Term Loan (described below). At September 30, 1997, the principal balance (which included accrued interest through the second anniversary) was $1,398,622 and accrued interest of $117,612.

     In August and October 1993, Bryanston advanced a bridge loan (the 'Bryanston Bridge Loan') in the aggregate amount of $7,419,000, which was also applied to the development and construction of the Bayou Caddy's Jubilee Casino. The Bryanston Bridge Loan bore interest at the rate of 10% per annum from the date advanced and was originally due and payable on the earlier of October 31, 1993 or the closing of the IPO. A portion of the principal and accrued interest on the Bryanston Bridge Loan, in the aggregate amount of $3,625,000, was repaid from the proceeds of the Term Loan (described below) and a $4,000,000 bridge loan from HFS (which was repaid from the proceeds of the IPO), and the balance was repaid from the proceeds of the IPO.

     As of January 1, 1994, Bryanston agreed to loan the Company up to $9,000,000 (the 'Initial Working Capital Loan') to meet working capital requirements of the Company. The note bore interest at prime rate plus 2% per annum and had a maturity date of December 31, 1995. On December 31, 1994, the Company authorized the issuance of 625,222 shares of its convertible preferred stock, valued at $6.625 per common share, in settlement of $8,284,196 due Bryanston pursuant to the Initial Working Capital Loan, which amount included approximately $349,000 of accrued interest. In October 1995, those 625,222 shares of preferred stock were converted into 1,250,444 shares of Common Stock.

     On November 15, 1995, the Company, Gulf Coast and B.C. entered into the B.C. Agreement under which (i) the B.C. Note was deemed converted on February 1, 1994 and (ii) B.C. received rights that, upon exercise, entitled B.C. to receive 791,880 shares of Common Stock. Bryanston agreed to contribute 716,881 of its shares of Common Stock to the Company in order to help satisfy the number of shares of Common Stock into which the B.C. Note converted. Bryanston agreed to make this capital contribution to the Company in order to avoid further dilution to the Company's stockholders.

     As of January 5, 1995, Bryanston agreed to loan the Company up to $20,000,000 (the 'Working Capital Loan') to meet the working capital requirements of the Company. Thus, the Company is obligated under a $20,000,000 non-revolving promissory note ($2,936,000 and $1,746,000 outstanding at September 30, 1997 and December 31, 1996, respectively) with Bryanston. The note, which bears interest at prime rate (8.5% at September 30, 1997 and 8.25% at December 31, 1996) plus 2%, is payable at the lesser of the outstanding principal amount or $2,000,000 per annum through December 31, 1999. Beginning in 1996, interest accrued monthly and was due and payable by the following month. All remaining principal and accrued interest (approximately $503,000) shall be due on December 31, 2000. Additionally, commencing May 1, 1996 and for each of the next succeeding three years thereafter, the Company is required to make additional principal payments equal to 'Available Cash Flow of Maker' as defined in the note to mean an amount equal to the consolidated annual net income of the Company before depreciation but after provision for taxes and principal payments on account of all debt, less an amount equal to the sum of (a) an annual replacement reserve equal to 3% of the consolidated revenues of the Company and its subsidiaries, excluding Alpha Hotel, and (b) $1,000,000.

     On September 22, 1995, Bryanston purchased from HFS an outstanding loan to the Company (the 'Term Loan'), which was then in default and was then held by HFS, having an outstanding balance of $7,816,000. In October 1993, the Company had issued the Term Loan to HFS in the original principal amount of $8,000,000 for a five-year term. The Term Loan bears interest at a rate of 10% per annum and requires monthly payments of principal and interest through November 1998. The Term Loan is secured by a first preferred ship mortgage on the Bayou Caddy's Jubilee Casino. As consideration for Bryanston purchasing the Term Loan (which was then in default) and for Bryanston agreeing to make the Working Capital Loan, in October 1995, the Company issued to Bryanston 347,826 shares of Common Stock, valued at $4.50 per share, and an option to purchase 347,826 shares of Common Stock at an exercise price of $4.50 per share. In addition, Bryanston acquired 96,429 shares of Common Stock from an affiliate of HFS. At September 30, 1997 and December 31, 1996, the balance due on the Term Loan was $7,800,000 and $7,800,000, plus accrued interest of $1,812,000 and $1,226,789, respectively.

     Since the Company began to implement its plans to close the Jubilation Casino in July 1996, the Company updated its assessment of the realizability of the leasehold improvements and related assets of the Jubilation Casino. This resulted in an impairment loss of approximately $14,507,000 and would have reduced stockholders' equity below certain requirements for continued listing of the Company's securities on NASDAQ. In order to avoid the delisting of the Company's securities from NASDAQ, Bryanston proposed that the Company convert the Working Capital Loan into shares of Preferred Stock, which would enable the Company to maintain its NASDAQ listing. Therefore, effective June 26, 1996, Bryanston converted the amount due on the Working Capital Loan (approximately $19,165,000) into shares of Preferred Stock. The Company was charged a 5% transaction fee (approximately $958,000), which was also converted into shares of Preferred Stock. The conversion was effective June 26, 1996, and the total of approximately $20,123,000 converted into 693,905 shares of Preferred Stock based on the fair market value of a share of Common Stock on the date of conversion ($3.625).

     In addition, on September 30, 1997, the Company issued 83,333 shares of Preferred Stock in settlement of $2,000,000 due to Bryanston under a continuation of the Working Capital Loan. Each share of outstanding Preferred Stock (i) entitles the holder to one vote, (ii) has a liquidation value of $29.00 per share, (iii) has a cash dividend rate of 10% of liquidation value, which increases to 13% of liquidation value if the cash dividend is not paid within 30 days of the end of each fiscal year and in such event is payable in shares of Common Stock valued at the market price, and (iv) is convertible into eight shares of Common Stock.

     Since June 1996, Bryanston (without any obligation to do so) has continued to advance funds to the Company under a continuation of the Working Capital Loan for working capital and similar purposes, including funding for construction of the Hotel Casino. As noted above, effective as of September 30, 1997, $2,000,000 of such financing was converted into shares of Preferred Stock issued to Bryanston, and net of such conversion of indebtedness into shares of Preferred Stock, as of September 30, 1997, a principal balance of approximately $3 million remained owing to Bryanston plus accrued interest of approximately $500,000.

     As of December 31, 1996, the Company sold 100% of the stock of Alpha Hotel to Bryanston for consideration of $3,000,000.

BP GROUP

     BP advanced $1,927,759 to the Company, representing the proceeds of the BP loan (the 'BP Loan'). The BP Loan had an initial interest rate of 12% per annum, and payment thereunder was subordinated to payment of the Term Loan. Principal and accrued interest in the aggregate amount of $487,500 was repaid from the proceeds of the IPO, and principal and accrued interest in the aggregate amount of $575,560 was repaid from the proceeds of the underwriters' over-allotment option. The balance of the BP Loan ($864,699) accrued interest at the rate of 12% per annum through the second anniversary of the opening of the Bayou Caddy's Jubilee Casino, and thereafter, together with such accrued interest, at the rate of 9% per annum, payable quarterly in equal installments over a 10-year period, and is subject to prepayment, pro rata with the Bryanston Loan, from the proceeds of the exercise, if any, of the Company's outstanding warrants and the HFS Options.

     BP also advanced a bridge loan (the 'BP Bridge Loan') in the amount of $2,200,000, which was applied to the development of the Bayou Caddy's Jubilee Casino. The BP Bridge Loan bore interest at the rate of 10% per annum from the date advanced and was originally due and payable on the earlier of October 31, 1993 or the closing of the IPO. The BP Bridge Loan was repaid in full, from the proceeds of the Term Loan and the HFS Bridge Loan, which was repaid by the Company from the proceeds of the IPO.

     In July 1993 Ms. Cohen, a director of the Company from February 1, 1994 to December 12, 1997 and the sole shareholder of BP, contributed $511,961 to the capital of the Company, for which she was issued 1,544,182 shares of Common Stock valued at 33.2[c] per share. Ms. Cohen was also a principal stockholder of Westfield Financial Corporation, one of the underwriters of the IPO. Westfield Financial Corporation is no longer operating as a broker-dealer.

     Since the Company began to implement its plans to close the Jubilation Casino in July 1996, the Company updated its assessment of the realizability of the leasehold improvements and related assets of the Jubilation Casino. This resulted in an impairment loss of approximately $14,507,000 and would have reduced stockholders' equity below certain requirements for continued listing of the Company's securities on NASDAQ. In order to avoid delisting the Company's securities from NASDAQ, BP proposed that the Company convert the BP Loan into shares of Preferred Stock, which would enable the Company to maintain its NASDAQ listing. Therefore, effective June 26, 1996, BP converted the amount due on the BP Loan (approximately $1,222,000) into shares of Preferred Stock. The Company was charged a 5% transaction fee (approximately $61,000), which was also converted into shares of Preferred Stock. The conversion was effective June 26, 1996, and the total of approximately $1,283,000 was converted into 44,258 shares of Preferred Stock based on the fair market value of a share of Common Stock on the date of conversion ($3.625). The terms of the shares of Preferred Stock issued to BP are identical to those of the shares of Preferred Stock issued to Bryanston in June 1996 and September 1997.

     All current transactions between the Company, and its officers, directors and principal stockholders or any affiliates thereof are, and in the future such transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF BUYER

     The following table summarizes certain selected consolidated financial data of Buyer, which should be read in connection with Buyer's Consolidated Financial Statements and Notes thereto included elsewhere herein and with 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' The selected financial data as of and for the years ended December 31, 1996, 1995 and 1994 and for the period from inception (October 15, 1993) through December 31, 1993 have been derived from Buyer's audited consolidated financial statements included elsewhere herein. The selected consolidated financial data as of and for the nine months ended September 30, 1997 and 1996 have been derived from unaudited consolidated financial statements.

                            NINE MONTHS ENDED
                              SEPTEMBER 30,
                            ------------------
                             1997       1996
                            -------    -------
                               (UNAUDITED)
                            (DOLLAR AMOUNTS IN
                                THOUSANDS)

Statement of Operations
  Data:
     Net revenues:
          Casino.........   $21,587    $27,068
          Non-casino.....     3,628      4,231
                            -------    -------
                             25,215     31,299
     Less promotional
       allowance.........    (1,658)     1,657
                            -------    -------
                             23,557     29,642
     Operating expenses:
          Casino.........     8,386     10,709
          Noncasino......     1,621      2,434
          General and
        administrative...     4,521      5,747
          Other..........     6,385      5,116
          Depreciation
            and
          amortization...     2,241      2,351
                            -------    -------
     Operating income
       (loss)............       303      3,285
     Interest (expense)
       income, net.......    (1,136)    (1,300)
                            -------    -------
     Net income (loss)...   $  (833)   $ 1,985
                            -------    -------
                            -------    -------


                                YEAR ENDED DECEMBER 31,
                         --------------------------------------
                          1996      1995      1994(A)    1993(A)
                         -------   -------    -------    ------

Statement of Operations
  Data:
     Net revenues:
          Casino.........$34,761   $40,286    $27,270    $ --
          Non-casino.....  3,247     3,447      2,958      --
                         -------   -------    -------    ------
                          38,008    43,733     30,228      --
     Less promotional
       allowance......... (2,162)   (2,215)    (1,956)     --
                         -------   -------    -------    ------
                          35,846    41,518     28,272      --
     Operating expenses:
          Casino......... 13,185    14,142     11,108      --
          Noncasino......  3,047     2,900      2,240      --
          General and
        administrative...  5,410     5,025      4,534      --
          Other..........  8,353     8,055      7,354      --
          Depreciation
            and
          amortization...  3,359     4,213      3,469      --
                         -------   -------    -------    ------
     Operating income
       (loss)............  2,492     7,183       (433)     --
     Interest (expense)
       income, net....... (1,665)   (2,312)    (2,197)     --
                         -------   -------    -------    ------
     Net income (loss)...$   827   $ 4,871    $(2,630)     --
                         -------   -------    -------    ------
                         -------   -------    -------    ------

                            NINE MONTHS ENDED
                              SEPTEMBER 30,
                            ------------------
                             1997       1996
                            -------    -------
                            (DOLLAR AMOUNTS IN
                                THOUSANDS)

Balance Sheet Data:
     Cash and cash
       equivalents.......   $ 1,846    $ 1,805
     Total assets........    19,655     22,899
     Long-term debt,
       including current
       maturities........    11,115     10,945
     Total partners'
       capital...........     5,268      7,506


                                   AS OF DECEMBER 31,
                         --------------------------------------
                          1996      1995       1994       1993
                         -------   -------    -------    ------

Balance Sheet Data:
     Cash and cash
       equivalents.......$ 2,125   $ 3,748    $ 2,475    $   39
     Total assets........ 19,732    23,848     25,758     4,599
     Long-term debt,
       including current
       maturities........ 10,577    14,353     18,171       500
     Total partners'
       capital...........  6,348     5,719      1,729         3

------------

 (a) The Las Vegas Casino opened on March 14, 1994; thus, it had no operations during 1993.

                 SELECTED CONSOLIDATED PRO FORMA DATA OF BUYER

     The following table summarizes certain selected consolidated pro forma financial data of Buyer, which should be read in conjunction with Buyer's Condensed Pro Forma Consolidated Financial Statements and Notes thereto included elsewhere herein. The following pro forma information includes certain estimates and is not necessarily indicative of the results of operations and financial position of Buyer as they may be in the future or they might have been had the Sale occurred as of the dates assumed.

                                                                                                PRO FORMA
                                                                                      -----------------------------
                                                                                       NINE MONTHS
                                                                                          ENDED         YEAR ENDED
                                                                                      SEPTEMBER 30,    DECEMBER 31,
                                                                                          1997             1996
                                                                                      -------------    ------------
                                                                                      (DOLLAR AMOUNTS IN THOUSANDS)

Statement of Operations Data:
     Net revenues:
          Casino...................................................................      $45,455         $ 71,101
          Non-casino...............................................................        2,436            2,032
                                                                                      -------------    ------------
                                                                                          47,891           73,133
     Operating expenses:
          Casino...................................................................       17,391           25,804
          Non-casino...............................................................        2,055            4,329
          General and administrative...............................................       23,080           30,149
          Depreciation and amortization............................................        6,882            9,547
                                                                                      -------------    ------------
     Operating income (loss).......................................................       (1,517)           3,304
     Interest (expense) income, net................................................       (6,062)          (8,732)
                                                                                      -------------    ------------
     Net income (loss).............................................................      $(7,579)        $ (5,428)
                                                                                      -------------    ------------
                                                                                      -------------    ------------

                                                                                                     PRO FORMA
                                                                                                 NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30, 1997
                                                                                                 ------------------

Balance Sheet Data:
     Cash and cash equivalents................................................................        $  5,667
     Total assets.............................................................................          62,674
     Long-term debt, including current maturities(a)..........................................          43,952
     Total Buyer's capital....................................................................          13,768

------------

 (a) Long-term debt, including current maturities is net of $8,500 in unamortized discount.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS OF BUYER

INTRODUCTION

     Buyer operates the Las Vegas Casino, which is one of three riverboat casinos currently operating at the Marina on Lake Ferguson in downtown Greenville, Mississippi. The Las Vegas Casino is a 1-story barge with a mezzanine level containing approximately 18,000 square feet of gaming space. The Las Vegas Casino currently has 649 slot machines and 19 table games. Buyer employs approximately 550 full-time personnel. The Las Vegas Casino has a buffet restaurant and lounge, the C&G Restaurant, located on the city side of the levee. The Key West Inn, located next to the C&G, is a 56-room hotel which opened in December 1997.

RESULTS OF OPERATIONS

Nine Months Ended September 30, 1997 and 1996

     The Las Vegas Casino contributed net revenues and operating income of $23.6 million and $.3 million, respectively, for the nine months ended September 30, 1997 and net revenues and operating income of $29.6 million and $3.2 million, respectively, for the nine months ended September 30, 1996.

     The decline in Buyer's operating results for the nine months ended September 30, 1997, compared with the prior period ended September 30, 1996, is directly related to the timing of the opening of the Lighthouse Casino and competition with the Bayou Caddy's Jubilee Casino. Buyer's market share of gaming revenues decreased in 1997 to 37% as compared to 49% during 1996, based on the gaming markets for 1997 and 1996 of $58.4 million and $55.6 million, respectively.

     The Las Vegas Casino's net revenues include casino revenues and non-casino revenues of $21.6 million and $2.0 million, respectively, for the nine months ended September 30, 1997 and $27.1 million and $2.6 million, respectively, for the nine months ended September 30, 1996. The decrease in net revenues for the nine months ended September 30, 1997 compared to the prior period is due to a decrease in total casino volume for table games and slots of 14% and 20%, respectively. The decrease in total volume was accompanied by a slight reduction in overall win percentage of less than 1%. Casino revenue per day decreased approximately 20% for the nine months ended September 30, 1997 to $79,000 from $99,000 for the nine months ended September 30, 1996.

     The reduction in operating margin of 10.2% was caused by the decrease in gaming revenues in addition to increases in marketing and advertising of $.3 million. The overall reduction was offset by decreases in gaming taxes (a function of gaming revenues) and general and administrative expenses.

Year Ended December 31, 1996 and 1995

     In 1996, the Las Vegas Casino held 47% of the estimated $74.8 million Greenville gaming market share as compared to 58% of the total estimated $70.7 million Greenville gaming market in 1995. The decrease in Buyer's gaming market share for the year ended December 31, 1996, compared with the prior year, is related primarily to the relocation of the Jubilee Casino in November 1995. The Bayou Caddy's Jubilee Casino barge replaced the existing Cotton Club Casino barge and has a larger gaming area, in addition to providing food and beverage amenities.

     The Las Vegas Casino contributed net revenues and operating income of $35.8 million and $2.5 million, respectively, for the year ended December 31, 1996 and $41.5 million and $7.2 million, respectively, for the year ended December 31, 1995.

     The Las Vegas Casino's net revenues include casino revenues and non-casino revenues of $34.8 million and $1.1 million, respectively, for the year ended December 31, 1996 and $40.3 million and $1.2 million, respectively, for the year ended December 31, 1995. The decrease in net revenues for the year ended December 31, 1996 compared to the prior year period is due to a decrease in total casino volume for table games and slots, respectively, of 22% and 10%. The decrease in total volume was accompanied by a slight reduction in overall win percentage of less than 1%. Casino revenue per day decreased approximately 13.6% in 1996 to $95,000 from $110,000 during 1995.

     The Las Vegas Casino's operating margin for the year ended December 31, 1996 was 7.0% compared with 17.3% for the year ended December 31, 1995. The reduction in operating margin of

10.3% was caused by the decrease in gaming revenues in addition to increases in marketing and advertising expenses of $.7 million. The overall reduction was offset by decreases in gaming taxes (a function of gaming revenues) and depreciation and amortization expense.

     General and administrative expenses were $5.4 million and $5.0 million for the years ended December 31, 1996 and 1995, respectively. This increase was principally attributable to $.7 million increase in costs incurred related to a failed refinancing effort during 1996, which are believed to be of a nonrecurring nature.

     The decrease in interest expense of $.6 million to $1.7 million in 1996, as compared to $2.3 million in 1995, was primarily due to the repayment of Senior Secured Notes from excess cash flow during December 31, 1996.

Year Ended December 31, 1995 and 1994

     The significant improvement in Buyer's operating results for the year ended December 31, 1995, compared with the year ended December 31, 1994, is directly related to the timing of the opening of the Las Vegas Casino on March 14, 1994. Additionally, Buyer increased its market share of gaming revenues in 1995 to 58% as compared to 48% during 1994.

     The Las Vegas Casino contributed net revenues and operating income of $41.5 million and $7.2 million, respectively, for the year ended December 31, 1995 and net revenues and operating loss of $28.3 million and $ (.4) million, respectively, for the year ended December 31, 1994.

     The Las Vegas Casino's net revenues include casino revenues and non-casino revenues of $40.3 million and $1.2 million, respectively, for the year ended December 31, 1995 and $27.3 million and $1.0 million, respectively, for the year ended December 31, 1994. The increase in net revenues for the year ended December 31, 1995 compared to the prior year period is due to an increase in total casino volume for table games and slots of 27% and 59%, respectively. The increase in total volume was offset by a reduction in overall win percentage of less than 1%. The Casino operated for a full year in 1995 compared to 293 days in 1994. Casino revenue per day increased approximately 20% in 1995 to $110,000 from $92,000 during 1994.

     The increase in operating margin to 17.3% in 1995 resulted from an increase in gaming revenues in addition to the decrease in 1994 preopening costs of $1.7 million. Operating expenses were approximately 83% of net revenues in 1995 compared to 95% of net revenues (excluding preopening costs) in 1994.

     General and administrative expenses were $5.0 million and $4.5 million for the years ended December 31, 1995 and 1994, respectively. This increase is principally attributable to operating the casino for the full year in 1995 as compared to 293 days in 1994.

     The increase in interest expense is due primarily to additional equipment notes as well as amortization of $.3 million of Senior Secured debt discounts.

LIQUIDITY AND CAPITAL RESOURCES

     In February 1994, Buyer issued $14 million of 11% Senior Secured Notes (the '11% Notes'), which included 140,000 limited partnership units. The proceeds were used to complete the acquisition of the casino operations, to repay certain indebtedness and to provide the necessary casino cash and working capital. Interest on the 11% Notes is payable semi-annually on January 1 and July 1. Effective January 1, 1997, the interest rate on the 11% Notes increased to 11.5% and further increases by 50 basis points each six months thereafter until the 11% Notes are paid in full. The 11% Notes are due November 30, 2000, subject to mandatory semi-annual prepayments equal to excess cash flow. Through September 30, 1997, Buyer made principal prepayments totaling $3.4 million. The 11% Notes are secured by a first mortgage on the riverboat, a pledge of common stock of Casino Gaming International Limited and a security interest in other collateral. Buyer is subject to certain covenants, including restrictions on distributions by Buyer, the making of other investments, prepayments of indebtedness other than the 11% Notes and the incurrence of additional indebtedness.

     On April 14, 1997, Buyer obtained a construction loan from a bank in the amount of $1.4 million to facilitate the funding of costs associated with the construction of the Key West Inn. The loan is secured by a deed of trust on land and the hotel. Principal and interest at a rate of 8.75% is due on or before April 16, 1998. As of September 30, 1997, $.6 million had been drawn on the construction loan. On July 29, 1997, Buyer entered into a loan agreement with a bank in the amount of $250,000. The note is secured by a deed of trust on furniture. Principal and interest at a rate of 9.5% is due on or before January 25, 1998.

     Buyer has aggressively pursued alternative capital structures, including refinancing its existing debt facilities. Currently, management of Buyer believes that Buyer's working capital needs will be met from its operating cash flows.

     As of September 30, 1997, Buyer had cash and cash equivalents of approximately $1.8 million.

Development

     During 1996, Buyer became the general partner in Greenville Hotel, L.L.C., which was formed for the purpose of developing and owning a hotel, the Key West Inn. As of September 30, 1997 Buyer incurred construction costs of approximately $.8 million and anticipates the total construction cost of the hotel to be approximately $2.2 million. The hotel opened in December 1997.

Other Items

     On April 1, 1997, Buyer entered into an agreement with Marina Casino, Limited, ('Marina'), PMD Trust and D.W. Trust to purchase all of the capital stock of Marina for $1.3 million pursuant to the Second Amendment to a Moorage Agreement dated September 29, 1993. Buyer is currently making monthly payments of $100,000 towards the purchase price. Per an agreement dated August 27, 1992, Marina, successor by assignment from The Marina, Inc., has leased from the City Council of the City of Greenville, certain property and moorage rights for a period of 10 years commencing on June 30, 1988 and ending June 30, 1998. In addition, the lease agreement provides for a first option to renew for a term of ten years from July 1, 1998 to June 30, 2008 and a second option to renew for a term of 9 years from July 1, 2008 to June 30, 2017. Prior to this agreement, Buyer under the Moorage Agreement was paying approximately $25,000 a month for the moorage rights from Marina. The purchase was completed in December 1997.

                                   THE BUYER

THE COMPANY

     Buyer is engaged in the ownership and operation of a gaming vessel, the Las Vegas Casino, located in Greenville, Mississippi. Buyer, a Mississippi limited partnership, was formed on October 18, 1993. On January 12, 1996, Greenville Hotel, LLC, a Mississippi limited liability company wholly-owned by Buyer, was formed for the purpose of developing and owning a 56 room hotel, the Key West Inn, located in Greenville, Mississippi. Greenville CP, Inc. (the 'Greenville Partner'), was incorporated in Delaware on September 24, 1993 and serves as the general partner in Buyer.

     The Buyer is also the sole shareholder of Casino Gaming International Limited, which was incorporated in Mississippi on December 7, 1992 and is the sole shareholder of Marina Casino, Limited, which was incorporated in Mississippi on August 31, 1992. Marina Casino, Limited holds the lease at moorage location of the Las Vegas Casino.

     Buyer currently operates the Las Vegas Casino in Greenville, Mississippi. The Las Vegas Casino is a 1-story barge with a mezzanine level containing approximately 18,000 square feet of gaming space. The Las Vegas Casino currently has 649 slot machines and 19 table games. Buyer employs approximately 550 full-time personnel. The Las Vegas Casino has a buffet restaurant and lounge, the C&G Restaurant, located on the city side of the levee.

     Buyer's principal executive offices are located at 242 South Walnut, Greenville, Mississippi, and its telephone number is 601-335-5800.

MANAGEMENT

     The principals, management and other key professionals involved in the day-to-day management of the Las Vegas Casino are as follows:

          Michael J. Jacobson (age 45) is the Chairman and CEO of the General Partner, with over 22 years of experience in business management, new company start-ups, buyouts, and turnarounds. He co-founded Greenville Casino Partners, L.P. in 1993. He is also involved in other casino operations: the Aspen Mine & Casino Limited in Cripple Creek, Colorado, and Casino Rio in Rio, Greece. He is currently licensed for gaming in Colorado and Mississippi. He has been involved in a variety of industries, including gaming, textiles, steel, pharmaceuticals, bio-technology, insurance, oil field services, roofing and power transmission cable.

          John R. O'Donnell (age 42) is the President of the General Partner and is responsible for overseeing all of the Las Vegas Casino's operations, with an emphasis on the development and implementation of the marketing strategies for such Casino. In addition to the Las Vegas Casino, Mr. O'Donnell has been involved in the successful opening of three other casinos since November 1992; one in Colorado, one in South Dakota and one in the Country of Greece. During this time he also successfully reorganized the marketing strategies for a major casino in Illinois. At this time Mr. O'Donnell is devoting his full time to the Las Vegas Casino. Prior to these projects, from September, 1990 through mid-1992, Mr. O'Donnell was the Chief Operating Officer and Executive Vice-President of Merv Griffin's Resort Casino and Hotel in Atlantic City, New Jersey. From February 1987 to April, 1990, Mr. O'Donnell was the President and Chief Operating Officer at Trump Plaza Hotel and Casino in Atlantic City. Mr. O'Donnell worked for the Golden Nugget Casino from 1985 through early 1987 as Senior Vice-President of Marketing. Mr. O'Donnell is licensed for gaming in Mississippi and Colorado and was licensed as a key employee in New Jersey for 13 years.

          Jack Newton (age 53) is the General Manager. He has over 24 years of experience in the gaming industry in a variety of management positions. He is currently licensed for gaming in Colorado and Nevada, as well as Mississippi. He presently sits on the Board of Directors of the Mississippi Gaming Association as Secretary/Treasurer. Until June, 1993, he was the Assistant Casino Manager of the Indian gaming casino known as Foxwoods Casino in Ledyard, Connecticut. Foxwoods was founded in 1992 and is a highly successful 139,000 square foot casino with over 7,000 employees. Mr. Newton's 24 year experience in casino operations include 20 years of upper management positions. In addition to his experience at Foxwoods, Mr. Newton was also Casino Manager at the Aladdin Hotel and Casino in Las Vegas, Shift Manager at the Golden Nugget in Las Vegas, and 21 Games Manager and Director of Special Projects at the Tropicana Casino in Las Vegas.

          Lupe Goodman (age 46) has been employed with the Las Vegas Casino since October 18, 1993 as the Chief Financial Officer. Ms. Goodman has over 22 years of experience in the gaming industry. Prior to joining the executive management staff at the Las Vegas Casino, she held the position of Chief Controller at the Aladdin Hotel and Casino Resort in Las Vegas, Nevada. Ms. Goodman's gaming industry financial experience include ten years at the Aladdin Hotel and Casino Resort, Las Vegas, Nevada, and ten years at the Showboat Hotel and Casino, Las Vegas, Nevada.

          Lori Taylor (age 41) is Marketing Director for the Las Vegas Casino. Ms. Taylor has 18 years of experience in the gaming industry. Prior to her involvement in the Las Vegas Casino, Ms. Taylor held the positions of Vice President Casino Marketing for both Merv Griffin's Resorts and Trump Plaza Casino Hotel and Assistant Treasurer and Casino Controller for the Golden Nugget Casino Hotel in Atlantic City, New Jersey. In addition, Ms. Taylor has served as a consultant to the Casino Queen in East St. Louis, Illinois and the Casino Rio in Patras, Greece.

ACCOUNTING AND TAX TREATMENT OF THE SALE

     For tax purposes, the Sale will be treated as an acquisition of assets. The purchase price of the Casino Assets will be allocated among the assets comprising same using the residual method under I.R.C. sec. 1060. The residual method requires that the taxpayer group the assets into four different classes. The four classes are as follows: Class I -- cash and demand deposits; Class
II -- certificates of deposit, U.S. government securities, marketable securities and foreign currency; Class III -- tangible and intangible assets (whether or not depreciable, depletable or amortizable); and Class IV -- goodwill and going concern value.

     Per Treasury Reg. Sec. 1.1060T(d), the amount of consideration paid for the Casino Assets and Hotel Assets will be reduced by the amount of Class I assets. The remaining consideration is then allocated to Class II, III and IV assets (in that order) in proportion to the fair market values of each asset on the purchase date.

     To finance the acquisition, Buyer will borrow approximately $44,000,000 and incur approximately $1,500,000 in finance costs. These funds will be used to retire (to the extent it has not already done so) existing senior debt and to fund the purchase. The terms of the financing will result in original issue discount ('OID'), which will alter the terms for income tax purposes. The ultimate effect of the rules will be to characterize more of the payments as interest, which will be ratably accrued over time. The retirement of the senior notes will also have OID consequences resulting in additional interest expense to Buyer.

     After the acquisition, results from operation of the acquired assets will be included in Buyer's total income or expense and allocable to the partners pursuant to the partnership agreement of Buyer.

                             STOCKHOLDER PROPOSALS

     In order to be included in the proxy materials for the Company's next annual meeting of stockholders, stockholder proposals must be received by the Company on or before October 15, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the 'SEC'). Proxy statements, reports and other information can be inspected and copied at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Any interested party may obtain copies of such material at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the SEC pursuant to the Exchange Act are incorporated by reference into this document:

          (1) the Company's annual report for the fiscal year ending December 31, 1996 on Form 10-K filed March 31, 1997; and

          (2) the Company's quarterly reports on Form 10-Q filed May 15, August 14, and November 10, 1997;

          (3) the Company's current report on Form 8-K filed March 12, 1997; and

          (4) the Company's current report on Form 8-K filed February 9, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide, without charge, to each stockholder to whom this proxy statement is delivered and who so requests, a copy of any or all of the information that has been incorporated by reference in this proxy statement (exclusive of exhibits to such information unless such exhibits are specifically incorporated by reference into such information) and/or of the Partnership Agreement of Buyer. Any such request should be made orally or in writing to Alpha Hospitality Corporation, Secretary, 12 East 49th Street, New York, New York 10017, telephone (212) 750-3500. Within one business day of receipt of such a request, the Company will provide, by first class mail or other equally prompt means, a copy of the information as requested.

                              FINANCIAL STATEMENTS

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

ALPHA HOSPITALITY CORPORATION
     Independent Auditor's Report..........................................................................    F-2
     Financial Statements for the Years Ending December 31, 1996, 1995 and 1994............................    F-3
     Financial Statements for the Periods Ending September 30, 1997 and 1996...............................   F-21
     Pro Forma Financial Statements........................................................................   F-33

GREENVILLE CASINO PARTNERS, L.P.
     Report of Independent Public Accountants..............................................................   F-39
     Financial Statements for the Years Ending December 31, 1996 and 1995..................................   F-40
     Historical Financial Statements for the Periods Ending September 30, 1997 and 1996....................   F-50
     Pro Forma Financial Statements........................................................................   F-56

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
New York, New York

     We have audited the accompanying consolidated balance sheets of Alpha Hospitality Corporation and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpha Hospitality Corporation and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has suffered significant losses from operations and has a working capital deficit and an accumulated deficit at December 31, 1996. In addition, the Company was not in compliance with certain long-term debt covenants, therefore requiring the obligations to be classified as current liabilities. Management's plans in regard to these matters are also described in Note 15. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
February 14, 1997, except for Note 16 as to which the date is March 21, 1997

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                                               1996        1995
                                                                                             --------    --------
                                                                                                (IN THOUSANDS,
                                                                                                    EXCEPT
                                                                                             FOR PER SHARE DATA)

                                          ASSETS
CURRENT ASSETS:
     Cash, including restricted cash of $270 and $64 in 1996 and 1995, respectively.......   $  1,350    $  2,316
     Accounts receivable, less allowance for doubtful accounts of $527 and $354 in 1996
      and 1995, respectively..............................................................         73         703
     Inventories..........................................................................        297         536
     Prepaid insurance....................................................................        615       1,796
     Other current assets.................................................................        195       1,350
                                                                                             --------    --------
          Total current assets............................................................      2,530       6,701
PROPERTY AND EQUIPMENT, less accumulated depreciation and amortization of $17,475 and
  $13,385 in 1996 and 1995, respectively..................................................     39,660      59,255
DEPOSITS AND OTHER ASSETS.................................................................      1,764         818
                                                                                             --------    --------
                                                                                             $ 43,954    $ 66,774
                                                                                             --------    --------
                                                                                             --------    --------

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Long-term debt, current maturities...................................................   $ 14,528    $ 27,320
     Notes payable........................................................................      2,400       3,816
     Accounts payable and other accrued expenses..........................................      9,911      10,474
     Accrued payroll and related liabilities..............................................      3,755       2,849
     Due to affiliate, current maturity...................................................      1,746       2,000
                                                                                             --------    --------
          Total current liabilities.......................................................     32,340      46,459
                                                                                             --------    --------
LONG-TERM DEBT, less current maturities...................................................      7,866       2,312
                                                                                             --------    --------
DUE TO AFFILIATE, less current maturity, including accrued interest of $503 in 1996 and
  1995....................................................................................        503      15,864
                                                                                             --------    --------
AMOUNTS DUE UNDER REDEMPTION AGREEMENT, including accrued interest of $286 and $235 in
  1996 and 1995, respectively.............................................................      1,739         235
                                                                                             --------    --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Preferred stock, $.01 par value, authorized 1,000 shares, 738 shares issued..........          7
     Common stock, $.01 par value, 25,000 and 17,000 shares, authorized in 1996 and 1995,
      respectively, 13,478 and 12,354 shares issued in 1996 and 1995, respectively........        135         124
     Capital in excess of par value.......................................................     56,778      32,779
     Common stock subscribed..............................................................                  1,600
     Accumulated deficit..................................................................    (55,414)    (32,599)
                                                                                             --------    --------
          Total stockholders' equity......................................................      1,506       1,904
                                                                                             --------    --------
                                                                                             $ 43,954    $ 66,774
                                                                                             --------    --------
                                                                                             --------    --------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                   1996        1995        1994
                                                                                 --------    --------    --------
                                                                                      (IN THOUSANDS, EXCEPT
                                                                                       FOR PER SHARE DATA)

REVENUES:
     Casino...................................................................   $ 43,252    $ 26,429    $ 41,344
     Food and beverage, retail and other......................................      1,268       1,210       1,921
                                                                                 --------    --------    --------
          Total revenues......................................................     44,520      27,639      43,265
                                                                                 --------    --------    --------
COSTS AND EXPENSES:
     Casino...................................................................     16,184      13,493      19,011
     Food and beverage, retail and other......................................      1,657       1,877       2,270
     Selling, general and administrative......................................     24,973      18,069      22,200
     Interest.................................................................      4,421       3,213       3,015
     Depreciation and amortization............................................      6,059       4,508       3,776
     Pre-opening and development costs........................................      1,468       1,290       2,303
     Debt conversion fee......................................................      1,019
     Write-off of leasehold and improvements..................................                 14,507
     Settlement and termination of lease agreement............................                    541
     Financial advisory services fees.........................................                  1,690
     Relocation expense.......................................................                    412
     Buy-out of marketing agreement...........................................                  1,500
     Write-off of unamortized debt discount...................................                    931
                                                                                             --------
          Total costs and expenses............................................     70,829      46,983      52,575
                                                                                 --------    --------    --------
LOSS FROM CONTINUING OPERATIONS BEFORE DEFERRED INCOME TAX EXPENSE............    (26,309)    (19,344)     (9,310)
DEFERRED INCOME TAX EXPENSE...................................................                              1,716
LOSS FROM CONTINUING OPERATIONS...............................................    (26,309)    (19,344)    (11,026)
                                                                                 --------    --------    --------
DISCONTINUED OPERATIONS:
     Income from operations of discontinued hotel management segment..........        645       1,351       1,125
     Gain on disposal of hotel management segment.............................      2,849
                                                                                 --------
          Total income from discontinued operations...........................      3,494       1,351       1,125
                                                                                 --------    --------    --------
NET LOSS......................................................................   $(22,815)   $(17,993)   $ (9,901)
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING....................................     13,248      10,617      10,225
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------
EARNINGS (LOSS) PER COMMON SHARE:
     From continuing operations...............................................   $  (1.98)   $  (1.82)   $  (1.08)
     From discontinued operations.............................................        .26         .13         .11
                                                                                 --------    --------    --------
          Net loss............................................................   $  (1.72)   $  (1.69)   $   (.97)
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                               PREFERRED STOCK       COMMON STOCK      CAPITAL IN      COMMON
                                               ----------------    ----------------    EXCESS OF       STOCK       ACCUMULATED
                                               SHARES    AMOUNT    SHARES    AMOUNT    PAR VALUE     SUBSCRIBED      DEFICIT
                                               ------    ------    ------    ------    ----------    ----------    -----------
                                                                  (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

Balances, January 1, 1994...................    --        $--      10,225     $102      $ 16,484       $--          $  (4,705)
    Conversion of long-term debt............                                               2,883
    Preferred stock issued in settlement of
      note payable and accrued interest.....     625         6                             8,278
    Mandatorily redeemable common stock
      accretion.............................                                                  (6)
        Net loss............................                                                                           (9,901)
                                                                                                                   -----------
Balances, December 31, 1994.................     625         6     10,225      102        27,639                      (14,606)
    Conversion of preferred stock to common
      stock.................................    (625)       (6)     1,250       13            (6)
    Common stock issued pursuant to
      acquisition...........................                          783        8         4,492
    Common stock exchanged for financial
      advisory services.....................                                                  90        1,600
    Mandatorily redeemable common stock
      accretion.............................                                                 (51)
    Exercise of put option..................                           96        1           615
        Net loss............................                                                                          (17,993)
                                                                                                                   -----------
Balances, December 31, 1995.................                       12,354      124        32,779        1,600         (32,599)
    Common stock issued for payment of
      long-term debt........................                          701        7         2,446
    Issuance of subscribed common stock.....                          348        3         1,597       (1,600)
    Issuance of common stock on converted
      long-term debt........................                           75        1            (1)
    Preferred stock issued in settlement of
      long-term debt........................      42                                       1,222
    Preferred stock issued in settlement of
      due to affiliate......................     661         7                            19,158
    Preferred stock issued in settlement of
      debt conversation fee.................      35                                       1,019
    Adjustment of amount due under
      redemption agreement..................                                              (1,453)
    Stock sold under redemption agreement...                                                  11
        Net loss............................                                                                          (22,815)
                                                                                                                   -----------
Balances, December 31, 1996.................     738      $  7     13,478     $135      $ 56,778       $--          $ (55,414)
                                                            --
                                                            --
                                               ------              ------    ------    ----------    ----------    -----------
                                               ------              ------    ------    ----------    ----------    -----------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                   1996        1995        1994
                                                                                 --------    --------    --------
                                                                                  (IN THOUSANDS, EXCEPT FOR PER
                                                                                           SHARE DATA)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................................................   $(22,815)   $(17,993)   $ (9,901)
                                                                                 --------    --------    --------
  Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities:
     Depreciation and amortization............................................      6,059       4,508       3,776
     Provision for losses on accounts receivable..............................        211         255          35
     Write-off of deferred costs..............................................                    460
     Common stock/options issued in exchange for financial advisory
       services...............................................................                  1,690
     Deferred income tax expense..............................................                              1,716
     Imputed interest on long-term debt.......................................                                337
     Gain on disposal of hotel management segment.............................     (2,849)
     Forgiveness of indebtedness..............................................       (290)
     Debt conversion fee......................................................      1,019
     Write-off of leasehold and improvements..................................     14,507
     Other....................................................................       (301)
     Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable.............................        370         248        (886)
       (Increase) decrease in inventories.....................................        239         201        (488)
       (Increase) decrease in prepaid insurance...............................      1,187        (231)        968
       (Increase) decrease in other current assets............................        975        (814)        515
       Increase in accounts payable and other accrued expenses................      1,795       2,032       3,893
       Increase (decrease) in accrued payroll and related liabilities.........        848        (187)      2,431
                                                                                 --------    --------    --------
          Total adjustments...................................................     23,770       8,162      12,297
                                                                                 --------    --------    --------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES...........................        955      (9,831)      2,396
                                                                                 --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.........................................     (1,460)     (3,717)     (3,139)
  Cash acquired in connection with business combination.......................                    543
  Proceeds from sales of property and equipment...............................         70
  Proceeds from (payments for) deposits and other assets......................     (1,047)        300        (713)
                                                                                 --------    --------    --------
NET CASH USED IN INVESTING ACTIVITIES.........................................     (2,437)     (2,874)     (3,852)
                                                                                 --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from affiliate.....................................................      3,813      21,209
  Payments to affiliate.......................................................       (282)     (3,848)
  Payments on construction and equipment notes payable........................                   (281)     (4,845)
  Proceeds from stock sold pursuant to escrow agreement.......................         11
  Proceeds from notes payable.................................................        296         248      12,279
  Payments on notes payable...................................................     (1,262)       (857)     (3,995)
  Proceeds from long-term debt................................................         43       8,191
  Payments on long-term debt..................................................     (2,103)    (10,821)     (1,999)
                                                                                 --------    --------    --------
NET CASH PROVIDED BY FINANCING ACTIVITIES.....................................        516      13,841       1,440
                                                                                 --------    --------    --------
NET INCREASE (DECREASE) IN CASH...............................................       (966)      1,136         (16)
CASH, beginning of year.......................................................      2,316       1,180       1,196
                                                                                 --------    --------    --------
CASH, end of year.............................................................   $  1,350    $  2,316    $  1,180
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                      (IN THOUSANDS, EXCEPT FOR
                                                                                           PER SHARE DATA)
                                                                                      1996       1995       1994
                                                                                     -------    -------    ------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION, cash paid for interest during
  the year........................................................................   $ 2,903    $ 1,035    $1,889
                                                                                     -------    -------    ------
                                                                                     -------    -------    ------

SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
     Common stock issued in settlement of long-term debt..........................   $ 2,453               $2,883
                                                                                     -------               ------
                                                                                     -------               ------
     Amounts due under redemption agreement.......................................   $ 1,739    $   235
                                                                                     -------    -------
                                                                                     -------    -------
     Preferred stock issued in settlement of obligations..........................   $21,406               $8,284
                                                                                     -------               ------
                                                                                     -------               ------
     Note payable incurred in connection with lease settlement arrangement........   $ 1,200
                                                                                     -------
                                                                                     -------
     Accrued interest capitalized to debt.........................................              $ 1,765    $  213
                                                                                                -------    ------
                                                                                                -------    ------
     Common stock/options exchanged for financial advisory services...............              $ 1,690
                                                                                                -------
                                                                                                -------
     Acquisition of casino:
       Fair value of net assets acquired..........................................              $21,881
       Fair value of liabilities assumed..........................................               17,381
                                                                                                -------
       Equity investment..........................................................              $ 4,500
                                                                                                -------
                                                                                                -------
Capitalization of accounts payable for common stock...............................                         $  559
                                                                                                           ------
                                                                                                           ------
Equipment recorded pursuant to obligations under capital lease and financing
  agreements......................................................................                         $   89
                                                                                                           ------
                                                                                                           ------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

NOTE 1. NATURE OF BUSINESS

     Alpha Hospitality Corporation (the Company), incorporated in Delaware on March 19, 1993, through its subsidiaries, is engaged in (i) the ownership and operation of a gaming vessel, located in Greenville, Mississippi, which is operated by the Company's subsidiary Alpha Gulf Coast, Inc. (Alpha Gulf) and
(ii) the pursuit of gaming licenses for additional casinos in various states, which is accomplished through the Company's subsidiaries Alpha Missouri, Inc. (Alpha Missouri), Alpha Monticello, Inc. (Alpha Monticello), Alpha Rising Sun, Inc. (Alpha Rising Sun), Jubilation Lakeshore, Inc. (Jubilation Lakeshore) and Alpha St. Regis, Inc. (Alpha St. Regis). From September 1993 through December 1996, the Company, through its former subsidiary, Alpha Hotel Management Company, Inc. (Alpha Hotel) (see Note 14), provided management services to hotels owned by third parties. Additionally, from December 1995 to July 1996, Jubilation Lakeshore, formerly known as the Cotton Club of Greenville, Inc. (the Cotton Club) (see Note 3), operated a second gaming vessel located in Lakeshore, Mississippi.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Cash. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not incurred any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

     Inventories. Inventories, which primarily consist of food and beverage, are stated at the lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method.

     Property and Equipment. Property and equipment is stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight-line method over the following estimated useful lives:

                                                                                   ESTIMATED
                                    ASSETS                                        USEFUL LIVES
-------------------------------------------------------------------------------   ------------

Boat, barge and improvements...................................................       20 years
Leasehold and improvements.....................................................    10-20 years
Gaming equipment...............................................................      5-7 years
Furniture, fixtures and equipment..............................................      5-7 years
Transportation equipment.......................................................        3 years

     Pre-opening and Development Costs. The Company incurs costs in connection with start-up casino operations and joint ventures. The Company's policy is to expense pre-opening and development costs as incurred.

     Earnings (Loss) Per Common Share. Earnings (loss) per common share is based on the weighted average number of common shares outstanding. The Company's common stock subscribed is included in the computation.

     Additionally, in March 1997, the Financial Accounting Standards Board released Statement No. 128, (SFAS 128), 'Earnings Per Share', which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings per share is computed similarly to fully diluted earnings per share pursuant to

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

Accounting Principles Bulletin No. 15. SFAS 128 is effective for fiscal years ending after December 15, 1997 and, when adopted, will require restatement of prior years' earnings (loss) per common share.

     Since the effect of outstanding options is antidilutive, they have been excluded from the Company's computation of earnings (loss) per common share. Accordingly, management does not believe that SFAS 128 will have an impact upon historical earnings (loss) per common share as reported.

     Income Taxes. The Company complies with Statement of Financial Accounting Standards No. 109 (SFAS 109), 'Accounting for Income Taxes', which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed quarterly for differences between financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, and based on enacted tax laws and rates to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Company does not provide for deferred taxes on the unremitted earnings of its wholly-owned subsidiaries since, under existing tax laws, its investment could be liquidated tax-free. As a result, any excess outside financial basis over tax basis will not be expected to result in taxable income upon reversal and thus will not be a temporary difference.

     Casino Revenue. Casino revenue is the net win from gaming activities, which is the difference between gaming wagers less the amount paid out to patrons.

     Promotional Allowances. Promotional allowances primarily consist of food and beverage furnished gratuitously to customers. Revenues do not include the retail amount of food and beverage of $3,721, $3,456 and $4,833 for the years ended December 31, 1996, 1995 and 1994, respectively, provided gratuitously to customers. The cost of these items of $3,317, $3,410 and $4,046 for the years ended December 31, 1996, 1995 and 1994, respectively, are included in casino expenses.

     Amortization of Debt Discount. The Company amortized the debt discount on the 1993 convertible promissory note (see Note 5) using the interest method, which yielded a constant rate of interest over the life of the note.

     Interest Capitalization. Interest costs incurred during the construction and development of the dockside casino and related facilities was capitalized as part of the cost of such assets.

     Loan Fees. Loan fees, included in other assets, are being amortized over the life of the equipment notes payable.

     Fair Value of Financial Instruments. The fair values of the Company's assets and liabilities which qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the consolidated balance sheets at December 31, 1996 and 1995.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Impairment of Long-Lived Assets. The Company periodically assesses the recoverability of the carrying amounts of long-lived assets. A loss is recognized when expected undiscounted future cash flows are less then the carrying amount of the asset. An impairment loss is the difference by which the carrying amount of an asset exceeds its fair value.

     Reclassifications. Certain amounts have been reclassified in prior years to conform to the 1996 presentation.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

NOTE 3. BUSINESS COMBINATION

     Effective October 30, 1995, the Company acquired all of the outstanding capital stock of Cotton Club of Greenville, Inc. ('CCG'), the owner and operator of a dockside gaming casino in Greenville, Mississippi, in a business combination accounted for as a purchase. Accordingly, the results of operations of CCG are included in the accompanying financial statements from the date of acquisition. In addition to its dockside gaming vessel, CCG owned interests in certain real estate in Greenville, which was primarily used for automobile parking and certain rights granted by the City of Greenville and the Greenville Yacht Club to locate its vessel at its present site on Lake Ferguson (an inlet of the Mississippi River).

     The capital stock was acquired from a group of sixteen stockholders (former CCG stockholders), none of whom had any material relationship to the Company or any of its affiliates, directors or officers.

     Consideration for the acquisition consisted of: (a) cash at closing of $2,404; (b) notes due six months after closing of $1,397, bearing interest at 10% per annum; (c) notes due nine months after closing of $1,897, bearing interest at 10% per annum; and (d) 783 shares of the common stock of the Company valued at $5.75 per share. The cash paid at the closing was borrowed by the Company from Bryanston Group, Inc. (Bryanston), an affiliate.

     As part of the acquisition, all debt and accrued interest owed by CCG to its former stockholders, of approximately $9,600, is included in the consideration above and has been assigned to the Company.

     Subsequent to the sale and pursuant to approvals granted by the Mississippi Gaming Commission and certain lenders to CCG and Alpha Gulf, Alpha Gulf transferred its casino gaming barge and its related operations to the CCG site in Greenville, Mississippi and CCG transferred its riverboat casino to Alpha Gulf's former site at Lakeshore, Mississippi on the Gulf Coast. The casinos commenced operations at their new sites in November and December 1995, respectively.

     The excess of the purchase price over the net assets of CCG of approximately $2,593, net of a $450 1996 purchase price adjustment, was allocated to property and equipment and will be depreciated and amortized over the estimated remaining useful lives of the assets.

     In September 1996, Bryanston purchased the notes aggregating $1,897 from the former CCG stockholders and assigned its interest in notes aggregating $475 and $23 (of which $475 and $11 is due at December 31, 1996) to a director of the Company and an affiliate, respectively.

     The following summarized unaudited pro forma information assumes the acquisition had occurred on January 1, 1994:

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                      ----------------------
                                                                        1995          1994
                                                                      --------       -------

Total revenues.....................................................   $ 55,927       $83,432
                                                                      --------       -------
                                                                      --------       -------
Net loss...........................................................   $(18,518)      $(8,561)
                                                                      --------       -------
                                                                      --------       -------
Loss per common share..............................................   $  (1.64)      $  (.78)
                                                                      --------       -------
                                                                      --------       -------

     The unaudited pro forma results are not necessarily indicative of what actually would have occurred if the CCG acquisition had been in effect for the years presented. Further, the pro forma results are not intended to be a projection of future results and do not reflect any integration costs, cost savings resulting from synergistic opportunities or the results of operations of other businesses acquired or disposed of in 1995 and 1994.

     The above amounts reflect adjustments for interest on notes payable issued as part of the purchase price and depreciation and amortization on revalued property and equipment.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

NOTE 4. PROPERTY AND EQUIPMENT

     At December 31, 1996 and 1995, property and equipment is comprised of the following:

                                                                           1996        1995
                                                                         --------    --------

Land and building.....................................................   $    214    $    214
Boat, barge and improvements..........................................     24,261      23,590
Leasehold and improvements............................................     14,215      30,001
Gaming equipment......................................................     10,221      10,042
Furniture, fixtures and equipment.....................................      7,414       7,264
Transportation equipment..............................................        810       1,034
Construction in progress..............................................                    495
                                                                         --------    --------
                                                                           57,135      72,640
Less accumulated depreciation and amortization........................    (17,475)    (13,385)
                                                                         --------    --------
                                                                         $ 39,660    $ 59,255
                                                                         --------    --------
                                                                         --------    --------

     Included in equipment at December 31, 1996 and 1995 is $1,225 and $1,386, respectively, related to assets recorded under capital leases. Included in accumulated depreciation and amortization at December 31, 1996 and 1995 is $498 and $450, respectively, of amortization related to assets recorded under capital leases.

     In 1993, the Company capitalized approximately $900 of interest, of which approximately $327 is included in Alpha Gulf's barge and improvements and $573 is included in Jubilation Lakeshore's leasehold and improvements.

     In light of Jubilation Lakeshore's July 1996 closure and in accordance with its policy on impaired long-lived assets, the Company recorded an impairment loss of $14,507 representing Jubilation Lakeshore's leasehold and improvements of $16,284 (which included the $573 of capitalized interest) and its related accumulated amortization of $1,777.

NOTE 5. LEASEHOLD INTEREST

     On May 14, 1993, in connection with the development of a dockside casino in Lakeshore, Mississippi, Alpha Gulf acquired from an unrelated third party (Seller), a leasehold interest (the Leasehold) and certain other assets, net of assumption of certain liabilities. The net purchase price was $3,500 and the Company issued a convertible promissory note with a stated interest rate of 10% and an effective rate of 30%. The difference in the interest rates represented the implicit economic risks inherent in the transaction.

     Effective in February 1994, the Company exercised its right to convert the Seller's note and accrued interest (carrying amount of $2,883) into 792 shares of the Company's common stock, of which 717 shares were contributed to the Company by a stockholder and the remaining 75 shares were issued in 1996.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

NOTE 6. NOTES PAYABLE

     At December 31, 1996 and 1995, notes payable are comprised of the following:

                                                                                      INTEREST
                                                                                        RATE      1996      1995
                                                                                      --------   ------    ------

Revolving line of credit with payments of principal and interest due monthly,
  collateralized by funds held at the Company's casino and guaranteed by an            Prime
  affiliate........................................................................     +2%      $ --      $  145
Revolving line of credit of $500 with payments of principal and interest due in
  March 1997, collateralized by cash advances......................................     25%         497       200
Note payable to third party with payments of principal and interest due monthly,
  collateralized by certain vehicles...............................................     11%                   103
Notes payable to Bryanston and former CCG stockholders, of which $394 and $793 in
  1996 and 1995, respectively, are non-interest bearing (see Note 3)...............     10%       1,885     3,293
Others.............................................................................   Various        18        75
                                                                                                 ------    ------
                                                                                                 $2,400    $3,816
                                                                                                 ------    ------
                                                                                                 ------    ------

     The $500 revolving line of credit, originally due in March 1997, was extended to June 1997 (see Note 16).

     At December 31, 1996, the Company was in default of its notes payable to affiliates aggregating $1,885. The Company received a waiver through December 31, 1997 of the default of the Bryanston notes aggregating $1,399.

NOTE 7. LONG-TERM DEBT

     At December 31, 1996 and 1995, long-term debt is comprised of the following:

                                                                                 INTEREST
                                                                                   RATE        1996        1995
                                                                                 --------     -------     -------

Mortgage note payable, Bryanston, principal and interest due monthly through
  November 1998, collateralized by the barge and certain other assets.........        10%     $ 7,800     $ 7,800
Mortgage note payable in monthly installments of $70 plus interest at 30-day commercial paper rate (5.95% at December 31, 1996) plus 3.5%, adjusted quarterly, funded with weekly deposits of $25 into a restricted cash
  account, collateralized by the boat and improvements........................         9%       3,656       3,736
Equipment notes payable monthly through November 1999 and collateralized by
  certain assets..............................................................     10-14%       9,284      13,432
Capitalized lease obligations, payable monthly, expiring in various years
  through 2001................................................................     10-14%         386         925
Loans payable, Bryanston ($2,474) and an unrelated third party ($1,181).......        12%                   3,655
Note payable quarterly through March 2000 and secured by assignment of
  interest in the mortgage note payable to Bryanston (see Note 16)............        10%       1,200
Other.........................................................................      7-11%          68          84
                                                                                              -------     -------
                                                                                               22,394      29,632
Less current portion..........................................................                 14,528      27,320
                                                                                              -------     -------
                                                                                              $ 7,866     $ 2,312
                                                                                              -------     -------
                                                                                              -------     -------

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

     Aggregate future required principal payments of long-term debt are as follows:

                             YEARS ENDING DECEMBER 31:
-----------------------------------------------------------------------------------

          1997.....................................................................   $14,528
          1998.....................................................................     7,155
          1999.....................................................................       491
          2000.....................................................................       200
          2001.....................................................................        18
          Thereafter...............................................................         2
                                                                                      -------
                                                                                      $22,394
                                                                                      -------
                                                                                      -------

     In August 1995, Bryanston purchased the mortgage of $7,800 on the Lakeshore barge from a third party. The transaction resulted in a write-off on the unamortized discount on the original note of approximately $931. In connection with the agreement, Bryanston also acquired 96 shares of common stock owned by the third party (see Note 11).

     In October 1995, the Company restructured certain equipment notes, aggregating approximately $9,000, with unrelated parties, whereby the Company will pay approximately $6,500 in forty-eight monthly installments of $166 (which includes interest of 10% per annum) commencing December 15, 1995. The balance of approximately $2,500 bears interest at 10% per annum, is due on November 15, 1999, and may either be partially or fully repaid, pursuant to an escrow agreement, from the net proceeds of the sale of 701 shares of the Company's common stock held in escrow. To the extent that the net proceeds exceeds $2,500 plus accrued interest ($286 at December 31, 1996), the excess will be applied to the $6,500 portion of the debt. However, if the net proceeds are less than the $2,500 plus accrued interest, then the Company will be required to remit the balance due at maturity (see Note 10). The escrow agreement provides for the unrelated party to have full voting rights pertaining to the escrowed shares and the right to sell any or all of the shares. The Company has the right of first refusal to purchase the shares that the unrelated party desires to sell. The debt is collateralized by the Company's barge and certain gaming equipment.

     In October 1995, the Company restructured a certain equipment note of approximately $800 with an unrelated party. The amended terms provide for thirty-six monthly installments of approximately $26 (which includes interest at 11.5% per annum), commencing November 24, 1995.

     In April 1996, the Company restructured its capital sign lease of $745 with an unrelated party. The terms of the restructure reduces the lease principal amount to $475 and forgives $74 of accrued interest. The effective interest rate of the restructured lease is 10% per annum, with a four-year term. In June 1996, the Company issued 42 shares of its preferred stock in settlement of a certain loan payable of $1,181, plus accrued interest of $41. As a result, the Company was charged a five percent transaction fee of $61, which was converted into 2 shares of the Company's preferred stock.

     In December 31, 1996, the Company was relieved of its loan payable to Bryanston for $2,694 (which includes accrued interest of $270), in partial consideration for Bryanston's purchase of 100% of Alpha Hotel's common stock owned by the Company (see Note 14).

     At December 31, 1996, the Company was in default of nonpayment of (i) the mortgage notes aggregating $11,456, and (ii) the equipment notes aggregating $9,284, as well as the breach of several loan covenants. The Company received a waiver of the defaults on the $7,800 mortgage note payable to Bryanston and on a $257 equipment note (see Note 16), through December 31, 1997. Accordingly, the mortgage note of $3,656 and the equipment notes aggregating $9,027 are reflected in current liabilities at December 31, 1996.

     At December 31, 1995, the Company was in default of (i) its mortgage notes aggregating $11,536 for nonpayment, (ii) the equipment notes aggregating $13,432 for the breach of several loan covenants

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

and (iii) a capital lease of $745 for nonpayment. Certain loans payable, aggregating $3,655, went into default in 1996 due to nonpayment. The Company received a waiver of the default on the loan payable of $2,474 to Bryanston. Accordingly, the mortgage notes payable, equipment notes payable, capital lease and a certain loan payable of $1,181 were reflected in current liabilities at December 31, 1995.

NOTE 8. ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES

     At December 31, 1996 and 1995, accounts payable and other accrued expenses are comprised of the following:

                                                                           1996       1995
                                                                          ------     -------

Construction...........................................................   $1,121     $ 1,218
Insurance financing....................................................      585       1,585
Accrued professional fees..............................................      983         851
Accrued property taxes.................................................      708         843
Accrued interest.......................................................    2,196         738
Other..................................................................    4,318       5,239
                                                                          ------     -------
                                                                          $9,911     $10,474
                                                                          ------     -------
                                                                          ------     -------

NOTE 9. COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

     In September 1993, Alpha Hotel entered into a Service Agreement and an Expense Reimbursement Agreement with Bryanston. Under the Service Agreement, Alpha Hotel supplied services for the management of hotels and motels. Service fees were generated based upon a percentage of hotel and motel revenues, as defined in the respective agreements. Between 1994 and 1996, Alpha Hotel managed approximately fourteen to twenty hotels and motels. Pursuant to the terms of the Expense Reimbursement Agreement, the Company reimbursed Bryanston for direct payroll and related costs for use of certain office space and its share of office expenses. In December 1996, the Company sold 100% of the common stock of Alpha Hotel to Bryanston for $3,000 (see Note 14).

     In 1993, the Company entered into an agreement with a third party, under which the third party would provide marketing services. The agreement was for ten years and could be canceled by the Company after five years. In September 1995, the Company arranged for the early termination of the agreement. The funds required to terminate this agreement ($1,500) and to pay amounts due under the agreement through the date of the termination were settled by Bryanston and through the issuance of 96 shares of the Company's stock (see Note 11). Expenses incurred under this marketing agreement were $564 and $1,665 for the years ended December 31, 1995 and 1994, respectively.

     The Company is obligated under a $20,000 non-revolving promissory note with Bryanston. The note, which bears interest at prime (8.25% at December 31, 1996) plus 2%, is payable at the lesser of the outstanding principal amount or $2,000 per annum through December 31, 1999. Beginning in 1996, interest is due and payable monthly and the 1995 interest accrued on the note ($503) is payable on the note's maturity date, December 2000. Additionally, commencing May 1, 1996 and for each of the next succeeding three years thereafter, the Company is required to make additional principal payments equal to 'Available Cash Flow of Maker' as defined in the note. In June 1996, the Company issued 661 shares of its preferred stock in settlement of $19,165 of the note. As a result, the Company was charged a five percent transaction fee of $958, which was converted into 33 shares of the Company's preferred stock. Additionally, in December 1996, the Company was relieved of $306 (which includes accrued interest of $90) of the note, in partial consideration for Bryanston's purchase of Alpha Hotel (see Note
14). The outstanding principal balance at December 31, 1996 and 1995 is $1,746 and $17,361, respectively.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

     The Company was obligated under an operating lease relative to real property located in Lakeshore, Mississippi. In August 1996, the Company was named as a defendant in an action brought in the United States District Court for the Southern District of Mississippi (Joseph R. Cure, Jr., Cynthia Cure Rutherford, Michael Cure and Susan Cure Gollot v. Alpha Gulf Coast, Inc.) for alleged past due and future accelerated rentals and other costs under this lease. Subsequent to December 31, 1996, the Company reached settlement terms with the plaintiffs (see Note 16). Rent expense under this lease for the years ended December 31, 1996, 1995 and 1994 was $800 (excluding a $541 settlement and early termination charge), $576 (including a $500 credit as a result of renegotiated lease terms), and $2,030, respectively.

     The Company was obligated under a tideland lease which provided for a mooring site for the Company's Lakeshore, Mississippi vessel. In December 1996, the State of Mississippi (State) terminated the lease for nonpayment of rent. The State offered to abate past due rents if the vessel is removed and the improvements to the leasehold are conveyed to the State. The State has allowed until March 31, 1997 (subsequently extended on a month to month basis) for removal of the vessel. Rent expense in 1996 was $96 and in 1995 and 1994 was $200 under this lease.

     The Company is obligated under other operating leases relative to real property and equipment.

     Future aggregate minimum annual rental payments under all of these leases are as follows:

                              YEARS ENDING DECEMBER 31:
-------------------------------------------------------------------------------------

          1997.......................................................................   $  796
          1998.......................................................................      385
          1999.......................................................................      358
          2000.......................................................................      357
          2001.......................................................................      362
          Thereafter.................................................................      729
                                                                                        ------
                                                                                        $2,987
                                                                                        ------
                                                                                        ------

     In January 1995, the Company, through its subsidiary, Alpha St. Regis, entered into a memorandum of understanding with Catskill Development, L.L.C. (Catskill) pursuant to which Alpha St. Regis is to participate in the development of, and thereafter manage, a casino to be built adjacent to the Monticello Raceway in Sullivan County, New York. It is intended that the casino will be owned by the St. Regis Mohawk Indian Tribe (Tribe) and will be located on land to be placed in trust for the benefit of the Tribe. The casino project is subject to approval by the U.S. Department of Interior, the National Indian Gaming Commission and the State of New York, as well as the execution of definitive agreements with the Tribe. As of December 31, 1996, the Company has contributed $734 toward the design, architecture and other costs of development plans for the casino. Under the memorandum of understanding, Catskill and Alpha St. Regis committed to enter into a definitive agreement on the terms established in the memorandum, but there can be no assurance that such an agreement will ever be consummated. Bryanston is a 25% member of Catskill.

     In 1996, Alpha St. Regis assigned its interest, under the memorandum of understanding with Catskill, to Alpha Monticello.

     The Company is obligated under an employment contract with a principal stockholder/officer. Under this agreement, the Company will accrue deferred compensation of $250 per year. The agreement is automatically renewable for successive twelve month periods, unless either party shall advise the other on ninety days written notice of his or its intention not to extend the term of the employment. In the event of termination of employment, the terminated officer will be retained to provide consulting services for two years at $175 per annum.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

     In accordance with Mississippi law, the Company's casino licenses had initial terms of two years and would be subject to periodic renewal. In October 1995, the Company received renewals of their casino licenses through October 1997. In July 1996, the Company closed its Lakeshore casino and surrendered its casino license for that location. Failure to retain the Greenville license could have a material adverse effect on the Company's operations.

     In October 1994, Alpha Gulf was named as a defendant in an action brought in the United States District Court for the Southern District of Mississippi (Susan E. Wolff, et al v. James C. Zamecnik, et al) on the theory of 'liquor liability' for the service of alcohol to a customer, who subsequently was involved in an automobile collision with the Plaintiff. The Plaintiff also initiated a declaratory judgment action in the same court against Alpha Gulf and its insurance carriers seeking a determination as to the liability of such carriers under the insurance policies issued by the carriers to Alpha Gulf and the Company for any damages found against Alpha Gulf in the primary litigation up to the policy limits. The declaratory judgment action instituted by Plaintiff was dismissed in June 1996. In addition, a settlement has been reached between Plaintiff and Alpha Gulf's insurance carrier, with respect to the underlying personal liability action, in the amount of $5,125. The principal insurance carrier, which has paid the settlement, has asserted that Alpha Gulf has an obligation to reimburse it for payment of the settlement amount. This matter was settled in March 1997 (see Note 16).

     In January 1996, Alpha Gulf was named as a defendant in an action brought in the Circuit Court of Hinds County, Mississippi (Amos v. Alpha Gulf Coast, Inc.; Batiste v. Alpha Gulf Coast, Inc., Ducre v. Alpha Gulf Coast, Inc.; Johnston v. Alpha Gulf Coast, Inc.; Rainey v. Alpha Gulf Coast, Inc.). Based on the theory of 'liquor liability' for the service of alcohol to a customer, Plaintiffs alleged that on January 16, 1995, a vehicle operated by Mr. Amos collided with a vehicle negligently operated by Mr. Rainey, an individual that was allegedly served alcoholic beverages by Alpha Gulf. Plaintiffs alleged that they suffered personal injuries and seek compensatory damages aggregating $17,100 and punitive damages aggregating $37,500. The ultimate outcome of this litigation cannot presently be determined, as this case is presently in the early phases of discovery. Accordingly, no provision for liability to the Company, that may result upon adjudication, has been made in the accompanying consolidated financial statements. The Company believes that the risk referred to in this paragraph is adequately covered by insurance.

     In December 1996, Alpha Gulf and the Company were named as defendants in an action brought in the United States District Court for the Southern District of New York (Bally Gaming, Inc. v. Alpha Hospitality Corp. and Alpha Gulf Coast, Inc.) for allegedly engaging in conduct which would impair the collateral held as security for certain financial obligations. Such conduct includes the failure to pay certain monetary obligations unrelated to the obligations secured by the collateral. Plaintiffs seek specific performance of particular actions that Plaintiffs believe are necessary to protect the collateral that secures the financial obligations, plus unspecified damages and attorney's fees, among other things. The ultimate outcome of this case cannot presently be determined, as it is in its preliminary stages.

     The Company is a party to various other legal actions which arise in the normal course of business. In the opinion of the Company's management, the resolution of these other matters will not have a material adverse effect on the financial position of the Company.

     In January 1995, the Company entered into an agreement to acquire all the outstanding common stock of Doc Holliday, Inc. (Doc Holliday), the owner and operator of a casino in Central City, Colorado. In May 1996, the Company terminated its stock acquisition agreement with Doc Holliday.

NOTE 10. AMOUNTS DUE UNDER REDEMPTION AGREEMENT

     The amounts due under redemption agreement (see Note 7) are adjusted for changes in the market value of the Company's underlying common stock, not to exceed the original debt incurred, until the common stock is sold by the unrelated party.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

     At December 31, 1996, the amounts due under the redemption agreement is $1,739, which includes $286 of accrued interest, resulting from the decrease in the fair market value of the 696 shares of the Company's common stock in escrow at December 31, 1996 ($1.44) and the price at the date of the escrow agreement ($3.50).

NOTE 11. STOCKHOLDERS' EQUITY

     In December 1994, the Company issued 625 shares of its preferred stock in settlement of $8,284 due Bryanston, which included $349 of accrued interest. In November 1995, the Company converted the 625 shares of preferred stock to 1,250 shares of common stock in a 2 for 1 exchange.

     In November 1994, the Company entered into an agreement with a third party to settle $559 owed pursuant to a marketing agreement by issuing 96 shares of its common stock. The third party was given a put option which was exercisable during the thirty day period commencing one year from the date of the agreement at $6.50 per share. The common stock was recorded at $5.80 per share, its fair value at the issuance date. The carrying amount was periodically increased for the amount which would be payable upon redemption. The accretion to the carrying amount of $51 and $6 in 1995 and 1994, respectively, was determined using the straight-line method (which did not materially differ from the interest method) and resulted in a corresponding decrease to capital in excess of par value. In October 1995, the third party exercised their put option, purchased 96 shares of common stock for $616, and subsequently sold the shares to Bryanston.

     In consideration for 1995 services provided to the Company, the Company issued options to a third party with a fair value of $90.

     In 1995, the Company issued 783 shares related to the CCG acquisition (see
Note 3).

     In consideration for 1995 services provided to the Company, the Company issued 348 shares to Bryanston, with a fair value of $1,600 in 1996 (such shares are included in common stock subscribed at December 31, 1995).

     In 1996, the Company issued 701 shares, to be held in escrow, related to certain restructured equipment notes (see Note 7) and 75 shares related to a convertible promissory note (see Note 5).

     In June 1996, the Company issued 661 and 42 shares, respectively, of its preferred stock, in settlement of $19,165 and $1,222, respectively, of its unsecured debt with Bryanston and an unrelated third party (see Notes 7 and 9). The Company was charged a five percent transaction fee of $1,019, which was converted into 35 shares of the Company's preferred stock. The conversion rate was based on the fair market value of the Company's common stock at the date of conversion ($3.625). Each preferred share is convertible into eight shares of the Company's common stock after December 31, 1996 and carries voting rights of one vote per preferred share. The preferred stock also carries a dividend of $2.90 per share, payable quarterly, which increases to $3.77 per share if the cash dividend is not paid within thirty days of the end of each fiscal year. In such event, the dividend will be payable in common stock. As of March 21, 1997, the dividend has not been paid. Accordingly, the Company is obligated to declare a stock dividend of approximately 968 shares.

     In December 1996, the Company's Board of Directors approved to increase the total number of common stock that the Company shall have the authority to issue from 17,000 shares to 25,000 shares.

NOTE 12. STOCK OPTIONS AND WARRANTS

     In June 1993, the Company's Board of Directors adopted the 1993 Stock Option Plan (Plan) providing for incentive stock options ('ISO's') and non-qualified stock options (NQSO's). The Company has reserved 900 shares of common stock for issuance upon the exercise of options to be granted under the plan. The exercise price of an ISO or NQSO will not be less than 100% of the fair

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

market value of the Company's common stock at the date of the grant. The Company granted options to purchase an aggregate of 385 shares of common stock at an exercise price of $3.25 through December 31, 1995. In addition, effective December 1993, the Company granted options to purchase an aggregate of 24 shares of common stock at an exercise price of $11.50. In September 1994, the Company granted to a director, options to purchase 50 shares of its common stock at an exercise price of $5.00, which can be exercised any time up to October 1, 1999. The maximum term of each option granted under the plan is ten years, however, options granted to an employee owning greater than 10% of the Company's common stock will have a maximum term of five years. As of December 31, 1996 and 1995, no options under this plan were exercised.

     In October 1993, the Company entered into an option agreement with an unrelated third party whereby the unrelated third party received an option, expiring on October 31, 1998, to purchase 600 shares of the Company's common stock at an exercise price of $14 per share. As of December 31, 1996 and 1995, the option was not exercised.

     In conjunction with its November 1993 initial public offering, the Company issued 863 redeemable common stock purchase warrants at $.10 per warrant. Each warrant entitled the holder to purchase one share of common stock at the exercise price of $12.00, commencing November 1993 until November 1998. As of December 31, 1996 and 1995, no warrants were exercised.

     In December 1995, the Company granted to Bryanston an option to acquire 348 shares of the Company's common stock at an exercise price per share equal to the closing NASDAQ bid price as of December 4, 1995 ($5.375 per share). The option expires on December 4, 2000. As of December 31, 1996 and 1995, the option was not exercised.

     The Company has adopted the disclosure-only provisions of SFAS 123, 'Accounting for Stock-Based Compensation'. Accordingly, no compensation cost has been recognized for the Company's Plan. Had compensation cost for the Company's Plan been determined based on the fair value at the grant date of awards in the years ending December 31, 1996 and 1995 consistent with the provisions of SFAS 123, the Company's net loss from continuing operations and net loss per common share from continuing operations would have been increased to the pro forma amounts indicated below:

                                                                         1996         1995
                                                                       --------     --------

Loss from continuing operations, as reported........................   $(26,309)    $(19,344)
Loss from continuing operations, pro forma..........................    (26,634)     (19,370)
Loss per common share from continuing operations, as reported.......      (1.98)       (1.82)
Loss per common share from continuing operations, pro forma.........      (2.01)       (1.82)

     Because the SFAS 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: risk-free interest rates of six percent; no dividend yields; option life of five years; and expected volatility of eighty percent.

NOTE 13. INCOME TAXES

     The Company and all of its subsidiaries file a consolidated federal income tax return. Income tax expense is allocated pursuant to the separate tax return attributes of each subsidiary. At December 31, 1996 and 1997, the Company's deferred federal income tax asset is comprised of the tax benefit (cost) associated with the following items based on the 35% tax rate currently in effect:

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                           1996        1995
                                                                         --------     -------

Pre-opening costs expensed for financial reporting and amortized over
  five years for tax purposes.........................................   $    984     $ 1,477
Net operating loss carryforwards......................................     14,153      10,376
Depreciation..........................................................       (805)        408
Differences between financial and tax bases of assets and
  liabilities.........................................................        990      (3,833)
Other.................................................................        171         101
                                                                         --------     -------
Deferred income tax asset.............................................     15,493       8,529
Valuation allowance...................................................    (15,493)     (8,529)
                                                                         --------     -------
                                                                         $  --        $ --
                                                                         --------     -------
                                                                         --------     -------

     For the year ended December 31, 1994, the federal statutory tax rate and the Company's effective rate differs due to the reversal of the entire deferred income tax asset recorded at December 31, 1993.

     The Company has available for federal income tax purposes, a net operating loss carryover of approximately $40,438, of which $883, $7,407, $21,354 and $10,794 will expire in the years 2008, 2009, 2010 and 2011, respectively.

NOTE 14. DISCONTINUED OPERATIONS

     On December 31, 1996, the Company sold its hotel management subsidiary, Alpha Hotel, to Bryanston for $3,000 and realized a $2,849 gain after tax. Such transaction resulted in a reduction of the Company's debts to Bryanston (see Notes 7 and 9). Summary operating results of discontinued operations, excluding the above gain, for the three years ended December 31, 1996 are as follows:

                                                                     1996      1995      1994
                                                                    ------    ------    ------

Net sales........................................................   $1,992    $2,863    $2,835
Cost of sales....................................................    1,347     1,512     1,710
                                                                    ------    ------    ------
Income from operations of discontinued hotel management segment,
  before intercompany charge.....................................   $  645    $1,351    $1,125
                                                                    ------    ------    ------
                                                                    ------    ------    ------

     The net assets of Alpha Hotel, included in the December 31, 1995 consolidated balance sheet, are summarized as follows:

Current assets........................................................................   $ 419
Current liabilities...................................................................     (20)
Other long-term liabilities, net......................................................    (219)
                                                                                         -----
Net assets............................................................................   $ 180
                                                                                         -----
                                                                                         -----

NOTE 15. CONTINUING OPERATIONS

     The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered significant losses from operations and has a working capital deficit of $29,810 and an accumulated deficit of $55,949 at December 31, 1996. In addition, the Company was not in compliance with certain long-term debt covenants, therefore requiring the obligations to be classified as current liabilities.

     Management of the Company recognizes that these conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans include continuing to operate the Greenville Casino profitably, sell certain assets located in Lakeshore, develop future casino locations in Missouri and New York and continue to reduce and monitor operating expenses. Accordingly, the

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

Company's ability to continue as a going concern is dependent upon its ability to develop working capital, attain future profitable operations and meet its creditors' demands. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 16. SUBSEQUENT EVENTS

     In March 1997, the Company received a waiver through December 31, 1997 on an equipment note of $257 (see Note 7).

     On March 12, 1997, the Company sold 571 shares of its $.01 par value common stock for $1,000.

     In March 1997, the Company entered into a renewal and extension agreement related to its $500 revolving line of credit, whereby the Company received an extension through June 1997 (see Note 6).

     In March 1997, the Company reached settlement terms in an action brought against it for alleged past due and future accelerated rentals (see Note 9). In the settlement, the Company will pay $500 at closing and $1,200 in the form of a three year, 10% note payable quarterly (see Note 7). The note will be secured by assignment of an interest in the mortgage note payable to Bryanston. Additionally, the Company will have the option to buy out the remaining obligations at reduced principal amounts at accelerated dates, as specified in the settlement agreement. The settlement and early termination of the operating lease resulted in a $541 charge to operations for the year ended December 31, 1996.

     As of March 21, 1997, the Company and the principal insurance carrier reached a settlement on the Wolff case whereby each party will give a general and final release discharging all claims that each may have against the other.

     As of March 21, 1997, Bryanston has advanced $850 to the Company pursuant to a non-revolving promissory note.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                                       DECEMBER 31,
                                                                                                           1996
                                                                                                       ------------
                                                                                      SEPTEMBER 30,
                                                                                          1997
                                                                                      -------------
                                                                                       (UNAUDITED)
                                                                                             (IN THOUSANDS)

                                      ASSETS
CURRENT ASSETS:
     Cash, including restricted cash of $270 in 1996...............................     $     288        $  1,350
     Accounts receivable, less allowance for doubtful accounts of $474 and $527 in
      1997 and 1996, respectively..................................................           102              73
     Inventories...................................................................           301             297
     Prepaid insurance.............................................................            76             615
     Other current assets..........................................................           206             195
                                                                                      -------------    ------------
          Total current assets.....................................................           973           2,530
                                                                                      -------------    ------------
PROPERTY AND EQUIPMENT, less accumulated depreciation and amortization of $21,300
  and $17,475 in 1997 and 1996, respectively.......................................        36,812          39,660
OTHER ASSETS, deposits and other...................................................         2,087           1,764
                                                                                      -------------    ------------
                                                                                        $  39,872        $ 43,954
                                                                                      -------------    ------------

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term debt..........................................     $  20,293        $ 14,528
     Notes payable.................................................................         1,789           2,400
     Accounts payable and other accrued expenses...................................         8,920           9,911
     Accrued payroll and related liabilities.......................................         2,483           3,755
     Due to affiliate, current maturity............................................         2,000           1,746
                                                                                      -------------    ------------
          Total current liabilities................................................        35,485          32,340
                                                                                      -------------    ------------
LONG-TERM DEBT, less current maturities............................................           961           7,866
                                                                                      -------------    ------------
DUE TO AFFILIATE, less current maturity, including accrued interest of $503........         1,439             503
                                                                                      -------------    ------------
AMOUNT DUE UNDER REDEMPTION AGREEMENT, including accrued interest of $237 and $286
  in 1997 and 1996, respectively...................................................           842           1,739
                                                                                      -------------    ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Preferred Stock, $.01 par value, authorized 1,000 shares, 821 and 738 shares
      issued in 1997 and 1996, respectively........................................             8               7
     Common stock, $.01 par value, 25,000 shares authorized, 14,406 and 13,478
      shares issued in 1997 and 1996, respectively.................................           144             135
     Capital in excess of par value................................................        61,863          56,778
     Accumulated deficit...........................................................       (60,870)        (55,414)
                                                                                      -------------    ------------
          Total stockholders' equity...............................................         1,145           1,506
                                                                                      -------------    ------------
                                                                                        $  39,872        $ 43,954
                                                                                      -------------    ------------
                                                                                      -------------    ------------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                               NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                              -------------------
                                                                                               1997        1996
                                                                                              -------    --------
                                                                                                  (UNAUDITED)
                                                                                                (IN THOUSANDS,
                                                                                                EXCEPT FOR PER
                                                                                                  SHARE DATA)

REVENUES:
     Casino................................................................................   $23,868    $ 34,814
     Food and beverage, retail and other...................................................       469       1,097
                                                                                              -------    --------
          Total revenues...................................................................    24,337      35,911
                                                                                              -------    --------
COSTS AND EXPENSES:
     Casino................................................................................     9,004      13,329
     Food and beverage, retail and other...................................................       434       1,434
     Selling, general and administrative...................................................    13,003      20,324
     Interest..............................................................................     2,469       3,529
     Depreciation and amortization.........................................................     3,854       4,788
     Development costs.....................................................................     1,029         217
     Debt conversion fee...................................................................     --          1,019
     Write-off of leasehold and improvements...............................................     --         14,507
                                                                                              -------    --------
          Total costs and expenses.........................................................    29,793      59,147
                                                                                              -------    --------
LOSS FROM CONTINUING OPERATIONS............................................................    (5,456)    (23,236)
DISCONTINUED OPERATIONS:
     Income from operations of discontinued hotel management segment.......................     --            555
                                                                                              -------    --------
NET LOSS...................................................................................   $(5,456)   $(22,681)
                                                                                              -------    --------
                                                                                              -------    --------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.................................................    14,029      13,292
                                                                                              -------    --------
                                                                                              -------    --------
EARNINGS (LOSS) PER COMMON SHARE:
     From continuing operations............................................................   $  (.39)   $  (1.75)
     From discontinued operations..........................................................   $ --       $    .04
                                                                                              -------    --------
NET LOSS...................................................................................   $  (.39)   $  (1.71)
                                                                                              -------    --------
                                                                                              -------    --------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)

                                                                                               THREE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                               ------------------
                                                                                                1997       1996
                                                                                               -------    -------
                                                                                                  (UNAUDITED)
                                                                                                 (IN THOUSANDS,
                                                                                                 EXCEPT FOR PER
                                                                                                  SHARE DATA)

REVENUES:
     Casino.................................................................................   $ 8,013    $ 9,493
     Food and beverage, retail and other....................................................       146        292
                                                                                               -------    -------
          Total revenues....................................................................     8,159      9,785
                                                                                               -------    -------
COSTS AND EXPENSES:
     Casino.................................................................................     3,128      3,255
     Food and beverage, retail and other....................................................       154        325
     Selling, general and administrative....................................................     4,529      5,797
     Interest...............................................................................       882        886
     Depreciation and amortization..........................................................     1,293      1,344
     Development costs......................................................................       422         60
                                                                                               -------    -------
          Total costs and expenses..........................................................    10,408     11,667
                                                                                               -------    -------
LOSS FROM CONTINUING OPERATIONS.............................................................    (2,249)    (1,882)
DISCONTINUED OPERATIONS:
     Income from operations of discontinued hotel management segment........................     --           125
                                                                                               -------    -------
NET LOSS....................................................................................   $(2,249)   $(1,757)
                                                                                               -------    -------
                                                                                               -------    -------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING..................................................    14,294     13,478
                                                                                               -------    -------
                                                                                               -------    -------
EARNINGS (LOSS) PER COMMON SHARE:
     From continuing operations.............................................................   $  (.16)   $  (.14)
     From discontinued operations...........................................................   $ --       $   .01
                                                                                               -------    -------
NET LOSS....................................................................................   $  (.16)   $  (.13)
                                                                                               -------    -------
                                                                                               -------    -------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                               -------------------
                                                                                                1997        1996
                                                                                               -------    --------
                                                                                                   (UNAUDITED)
                                                                                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Loss...............................................................................   $(5,456)   $(22,681)
     Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
          Depreciation and amortization.....................................................     3,854       4,788
          Debt conversion fee...............................................................     --          1,019
          Write-off of leasehold and improvements...........................................     --         14,507
          Changes in operating assets and liabilities:
               (Increase) decrease in accounts receivable...................................       (29)        370
               (Increase) decrease in inventories...........................................        (4)        216
               Decrease in prepaid insurance................................................       539       1,670
               (Increase) decrease in other current assets..................................       (11)        901
               Decrease in accounts payable and other accrued expenses......................      (268)     (1,068)
               Increase (decrease) in accrued payroll and related liabilities...............    (1,272)      1,137
                                                                                               -------    --------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.........................................    (2,647)        859
                                                                                               -------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment....................................................    (1,006)     (1,421)
     Payments for deposits and other assets.................................................      (323)       (869)
                                                                                               -------    --------
NET CASH USED IN INVESTING ACTIVITIES.......................................................    (1,329)     (2,290)
                                                                                               -------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Advances from affiliate................................................................     3,190       3,220
     Proceeds from sale of common stock.....................................................     1,000       --
     Payments on notes payable..............................................................      (136)     (1,250)
     Payments on long-term debt.............................................................    (1,140)     (1,494)
                                                                                               -------    --------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................................................     2,914         476
                                                                                               -------    --------
NET DECREASE IN CASH........................................................................    (1,062)       (955)
CASH, beginning of period...................................................................     1,350       2,316
                                                                                               -------    --------
CASH, end of period.........................................................................   $   288    $  1,361
                                                                                               -------    --------
                                                                                               -------    --------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                                -----------------
                                                                                                 1997      1996
                                                                                                ------    -------
                                                                                                   (UNAUDITED)
                                                                                                 (IN THOUSANDS)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION,
  cash paid for interest during the period...................................................   $  707    $ 2,187
                                                                                                ------    -------
                                                                                                ------    -------
SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
     Increase (decrease) in amount due under redemption agreement, including accrued interest
      of $237 and $235 in 1997 and 1996 respectively.........................................   $ (897)   $ 1,024
                                                                                                ------    -------
                                                                                                ------    -------
     Preferred stock issued on September 30, 1997 in settlement of an affiliated loan........   $2,000    $ --
                                                                                                ------    -------
                                                                                                ------    -------
     Common stock issued for payment of notes payable........................................   $  475    $ --
                                                                                                ------    -------
                                                                                                ------    -------
     Commons stock issued for settlement of certain accounts payable and accrued expenses....   $  536    $ --
                                                                                                ------    -------
                                                                                                ------    -------
     Common stock issued for payment of long-term debt.......................................   $ --      $ 2,454
                                                                                                ------    -------
                                                                                                ------    -------
     Preferred stock issued in settlement of long-term debt, includes $41 of accrued interest
      and $1,019 of debt conversion fee......................................................   $ --      $21,407
                                                                                                ------    -------
                                                                                                ------    -------

          See accompanying notes to consolidated financial statements

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1. NATURE OF BUSINESS

     Alpha Hospitality Corporation (the 'Company') was incorporated in Delaware on March 19, 1993, through its subsidiaries is engaged in (i) the ownership and operation of a gaming vessel located in Greenville, Mississippi, and (ii) the pursuit of casino development and management opportunities in Missouri and New York.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation. The accompanying unaudited consolidated financial statements of Alpha Hospitality Corporation and subsidiaries have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principals. All adjustments which are of a normal and recurring nature and, in the opinion of management, necessary for a fair presentation have been included. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 1996, included in the Form 10-K.

     Operations and Principles of Consolidation. The accompanying statements include the accounts of the Company and all of its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

     Loss Per Common Share. Loss per common share is based on the weighted average number of shares outstanding. The Company's outstanding stock options, warrants and convertible preferred stock are excluded in the computation since they would have an antidilutive effect on loss per common share. Certain shares
(616) being held in escrow are included in this calculation.

     Promotional Allowances. Revenues do not include the retail amount of food and beverage of approximately $2,740, $2,942, $845 and $790 provided gratuitously to customers, for the nine months and three months ended September 30, 1997 and 1996, respectively.

     Use of Estimates. The preparation of financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Impairment of Long-lived Assets. The Company periodically reviews the carrying value of certain of its long-lived assets in relation to historical results, as well as management's best estimate of future trends, events and overall business climate. If such reviews indicate that the carrying value of such assets may not be recoverable, the Company would then estimate the future cash flows (undiscounted and without interest charges). If such future cash flows are insufficient to recover the carrying amount of the assets, then impairment is triggered and the carrying value of any impaired assets would then be reduced to fair value.

     Reclassifications. Certain amounts have been reclassified in 1996 to conform to the 1997 presentation.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 3. PROPERTY AND EQUIPMENT

     Details of property and equipment at September 30, 1997 and December 31, 1996 are as follows:

                                                                                      1997       1996
                                                                                     -------    -------

Land and building.................................................................   $   214    $   214
Boat, barge and improvements......................................................    24,341     24,261
Leasehold and improvements........................................................    14,241     14,215
Gaming equipment..................................................................    10,302     10,221
Furniture, fixtures and equipment.................................................     7,430      7,414
Transportation equipment..........................................................       779        810
Construction in progress..........................................................       805      --
                                                                                     -------    -------
                                                                                      58,112     57,135
Less accumulated depreciation and amortization....................................    21,300     17,475
                                                                                     -------    -------
                                                                                     $36,812    $39,660
                                                                                     -------    -------
                                                                                     -------    -------

     Included in property and equipment at September 30, 1997 and December 31, 1996 is approximately $1,225 related to assets recorded under capital leases. Included in accumulated depreciation and amortization at September 30, 1997 and December 31, 1996 was approximately $609 and $498, respectively, of amortization related to assets recorded under capital leases.

NOTE 4. NOTES PAYABLE

     Notes payable at September 30, 1997 and December 31, 1996 are comprised of the following:

                                                                            INTEREST
                                                                             RATES       1997      1996
                                                                            --------    ------    ------

Notes payable to Bryanston Group, Inc. (Bryanston), an affiliate and former Cotton Club stockholders of which $295 and $394 in 1997 and
  1996, respectively are non-interest bearing............................     10%        1,401     1,885
Revolving bank line of credit with payments of principal and interest due
  December 1997, collateralized by cash advances.........................     25%          370       497
Other....................................................................   Various         18        18
                                                                                        ------    ------
                                                                                        $1,789    $2,400
                                                                                        ------    ------
                                                                                        ------    ------

     At September 30, 1997, the Company was in default of its notes payable to Bryanston and a former Cotton Club stockholder. The Company received a waiver of the default through December 31, 1997, on the Bryanston notes aggregating $1,399.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 5. LONG-TERM DEBT

     Long-term debt at September 30, 1997 and December 31, 1996 is comprised of the following:

                                                                         INTEREST
                                                                          RATES         1997       1996
                                                                         --------      -------    -------

Mortgage note payable, Bryanston, principal and interest due monthly through November 1998, collateralized by the barge and certain other
  assets..............................................................        10%      $ 7,800    $ 7,800
Mortgage note payable in monthly installments of $70 plus interest at
  30-day commercial paper rate (5.5% at September 30, 1997) plus 3.5%
  adjusted quarterly, collateralized by the boat and improvements.....         9%        3,656      3,656
Equipment notes payable monthly through November 1999 and
  collateralized by certain assets....................................     11-14%        8,366      9,284
Note payable quarterly through March 2000 and secured by assignment of
  interest in the mortgage note payable to Bryanston..................        10%        1,100      1,200
Capitalized lease obligations, payable monthly, expiring in various
  years through 2001..................................................     10-15%          325        386
Other.................................................................      7-11%            7         68
                                                                                       -------    -------
                                                                                        21,254     22,394
Less current portion..................................................                  20,293     14,528
                                                                                       -------    -------
                                                                                       $   961    $ 7,866
                                                                                       -------    -------
                                                                                       -------    -------

     Aggregate future required principal payments are approximately as follows:

                             YEARS ENDING SEPTEMBER 30
-----------------------------------------------------------------------------------

          1998.....................................................................   $20,293
          1999.....................................................................       518
          2000.....................................................................       397
          2001.....................................................................        44
          2002.....................................................................         1
          Thereafter...............................................................         1
                                                                                      -------
                                                                                      $21,254
                                                                                      -------
                                                                                      -------

     In March 1997, the Company settled in an action brought against it for alleged past due and future accelerated rentals in connection with its Lakeshore, Mississippi, ground lease. In the settlement, the Company paid $500 at closing and $1,200 in the form of a three year, 10% note payable quarterly. The note will be secured by assignment of an interest in the mortgage note payable to Bryanston. Additionally, the Company will have the option to buy out the remaining obligations at reduced principal amounts at accelerated dates, as specified in the settlement agreement.

     In October 1995, the Company restructured certain equipment notes, aggregating approximately $9,000, with unrelated parties, whereby, the Company will pay approximately $6,500 in forty-eight monthly installments of $166 (which includes interest of 10% per annum) commencing December 15, 1995. The balance of approximately $2,500 bears interest at 10% annum, is due on November 15, 1999, and may either be partially or fully repaid, pursuant to an escrow agreement from the net proceeds of the sale of 616 shares of the Company's common stock held in escrow. To the extent that the net proceeds exceeds $2,500 plus accrued interest ($237 at September 30, 1997), the excess will be applied to the $6,500 portion of the debt. However, if the net proceeds are less than the $2,500 plus accrued interest, then the Company will be required to remit the balance due at maturity (see Note 8). The escrow agreement provides for the unrelated party to have full voting rights pertaining to the

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

escrowed shares and the right to sell any or all of the shares. The Company has the right of first refusal to purchase the shares that the unrelated party desires to sell. The debt is collateralized by the Company's barge and certain gaming equipment.

     At September 30, 1997, the Company was in default for nonpayment on (i) the mortgage notes aggregating $11,456, and (ii) the equipment notes aggregating $3,433. In addition, the Company was in default of certain loan covenants not relating to payments which pertained to equipment notes amounting to $4,768. The Company received a waiver of the defaults on the $7,800 mortgage note payable to Bryanston through December 31, 1997. Accordingly, the mortgage notes of $11,456 and the equipment notes aggregating $8,201 are reflected in current liabilities at September 30, 1997.

NOTE 6. ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES

     Accounts payable and other accrued expenses at September 30, 1997 and December 31, 1996, are comprised of the following:

                                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                                1997             1996
                                                                            -------------    ------------

Construction.............................................................      $ 1,774          $2,121
Insurance financing......................................................           20             585
Accrued professional fees................................................          563             983
Accrued property taxes...................................................          508             708
Accrued interest.........................................................        3,699           2,196
Other....................................................................        2,356           3,318
                                                                            -------------    ------------
                                                                               $ 8,920          $9,911
                                                                            -------------    ------------
                                                                            -------------    ------------

NOTE 7. COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

     The Company is obligated under a $20,000 non-revolving promissory note with Bryanston. The note, which bears interest at prime (8.5% at September 30, 1997) plus 2%, is payable at the lesser of the outstanding principal amount or $2,000 per annum through December 31, 1999. Beginning in 1996, interest is due and payable monthly and the 1995 interest accrued on the note ($503) is payable on the notes maturity date, December 2000. Additionally, commencing May 1, 1996, and for each of the next succeeding three years thereafter, the Company is required to make additional principal payments equal to 'Available Cash Flow of Maker' as defined in the note. The outstanding principal balance at September 30, 1997 and December 31, 1996 is $2,936 and $1,746, respectively.

     The Company was obligated under a tideland lease which provided for a mooring site for the Company's Lakeshore, Mississippi vessel. In December 1996, the State of Mississippi (State) terminated the lease for nonpayment of rent. The State offered to abate past due rents if the vessel is removed and the improvements to the leasehold are conveyed to the State. The State allowed until March 31, 1997 for the removal of the vessel and has extended such arrangement on a month to month basis.

     The Company is obligated under other operating leases relative to real property and equipment.

     In January 1995, the Company, through its subsidiary, Alpha St. Regis, entered into a memorandum of understanding with Catskill Development, L.L.C. (Catskill) pursuant to which Alpha St. Regis is to participate in the development of, and thereafter manage, a casino to be built adjacent to the Monticello Raceway in Sullivan County, New York. Subsequently, Alpha St. Regis assigned its interest with Catskill Development, L.L.C. to Alpha Monticello, Inc. It is intended that the casino will be owned by the St. Regis Mohawk Indian Tribe (Tribe) and will be located on land to be placed in trust for the benefit of the Tribe. The casino project is subject to approval by the U.S. Department of Interior, the National

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

Indian Gaming Commission and the State of New York, as well as the execution of definitive agreements with the Tribe. As of September 30, 1997, the Company has contributed $773 toward the design, architecture and other costs of development plans for the casino. Under the memorandum of understanding, Catskill and Alpha Monticello, Inc. committed to enter into a definitive agreement of the terms established in the memorandum, but there can be no assurance that such an agreement will ever be consummated. Bryanston is a 25% member of Catskill.

     The Company is obligated under an employment contract with its chief executive officer. Under this agreement, the Company will accrue deferred compensation of $250 per year. The agreement is automatically renewable for successive twelve month periods, unless either party shall advise the other on ninety days written notice of his or its intention not to extend the term of the employment. In the event of termination of employment, the terminated officer will be retained to provide consulting services for two years at $175 per annum.

     In accordance with Mississippi law, the Company's casino license has a term of two years and is subject to periodic renewal. In October 1997, the Company received renewal of their casino license through October 1999 conditioned by the opening of its Greenville hotel by no later than February 26, 1998. The contractor has set a completion date of January 31, 1998 for the hotel. Failure to retain the Greenville license could have a material adverse effect on the Company's operations.

     In January 1996, Alpha Gulf was named as a defendant in an action brought in the Circuit Court of Hinds County, Mississippi (Amos v. Alpha Gulf Coast, Inc.; Batiste v. Alpha Gulf Coast, Inc.; Ducre v. Alpha Gulf Coast, Inc.; Johnston v. Alpha Gulf Coast, Inc.; Rainey v. Alpha Gulf Coast, Inc.). Based on the theory of 'liquor liability' for the service of alcohol to a customer, Plaintiffs alleged that on January 16, 1995, a vehicle operated by Mr. Amos collided with a vehicle negligently operated by Mr. Rainey, an individual that was allegedly served alcoholic beverages by Alpha Gulf. Plaintiffs alleged that they suffered personal injuries and seek compensatory damages aggregating $17,100 and punitive damages aggregating $37,500. The ultimate outcome of this litigation cannot presently be determined, as this case is presently in the early phases of discovery. Accordingly, no provision for liability to the Company, that may result upon adjudication, has been made in the accompanying consolidated financial statements. The Company believes that the risk referred to in this paragraph is adequately covered by insurance.

     In December 1996, Alpha Gulf and the Company were named as defendants in an action brought in the United States District Court for the Southern District of New York (Bally Gaming, Inc. v. Alpha Hospitality Corp. and Alpha Gulf Coast, Inc.) for allegedly engaging in conduct which would impair the collateral held as security for certain financial obligations. Such conduct includes the failure to pay certain monetary obligations unrelated to the obligations secured by the collateral. Plaintiffs seek specific performance of particular actions that Plaintiffs believe are necessary to protect the collateral that secures the financial obligations, plus unspecified damages and attorney's's fees, among other things. On November 3, 1997, the Court granted the Company's motion to dismiss with prejudice subject to the plaintiff's right to replead its complaint within seven days.

     In July 1997, Jubilation Lakeshore, Inc., Alpha Gulf Coast, Inc. and the Company were named as third party defendants in an action brought in the United States District Court for the Northern District of Mississippi, Greenville Division (General Electric Capital Corporation vs. Bally Gaming, Inc.) whereas Bally Gaming, Inc. is alleging the same complaints as they asserted in the above mentioned action in the Southern District of New York. Although the ultimate outcome of the action cannot be determined, the Company has been advised the recent decision in the Southern District of New York will have a positive impact on this case.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     The Company is a party to various other legal actions which arise in the normal course of business. In the opinion of the Company's management, the resolution of these other matters will not have a material adverse effect on the financial position and results of operations of the Company.

NOTE 8. AMOUNT DUE UNDER REDEMPTION AGREEMENT

     The amount due under the redemption agreement (see Note 5) is adjusted for changes in the market value of the Company's underlying common stock, not to exceed the original debt incurred, until the common stock is sold by the unrelated party.

     At September 30, 1997, and December 31, 1996, the amount due under the redemption agreement is $842 and $1,739, respectively, which includes $237 and $286, respectively, of accrued interest, resulting from the decrease in the fair market value of the shares of the Company's common stock in escrow at the respective dates and the price at the date of the escrow agreement.

NOTE 9. STOCKHOLDERS' EQUITY

     Changes in stockholders' equity during the nine months ended September 30, 1997, include the net loss of $5,456, the issuance on September 30, 1997 of 83 shares of the Company's preferred stock in settlement of $2,000 due to Bryanston, the sale on March 12, 1997 of 571 shares of the Company's $.01 par value common stock for $1,000, common stock sold under the redemption agreement for $236, a decrease in the principal amount due under the redemption agreement (see Note 8) of $848, stock issued in April 1997 as payment for notes payable of $475 and stock issued in August 1997 and September 1997 for settlement of certain accounts payable and accrued expenses of $211 and $325, respectively.

     The Company's preferred stock has voting rights, is convertible to eight shares of common stock for each share of preferred stock and carries a dividend of $2.90 per share, payable quarterly, which increases to $3.77 per share if the cash dividend is not paid within 30 days of the end of each quarter. In the event the dividend is not paid at the end of the Company's fiscal year (December
31), the dividend will be payable in common stock. As of September 30, 1997, the Company is obligated to declare a cash dividend of $1,927 and a stock dividend of 777 shares. As a result of the dividend not being paid by November 7, 1997, the dividend for the quarter ended September 30, 1997 increases from $2.90 per share to $3.77 per share. Accordingly, as of November 7, 1997, the Company's obligation to declare a cash dividend is increased to $2,087.

                 ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 10. INCOME TAXES

     The Company and all of its subsidiaries file a consolidated federal income tax return. Income tax expense is allocated pursuant to the separate tax attributes of each subsidiary. At September 30, 1997 and December 31, 1996, the Company's deferred federal tax asset is comprised of the tax benefit (cost) associated with the following items based on the 35% tax rate currently in effect:

                                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                                1997             1996
                                                                            -------------    ------------

Pre-opening costs currently deducted for financial reporting and
  amortized over 5 years for tax purposes................................     $     694        $    984
Net operating loss carryforward..........................................        15,452          14,153
Differences between financial and tax depreciation methods...............          (725)           (805)
Differences between financial and tax basis of assets and liabilities....           850             990
Other....................................................................           200             171
                                                                            -------------    ------------
Deferred tax asset.......................................................        16,471          15,493
Valuation allowance on deferred tax asset................................       (16,471)        (15,493)
                                                                            -------------    ------------
                                                                              $ --             $ --
                                                                            -------------    ------------
                                                                            -------------    ------------

     The Company has available for federal income tax purposes, a net operating loss carryover of approximately $44,148 expiring in the years 2008 through 2012.

NOTE 11. DISCONTINUED OPERATIONS

     On December 31, 1996, the Company sold its hotel management subsidiary, Alpha Hotel Management Company, Inc., to Bryanston Group, Inc. Summary operating results of discontinued operations for the nine and three months ended September 30, 1996 are as follows:

                                                                             NINE MONTHS    THREE MONTHS
                                                                             -----------    ------------

Revenues..................................................................     $ 1,489          $440
Cost of revenues..........................................................         934           315
                                                                             -----------      ------
Income from operations of discontinued hotel management segment, before
  intercompany charges....................................................     $   555          $125
                                                                             -----------      ------
                                                                             -----------      ------

NOTE 12 -- CONTINUING OPERATIONS

     The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered significant losses from operations and has a working capital deficit of $37,448 and an accumulated deficit of $60,870 at September 30, 1997. In addition, the Company was not in compliance with certain long-term debt covenants, therefore requiring the obligations to be classified as current liabilities.

     Management recognizes that these concerns raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to correct these current conditions includes continuing to operate the Greenville casino generating positive cash flow, developing its Greenville hotel, selling or relocating the Jubilation Casino and continuing to explore opportunities in attaining more favorable financing or the sale of equity to meet its working capital requirements. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to develop working capital, maintain future profitable operations, and meet its creditors demands. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                         ALPHA HOSPITALITY CORPORATION
             CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following unaudited condensed pro forma consolidated financial statements are based on the historical financial statements of the Company adjusted to give effect to the following (i) the sale of certain assets of the Company's wholly-owned subsidiary, Gulf Coast, to Buyer, pursuant to the Sale Agreement and (ii) the use of proceeds of such sale (and/or the Pre-Closing Financing to be assumed by Buyer) to extinguish certain debts of the Company. The sale of the Hotel Assets of Greenville Hotel is not reflected on such pro forma financial statements since, as of September 30, 1997, substantial construction of such Hotel still needed to be completed.

     The unaudited pro forma information is presented to reflect the pro forma effect of the Sale (together with the Pre-Closing Financing and the corresponding extinguishment of Company debt) as if it had been consummated on September 30, 1997 for balance sheet presentation purposes and as of January 1, 1996, for the year ended December 31, 1996 and for the nine months ended September 30, 1997, for income statement presentation purposes, pursuant to the assumptions and adjustments in the accompanying notes to the Company's Unaudited Condensed Pro Forma Consolidated Financial Statements.

     The following pro forma information is not necessarily indicative of the results of operations and financial position of the Company as they may be in the future or they might have been had the Sale (and the Pre-Closing Financing with the corresponding extinguishment of Company debt) occurred as of the dates assumed. This pro forma information should be read in conjunction with the audited historical Consolidated Financial Statements of the Company as of December 31, 1996 and 1995 and for each of the three years ended December 31, 1996, and the unaudited historical Consolidated Financial Statements of the Company as of September 30, 1997 and 1996 and for the three and nine month periods then ended, which are included elsewhere herein.

     The unaudited condensed pro forma consolidated financial statements include certain estimates. The Company's management does not believe that the effects of any changes in these estimates, individually or in the aggregate, will have a material effect on the unaudited condensed pro forma consolidated financial statements.

                         ALPHA HOSPITALITY CORPORATION
            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997

     The following Unaudited Condensed Pro Forma Consolidated Balance Sheet is based on the unaudited historical Consolidated Balance Sheet of the Company as of September 30, 1997, and has been prepared to reflect the Sale (and the Pre-Closing Financing with the corresponding extinguishment of Company debt) after giving effect to the pro forma adjustments described in the Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements as if the Sale (together with the Pre-Closing Financing and the corresponding extinguishment of Company debt) had occurred on September 30, 1997.

                                                                                              PRO FORMA
                                                                               HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                                               ----------    -----------    ---------
                                                                                   (DOLLAR AMOUNTS IN THOUSANDS)

Cash........................................................................    $    288      $   9,130a     $ 9,418
Cash-restricted.............................................................                      1,700a       1,700
Accounts receivable.........................................................         102                         102
Inventories.................................................................         301                         301
Prepaid insurance...........................................................          76                          76
Other current assets........................................................         206                         206
                                                                               ----------    -----------    ---------
Total current assets........................................................         973         10,830       11,803
Property and equipment, net.................................................      36,812        (31,168)b      5,644
Other assets................................................................       2,087                       2,087
Investment..................................................................                      8,500a       8,500
                                                                               ----------    -----------    ---------
                                                                                $ 39,872      $ (11,838)     $28,034
                                                                               ----------    -----------    ---------
                                                                               ----------    -----------    ---------
Current maturities of long-term debt........................................    $ 20,293      $ (12,493)c    $ 7,800
Notes payable...............................................................       1,789           (388)c      1,401
Accounts payable and other accrued expenses.................................       8,920         (1,047)c      3,661
                                                                                                 (1,762)c
                                                                                                 (1,500)a
                                                                                                   (950)c
Accrued payroll and related liabilities.....................................       2,483           (500)a      1,683
                                                                                                   (300)c
Due to affiliate, current maturity..........................................       2,000         (1,500)c        500
                                                                               ----------    -----------    ---------
Total current liabilities...................................................      35,485        (20,440)      15,045
                                                                               ----------    -----------    ---------
Long-term debt, less current maturities.....................................         961           (961)c          0
                                                                               ----------    -----------    ---------
Due to affiliate, less current maturity.....................................       1,439                       1,439
                                                                               ----------    -----------    ---------
Amount due under redemption agreement.......................................         842           (842)c          0
                                                                               ----------    -----------    ---------
Stockholders equity:
     Preferred Stock........................................................           8                           8
     Common Stock...........................................................         144                         144
     Capital in excess of par value.........................................      61,863                      61,863
     Accumulated deficit....................................................     (60,870)         4,573c     (50,465)
                                                                                                  5,832b
                                                                               ----------    -----------    ---------
     Total Stockholders' equity.............................................       1,145         10,405       11,550
                                                                               ----------    -----------    ---------
                                                                                $ 39,872      $ (11,838)     $28,034
                                                                               ----------    -----------    ---------
                                                                               ----------    -----------    ---------

          The Unaudited Condensed Pro Forma Consolidated Balance Sheet should be read in conjunction with the accompanying notes.

                         ALPHA HOSPITALITY CORPORATION
          UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

     The following Unaudited Condensed Pro Forma Consolidated Income Statement for the year ended December 31, 1996, is based on the audited historical Consolidated Statement of Operations of the Company for the year ended December 31, 1996, after giving effect to the pro forma adjustments described in the Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements as if the Sale (together with the Pre-Closing Financing and the corresponding extinguishment of Company debt) had occurred on January 1, 1996.

                                                                                             PRO FORMA
                                                                              HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                                              ----------    -----------    ---------
                                                                               (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT
                                                                                        PER SHARE AMOUNTS)
Revenues:
     Casino................................................................    $  43,252     $ (43,252)d   $      0
     Food and beverage, retail and other...................................        1,268        (1,260)d          8
     Supervisory management fee............................................                        100f         100
                                                                              ----------    -----------    ---------
          Total revenues...................................................    $  44,520     $ (44,412)    $    108
                                                                              ----------    -----------    ---------
Costs and expenses:
     Equity in losses of Greenville Casino Partners........................                      1,357f       1,357
     Casino................................................................       16,184       (16,184)d          0
     Food and beverage, retail and other...................................        1,657        (1,657)d          0
     Selling, general and administrative...................................       24,973       (23,805)d      1,168
     Interest..............................................................        4,421        (2,208)e      1,236
                                                                                                  (977)d
     Depreciation and amortization.........................................        6,059        (6,040)d         19
     Debt conversion fee...................................................        1,019                      1,019
     Write-off of leasehold and improvements...............................       14,507       (14,507)d          0
     Settlement and termination of lease agreement.........................          541                        541
     Development costs.....................................................        1,468                      1,468
                                                                              ----------    -----------    ---------
                                                                                  70,829       (64,021)       6,808
                                                                              ----------    -----------    ---------
     Loss from continuing operations.......................................      (26,309)       19,609       (6,700 )
                                                                              ----------    -----------    ---------
Loss per common share from continuing operations...........................        (1.98)                      (.50 )
                                                                              ----------                   ---------
                                                                              ----------                   ---------

        The Unaudited Condensed Pro Forma Consolidated Income Statement should be read in conjunction with the accompanying notes.

                         ALPHA HOSPITALITY CORPORATION
          UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

     The following Unaudited Condensed Pro Forma Consolidated Income Statement for the nine months ended September 30, 1997 is based on the unaudited historical Consolidated Statement of Operations of the Company for the nine months ended September 30, 1997, after giving effect to the pro forma adjustments described in the Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements as if the Sale (together with the Pre-Closing Financing and the corresponding extinguishment of Company debt) had occurred on January 1, 1996.

                                                                                              PRO FORMA
                                                                               HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                                               ----------    -----------    ---------
                                                                                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT
                                                                                       FOR PER SHARE AMOUNTS)

Revenues:
     Casino.................................................................    $ 23,868      $ (23,868)(i)  $     0
     Food and beverage, retail and other....................................         469           (466)(i)        3
     Supervisory management fee.............................................      --                 75(k)        75
                                                                               ----------    -----------    ---------
          Total revenues....................................................      24,337        (24,259)          78
                                                                               ----------    -----------    ---------
Costs and expenses:
     Equity in losses of Greenville Casino Partners.........................                      1,895(k)     1,895
     Casino.................................................................       9,004         (9,004)(i)        0
     Food and beverage, retail and other....................................         434           (434)(i)        0
     Selling, general and administrative....................................      13,003        (12,075)(i)      928
     Interest...............................................................       2,469         (1,487)(j)      982
     Depreciation and amortization..........................................       3,854         (3,841)(i)       13
     Development............................................................       1,029                       1,029
                                                                               ----------    -----------    ---------
                                                                                  29,793        (24,946)       4,847
                                                                               ----------    -----------    ---------
Net loss....................................................................    $ (5,456)     $     687      $(4,769)
                                                                               ----------    -----------    ---------
                                                                               ----------    -----------    ---------
Weighted average common shares outstanding..................................                                  14,029
                                                                                                            ---------
                                                                                                            ---------
Loss per common share.......................................................                                   $(.34)

        The Unaudited Condensed Pro Forma Consolidated Income Statement should be read in conjunction with the accompanying notes.

                         ALPHA HOSPITALITY CORPORATION
                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

BALANCE SHEET ADJUSTMENTS (as if the Sale (together with the Pre-Closing Financing and the corresponding extinguishment of Company debt) occurred on September 30, 1997)

The Unaudited Condensed Pro Forma Consolidated Balance Sheet gives effect to the adjustments set forth below to reflect the Company's proposed sale of certain assets (the Bayou Caddy's Jubilee Casino and other assets) to Buyer pursuant to the Sale Agreement. For the purposes of this pro forma, it has been assumed that the sale price will be approximately $37,000 (including proceeds from the Pre-Closing Financing to be assumed and other liabilities to be assumed). Additionally, the pro forma reflects the use of the proceeds to extinguish certain debt of the Company.

(a) The total sale price of $37,000 is to be received and utilized as follows:
     Cash...................................................................................   $ 26,500
     Assumed accounts payable and accrued expenses..........................................      1,500
     Assumed accrued payroll and related liabilities........................................        500
     25% equity interest in Buyer...........................................................      8,500
                                                                                               --------
          Total sale price..................................................................   $ 37,000
                                                                                               --------
                                                                                               --------
     Total cash received (per above)........................................................   $ 26,500
     Applied to extinguishment of debt......................................................    (15,670)
     Escrowed for hotel construction........................................................     (1,700)
                                                                                               --------
     Excess cash............................................................................   $  9,130
                                                                                               --------
                                                                                               --------
(b) The gain on the sale is calculated as follows:
     Total sale price.......................................................................   $ 37,000
     Book value of assets sold..............................................................    (31,168)
                                                                                               --------
     Gain on sale of assets.................................................................   $  5,832
                                                                                               --------
                                                                                               --------

     (c) The details of the extinguishment of debt is as follows:

                                                                                APPLIED TO         GAIN ON
                                                                BOOK VALUE    EXTINGUISHMENT    EXTINGUISHMENT
                                       PRINCIPAL    INTEREST     OF DEBT         OF DEBT           OF DEBT
                                       ---------    --------    ----------    --------------    --------------
Mortgage note payable...............    $  3,656     $   534     $  4,190        $  2,100           $2,090
Equipment notes payable.............       8,366         956        9,322           7,880            1,442
Note payable........................       1,100          30        1,130             600              530
Capital lease obligation............         332           7          339             300               39
Amount due under redemption
  agreement.........................         842         235        1,077             902              175
                                       ---------    --------    ----------    --------------       -------
          Totals....................    $ 14,296     $ 1,762     $ 16,058        $ 11,782           $4,276
                                       ---------    --------
                                       ---------    --------
Current maturities on long-term
  debt..............................    $ 12,493
Long-term debt, less current
  maturities........................         961
Amount due under redemption
  agreement.........................         842
                                       ---------
                                        $ 14,296
                                       ---------
                                       ---------
Line of credit......................                                  388             388
Construction payable................                                1,047             750              297
Accounts payable and other accrued
  expense...........................                                  950             950
Accrued payroll and related
  liabilities.......................                                  300             300
Due to affiliate....................                                1,500           1,500
                                                                ----------    --------------       -------
                                                                 $ 20,243        $ 15,670           $4,573
                                                                ----------    --------------       -------
                                                                ----------    --------------       -------

                         ALPHA HOSPITALITY CORPORATION
                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INCOME STATEMENT ADJUSTMENTS (as if the Sale, together with the Pre-Closing Financing and the corresponding extinguishment of Company debt, occurred on January 1, 1996)

     The Unaudited Condensed Pro Forma Consolidated Income Statement for the year ended December 31, 1996 gives effect to the following pro forma adjustments necessary to reflect the proposed sale of the Casino Assets (together with the Pre-Closing Financing) and related extinguishment of certain debt:

          (d) Moves all casino operations to discontinued operations.

          (e) Removes all interest relative to the debt extinguished from proceeds of such sale and the Pre-Closing Financing.

          (f) Record activity with Buyer:
                -- 25% equity interest
                -- Supervisory Management Fee ($100,000 per annum).

          (g) Not used.

          (h) Not used.

     The Unaudited Condensed Pro Forma Consolidated Income Statement for the nine months ended September 30, 1997 gives effect to the following pro forma adjustments necessary to reflect the proposed sale of the Casino Assets (together with the Pre-Closing Financing) and related extinguishment of certain debt:

          (i) Moves all casino operations to discontinued operations.

          (j) Removes all interest relative to the debt extinguished from proceeds of such sale and the Pre-Closing Financing.

          (k) Record activity with Buyer:
                -- 25% equity interest
                -- Supervisory Management Fee ($100,000 per annum).

                              ARTHUR ANDERSEN LLP
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
GREENVILLE CASINO PARTNER, L.P.:

     We have audited the accompanying consolidated balance sheets of GREENVILLE CASINO PARTNERS, L.P. (a Mississippi limited partnership) and subsidiaries dba LAS VEGAS CASINO, as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenville Casino Partners, L.P. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Memphis, Tennessee
February 28, 1997

                        GREENVILLE CASINO PARTNERS, L.P.
                          CONSOLIDATED BALANCE SHEETS
                               AS OF DECEMBER 31


                                                                                         1996           1995
                                                                                      -----------    -----------

                                      ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.....................................................   $ 2,124,621    $ 3,747,534
     Accounts receivable, net of allowance of $10,813 and $7,835, respectively.....       106,278         51,683
     Inventories...................................................................        85,346        114,051
     Related party receivable......................................................        93,900         34,564
     Prepaid expenses and other current assets.....................................       115,436        203,823
                                                                                      -----------    -----------
          Total current assets.....................................................     2,525,581      4,151,655
                                                                                      -----------    -----------
PROPERTY AND EQUIPMENT, net........................................................    15,164,011     17,387,975
NOTE RECEIVABLE....................................................................       500,000        --
OTHER ASSETS, net..................................................................     1,542,357      2,308,764
                                                                                      -----------    -----------
            Total assets...........................................................   $19,731,949    $23,848,394
                                                                                      -----------    -----------
                                                                                      -----------    -----------

                         LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
     Accounts payable..............................................................   $   573,256    $   574,408
     Accrued interest payable......................................................       443,728        269,012
     Accrued payroll and related costs.............................................       995,676      1,279,410
     Current portion of long-term debt.............................................       353,545      2,083,543
     Other accrued liabilities.....................................................       794,838        521,046
                                                                                      -----------    -----------
          Total current liabilities................................................     3,161,043      4,727,419
CONVERTIBLE NOTES PAYABLE..........................................................       --           1,132,770
LONG-TERM DEBT, net of current portion.............................................    10,223,077     12,269,360
                                                                                      -----------    -----------
          Total liabilities........................................................    13,384,120     18,129,549
                                                                                      -----------    -----------
COMMITMENTS AND CONTINGENCIES (Note 8)
PARTNERS' CAPITAL, 1,200,000 units authorized, 1,033,333 units outstanding.........     6,347,829      5,718,845
                                                                                      -----------    -----------
          Total liabilities and partners' capital..................................   $19,731,949    $23,848,394
                                                                                      -----------    -----------
                                                                                      -----------    -----------


      The accompanying notes are an integral part of these balance sheets

                        GREENVILLE CASINO PARTNERS, L.P.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31


                                                                                         1996           1995
                                                                                      -----------    -----------

REVENUES:
     Casino........................................................................   $34,761,368    $40,285,574
     Food and beverage.............................................................     3,140,115      3,238,122
     Other.........................................................................       107,176        209,182
                                                                                      -----------    -----------
          Gross revenues...........................................................    38,008,659     43,732,878
     Less -- promotional expenses..................................................    (2,162,214)    (2,215,118)
                                                                                      -----------    -----------
          Net revenues.............................................................    35,846,445     41,517,760
                                                                                      -----------    -----------
COSTS AND EXPENSES:
     Casino operating..............................................................     9,043,399      9,233,048
     Gaming taxes and fees.........................................................     4,141,700      4,909,353
     Food and beverage.............................................................     3,047,299      2,900,199
     Marketing and advertising.....................................................     4,584,535      3,875,399
     General and administrative....................................................     5,409,417      5,024,845
     Depreciation and amortization.................................................     3,359,154      4,213,141
     Facilities....................................................................     2,591,343      2,819,737
     Rent, property taxes and insurance............................................       951,290      1,007,306
     Other.........................................................................       225,983        351,300
                                                                                      -----------    -----------
          Total costs and expenses.................................................    33,354,120     34,334,328
                                                                                      -----------    -----------
INCOME FROM OPERATIONS.............................................................     2,492,325      7,183,432
                                                                                      -----------    -----------
OTHER INCOME (EXPENSE):
     Interest expense..............................................................    (1,706,102)    (2,354,273)
     Interest income...............................................................        41,141         42,050
                                                                                      -----------    -----------
          Other income (expense), net..............................................    (1,664,961)     2,312,223
                                                                                      -----------    -----------
                                                                                      -----------    -----------
NET INCOME.........................................................................   $   827,364    $ 4,871,209
                                                                                      -----------    -----------
                                                                                      -----------    -----------
UNIT DATA:
     Net income per unit...........................................................   $       .80    $      4.71
                                                                                      -----------    -----------
                                                                                      -----------    -----------
     Average units outstanding.....................................................     1,033,333      1,033,333
                                                                                      -----------    -----------
                                                                                      -----------    -----------


        The accompanying notes are an integral part of these statements

                        GREENVILLE CASINO PARTNERS, L.P.
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                        FOR THE YEARS ENDED DECEMBER 31,


                                                      GENERAL PARTNER          LIMITED PARTNERS
                                                   ---------------------    -----------------------
                                                    UNITS       AMOUNT        UNITS        AMOUNT        TOTAL
                                                   --------    ---------    ---------    ----------    ----------

Balance as of December 31, 1994.................    148,464    $(377,931)     884,869    $2,107,211    $1,729,280
Conversion of convertible notes payable to
  partners' capital.............................                                            494,582       494,582
Distributions...................................                (208,302)                (1,167,924)   (1,376,226)
Net income......................................                 699,870                  4,171,339     4,871,209
                                                   --------    ---------    ---------    ----------    ----------
Balance as of December 31, 1995.................    148,464      113,637      884,869     5,605,208     5,718,845
Conversion of convertible notes payable to
  partners' capital.............................                  32,730                  1,100,040     1,132,770
Distributions...................................                (161,532)                (1,169,618)   (1,331,150)
Transfer of partnership units...................   (138,130)     (30,452)     138,130        30,452
Net income......................................                  63,573                    708,493       827,364
                                                   --------    ---------    ---------    ----------    ----------
Balance as of December 31, 1996.................     10,334    $  17,956    1,022,999    $6,329,873    $6,347,829
                                                   --------    ---------    ---------    ----------    ----------
                                                   --------    ---------    ---------    ----------    ----------


        The accompanying notes are an integral part of these statement.

                                     F-41A

                        GREENVILLE CASINO PARTNERS, L.P.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31


                                                                                          1996           1995
                                                                                       -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income.....................................................................   $   827,364    $ 4,871,209
     Adjustments to reconcile net income to net cash flows provided by operating activities:
          Depreciation and amortization.............................................     3,359,154      4,213,141
          Loss on sale of equipment.................................................        58,220          3,030
          Amortization of debt issuance costs and debt discount.....................       263,214        406,002
          Changes in assets and liabilities:
               Accounts receivable..................................................       (54,595)        16,588
               Inventories..........................................................        28,705         26,373
               Prepaid expenses and other assets....................................        45,987        (72,715)
               Related party receivable.............................................       (59,336)       (34,564)
               Account payable and accrued liabilities..............................       163,622       (970,894)
                                                                                       -----------    -----------
                    Net cash flows provided by operating activities.................     4,632,335      8,458,170
                                                                                       -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Increase in note receivable....................................................      (500,000)       --
     Purchases of property and equipment............................................      (595,822)      (548,628)
     Proceeds from sale of equipment................................................        31,130          9,698
                                                                                       -----------    -----------
          Net cash flows used in investing activities...............................    (1,064,692)      (538,930)
                                                                                       -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Partner distributions..........................................................    (1,331,150)    (1,376,226)
     Repayments of convertible notes payable........................................       --            (326,865)
     Repayments of long-term debt...................................................    (3,859,406)    (4,654,102)
     Repayments of note payable to partner..........................................       --            (289,267)
                                                                                       -----------    -----------
          Net cash flows used in financing activities...............................    (5,190,556)    (6,646,460)
                                                                                       -----------    -----------
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS................................    (1,622,913)     1,272,780
CASH AND CASH EQUIVALENTS, at beginning of period...................................     3,747,534      2,474,754
                                                                                       -----------    -----------
CASH AND CASH EQUIVALENTS, at end of period.........................................   $ 2,124,621    $ 3,747,534
                                                                                       -----------    -----------
                                                                                       -----------    -----------


         The accompanying notes are an integral part of these statement

                        GREENVILLE CASINO PARTNERS, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1. THE PARTNERSHIP

ORGANIZATION AND BASIS OF PRESENTATION

     Greenville Casino Partners, L.P., a Mississippi limited partnership ('GCPLP'), was formed on October 15, 1993 to acquire the common stock of Casino Gaming International, Limited, a Mississippi corporation ('CGI'), and all of the partnership interests of Doris Limited Partnership, a Nevada limited partnership ('Doris'), in order to develop and operate a dockside riverboat casino (the 'Casino') in Greenville, Mississippi. Prior to the formation of GCPLP, CGI and Doris had begun acquiring and constructing the necessary assets for the Casino, including a moorage agreement, parking and office facilities and a barge upon which the Casino was being constructed. The acquisition of CGI and Doris (the 'Acquisition') was completed on February 23, 1994. Immediately thereafter, Doris was merged into GCPLP. GCPLP and CGI will terminate December 31, 2049 unless terminated earlier pursuant to the partnership agreement.

     As of December 31, 1996, 1,033,333 partnership units were issued. Of this total, 33,333 units are entitled to a preferred distribution of 10% per annum.

     The 'General Partner' is Greenville CP, Inc., a Delaware Subchapter S Corporation. Except as described in the preceding paragraph, GCPLP and CGI's income or loss is to be allocated in accordance with the partnership interests held by the partners. Distribution of cash flow is at the discretion of the General Partner, however, distribution of 45% of the estimated taxable income is required to be made on a quarterly basis. Distributions, other than the required tax distributions, are subordinate to the mandatory prepayment provisions of the Senior Secured Notes (see Note 5).

     The Casino commenced operations on March 14, 1994, and is operated pursuant to a license issued by the Mississippi Gaming Corporation ('MGC') and is subject to rules and regulations established by the MGC and the Mississippi State Tax Commission ('MSTC'). The activities of the Casino include casino gaming, food and beverage and retail operations. The Casino operates within the competitive Greenville, Mississippi market which consisted of two riverboat casinos during most of 1996, until a third riverboat casino opened in November 1996. Management believes that the Casino will withstand these increasing competitive factors but does not anticipate a reduction in its 1997 net revenues related thereto.

     Effective January 12, 1996, Greenville Hotel, L.L.C. ('GHLLC') was formed for the purpose of developing and owning a hotel located near the Casino in satisfaction of the infrastructure requirement of the MGC (see Note 8). GHLLC has two members: GCPLP (99% owner), acting as general partner, and Greenville CP, Inc. (1% owner). This partnership terminates on December 31, 2035 unless terminated earlier pursuant to the partnership agreement.

     The accompanying consolidated financial statements include the accounts of GCPLP and its subsidiaries, CGI and GHLLC. All materials intercompany transactions have been eliminated in consolidation. GCPLP, CGI and GHLLC are collectively referred to as the 'Partnership.'

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash held in banks, currency in the casino's vault, coins in slot machine hoppers and other cash used in daily operations. A portion of the cash and cash equivalents balance ($239,045 and $141,428 at December 31, 1996 and 1995, respectively) is required to be maintained by the Partnership based on regulations promulgated by the MSTC.

     The Partnership considers cash and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                        GREENVILLE CASINO PARTNERS, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

INVENTORIES

     Inventories consist of food, beverage and gift shop supplies. Inventories are stated at the lower of cost (first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and are depreciated over the estimated useful lives of the respective assets. Depreciation is computed using the straight-line method for financial reporting purposes and prescribed accelerated methods for tax purposes.

OTHER ASSETS

     Other assets (at cost, less accumulated amortization) consisted of the following at December 31:

                                                                                  1996          1995
                                                                               ----------    ----------

Organization costs..........................................................   $  427,031    $  626,896
Debt issuance costs.........................................................      705,060       885,149
Purchase price over the fair value of net assets acquired...................      346,154       576,923
Consulting agreement........................................................       --           166,667
Deposits and other..........................................................       64,112        53,129
                                                                               ----------    ----------
                                                                               $1,542,357    $2,308,764
                                                                               ----------    ----------
                                                                               ----------    ----------

     Debt issuance costs incurred related to the Senior Secured Notes are being amortized over the facilities term. Organization costs associated with the formation of the Partnership are being amortized over 60 months. The excess of the purchase price over the fair value of net assets acquired in connection with the CGI and Doris acquisition is being amortized over four years. The costs of the consulting agreement paid to the prior owners of CGI are being amortized over four years. The costs of the consulting agreement paid to the prior owners of CGI are being amortized over the agreement's term of two years. Accumulated amortization of other assets is $4,709,441 and $3,932,051 at December 31, 1996 and 1995, respectively.

CASINO REVENUES AND PROMOTIONAL ALLOWANCES

     In accordance with industry practice, the Partnership recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and gaming losses. The retail value of food and beverage furnished to customers on a complimentary basis is included in gross revenues and then deducted as promotional allowances. The estimated cost of providing such promotional allowances is included in food and beverage expenses in the accompanying consolidated statements of operations and totaled approximately $710,000 and $690,000 for the years ended December 31, 1996 and 1995, respectively.

INCOME TAXES

     The Partnership qualifies as a partnership for income tax reporting purposes. Distributive shares of gross income and deductions are included in the respective tax returns of the partners. Accordingly, the accompanying financial statements do not include any provisions for income taxes.

     As of December 31, 1996 and 1995, the significant temporary differences between financial reporting and tax bases of assets and liabilities of the Partnership include accumulated depreciation on property and equipment, accumulated amortization on other assets and the outstanding chip and token liability included in other accrued liabilities.

                        GREENVILLE CASINO PARTNERS, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform with current year presentation.

NOTE 3. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NONCASH ACTIVITIES

     In connection with the issuance of the $14,000,000 of Senior Secured Notes (see Note 5), the Partnership also issued Partnership units valued at $813,960 to the purchasers of the Notes (the 'Noteholders'). This amount has been reflected as an offset to the Senior Secured Notes. Amortization of $83,125 and $236,492 was recorded as interest expense during 1996 and 1995, respectively. Accrued interest of $174,716 was added to the Senior Secured Notes and outstanding balance during 1996.

     During 1995, the Partnership issued notes payable totaling $600,000 for the purchase of land and the attached building which were subsequently paid in 1995.

     During 1996 and 1995, respectively, the Partnership converted $1,132,770 and $494,582 of convertible notes payable to partners' capital.

     Additionally, the Partnership made interest payments of $1,254,841 and $2,432,603 during 1996 and 1995, respectively.

NOTE 4. PROPERTY AND EQUIPMENT

     Property and equipment were composed of the following at December 31:

                                                               ESTIMATED
                                                              USEFUL LIVES       1996           1995
                                                              ------------    -----------    -----------

Riverboat and improvements.................................     10 Years      $10,784,177    $10,770,185
Furniture, fixtures and equipment..........................    5-7 Years        8,115,922      7,821,798
Land and improvements......................................     15 Years        2,375,600      2,361,065
Buildings and improvements.................................    31.5 Years         516,552        474,883
Construction in progress...................................        --             139,392         82,249
                                                              ------------    -----------    -----------
                                                                               21,931,643     21,510,180
Less -- accumulated depreciation...........................                    (6,767,632)    (4,122,205)
                                                                              -----------    -----------
                                                                              $15,164,011    $17,387,975
                                                                              -----------    -----------
                                                                              -----------    -----------

                        GREENVILLE CASINO PARTNERS, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

NOTE 5. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31:

                                                                               1996           1995
                                                                            -----------    -----------

11% Senior Secured Notes due 2000, net of unamortized debt discount of
  $406,408 and $489,533(a)...............................................   $10,193,592    $11,910,467
Equipment notes payable, interest at rates ranging from 7.25% to 12%, monthly payments of principal and interest through December 1998,
  secured by the equipment...............................................       383,030      2,442,436
                                                                            -----------    -----------
                                                                             10,576,622     14,352,903
Less -- current portion..................................................      (353,545)    (2,083,543)
                                                                            -----------    -----------
                                                                            $10,223,077    $12,269,360
                                                                            -----------    -----------
                                                                            -----------    -----------

------------

 (a) In February 1994, the Partnership issued $14 million of 11% Senior Secured Notes ('Notes'), which included 140,000 limited partnership units. The proceeds were used to complete the acquisition of CGI and Doris, to repay certain indebtedness and to provide the necessary casino cash and working capital. Interest on the Notes is payable semi-annually on January 1 and July 1. The Notes are due November 30, 2000, subject to mandatory semi-annual prepayments equal to Excess Cash Flow (as defined). In 1996 and 1995, the Partnership made mandatory principal prepayments totaling $1,800,000 and $1,600,000, respectively. The Notes are secured by a first preferred ship mortgage on the riverboat, a pledge of the common stock of CGI and a security interest in other collateral, as defined in the security agreements. The Partnership is subject to certain covenants, as set forth in the security agreement, including restrictions on Partnership distributions (see Note 1), the making of other investments (as defined), prepayments of indebtedness other than the Notes and the incurrence of additional indebtedness.

     In connection with the issuance of the Notes, the Noteholders also received a total of 140,000 limited partnership units. The units were valued at $813,960, which has been added to partners' capital and offset against the Notes balance. This amount is being amortized as interest cost over the term of the Notes. As of December 31, 1996, the Partnership has amortized $407,552 of this discount.

     As a condition for the Noteholders to agree to certain waivers, in 1996 the Casino paid each Noteholder a fee equal to 3% of the unpaid principal ($318,000, included in general and administrative expenses in the accompanying consolidated statement of operations). In addition, effective January 1, 1997, the interest rate on the Notes will be increased to 11.5% and further increased by 50 basis points each six months thereafter until the Notes are paid in full.

     During 1996, the Partnership attempted to refinance its existing Notes and obtain additional funding for future expansion; however, the funding was not completed. The Casino is currently in litigation with the underwriter in an attempt to recover financing costs incurred and paid plus damages. The costs associated with this attempted refinancing ($372,991) are included in the accompanying consolidated statement of operations as general and administrative expenses.

                        GREENVILLE CASINO PARTNERS, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

     The scheduled maturities of long-term debt subsequent to December 31, 1996 are as follows:

                            YEAR ENDING DECEMBER 31
-------------------------------------------------------------------------------

1997...........................................................................   $   353,545
1998...........................................................................        29,485
1999...........................................................................       --
2000...........................................................................    10,193,592
2001 and thereafter............................................................       --
                                                                                  -----------
                                                                                  $10,576,622
                                                                                  -----------
                                                                                  -----------

NOTE 6. RELATED PARTY TRANSACTIONS

CONVERTIBLE NOTES PAYABLE

     The Mississippi Gaming Control Act requires regulatory approval of every general partner and limited partner of a limited partnership which holds a Mississippi gaming license. Upon the Partnership receiving its gaming license in February 1994, certain of the original partners who made contributions to the Partnership in 1993 totaling $1,614,857 and who were not yet approved for ownership by the MGC, were issued convertible notes payable for their contributions and were granted options to reacquire the partnership units. Additional convertible notes payable totaling $339,360 were issued in 1994 for funds received from potential partners who were granted an option to purchase additional partnership units. When such potential partners received the necessary regulatory approvals from MGC, the convertible notes payable were converted to partners' capital. In January 1995, convertible notes payable totaling $494,582 were converted to partners' capital. In January 1996, the remaining holder of the convertible notes received the necessary regulatory approvals and, accordingly, the $1,132,770 balance of the convertible notes payable was converted to partners' capital.

FEES PAID TO A PARTNER

     During 1995, the Partnership paid one of the partners an underwriting fee totaling $865,000 in connection with the issuance of the Notes (see Note 5). The amount is included in other assets in the accompanying consolidated balance sheets and is being amortized over the term of the Notes.

RELATED PARTY RECEIVABLE

     At December 31, 1996, the Partnership had an outstanding receivable from an entity with which two of its partners have an ownership interest, and are also officers of the Partnership. The receivable resulted from services rendered by the Partnership employees to the related entity, and is included in the accompanying consolidated balance sheet as a related party receivable.

NOTE 7. NOTE RECEIVABLE

     During 1996, the Partnership entered into negotiations with Gaming World International ('GWI') to create a partnership for the purpose of developing and operating an apartment complex, yacht club and casino (if gaming is legalized) in Pennsylvania. Under the terms of the negotiations, the Partnership advanced $500,000 to GWI and received a promissory note, which bears interest at 15%. This note was originally due in September 1996; however, as the Partnership is in the process of completing due diligence and feasibility studies, and no agreement has been finalized, the note has been extended until April 15, 1997. If a partnership is formed, the balance of the note will be converted into equity of the newly formed partnership. This note is included in the accompanying consolidated balance sheet as a long-term note receivable.

                        GREENVILLE CASINO PARTNERS, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

NOTE 8. COMMITMENTS AND CONTINGENCIES

LEASES

     The Partnership leases certain land, buildings and equipment pursuant to three operating leases which expire (after applicable renewal periods) at various dates through 2004. In addition to the specified rental payments, the Partnership is also responsible for any and all costs associated with the leased property, including taxes and assessments, utilities, insurance and improvements.

     Future minimum lease payments required under noncancelable operating leases as of December 31, 1996 (including renewal periods), are as follows:

                             YEAR ENDING DECEMBER 31
----------------------------------------------------------------------------------

1997..............................................................................   $ 39,953
1998..............................................................................     40,163
1999..............................................................................     40,671
2000..............................................................................     38,705
2001..............................................................................     11,765
Thereafter........................................................................     24,062
                                                                                     --------
                                                                                     $195,319
                                                                                     --------
                                                                                     --------

     The leases provide the Partnership with the right of first refusal to purchase the leased land. A fourth lease expired in February 1995, at which time the Partnership agreed to purchase the leased land, building and equipment for $750,000.

MOORAGE AGREEMENT

     The Partnership has a Moorage Agreement with a third party that provides the Partnership with certain docking rights at the third party's marina facility, which is leased by the third party from the City of Greenville. The Moorage Agreement expires June 30, 1998, subject to two renewal option periods which would extend the term until June 30, 2017, to coincide with the third party's lease with the City of Greenville. Monthly rentals during the initial term are $25,000, subject to adjustment during the renewal periods for increases in the rental payments under the third party's lease with the City of Greenville. The Partnership has an option to acquire the common stock of the third party, whose primary assets are the lease with the City of Greenville and the Moorage Agreement, for $1,400,000.

GAMING LICENSE

     The Partnership is required to comply with laws and regulations promulgated by the MGC to maintain its gaming license. The Partnership's initial gaming license expired on February 17, 1996, and was renewed on February 18, 1996, for two years, expiring February 18, 1998. MGC regulations require that gaming operator licensees meet certain standards for land-based infrastructure improvements. Accordingly, the Partnership intends to construct a hotel near the existing casino property.

HOTEL CONSTRUCTION

     As discussed above, the Partnership is required to construct a hotel. The projected cost of the hotel is approximately $2,600,000. In order to fund the construction costs, the Partnership obtained a commitment from a bank for a $1,500,000 construction/permanent loan bearing interest at 9.25% and an additional commitment from South Delta Planning and Development District, Inc. for a $250,000 loan with a variable rate of interest (which was 7% at the time of commitment). The remaining cost will be funded by the contribution of land owned by the Partnership and the Casino's available working capital. The Partnership plans to begin construction on the hotel in April 1997.

                        GREENVILLE CASINO PARTNERS, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1996

GAMING TAXES AND FEES

     The Partnership operates the Casino as a licensed gaming establishment pursuant to the Mississippi Gaming Control Act and, accordingly, is required to make weekly gaming tax payments to the State of Mississippi. In addition, various local and municipal governments are authorized to assess fees on the operations of the Partnership. Gaming taxes and fees expense recognized by the Partnership for the years ended December 31, 1996 and 1995, totaled $4,141,700 and $4,909,353, respectively.

LITIGATION

     The Casino is the defendant in litigation involving certain employee and other third party claims whereby the ultimate outcome at December 31, 1996 is uncertain. However, management believes that any unfavorable outcomes will not have a material adverse effect on the Partnership's financial position or results of operations.

                        GREENVILLE CASINO PARTNERS, L.P.
                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                                                  DECEMBER 31, 1996
                                                                                                  -----------------
                                                                            SEPTEMBER 30, 1997
                                                                            ------------------
                                                                               (UNAUDITED)
                                                                                 (DOLLAR AMOUNTS IN THOUSANDS)

                                 ASSETS
Current assets:
     Cash and cash equivalents...........................................        $  1,846              $ 2,125
     Accounts receivable, net............................................             607                  106
     Inventories.........................................................             100                   85
     Prepaid expenses and other..........................................             387                  210
                                                                               ----------         -----------------
          Total current assets...........................................           2,940                2,526
                                                                               ----------         -----------------
     Property and equipment, net.........................................          15,568               15,164
     Other Assets........................................................           1,147                2,042
                                                                               ----------         -----------------
     Total assets........................................................        $ 19,655              $19,732
                                                                               ----------         -----------------
                                                                               ----------         -----------------

                    LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Accounts payable and accrued expenses...............................        $  3,272              $ 2,807
     Current portion of long-term debt...................................             144                  354
                                                                               ----------         -----------------
     Total current liabilities...........................................           3,416                3,161
Long-term debt, net of unamortized discount..............................          10,971               10,223
     Partners' capital...................................................           5,268                6,348
                                                                               ----------         -----------------
     Total liabilities and partners' capital.............................        $ 19,655              $19,732
                                                                               ----------         -----------------
                                                                               ----------         -----------------

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                        GREENVILLE CASINO PARTNERS, L.P.
          CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                   THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                      SEPTEMBER 30           SEPTEMBER 30
                                                                   ------------------     -------------------
                                                                    1997        1996       1997        1996
                                                                   ------      ------     -------     -------
                                                                         (DOLLAR AMOUNTS IN THOUSANDS,
                                                                             EXCEPT PER UNIT DATA)

Revenues:
     Casino...................................................     $6,650      $8,433     $21,587     $27,068
     Non-casino...............................................      1,082       1,266       3,525       4,137
     Other....................................................         36          16         103          94
                                                                   ------      ------     -------     -------
                                                                    7,768       9,715      25,215      31,299
Less: promotional allowances..................................       (360)       (481)     (1,658)     (1,657)
                                                                   ------      ------     -------     -------
     Net revenues.............................................      7,408       9,234      23,557      29,642
                                                                   ------      ------     -------     -------
Costs and expenses:
     Casino...................................................      2,885       3,247       8,386      10,709
     Non-casino...............................................        627         710       1,621       2,434
     General and administrative...............................      3,698       3,337      11,006      10,863
     Interest, net............................................        394         406       1,136       1,300
     Depreciation and amortization............................        750         730       2,241       2,351
                                                                   ------      ------     -------     -------
          Total costs and expenses............................      8,354       8,430      24,390      27,657
     Net income (loss)........................................     $ (946)     $  804     $  (833)    $ 1,985
                                                                   ------      ------     -------     -------
                                                                   ------      ------     -------     -------
Unit data:
     Net income (loss) per unit...............................     $(.92)       $.78      $(.81)       $1.92
     Average units outstanding................................     1,033,333   1,033,333  1,033,333   1,033,333


  The accompanying notes are an integral part of these consolidated condensed financial statements.

                        GREENVILLE CASINO PARTNERS, L.P.
          CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                                NINE MONTHS ENDED
                                                                                                   SEPTEMBER 30
                                                                                                ------------------
                                                                                                 1997       1996
                                                                                                -------    -------
                                                                                                (DOLLAR AMOUNTS IN
                                                                                                    THOUSANDS)

Cash provided by operating activities:
     Net income (loss).......................................................................   $ 1,985    $  (833)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization...........................................................     2,351      2,241
     Net change in current assets and liabilities............................................    (2,248)       171
     Other...................................................................................     --            32
                                                                                                -------    -------
          Net cash provided by operating activities..........................................     2,088      1,611
                                                                                                -------    -------
Cash flows from investing activities:
     Increase in property and equipment......................................................      (340)    (2,037)
     Increase in note receivable.............................................................      (500)     --
                                                                                                -------    -------
          Net cash provided by investing activities..........................................      (840)    (2,037)
                                                                                                -------    -------
Cash flows from financing activities
     Borrowings, net.........................................................................    (2,080)       394
     Partner distributions...................................................................    (1,311)      (247)
                                                                                                -------    -------
          Net cash provided by financing activities..........................................    (3,391)       147
                                                                                                -------    -------
     Net change in cash and cash equivalents.................................................    (2,143)      (279)
     Cash and cash equivalents, beginning of period..........................................     3,748      2,125
                                                                                                -------    -------
     Cash and cash equivalents, end of period................................................   $ 1,605    $ 1,846
                                                                                                -------    -------
                                                                                                -------    -------

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                        GREENVILLE CASINO PARTNERS, L.P.
                        NOTES TO CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1997

1. GENERAL

     The accompanying unaudited Consolidated Condensed Financial Statements of Buyer, a Mississippi limited partnership, have been prepared in accordance with the instruction set forth in Regulation SK of the Securities Act of 1934, as it pertains to Form 10Q and, therefore, do not include all information and disclosures necessary for complete financial statements in conformity with generally accepted accounting principles. The consolidated condensed balance sheet at December 31, 1996 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results for the three and nine month periods ended September 30, 1997 and 1996 are unaudited, but reflect all adjustments (consisting only of normal recurring adjustments) that management considers necessary for a fair presentation of operating results. Results of operations for interim periods are not necessarily indicative of a full year of operations.

CASINO REVENUE AND PROMOTIONAL ALLOWANCES

     In accordance with industry practice, Buyer recognized as casino revenues the net win from gaming activities, which is the difference between gaming wins and gaming losses. The retail value of food and beverage furnished to customers on a complimentary basis is included in gross revenues and then deducted as promotional allowances. The estimated cost of providing such promotional allowances is included in non-casino expenses in the accompanying condensed consolidated statements of operations and totaled approximately $530,000 and $710,000 for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively.

INCOME TAXES

     Buyer qualifies as a partnership for income tax reporting purposes. Distributive shares of gross income and deductions are included in the respective tax returns of the partners. Accordingly, the accompanying financial statements do not include any provisions for income taxes.

2. CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash held in banks, currency in the casino's vault, coins in slot machine hoppers and other cash used in daily operations. A portion of the cash and cash equivalents balance ($276,000 and $239,000 at September 30, 1997 and December 31, 1996, respectively) is required to be maintained by Buyer based on regulations promulgated by the Mississippi State Tax Commission.

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                     SEPTEMBER 30, 1997      DECEMBER 31, 1996
                                                     ------------------      -----------------

Riverboat and improvements........................        $ 10,817                $10,784
Furniture, fixtures and equipment.................           9,393                  8,116
Land and improvements.............................           2,406                  2,376
Buildings and improvements........................             517                    517
Construction in progress..........................             835                    139
                                                        ----------           -----------------
                                                            23,968                 21,932
Less accumulated depreciation.....................          (8,400)                (6.768)
                                                        ----------           -----------------
          Total...................................        $ 15,568                $15,164
                                                        ----------           -----------------
                                                        ----------           -----------------

                        GREENVILLE CASINO PARTNERS, L.P.
                        NOTES TO CONSOLIDATED CONDENSED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)
                               SEPTEMBER 30, 1997

4. LONG-TERM DEBT

     Long-term debt consist of the following (in thousands):

                                                     SEPTEMBER 30, 1997      DECEMBER 31, 1996
                                                     ------------------      -----------------

11% Senior Notes due 2000, net of unamortized
  discount........................................        $ 10,264                $10,194
Equipment notes payable, interest at rates ranging
  from 7.25% to 12.0% monthly payments of
  principal and interest through December, 1998...             288                    383
Construction note payable to bank, 8.75%, due
  April 1998......................................             563                --
                                                        ----------           -----------------
                                                            11,115                 10,577
Less current portion..............................            (144)                  (354)
                                                        ----------           -----------------
          Total...................................        $ 10,971                $10,223
                                                        ----------           -----------------
                                                        ----------           -----------------

     The construction note payable has a total commitment of $1,450,000. At maturity, the construction note converts to a three-year term note with principal amortizing over twenty years at an interest rate of 9.25%. At the end of the three years, the unpaid pr incipal balance will amortize over a ten-year period.

5. CONTINGENCIES

     Buyer, during the normal course of operating its business, will become engaged in various litigation and other legal disputes. In the opinion of Buyer's management, the ultimate disposition of such disputes will not have a material impact on Buyer's consolidated financial position or statement of operations.

6. RECENT DEVELOPMENTS

     Buyer, through its wholly owned subsidiary, Greenville Hotel L.L.C. ('GHLLC'), is constructing a 56-room hotel, the Key West Inn. At September 30, 1997, Buyer had incurred approximately $800,000 in construction costs and anticipates total construction costs of the hotel to approximate $2,200,000. The hotel opened in December, 1997.

     On April 1, 1997, Buyer entered into an agreement with Marina Casino, Limited ('Marina'), PMD Trust and D.W. Trust to purchase all of the capital stock of Marina for $1.3 million pursuant to the Second Amendment to a Moorage Agreement dated September 29, 1993. At September 30, 1997, Buyer reflected a liability of $700,000 in accounts payable and accrued expenses in the accompanying consolidated condensed balance sheet for amounts owed pursuant to this agreement.

                        GREENVILLE CASINO PARTNERS, L.P.
             CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The unaudited pro forma information is presented to reflect the pro forma effect of the Sale as if it had been consummated on September 30, 1997 for balance sheet presentation purposes and as of January 1, 1996 for the year ended December 31, 1996 and for the nine months ended September 30,1997 for income statement presentation purposes pursuant to the assumptions and adjustments in the accompanying notes to Buyer and Subsidiaries Unaudited Condensed Pro Forma Consolidated Financial Statements. The Sale will be accounted for as a purchase. The allocation of the purchase price has been estimated, and accordingly, the amounts reflected in the pro forma may differ when the final purchase price allocation is determined.

     The following pro forma information is not necessarily indicative of the results of operations and financial position of Buyer and Subsidiaries as they may be in the future or they might have been had the Sale occurred as of the date assumed. This pro forma information should be read in conjunction with the audited historical Consolidated Financial Statements of Buyer and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years ended December 31, 1996 and the unaudited historical Consolidated Financial Statements of Buyer and Subsidiaries as of September 30, 1997 and 1996 and for the three and nine month periods then ended, which are included elsewhere herein.

     The unaudited condensed pro forma consolidated financial statements include certain estimates (e.g., financing amounts and terms, purchase price allocations, etc.). Buyer and Subsidiaries' management does not believe that the effects of any changes in these estimates, individually or in the aggregate, will have a material effect on the unaudited condensed pro forma consolidated financial statements.

                        GREENVILLE CASINO PARTNERS, L.P.
            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997

     The following Unaudited Condensed Pro Forma Consolidated Balance Sheet is based on (i) the unaudited historical Consolidated Balance Sheet of Buyer as of September 30, 1997 and (ii) the unaudited historical balance sheet of Gulf Coast as of September 30, 1997, and has been prepared to reflect the Sale after giving effect to the pro forma adjustments described in the Notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements as if the Sale had occurred on September 30, 1997.

                                                                             NET ASSETS
                                                                               TO BE
                                                                              ACQUIRED
                                                                                FROM
                                                                 BUYER       GULF COAST     PRO FORMA         BUYER
                                                               HISTORICAL    HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                               ----------    ----------    -----------      ---------
                                                                           (DOLLAR AMOUNTS IN THOUSANDS)

Cash........................................................    $  1,846        --          $ (27,250)(b)    $  5,667
                                                                                               44,000(c)
                                                                                               (1,448)(d)
                                                                                              (11,481)(e)
Accounts receivable.........................................         606        --                                606
Inventory...................................................         100                                          100
Prepaid and other...........................................         387        --             --                 387
                                                               ----------    ----------    -----------      ---------
     Total current assets...................................       2,939        --              3,821           6,760
Property and equipment, net.................................      15,568        31,168          6,582(a)       53,318
Other assets................................................       1,148        --              1,448(b)        2,596
                                                               ----------    ----------    -----------      ---------
Total assets................................................    $ 19,655        31,168         11,851        $ 62,674
                                                               ----------    ----------    -----------      ---------
                                                               ----------    ----------    -----------      ---------
Accounts payable and accrued expenses.......................    $  3,272                    $   2,000(b)        4,954
                                                                                                 (318)(e)
Current portion of long-term debt...........................         144        --              5,316(c)        5,460
                                                               ----------    ----------    -----------      ---------
     Total current liabilities..............................       3,416        --              6,998          10,414
Long-term debt, net of unamortized discount.................      10,971        --             38,684(c)       38,492
                                                                                              (11,163)(e)
Shareholder Investment:
     Partners' Capital......................................       5,268        --              8,500(b)       13,768
     Parent Company's investment in subsidiary sold.........      --            31,168        (31,168)(a)      --
                                                               ----------    ----------    -----------      ---------
Total liabilities and partners' capital.....................    $ 19,655      $ 31,168      $  11,851        $ 62,274
                                                               ----------    ----------    -----------      ---------
                                                               ----------    ----------    -----------      ---------

          The Unaudited Condensed Pro Forma Consolidated Balance Sheet should be read in conjunction with the accompanying notes.

                        GREENVILLE CASINO PARTNERS, L.P.
                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

     The following Unaudited Condensed Pro Forma Consolidated Income Statement for the year ended December 31, 1996 is based on (i) the unaudited historical Consolidated Statement of Operations of Buyer for the year ended December 31, 1996 and (ii) the unaudited historical Statement of Operations of Gulf Coast for the year ended December 31, 1996, after giving effect to the pro forma adjustments described in the Notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements as if the Sale had occurred on January 1, 1996.

                                                                   BUYER       GULF COAST     PRO FORMA        BUYER
                                                                 HISTORICAL    HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                 ----------    ----------    -----------     ---------
                                                                             (DOLLAR AMOUNTS IN THOUSANDS)

Revenues
     Casino...................................................    $ 34,761      $ 36,340                      $71,101
     Non-casino...............................................       1,085           947                        2,032
                                                                 ----------    ----------                    ---------
          Net revenues........................................      35,846        37,287                       73,133

Costs and expenses
     Casino...................................................      13,185        12,619                       25,804
     Non-casino...............................................       3,047         1,282                        4,329
     General and administrative...............................      13,763        16,386                       30,149
     Interest, net............................................       1,665         4,952         2,115(g)       8,732
     Depreciation and amortization............................       3,359         4,874         1,314(f)       9,547
                                                                 ----------    ----------    -----------     ---------
          Total costs and expenses............................      35,019        40,113         3,429         78,561
                                                                 ----------    ----------    -----------     ---------

Net income (loss).............................................    $    827      $ (2,826)      $(3,429)       $(5,428)
                                                                 ----------    ----------    -----------     ---------
                                                                 ----------    ----------    -----------     ---------

        The Unaudited Condensed Pro Forma Consolidated Income Statement should be read in conjunction with the accompanying notes.

                        GREENVILLE CASINO PARTNERS, L.P.
                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

     The following Unaudited Condensed Pro Forma Consolidated Income Statement for the nine months ended September 30, 1997 is based on (i) the unaudited historical Consolidated Statement of Operations of Buyer for the nine months ended September 30, 1997 and (ii) the unaudited historical Statement of Operations of Gulf Coast for the nine months ended September 30, 1997, after giving effect to the pro forma adjustments described in the Notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements as if the Sale met had occurred on January 1, 1996.

                                                                   BUYER       GULF COAST     PRO FORMA        BUYER
                                                                 HISTORICAL    HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                 ----------    ----------    -----------     ---------
                                                                             (DOLLAR AMOUNTS IN THOUSANDS)

Revenues
     Casino...................................................    $ 21,587      $ 23,868                      $45,455
     Non-casino...............................................       1,970           466                        2,436
                                                                 ----------    ----------                    ---------
          Net revenues........................................      23,557        24,334                       47,891

Costs and expenses
     Casino...................................................       8,387         9,004                       17,391
     Non-casino...............................................       1,621           434                        2,055
     General and administrative...............................      11,005        12,075                       23,080
     Interest, net............................................       1,136         3,551         1,375(g)       6,062
     Depreciation and amortization............................       2,241         3,841           800(f)       6,882
                                                                 ----------    ----------    -----------     ---------
          Total costs and expenses............................      24,390        28,905         2,175         55,470
                                                                 ----------    ----------    -----------     ---------

Net income (loss).............................................    $   (833)     $ (4,571)      $(2,175)       $(7,579)
                                                                 ----------    ----------    -----------     ---------
                                                                 ----------    ----------    -----------     ---------

        The Unaudited Condensed Pro Forma Consolidated Income Statement should be read in conjunction with the accompanying notes.

                        GREENVILLE CASINO PARTNERS, L.P.
                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                            CONSOLIDATED FINANCIALS

BALANCE SHEET ADJUSTMENTS

     The Unaudited Condensed Pro Forma Consolidated Balance Sheet gives effect to the adjustments set forth below to reflect Buyer's proposed acquisition of certain net assets (the Bayou Caddy's Jubilee Casino) of Alpha Gulf Coast, Inc. ('Gulf Coast') pursuant to the Asset Purchase Agreement, dated December 17, 1997. For purposes of this pro forma, it has been assumed that the purchase price will approximate $37,750 that includes approximately $750 of transaction related costs. Additionally, the pro forma reflects the applicable debt issuances to consummate the proposed acquisition and to effect certain refinancings of existing indebtedness of Buyer. (Dollar amounts in thousands.)

          (a) Reflects the provisional allocation of the Gulf Coast purchase price using the purchase method of accounting:

   (i)  Property and equipment..............................................   $ 6,582
  (ii)  Net assets acquired from Gulf Coast.................................    31,168
                                                                               -------
                                                                               $37,750
                                                                               -------
                                                                               -------

     No intangible assets were identified that required separate valuation. Additionally, the Buyer believes that the Gulf Coast assets acquired will generate sufficient future cash flows to recoup the values assigned to those assets.


          (b) Reflects the payment of $27,250 in cash for the net assets of Gulf Coast and related transaction costs, the assumption by Buyer at closing of up to $2,000 in general corporate liabilities related to Gulf Coast's casino operations and the issuance of limited partner interests representing 25% of Buyer's equity of $8,500 the value of which was determined by the interested parties. The value of the 25% equity interest in Buyer is a result of arm's-length negotiations between the parties upon their agreement to the issuance of such equity interest in lieu of Buyer's incurring $8.5 million of indebtedness to Gulf Coast for acquisition of its operating assets, as initially contemplated. The parties agreed upon this valuation in reliance upon various appraisals and market studies undertaken by or on behalf of the parties in the conduct of their respective business operations.



          (c) Reflects the issuance of a certain first mortgage debt facility, other indebtedness secured by gaming equipment and subordinated debt to third parties, net of related discount:


   (i)  First mortgage indebtedness.........................................   $33,000
  (ii)  Equipment facility..................................................    11,000
 (iii)  Subordinated debt...................................................     8,500
  (iv)  Discount on indebtedness............................................    (8,500)
                                                                               -------
                                                                               $44,000
Less current portion........................................................    (5,316)
                                                                               -------
                                                                               $38,684
                                                                               -------
                                                                               -------

          (d) Reflects the payment of $1,448 in loan closing costs.

          (e) Reflects the retirement of certain existing indebtedness of Buyer and related accrued interest:

   (i)  Senior secured notes................................................   $10,600
  (ii)  Hotel construction loan.............................................       563
                                                                               -------
                                                                                11,163
 (iii)  Accrued interest....................................................       318
                                                                               -------
                                                                               $11,481
                                                                               -------
                                                                               -------

                        GREENVILLE CASINO PARTNERS, L.P.
                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                     CONSOLIDATED FINANCIALS -- (CONTINUED)

INCOME STATEMENT ADJUSTMENTS

     The Unaudited Condensed Pro Forma Consolidated Income statement for the year ended December 31, 1996 gives effect to the following pro forma adjustments necessary to reflect the proposed Sale and related financing activities:

          (f) Reflects depreciation and amortization expense on the acquired property and equipment, as adjusted for the previously described purchase accounting adjustment, based on the estimated useful lives established by Buyer. Useful lives are 5 to 7 years for furniture and equipment; 10 years for riverboats and related improvements; 15 years for land improvements and
     31.5 years for buildings.

          (g) Reflects interest expense, including the related amortization of debt discount and the amortization of deferred financing costs, on the first mortgage indebtedness, gaming equipment lending facility and subordinated debt arrangement. The first mortgage indebtedness bears an interest rate, determined monthly, based on the 30-day London Interbank Offered Rate ('LIBOR') plus 615 basis points. The gaming equipment lending facility and the subordinated debt arrangement bear a fixed interest rate of 11.0%. For purposes of this pro forma, the first mortgage indebtedness assumes a 30-day LIBOR rate of 6.0%. A change in the monthly 30-day LIBOR rate of 1/8 of 1% would result in a change in pro forma interest expense payments of $40 for the year ended December 31, 1996. The components of pro forma interest expense are as follows:

First mortgage indebtedness................................................   $3,842
Gaming equipment facility..................................................    1,074
Subordinated debt..........................................................      984
Amortization of related debt discount and financing costs..................    2,675
                                                                              ------
                                                                               8,575
Less historical interest of Alpha Gulf and interest costs on retired debt
  of Buyer.................................................................   (6,460)
                                                                              ------
                                                                              $2,115
                                                                              ------
                                                                              ------

     The Unaudited Condensed Pro Forma Consolidated Income Statement for the nine months ended September 30, 1997 gives effect to the following pro forma adjustments necessary to reflect the proposed Sale and related financing activities:

          (h) Reflects depreciation and amortization expense on the acquired property and equipment, as adjusted for the previously described purchase accounting adjustment, based on the estimated useful lives established by Buyer. Useful lives are 5 to 7 years for furniture and equipment; 10 years for riverboats and related improvements; 15 years for land improvements and
     31.5 years for buildings.

          (i) Reflects interest expense, including the related amortization of debt discount and the amortization of deferred financing costs, on the first mortgage indebtedness, gaming equipment lending facility and subordinated debt arrangement. The first mortgage indebtedness bears an interest rate, determined monthly, based on the 30-day ('LIBOR') plus 615 basis points. The gaming equipment lending facility and the subordinated debt arrangement bear a fixed interest rate of 11.0%. For purposes of this pro forma, the first mortgage indebtedness assumes a 30-day LIBOR rate of 6.0%. A change in the monthly 30-day LIBOR rate of 1/8 of 1% would result in a change in

                        GREENVILLE CASINO PARTNERS, L.P.
                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                     CONSOLIDATED FINANCIALS -- (CONTINUED)

     pro forma interest expense payments of $30 for the nine months ended September 30, 1997. The components of pro forma interest expense are as follows:

First mortgage indebtedness................................................   $2,882
Gaming equipment facility..................................................      630
Subordinated debt..........................................................      812
Amortization of related debt discount and financing costs..................    1,734
                                                                              ------
                                                                               6,058
Less historical interest of Alpha Gulf and interest costs on retired debt
  of Buyer.................................................................   (4,683)
                                                                              ------
                                                                              $1,375
                                                                              ------
                                                                              ------

                            ASSET PURCHASE AGREEMENT

                                     between

                 ALPHA GULF COAST, INC., A DELAWARE CORPORATION

                                       and

              ALPHA GREENVILLE HOTEL, INC., A DELAWARE CORPORATION

                                       and

                        GREENVILLE CASINO PARTNERS, L.P.,

                        A MISSISSIPPI LIMITED PARTNERSHIP
                             DATED DECEMBER 17, 1997

                                TABLE OF CONTENTS

1.      Casino Assets . . . . . . . . . . . . . . . . . . . . . .  2
        1.1  Casino Barge and Related Equipment . . . . . . . . .  3
        1.2  Fixtures, Gaming Equipment and Other Assets. . . . .  3
        1.3  Moorage, Lease and Related Agreements. . . . . . . .  4
        1.4  Excluded Assets. . . . . . . . . . . . . . . . . . .  5
        1.5  List of Casino Assets  . . . . . . . . . . . . . . .  6
2.      Hotel Assets. . . . . . . . . . . . . . . . . . . . . . .  6
        2.1  Casino Hotel . . . . . . . . . . . . . . . . . . . .  6
        2.2  Lease, Permits and Commitments . . . . . . . . . . .  7
3.      Employees . . . . . . . . . . . . . . . . . . . . . . . .  8
4.      Consideration and Closing . . . . . . . . . . . . . . . .  9
        4.1  Cash Portion . . . . . . . . . . . . . . . . . . . .  9
        4.2  Designated Liabilities . . . . . . . . . . . . . . .  11
        4.3  Limited Partnership Interest . . . . . . . . . . . .  13
        4.4  Consideration for Hotel Assets . . . . . . . . . . .  13
        4.5  Closing of the Purchase of the Casino Assets . . . .  15
        4.6  Closing of Purchase of Hotel Assets  . . . . . . . .  16
5.      Deliveries at Closing . . . . . . . . . . . . . . . . . .  20
        5.1  Unencumbered Assets. . . . . . . . . . . . . . . . .  20
        5.2  Current Obligations. . . . . . . . . . . . . . . . .  22
        5.3  Assumption of Liabilities. . . . . . . . . . . . . .  23
        5.4  Excluded Liabilities . . . . . . . . . . . . . . . .  23
6.      Conduct Prior to the Closing Date . . . . . . . . . . . .  24
7.      Additional Conduct Prior to the Hotel Closing Date. . . .  29



8.      Conditions to Closing . . . . . . . . . . . . . . . . . .  31

        8.1  Conditions to Seller's Obligations to Close
             Purchase of Casino Assets  . . . . . . . . . . . . .  31

        8.2  Conditions to Purchaser's Obligation to Close
             Purchase of the Casino Assets  . . . . . . . . . . .  34

        8.3  Conditions to Purchaser's Obligations to Close
             the Purchase of the Hotel Assets . . . . . . . . . .  43

9.      Post-Closing Agreements . . . . . . . . . . . . . . . . .  46

        9.1  Disclosure and Use of Confidential Information . . .  46

        9.2  Use of Trademarks. . . . . . . . . . . . . . . . . .  47

        9.3  Hiring Away Employees. . . . . . . . . . . . . . . .  47

        9.4  Back-Up  . . . . . . . . . . . . . . . . . . . . . .  48

        9.5  Further Assurances . . . . . . . . . . . . . . . . .  48

        9.6  Injunctive Relief. . . . . . . . . . . . . . . . . .  49

        9.7  Indemnification and Settlement of Claims . . . . . .  50

             (a)  Indemnification of Purchaser  . . . . . . . . .  50

             (b)  Survival Periods as to Seller . . . . . . . . .  52

             (c)  Indemnification of Seller and its Parent  . . .  53

             (d)  Survival Periods as to Purchaser  . . . . . . .  54

             (e)  Procedure for Claimed Relief  . . . . . . . . .  55

                (i)    Notice of Claims . . . . . . . . . . . . .  55

                (ii)   Dispute with Respect to Notice of
                       Claim  . . . . . . . . . . . . . . . . . .  57

                (iii)  Third Party Claims . . . . . . . . . . . .  58

             (f)  Right to Offset . . . . . . . . . . . . . . . .  60

10.     Seller's Representations and Warranties . . . . . . . . .  61

       10.1  Permits, Registrations, Licenses, Leasehold,
             Moorage and Dockage Interest . . . . . . . . . . . .  62



      10.2   Listing of Assets and Title  . . . . . . . . . . . .  64
      10.3   Payment of Debts . . . . . . . . . . . . . . . . . .  65
      10.4   Designated Liabilities . . . . . . . . . . . . . . .  66
      10.5   No Other Contracts . . . . . . . . . . . . . . . . .  66
      10.6   Hart-Scott-Rodino Act  . . . . . . . . . . . . . . .  67
      10.7   Coast Guard Standards. . . . . . . . . . . . . . . .  67
      10.8   No Conflict. . . . . . . . . . . . . . . . . . . . .  67
      10.9   Condition and Non-Removal of Equipment . . . . . . .  68
      10.10  Compliance with Laws   . . . . . . . . . . . . . . .  68
      10.11  Hotel Marketing. . . . . . . . . . . . . . . . . . .  69
      10.12  Litigation . . . . . . . . . . . . . . . . . . . . .  69
      10.13  Hazardous Substances . . . . . . . . . . . . . . . .  70
      10.14  Brokers and Real Estate Commissions. . . . . . . . .  71
      10.15  Contracts and Agreements . . . . . . . . . . . . . .  72
      10.16  Compliance with Mississippi Gaming Regulations . . .  73
      10.17  Good Standing. . . . . . . . . . . . . . . . . . . .  73
      10.18  Corporate Authorization. . . . . . . . . . . . . . .  74
      10.19  Valid Obligation . . . . . . . . . . . . . . . . . .  74
      10.20  Profit and Loss Statements . . . . . . . . . . . . .  74
      10.21  Knowledge  . . . . . . . . . . . . . . . . . . . . .  75
      10.22  Application of Sale Proceeds . . . . . . . . . . . .  76
      10.23  Pledge of Partnership Interest . . . . . . . . . . .  78
11.     Purchaser's Representations and Warranties. . . . . . . .  79
      11.1   Good Standing. . . . . . . . . . . . . . . . . . . .  79
      11.2   Corporate Authorization. . . . . . . . . . . . . . .  79
      11.3   No Violation of Other Documents. . . . . . . . . . .  80





      11.4   Brokers and Real Estate Commissions. . . . . . . . .  80
      11.5   Hart-Scott-Rodino Act   . . . . . . . . . . . . . .   80
      11.6   Delivery of Partnership Agreement  . . . . . . . . .  81
      11.7   Delivery of Proforma Balance Sheet . . . . . . . . .  81
12.     Right to Terminate and Remedies . . . . . . . . . . . . .  82
      12.1   Right To Terminate . . . . . . . . . . . . . . . . .  82
      12.2   Remedies . . . . . . . . . . . . . . . . . . . . . .  83
             (a)  Purchaser's Remedies  . . . . . . . . . . . . .  83
             (b)  Seller's Remedies . . . . . . . . . . . . . . .  85
             (c)  Subordination of Termination Payments . . . . .  85
13.     Legal Compliance. . . . . . . . . . . . . . . . . . . . .  88
14.     Risk of Loss. . . . . . . . . . . . . . . . . . . . . . .  88
15.     Time of Essence . . . . . . . . . . . . . . . . . . . . .  90
16.     Governing Law . . . . . . . . . . . . . . . . . . . . . .  90
17.     Guaranty  . . . . . . . . . . . . . . . . . . . . . . . .  90
18.     Notices . . . . . . . . . . . . . . . . . . . . . . . . .  91
19.     Miscellaneous . . . . . . . . . . . . . . . . . . . . . .  92
        19.1 Entire Agreement; Enforceability . . . . . . . . . .  92
        19.2 Amendments . . . . . . . . . . . . . . . . . . . . .  93
        19.3 Binding Effect; Assignment; No
             Third Party Beneficiaries  . . . . . . . . . . . . .  93
        19.4 Waivers; Consents  . . . . . . . . . . . . . . . . .  94
        19.5 Severability . . . . . . . . . . . . . . . . . . . .  95
        19.6 Captions . . . . . . . . . . . . . . . . . . . . . .  95
        19.7 Interpretation of "including" and "day". . . . . . .  95
        19.8 Counterparts . . . . . . . . . . . . . . . . . . . .  96





20.     No Offer. . . . . . . . . . . . . . . . . . . . . . . . .  96





                                    SCHEDULES

Schedule 1.3(a)                     Casino Agreements

Schedule 1.3(b)                     Option to Acquire Option and
                                    Contract Rights

Schedule 1.4                        Excluded Assets

Schedule 1.5                        Casino Assets

Schedule 4.6                        Pledge of Limited Partnership Interest

Schedule 5.1                        Form of Conveyances

Schedule 5.1(e)(v)                  Additional Permitted Exceptions to Title to Real Estate

Schedule 6(d)(i)                    Key Employee Positions Requiring Notification

Schedule 6(e)                       Casino Insurance

Schedule 7(c)                       Builder's Risk Insurance Policy

Schedule 8.1(c)                     Form of Opinion Letter of Purchaser's Counsel

Schedule 8.2(c)(2)(a)               Form of Written Consent of the City of Greenville

Schedule 8.2(c)(2)(b)               Form of Consent of City of Greenville to Collateral Assignment

Schedule 8.2(c)(3)(a)               Form of Written  Consent of the  Greenville  Yacht
                                    Club

Schedule 8.2(c)(3)(b)               Form of  Consent of the  Greenville  Yacht Club to
                                    Collateral Assignment

Schedule 8.2(c)(4)(a)               Form of Written  Consent  of Board of  Mississippi
                                    Levee Commissioners

Schedule 8.2(c)(4)(b)               Form of Consent of the Board of Mississippi  Levee
                                    Commissioners to Collateral Assignment



Schedule 8.2(c)(5)(a)               Form of Written Consent for Assignment to Purchaser of Permit to
                                    Construct  and Maintain Facilities

Schedule 8.2(c)(5)(b)               Form of Consent of Board of Mississippi Levee Commissioners
                                    to Collateral Assignment

Schedule 8.2(c)(9)(a)               Form of Acknowledgment of the Greenville Port Commission

Schedule 8.2(c)(9)(b)               Consent to Collateral Assignment by Greenville Port Commission

Schedule 8.2(c)(10)(a)              Form of Acknowledgment of the Board of Mississippi Levee Commissioners

Schedule 8.2(c)(10)(b)              Consent to Collateral Assignment by Board of Mississippi Levee
                                    Commissioners

Schedule 8.2(e)                     Form of Opinion Letter of Seller's Counsel for Casino Closing

Schedule 8.2(f)                     Environmental Matters

Schedule 8.2(i)                     Engineering Matters

Schedule 8.2(j)                     Site Inspection Matters

Schedule 8.2(m)                     Regulatory Matters

Schedule 8.2(n)                     Utility Matters

Schedule 8.3(e)                     Form of Opinion of Seller's Counsel for Hotel Closing

Schedule 8.3(k)                     Supervisory Management Agreement

Schedule 8.3(l)                     Consent of The Mississippi Department of Archives and History to Assignment and
                                    Collateral Assignment

Schedule 10.9                       Slot Machines to Be Removed from Casino

Schedule 10.12                      Pending Litigation

Schedule 10.20                      Non-Recurring Items



Schedule 11.6                       Partnership Agreement

Schedule 11.7                       Purchaser's Proforma Balance Sheet

Schedule 17                         Guaranty from Alpha Hospitality Corporation


                            ASSET PURCHASE AGREEMENT

        This Agreement is entered into by ALPHA GULF COAST, INC., a Delaware corporation (hereinafter referred to as "SELLER"), ALPHA GREENVILLE HOTEL, INC., a Delaware corporation (hereinafter referred to as "ALPHA HOTEL"), and GREENVILLE CASINO PARTNERS, L.P., a Mississippi limited partnership (hereinafter referred to as "PURCHASER") as of the 17th day of December, 1997 (hereinafter referred to as the "EXECUTION DATE").

                                R E C I T A L S:

A. Seller is the owner and operator of the Bayou Caddy's Jubilee Casino (hereinafter referred to as the "CASINO") consisting of the Casino Barge (Official Number 519419) (hereinafter referred to as the "CASINO BARGE"), certain permits, mooring, dockage, lease rights and other assets, including real property and tangible and intangible personal property more particularly described herein.

B. Seller wishes to sell to Purchaser the Casino including Casino Barge, and all related fixtures, equipment, contractual rights, and all other real and personal property associated therewith, and the Casino Hotel, together with its furniture and fixtures, and to assign each of the agreements described below to Purchaser, and Purchaser wishes to buy and assume the same, all under the terms and conditions set forth in this Agreement.

C. Seller's affiliate, Alpha Hotel, is currently constructing an all-suite hotel on the site of the former headquarters of the Mississippi Board of Levee Commissioners as described in Section 2 below (hereinafter referred to as the "CASINO HOTEL"). Alpha Hotel is a wholly owned subsidiary of Alpha Hospitality Corporation. Seller hereby undertakes to cause Alpha Hotel to transfer the Hotel Assets in accordance with the terms of this Agreement and Alpha Hotel by execution hereof agrees to transfer the Hotel Assets to Purchaser and to be bound by the terms of this Agreement as they relate to the sale of the Hotel Assets and makes any and all representations and undertaking with respect to the Hotel Assets as set forth herein. When used herein with respect to any and all obligations, undertakings, agreements, representations or warranties with respect to the Hotel Assets and the sale of the Hotel Assets, the term Seller shall be deemed to include Alpha Gulf Coast, Inc. and Alpha Greenville Hotel, Inc.


                                    AGREEMENT
                                    ---------

Seller and Purchaser agree as follows:

1.      CASINO ASSETS: (excluding the Casino Hotel)

        Seller agrees to sell Seller's interest in, and Purchaser agrees to buy Seller's interest in the following, all under the terms and conditions set forth in this Agreement:

        1.1    CASINO BARGE AND RELATED EQUIPMENT

               The Casino Barge presently docked at the Greenville, Mississippi Waterfront, together with the Boarding Barge (Official Number 514272) (hereinafter referred to as the "BOARDING BARGE"), together with any and all engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances appertaining or belonging thereto, and whether on board or not on board, and, additionally, all log books, manuals, trip records, maintenance reports, inspection records, seaworthiness certificates, and other historical records or information relating to the Casino Barge and the Boarding Barge in the possession of Seller, and ramps, generators and related equipment (including, but not limited to, existing walkway coverings) located at the site described

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




               in the Mooring Agreement and the Dockage Agreement described in
               Schedule 1.3(a).

        1.2 FIXTURES, GAMING EQUIPMENT AND OTHER ASSETS

               Except as otherwise provided in Section 1.4, all fixtures, improvements, equipment, equipment supplies, furniture, advertising and promotional materials, trade names, logos, customer lists and other tangible and intangible assets, including, without limitation, all books and records with respect to assets described in Sections 1.1, 1.2, and 1.3(a) (except for those certain books and records expressly excluded in Section 1.4(c)), in, on, or about the Casino Barge, or at any other location at Greenville, Mississippi, and owned, leased and/or used by Seller in connection with the Casino, and all interests in real property owned, leased, or under option to Seller in Washington County, Mississippi, and all improvements thereto.

        1.3 MOORAGE, LEASE AND RELATED AGREEMENTS

               (a) All of Seller's rights and obligations under the permits, moorage, dockage, license, lease agreements and contracts as listed on Schedule 1.3(a) (hereinafter referred to as the "CASINO AGREEMENTS").

                      (The assets described in Sections 1.1, 1.2, and 1.3(a) except those expressly excluded in Section 1.4 are hereinafter referred to as the "CASINO ASSETS".)

               (b) Provided that with respect to the real property described in the Real Estate Option Agreement dated October 26, 1995, recorded in Book 1893, at page 62, of the land records of Washington County, Mississippi, and the Lease and Option Agreement dated October 26, 1995, the Memorandum of which is recorded in Deed Book 1893, at page 70, of said land records, each between Deer Creek and Black Bayou Steam Navigation and Transportation Company and Cotton Club, Inc., and assigned to Seller, Seller shall not convey such assets to Purchaser upon Closing but, in lieu of conveyance, shall execute and deliver to Purchaser at closing the Option to Exercise Option Rights in the form attached as Schedule 1.3(b).

        1.4    EXCLUDED ASSETS

               The provisions of Sections 1.1, 1.2 and 1.3(a) notwithstanding, Casino Assets shall not include:

               a.     cash, accounts receivable, notes receivable and any

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


                      other amounts due from any third party arising from the operation of the Casino prior to the closing on the closing date;

               b. the gaming equipment and other equipment and assets listed on Schedule 1.4;

               c. Seller's stock records, books, tax returns, minute books and financial, tax, and accounting records;

               d.     All of Seller's rights under this Agreement;

               e.     All tax refunds;

               f. The Lease Agreement with Mosow Real Estate, Inc. dated November 14, 1995;

               g. The Lease Agreement with Mosow Real Estate, Inc. dated February 1, 1997; and

               h. The Real Estate Option Agreement dated October 26, 1995, and the Lease and Option Agreement dated October 26, 1995, each between Deer Creek Navigation and Transportation Company and Cotton Club, Inc., and assigned to Seller.

        1.5    LIST OF CASINO ASSETS

               The Casino Assets to be purchased, except the Casino Agreements which are listed on Schedule 1.3(a), are listed on Schedule 1.5; provided, however, as soon as practical, and in no event later than five (5) days after the execution of this Agreement, Seller shall provide Purchaser with any amendments to Schedule 1.5 and,

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




               subject to Purchaser's agreement, the amendments shall be made to
               Schedule 1.5.

2.      HOTEL ASSETS:

        2.1    CASINO HOTEL

               Alpha Hotel agrees to sell and Purchaser agrees to buy the Casino Hotel upon the substantial completion of its construction by Alpha Hotel in accordance with the Standard Form Agreement between Alpha Greenville Hotel, Inc., as Owner, and W. G. Yates and Sons Construction Company, Inc., dated July 7, 1997 and the plans and specifications for construction as referenced therein, and the specifications for furnishing of the hotel prepared by Seller and delivered to Purchaser on December 6, 1997 (hereinafter referred to collectively the "HOTEL PLANS") together with all furniture, fixtures, and equipment, including telephone equipment, located therein or owned or acquired for use in connection therewith.

        2.2    LEASE, PERMITS AND COMMITMENTS

               In connection with the purchase of the Casino Hotel, Seller agrees to assign and Purchaser agrees to assume the following agreements with third parties:

               a.     A Lease Agreement with The Board of Mississippi

                      Levee Commissioners for construction and maintenance of a hotel in Greenville, Mississippi dated February 19, 1997, and amended April 18, 1997;

               b. A permit for construction and maintenance of facilities on The Board of Mississippi Levee Commissioners' right-of-way dated September 11, 1997;

               c. A Mississippi Landmark permit issued by the Mississippi Department of Archives and History dated March 28, 1997;

               d. A Consent by The Board of Mississippi Levee Commissioners to the aforementioned Mississippi Landmark permit dated July 9, 1997.

               (Hereinafter the agreements identified in Section 2.2 are hereinafter collectively referred to as the "HOTEL AGREEMENTS").

               (The Casino Hotel and the Hotel Agreements are hereinafter referred to as the "HOTEL ASSETS". The Casino Assets and Hotel Assets are hereinafter referred to collectively as the "ASSETS").

3.      EMPLOYEES:

        Purchaser will assume no employment agreements or other obligations to Seller's employees (except for accrued vacation and health insurance due upon the Closing Date and assumed by

        Purchaser as described in Section 4.2). Notwithstanding the foregoing, Purchaser intends to rehire some employees of the Seller and certifies that it shall rehire so many of Seller's employees as is necessary to prevent the application of the Worker Adjustment and Retraining Notification Act, 29 USC 'SS'.2101, et seq. (the "WARN ACT"). Purchaser shall indemnify and hold harmless the Seller from any violations of the WARN Act caused by any act or omission of Purchaser including a breach of the certification in the prior sentence. If requested by Purchaser, Seller shall deliver to Purchaser before the Closing Date, or Hotel Closing Date respectively, the following information as to each of its employees: name; salary or wage rate; date of hire; vacation entitlement; and the amount and monetary value of accrued vacation as of the Closing Date and Hotel Closing Date. Purchaser shall be entitled prior to the Closing Date, and Hotel Closing Date respectively, to review Seller's employee records and to interview Seller's employees, on a schedule mutually agreed to by the parties and under conditions mutually agreed to by the parties, and, at Purchaser's sole discretion, subject to the certifications made in this Section 3, to make offers, if any, for post Closing Date and post Hotel Closing Date employment to Seller's employees. Provided, nothing herein shall constitute a right to employment in any employee.

4.      CONSIDERATION AND CLOSING:

        The total consideration for the Casino Assets shall be the sum of the considerations set forth in Sections 4.1, 4.2 and 4.3:

        4.1 CASH PORTION

               The cash portion of the purchase price shall be $26,500,000, which shall be payable as follows:

               (a) Credit to the Purchaser for the assumption by Purchaser of the principal balance owing as of the Closing Date of the senior secured Promissory Note from Seller to Credit Suisse First Boston Mortgage Capital, L.L.C. or any affiliate, successor, assignee or designee thereof (hereinafter referred to as the "LENDER") in the original principal amount of $19,000,000 executed in the financing transaction described in Section 8.1(e) and Section 8.2(t) (hereinafter referred to as the "PRINCIPAL LOAN"). The amount of such credit shall be equal to the original principal amount of the Principal Loan less the sum of the following:

                      (i) an amount equal to the sum of any principal payments made by the Seller on account of the Principal Loan, and

                      (ii) an amount equal to the sum of loan points, and
                           brokerage commissions, totaling in the aggregate 4.5% of the Principal Loan amount (totalling no more than

                           $855,000.00), and filing fees and title insurance expenses incurred by Seller in connection with the closing of the Principal Loan and the Subordinated Debt (as hereinafter defined). It is expressly understood and agreed that all of the Lender's legal fees owing to Lender's counsel shall be charged to Purchaser.

               (b) Payment in cash or other immediately available funds upon the Closing Date of the balance of the aforesaid cash portion of the purchase price.

4.2            DESIGNATED LIABILITIES AND ASSUMED DEBT

               The assumption by Purchaser of the following specified liabilities of Seller which shall not exceed $2,000,000.00 as of closing:

               a. Accrued vacation pay and health insurance claims due to employees of Seller upon the Closing Date;

               b.     Chip liability as of the Closing Date;

               c. Seller's Greenville Casino operations accounts incurred in the ordinary course of business which are not older than forty-five (45) days past their respective due dates on the Closing Date. Provided, however, any wages earned by Seller's Casino employees but not paid as of the Closing Date shall not be included in the Designated Liabilities and shall be paid by Purchaser when due, provided that such amount shall not exceed $1,000,000.00 as of the Closing Date, and shall be accounted for by Seller on closing as a reduction to the cash payment in Section 4.1;

               d. Non-delinquent city, county, levee, drainage, and school district ad valorem property taxes and special assessments for calendar year 1998, prorated to Closing Date on the basis of calendar year 1997's property taxes and special assessments;

               e. The gross amount of slot machine and table games progressive meter liability;

               f.     The gross amount of poker "bad beat" liability; and

               g. The slot club points and unredeemed promotional coupons liability.

        The liabilities to be assumed by Purchaser under Section 4.2, subparts
        (a) through (g) inclusive are hereinafter referred to collectively as the "DESIGNATED LIABILITIES". The precise amount of the Designated Liabilities set forth in Section 4.2(a)-(g) shall be calculated by Seller as of the Closing Date and verified as accurate by Purchaser. Provided that the value of slot club points and unredeemed promotional coupons shall be calculated upon Closing Date at sixty percent (60%) of the face amount thereof; provided, further, that the actual dollar value of the slot club points and promotional coupon liability as of Closing Date shall be verified by a subsequent accounting performed by Seller and Purchaser on the six (6) month anniversary of the Closing Date and any variation in the actual dollar value of these items which when added to the Designated Liabilities causes the Designated Liabilities to exceed $2,000,000.00 shall result in a payment by Seller to Purchaser in the amount of the excess of such Designated Liabilities above $2,000,000.00 upon twenty (20) days advance written notice of the excess.

        Also, Purchaser shall assume the outstanding balance as of the Closing Date on the subordinated secured note from the Seller to the Lender in the original principal amount of $4,879,000.00 executed in the financing transaction described in Section 8.1(e) and Section 8.2(t) (hereinafter the "SUBORDINATED DEBT").

        4.3    LIMITED PARTNERSHIP INTEREST

               A limited partnership interest equal to twenty-five percent (25%) of all the outstanding partnership interests in Purchaser as of the Closing Date. Seller's limited partnership interest shall be subject to all terms and conditions of the Revised Third Amended and Restated Partnership Agreement of Purchaser dated as of December 1, 1997. The parties agree solely for purposes of this Agreement that the value of the 25% limited partnership interest is $8,500,000.00.

        4.4    CONSIDERATION FOR HOTEL ASSETS

               The total purchase price for the Hotel Assets shall be equal to Seller's cost of construction and furnishing in compliance with the Hotel Plans, subject to a maximum purchase price of $3,200,000.00 plus the additional sum of $112,500.00 as consideration for Seller's advance lease payments in a like amount made to the Board of Mississippi Levee Commissioners pursuant to the Lease described in Section 2.2(a) for the 27-month period beginning December 1, 1997, through February 29, 2000, subject to a $4,166.67 per month reduction in the amount of $112,500.00 for each month or part thereof after December 1, 1997, during which the purchase of the Hotel Assets does not close (the "HOTEL PURCHASE PRICE"), plus interest at an annual rate of 11% for construction financing on an amount equal to the Hotel Purchase Price from the date of Purchaser's receipt of written notice from Seller of substantial completion of the construction and furnishing of the Casino Hotel (which notice shall include a copy of the architect's certificate of substantial completion and which will also certify that such construction conformed to the plans submitted to and approved by the Mississippi Department of Archives and History addressed to Seller and Purchaser and a certificate of the building inspector of the City of Greenville or his designated agent evidencing inspection and approval for occupancy) (hereinafter referred to as "DATE OF SUBSTANTIAL COMPLETION") until closing of the purchase of the Hotel Assets, less the amount of any items of work necessary to complete construction and furnishing of the Casino Hotel after issuance of the certificate of the building inspector of the City of Greenville or his designated agent evidencing inspection and approval for occupancy and architect's certificate of substantial completion. The purchase price for the Hotel Assets shall be payable upon the Hotel Closing Date (hereinafter defined).

        4.5 CLOSING OF THE PURCHASE OF THE CASINO ASSETS

               The closing of the purchase of the Casino Assets shall be consummated at 590 Madison Avenue, New York, New York, (or at such other place, as may hereinafter be agreed upon by Seller and Purchaser) on the earlier of (a) the fifth (5th) business day after all conditions precedent stated in Article 8 are fulfilled or (b) January 31, 1998, provided, however, the foregoing notwithstanding, if the Securities and Exchange Commission (hereinafter referred to as the "SEC") has not approved the form of the proxy statement for the meeting of Seller's parent's shareholders to consider approval of this transaction on or before January 6, 1998, the date of January 31, 1998, shall be extended to the earlier of (x) the twenty-fifth (25th) day after SEC approval of such proxy statement or (y) February 25, 1998, or on such other date, as may hereafter be agreed upon by Seller and Purchaser (hereinafter referred to as the "CLOSING DATE"). The physical transfer of Casino Assets and transfer of the operation of the Casino shall occur on Closing Date. The schedule and procedure for transfer of Casino Assets and transfer of operation of the Casino shall comply with rules, regulations, orders and directives of the Mississippi Gaming Commission. At the time of transfer of Casino Assets, and subject to approval of the Mississippi Gaming Commission and the Mississippi State Tax Commission, Purchaser and Seller will count down the floor bank, hopper and cage cash and Purchaser will purchase from Seller the cash therein (the total sum of which shall equal the minimum amount required by the Mississippi Gaming Commission for the current operation of the Casino not, however, to exceed $1,500,000.00) upon payment therefor at par in cash or other immediately available funds.

        4.6    CLOSING OF PURCHASE OF HOTEL ASSETS

               The closing of the purchase of Hotel Assets shall be consummated at 590 Madison Avenue, New York, New York, as soon as practically possible after written notice by Seller of the Date of Substantial Completion and the conditions precedent to the Hotel Closing have been fulfilled (hereinafter referred to as the "HOTEL CLOSING DATE"). The Date of Substantial Completion of the Hotel shall occur no later than February 6, 1998, or on such later date as provided in this Section 4.6, and Seller represents that February 26, 1998, is the latest date on which Seller must complete the Casino Hotel in order to satisfy infrastructure investment requirement applicable to the Casino under current orders issued by the Mississippi Gaming Commission. In the event that the Date of Substantial Completion for the Hotel is after February 6, 1998, then for each day after February 6, 1998, until Hotel Closing Date:

               a. Seller shall pay to Purchaser liquidated damages of One Thousand Dollars ($1,000.00) per day, payable weekly until the Date of Substantial Completion of the Casino Hotel, the payment of which shall be secured by a security interest in Seller's limited partnership interest in Purchaser, as more particularly described in the pledge of partnership in-strument attached as Schedule 4.6 (hereinafter referred to as the "PLEDGE OF PARTNERSHIP INTEREST"); and

               b. In the event any failure to complete the Casino Hotel (including, but not limited to, a failure caused by a casualty loss) results in any suspension of Purchaser's gaming license at the Casino by the Mississippi Gaming Commission, Seller shall pay to Purchaser an additional amount of liquidated damages in the sum of One Hundred Thousand Dollars ($100,000.00) per day, payable daily, for each day during which such suspension is in effect, which liability shall be secured by a security interest in Seller's limited partnership interest in Purchaser, as more particularly described in the Pledge of Partnership Insterest attached as Schedule 4.6. In the event any amount of liquidated damages is in excess of the value of the limited partnership interest when applied against it, the excess shall be due and payable from Seller. Provided, however, Purchaser shall give Seller written notice of its intent to collect such liability under Section 4.6(a) or
                      Section 4.6(b) by exercise of Purchaser's rights under the Pledge of Partnership Interest and Seller shall have thirty

                      (30) days to pay the amount to be otherwise collected under the Pledge of Partnership Interest in cash or other immediately available funds. In the event of any such cash payment by Seller, Purchaser's right to collect the amount owing by exercise of Purchaser's rights under the Pledge of Partnership Interest shall be reduced by the amount thus paid. The Purchaser agrees to take such reasonable action and work with the Mississippi Gaming Commission and Seller to prevent the suspension of the Purchaser's gaming license. Provided, further, it is expressly understood that the notice and procedure provisions set forth in Paragraph 9.7 shall have no application to the payments required in this Paragraph 4.6(a) and (b).

               c. Subject to fulfillment of the conditions precedent to the Hotel Closing, should Purchaser, due to no fault of Seller or its agents, representatives or contractors, fail to close the purchase of the Hotel Assets within fifteen (15) days after receipt of Seller's notice of the Date of Substantial Completion of the Hotel, Purchaser shall pay to Seller, in addition to the interest specified in
                      Section 4.4, an additional sum of One Thousand Dollars ($1,000.00) per day, payable weekly, for each day thereafter during which Purchaser does not close the purchase of the Hotel Assets. If after the expiration of the sixty (60) day period following the receipt of the notice of the Date of Substantial Completion, Purchaser has failed to close the purchase of Hotel Assets under conditions stated above in this Section 4.6(c), in addition to the monetary penalties provided above and any other remedy available to Seller, Seller shall be entitled to seek specific performance of Purchaser's obligation to close the purchase of the Hotel Assets.

5.      DELIVERIES AT CLOSING:

        5.1    UNENCUMBERED ASSETS

               At the Closing Date and Hotel Closing Date respectively, the Seller shall deliver to Purchaser all documents (including all Required Approvals (as such term is defined in Section 8.2(c) hereof) from third parties) necessary to convey title to or assign Seller's interests in the Casino Assets and the Hotel Assets, respectively. All documents to be delivered shall be in the forms specified in Schedule 5.1 (provided that fee simple estates in real property shall be conveyed by deeds of the same type by which such real property was conveyed to

               Seller's predecessor-in-title, Jubilation Lakeshore, Inc., formerly known as Cotton Club of Greenville, Inc., (hereinafter referred to as the "JUBILATION LAKESHORE")) and shall convey the Assets free and clear of all mortgages, liens, security interests, reservations, judgments, pledges, charges, claims, escrows or other encumbrances (hereinafter referred to collectively as "ENCUMBRANCES") except the following expressly enumerated Encumbrances and other exceptions (hereinafter referred to as the "PERMITTED EXCEPTIONS"):

               a. The liens in favor of the Lender securing the Principal Loan and the Subordinated Debt;

               b. Liens in respect to Seller's share of the ad valorem taxes for the year 1998 not yet due and payable, including city, county, levee, drainage and school district ad valorem taxes and special assignments (all ad valorem and special assessments for the year 1997 shall have been paid by Seller on or before closing);

               c. Except as otherwise provided in this Agreement, interests in real estate including estates in fee simple, leaseholds, licenses, and options, shall only be warranted to be free and clear of Encumbrances created by Seller or by Seller's predecessor-in-title, Jubilation Lakeshore, or arising after the earlier of the acquisition of the subject real estate asset by Jubilation Lakeshore or by Seller, as the case may be; and

               d. Except as otherwise provided in this Agreement, with respect to any interest in real estate included in the Assets, including estates in fee simple, leaseholds, licenses, and options, the following exceptions shall also apply:

                      (i) Any restrictions, terms or provisions of any zoning ordinances of the City of Greenville or Washington County, Mississippi;

                      (ii) Oil, gas and other minerals lying in, on or under any property conveyed by Seller's predecessors-in-title;

                      (iii) Rights of parties in possession not shown of public
                            record, deficiencies in quantity of land, boundary line disputes, road ways, unrecorded servitudes or easements, or uses of the subject property not visible from the surface, and any other similar matters not of record not created by or known to Seller;

                      (iv) With respect to parties in the chain of title before Seller and/or Jubilation Lakeshore, lack of legal capacity or lack of authority of any grantor, fraud of forgery of any instruments, false recitals of marital status or marital rights, and undisclosed heirs not revealed in the chain of title for any such properties; and

                      (v)   The additional exceptions to title as described on
                            Schedule 5.1(e)(v) with respect to each of the real estate parcels owned or leased.

        5.2    CURRENT OBLIGATIONS

               Seller shall be current, as of the Closing Date and Hotel Closing Date, respectively, in its obligations on all permits, leases, moorage, dockage, licenses, and other existing contracts which are part of the Assets purchased. Seller shall use its commercially reasonable efforts to obtain estoppel certificates from the other party to each such agreement, but shall not be responsible to Purchaser for failure to obtain such estoppel certificates.

        5.3    ASSUMPTION OF LIABILITIES

               Subject to the terms and conditions set forth in this Agreement, Purchaser shall assume and agree to pay, perform and discharge the following, and only the following, liabilities and obligations of Seller as the same exist on midnight of the day preceding the Closing

               Date (the "ASSUMED LIABILITIES"):

               (a) Seller's indebtedness to the Lender under the Principal Loan and the Subordinated Debt;

               (b)    Designated Liabilities as described in Section 4.2;

               (c) Seller's liability for lease payments and contractual obligations which first become due and owing after the Closing Date under the Casino Agreements and Hotel Agreements listed on Schedule 1.3(a) and in Section 2.2, respectively.

        5.4    EXCLUDED LIABILITIES

               Except for the Assumed Liabilities, no obligation or liability of Seller or relating to the business of Seller or to the Assets, of any nature whatsoever (whether express or implied, fixed or contingent, liquidated or unliquidated, known or unknown, accrued, due or to become due), is to be assumed by Purchaser, nor shall Purchaser be liable to pay, perform or discharge any such obligation or liability.

6.      CONDUCT PRIOR TO THE CLOSING DATE:

        Between the Execution Date and closing and physical transfer of Casino Assets on the Closing Date:

               a. Seller shall give to Purchaser and Purchaser's officers, employees, agents, attorneys, consul-tants, accountants and lenders (designated by Purchaser as "PURCHASER'S AUTHORIZED REPRESENTATIVES") all of whom shall have agreed in writing to be bound by the confidentiality agreement between Seller and Purchaser dated September 30, 1997, reasonable access, during normal business hours upon reasonable notice, to all of the properties (both real and personal) included in the Assets and to the books, contracts, documents and records of the Casino and shall furnish to Purchaser and Purchaser's Authorized Representatives such information as Purchaser or such persons may at any time and from time to time reasonably request.

               b. Seller shall use its commercially reasonable efforts to obtain the Required Approvals required under Section 8.2(c). At Purchaser's request, Seller shall provide all reasonable assistance needed to transfer to Purchaser, or to any person designated by Purchaser, any other transferable licenses and permits not included in the Required Approvals, provided that failure to obtain approvals for transfer of licenses and permits not included in the Required Approvals is not a condition precedent for closing for which Seller shall be held responsible.

               c. Seller shall cause the Casino to carry on its business in the usual and ordinary course, consistent with past practices, and shall use its commercially reasonable efforts to preserve the Casino's business and the goodwill of its customers, suppliers and others having business relations with the Casino and to retain the business organization of the Casino intact, including using reasonable efforts to keep available the services of its present employees (other than those dismissed for cause or who voluntarily discontinue their employment), and to maintain all of its properties in good operating condition and repair, ordinary wear and tear excepted. Without limiting the generality of the foregoing and subject to the provisions of Section 4.2 hereof, Seller shall pay, when due, all wages and benefits (including medical benefit claims) of Seller's employees currently when due in accordance with their terms, all indebtednesses to trade creditors and other obligations incurred in the ordinary course of the Casino's business. Seller shall make no material change in marketing expenditures without the prior written consent of Purchaser, provided, however, Seller shall be entitled to allocate such expenditures as Seller deems appropriate.

               d. Without the prior written consent of Purchaser, which shall not be unreasonably withheld, and without limiting the generality of any other provision of this Agreement, except in the ordinary course of business, Seller shall not:

                      (i) hire any employee for a position listed on Schedule 6(d)(i) without prior notification to Purchaser's representative, John R. O'Donnell, or such other representative as may be designated by Purchaser;

                      (ii) sell, transfer or otherwise dispose of any asset or property, except for monies applied in payment of the Casino's liabilities in the usual and ordinary course of business;

                      (iii) incur or commit to incur any capital expenditures
                            (including, without limitation, purchases, commitments or offers to purchase real estate) in excess of $50,000 or which materially changes the character of the Casino's operations without the written approval of John R. O'Donnell or such other representative as may be designated by Purchaser;

                      (iv) incur, assume or guarantee any indebtedness secured by the Assets (except for the Principal Loan and the Subordinated Debt); or

                      (v) directly or indirectly, enter into or assume any contract, agreement, obligation, lease, license or commitment other than in the usual and ordinary course of business in accordance with past practices and which would extend beyond the Closing Date.

               e. Seller shall cause the Casino to maintain the insurance policies listed on Schedule 6(e) in full force and effect. If any of the said policies shall expire, the Casino shall use reasonable efforts to renew or replace the same prior to the expiration of the expiring policies with policies from a reputable insurance carrier with a "Best's Rating" equal to or better than that of the existing carrier, containing insurance coverage in the same or greater amount than the existing policies in substantially the same form and substance as the existing policies.

               f. The Seller shall cooperate to provide documents relating to the Assets and relating to the revenues and expenses of the Casino and other documents and information reasonably requested by Purchaser in connection with the closing of Purchaser's financing, provided that Purchaser shall reimburse Seller for any reasonable expenses incurred by Seller in connection with providing such documents or information and Seller shall have no obligation with respect to any requirements or approvals required for such financing except as expressly provided for herein.

               g. Seller shall provide Purchaser notice within 24 hours after receipt of any notice of resignation received by Seller from any of its employees whose position is listed on Schedule 6(d)(i).

               h. Seller shall use commercially reasonable efforts to close the Principal Loan and the Subordinated Debt prior to midnight December 31, 1997. After closing of said financing, Seller shall remain current in its obligations to Lender on the Principal Loan and the Subordinated Debt and shall not allow an Event of Default (as defined in the Principal Loan or the Subordinate Debt as the case may be) to occur under the loan agreement and other loan documents executed in connection with the Principal Loan and the Subordinated Debt.

               i. Purchaser shall use commercially reasonable efforts to close the financing with Lender that will be evidenced by a Senior Secured Note in the amount of $17,200,000.00 and by a Subordinated Note in the amount of $3,621,000.00 prior to midnight December 31, 1997. After closing of said financing, Purchaser shall remain current in its obligations to

                      Lender on the Senior Secured Note and the Subordinated Note and shall not allow an Event of Default (as defined in the loan agreement made in connection with the Senior Secured Note and the Subordinated Note, as the case may
                      be) to occur under the loan agreement and other loan documents in connection with the Senior Secured Note and the Subordinated Note.

7.      ADDITIONAL CONDUCT PRIOR TO THE HOTEL CLOSING DATE:

        Between the Execution Date and the Hotel Closing Date:

               a. Seller shall give the Purchaser and Purchaser's Authorized Representatives reasonable access during normal business hours to all of the Hotel Assets (both real and personal), books, contracts, documents, records and shall furnish to Purchaser and Purchaser's Authorized Representatives such information as Purchaser or Purchaser's Authorized Representatives may at any time and from time to time reasonably request.

               b. Seller shall use commercially reasonable efforts to complete the construction of the Hotel in accordance with the Hotel Plans. Any change orders in the Hotel Plans totalling in the aggregate more than $20,000.00 (whether as an increase or reduction) shall be subject to Purchaser's approval, which shall not be unreasonably withheld.

               c. Seller shall maintain the builder's risk insurance policy listed on Schedule 7(c) which covers the Casino Hotel in full force and effect. If the Casino Hotel policy shall expire, the Seller shall use reasonable efforts to renew or replace the same prior to the expiration of the expiring policy with the policy from a reputable insurance carrier with the "Best Rating" equal to or better than that of the existing carrier containing insurance coverage in the same or greater amount than the existing policies in substantially the same form and substance as the existing policy.

8.      CONDITIONS TO CLOSING:

        8.1    CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE PURCHASE OF CASINO
               ASSETS

               The obligation of Seller to close the transactions contemplated hereby is subject to the fulfillment of all of the following conditions as of the Closing Date (except where a different date is expressly provided for herein), upon the non-fulfillment of any of which, this Agreement may, at Seller's option, be terminated and/or remedies sought pursuant to and with the effect set forth in Section 12:

               a. Each and every representation and warranty made by Purchaser as of Execution Date shall have been true and correct when made and shall be true and correct as of the Closing Date.

               b. All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the closing if the transaction contemplated hereby was consummated) shall have been performed.

               c. Purchaser shall have delivered to Seller the written opinions of Lake Tindall, LLP, and/or Altheimer & Gray, and/or gaming counsel for Purchaser, dated as of the Closing Date concerning Purchaser's partnership organization and the Purchaser's general partner's good standing and authority to consummate the transactions contemplated hereby, in substantially the form of Schedule 8.1(c) attached hereto.

               d. Approval by final Order of the Mississippi Gaming Commission of the transactions contemplated herein and post-closing operation of the Casino by Purchaser.

               e. All conditions precedent to the closing of the Principal Loan and the Subordinated Debt shall have been satisfied and the closing thereof shall have occurred and all conditions precedent to the closing of that certain financing from Lender to Purchaser represented by a senior secured note in the principal amount of $17,200,000.00 and a subordinated secured note in the amount of $3,621,000.00 shall have been satisfied and the closing thereof shall have occurred and all such financing shall have been fully funded by the Lender by midnight December 31, 1997. If both of the aforementioned loan financings have not been closed and fully funded by midnight December 31, 1997, this Agreement shall be null and void. Provided further, that all conditions precedent to the closing of the assumption of the Principal Loan and the Subordinated Debt as of Closing Date, pursuant to an amended and restated loan agreement between Lender and Purchaser renewing and rearranging indebtedness in the in the principal amount of $36,200,000 of senior secured indebtedness and $8,500,000.00 of subordinated secured indebtedness on terms agreeable to Lender and to Purchaser shall have been satisfied, the closing of such assumption and refinancing shall have occurred, and all loans to be made pursuant thereto shall have been fully funded to Purchaser before Seller shall have any obligation to sell the Casino Assets hereunder.

               f. There shall have been no voluntary or involuntary bankruptcy filing of Purchaser or its General Partner.

               g. No suit, proceeding or litigation (including but not limited to any proceeding by any government agency under Hart-Scott-Rodino Act, as hereinafter defined) shall have been commenced and an order obtained (which has not been stayed) restraining or enjoining the consummation of the transaction contemplated hereby.

        8.2 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE PURCHASE OF THE CASINO ASSETS

               The obligation of Purchaser to close the transactions contemplated hereby is subject to the fulfillment of all of the following conditions as of the Closing Date (except where different date is expressly provided for herein), upon the non-fulfillment of any of which, this Agreement may, at Purchaser's option, be terminated and/or remedies sought pursuant to and with the effect and subject to the limitations set forth in Section 12.

               a. Each and every representation and warranty made by Seller as of Execution Date shall have been true and correct when made and shall be true and correct as of the Closing Date.

               b. All obligations of Seller to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Seller would be required to perform at the closing if the transaction contemplated hereby was consummated) shall have been performed.

               c.     All of the consents and approvals as listed below in this
                      Section 8.2(c) ("REQUIRED APPROVALS") shall have been obtained:

                      (1) Approval by proper corporate and shareholder actions of the transactions contemplated herein by the Sellers' Boards of Directors and shareholders, and by the Board of Directors and shareholders of Alpha Hospitality Corporation.

                      (2) Written consent of the City of Greenville to the assignment to the Purchaser of the City Moorage Agreement and the City Lease Agreement, and to the collateral assignment thereof to the Lender in the forms attached as Schedule 8.2(c)(2)(a) and (b).

                      (3)   Written consent of the Greenville Yacht Club

                            (a) to the assignment to the Purchaser of the Yacht Club Dockage Agreement and Yacht Club License Agreement and (b) to the collateral assignment thereof to the Lender in the forms attached as
                            Schedule 8.2(c)(3)(a) and (b).

                      (4) Written consent of The Board of Mississippi Levee Commissioners (a) to assignment to the Purchaser of the Hotel Lease (effective as of the Hotel Closing
                            Date) and (b) to the collateral assignment thereof to the Lender in the forms attached as Schedule 8.2(c)(4)(a) and (b).

                      (5) Written consent for assignment to Purchaser of the permit for construction and maintenance of facilities on The Board of Mississippi Levee Commissioners' right-of-way dated September 11, 1997, in the form attached as Schedule 8.2(c)(5)(a) and (b).

                      (6) Assignment to the Purchaser of permits from the U.S. Army Corps of Engineers or issuance of permits to Purchaser permitting the moorage of the Casino Barge and the Boarding Barge in their present location.

                      (7) Written verification from the Mississippi Gaming Commission that Seller is not in violation of any infrastructure requirements which have been imposed in connection with the granting of Gaming Licenses to Seller effective as of the Closing Date.

                      (8) The consents, approvals and estoppels, if any, obtained by Seller in connection with the closing of the Principal Loan shall not have been withdrawn or revoked by the issuing party.

                      (9) Written acknowledgment of the Greenville Port Commission that it has no objection to the assignment to the Purchaser of the City Moorage Agreement and City Lease Agreement and to the collateral assignment thereof to the Lender in the forms attached as Schedule 8.2(c)(9)(a) and (b).

                      (10) Written acknowledgment of The Board of Mississippi Levee Commissioners that it has no objection to the assignment to the Purchaser of the City Moorage Agreement and the City Lease Agreement and to the collateral assignment thereof to the Lender in the forms attached as Schedules 8.2(c)(10)(a) and (b).



               d. No suit, proceeding or litigation (including, but not limited to, any proceeding by any government agency under the Hart-Scott-Rodino Antitrust Im-provements Act of 1976, Pub. L. 94-435 (the "HART-SCOTT-RODINO ACT"), shall have been commenced and an order obtained (which has not been stayed) restraining or enjoining the consummation of the transaction contemplated hereby.

               e. Seller shall have delivered to Purchaser the written opinions of Watkins, Ludlam & Stennis, P.A., Parker, Duryee, Rosoff & Haft, P.C. and such other law firm(s) reasonably acceptable to Purchaser, dated as of the Closing Date, addressed to Purchaser and which shall state that the Lender will be entitled to rely thereon, which contains opinions in substantially the form of Schedule 8.2(e) attached hereto.

               f. All of the matters shown on the attached Schedule 8.2(f) shall have been cured to the satisfaction of Purchaser and the Lender, and there shall have been no material adverse change in the types of matters shown in the environmental reports dated November 20, 1997, provided to the Lender since the date of such environmental reports that has not been cured to the satisfaction of Purchaser and the Lender.

               g. Seller's parent, Alpha Hospitality Corporation, shall have executed and delivered to Purchaser on

                      Execution Date the guaranty, the form of which is attached as Schedule 17.

               h. Seller shall have delivered to Purchaser a copy of a "Fairness Opinion" acceptable to the Securities and Exchange Commission as part of Seller's disclosure to its Shareholders and which shall state that the Lender may rely thereon, relating to the transactions under this Agreement.

               i. All of the matters shown on the attached Schedule 8.2(i) shall have been cured to the satisfaction of Purchaser and the Lender, and there shall have been no material adverse change in the types of matters shown in the Engineering Reports provided to the Lender since the date of such Engineering Reports which has not been cured to the satisfaction of Purchaser and the Lender.

               j. All of the matters shown on the attached Schedule 8.2(j) shall have been cured to the satisfaction of Purchaser and the Lender, and there shall have been no material adverse change in the real property and facilities since the date of the site inspections dated November 21, 1997, provided to the Lender that has not been cured to the satisfaction of Purchaser and the Lender.

               k. There shall have been no material adverse change in the matters addressed in the Appraisals provided to the Lender since the date of such Appraisals that has not been cured to the satisfaction of Purchaser and the Lender.

               l. All material necessary licenses, permits, approvals, waivers, authorization, consents, waiting period expirations and clearances for the acquisition of the Casino Assets, use and operation (and proposed operation) of Casino Assets and the conduct of Purchaser's business as conducted or as proposed to be conducted (including the operation of both the Las Vegas Casino and Bayou Caddy's Jubilee Casino) have been issued and/or obtained from the appropriate governmental authority (excluding the Alcoholic Beverage Control Division of the State Tax Commission ("ABC")) and are in full force and effect. Provided that except for the Required Approvals which are expressly addressed in Schedule 8.2(c), Seller shall be obligated only to use its commercially reasonable efforts to obtain the assignment of the aforementioned items and Seller's failure to obtain one or more of such items after using its reasonable efforts to obtain the same shall not result in any liability from Seller to Purchaser. All the Casino Agreements shown on Schedule 1.3(a) (Items 1-7) shall have been assigned by Seller to Purchaser. All approvals to be obtained from the Mississippi Gaming Authorities in connection with the issuance of additional equity by Purchaser to Seller shall have been obtained. All licensing, registrations and all other approvals and findings of suitability for Seller to become an equity holder in Purchaser shall have been obtained.

               m. All of the matters shown on the attached Schedule 8.2(m) shall have been cured to the satisfaction of Purchaser and the Lender and there shall have been no material adverse change since September 30, 1997, in the compliance of the improvements and facilities or the use thereof with all applicable zoning, subdivision, environmental protection, toxic waste, asbestos, and all other applicable federal, state and local laws and ordinances, and all rules, regulations and requirements of any and all governmental or quasi-governmental authorities having jurisdiction over any of the Casino Assets with respect to the foregoing.

               n. All of the matters shown on the attached Schedule 8.2(n) shall have been cured to the satisfaction of Purchaser and the Lender, and there shall have been no material adverse change in utility-related matters since November 21, 1997.

               o. A certificate in a form satisfactory to Purchaser and the Lender representing that no pending or threatened action, suit, or proceeding, judicial, administrative or otherwise, is pending against Seller or its parent, Alpha Hospitality Corporation, which would have a material adverse effect on their ability to perform their respective obligations under this Asset Purchase Agreement.

               p. Seller shall have delivered evidence of acceptance by the City of utility, water, and sewer lines to be installed in partial payment of rent pursuant to Section 6 of the Alpha Moorage Agreement.

               q. Seller shall deliver to Purchaser the pledge (in the form attached as Schedule 4.6) of its partnership interest in Purchaser as described in Section 4.3 as collateral to secure Purchaser's obligations under Sections 4.6 and 9.7(f).

               r. Approval by Final Order of the Mississippi Gaming Commission of the transactions contemplated herein and post closing operation of the Casino by Purchaser.

               s. There shall have been no voluntary or involuntary bankruptcy filing of Seller, Seller's Parent, Alpha Hospitality Corporation, or any other subsidiary of Alpha Hospitality Corporation.

               t. All conditions precedent to the closing of the Principal Loan and the Subordinated Debt shall have been satisfied and the closing thereof shall have occurred and all conditions precedent to the closing of that certain financing from Lender to Purchaser represented by a senior secured note in the principal amount of $17,200,000.00 and a subordinated secured note in the amount of $3,621,000.00 shall have been satisfied and the closing thereof shall have occurred and all such financing shall have been fully funded by midnight December 31, 1997. If both of the aforementioned loan financings have not been closed and fully funded by midnight December 31, 1997, this Agreement shall be null and void. Provided further, that all conditions precedent to the closing of assumption of the Principal Loan and the Subordinated Debt as of Closing Date, pursuant to an amended and restated loan agreement between Lender to Purchaser renewing and rearranging indebtedness in the aggregate amount of $36,200,000.00 of senior secured indebtedness and $8,500,000.00 of subordinated secured indebtedness on terms agreeable to Lender and to Purchaser shall have been satisfied, the closing of such assumption and refinancing shall have occurred and all loans to be made pursuant thereto shall have been fully funded to Purchaser before Purchaser shall have any obligation to purchase the Casino Assets hereunder.

        8.3 CONDITIONS TO PURCHASER'S OBLIGATIONS TO CLOSE THE PURCHASE OF THE HOTEL ASSETS

               The conditions to Purchaser's obligations to close the purchase of the Hotel Assets are as follows:

               a. The closing of the Casino Assets shall have closed or be closed simultaneously herewith.

               b. Each and every representation and warranty made by Seller with respect to the Hotel Assets as of Execution Date shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Hotel Closing Date.

               c. All obligations of Seller with respect to the Hotel Assets to be performed hereunder through, and including on, the Hotel Closing Date (including, without limitation, all obligations which Seller would be required to perform at the closing if the transaction contemplated hereby was consummated) shall have been performed.

               d. No suit, proceeding or investigation (including, but not limited to, any proceeding or request for information from any government agency under the Hart-Scott-Rodino Act) shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

               e. Seller's delivery to Purchaser of the written opinion of Watkins, Ludlam & Stennis, P.A. and Parker, Duryee, Rosoff & Haft, P.C. and such other law firm(s) reasonably acceptable to Purchaser, dated as of the Hotel Closing Date, which shall state that the Lender is entitled to rely thereon and which contains opinions in substantially the form of Schedule 8.3(e) attached.

               f. All of the matters shown on the attached schedule 8.2(f) which relate to the Casino Hotel shall have been cured to the satisfaction of Purchaser and the Lender and there shall have been no material adverse change in the types of matters which relate to the Casino Hotel shown in the Environmental Reports provided to the Lender since the date of such Environmental Reports that has not been cured to the satisfaction of Purchaser and the Lender.

               g. Seller shall have provided Purchaser with a certificate of approval from the building inspector of the City of Greenville or his designated agent evidencing inspection and approval for occupancy, and an architect's certificate evidencing the substantial completion of the Casino Hotel in compliance with the Hotel Plans (which will also certify that such construction conformed to the plans submitted to and approved by the Mississippi Department of Archives and History), subject to punch list items which do not exceed in the aggregate $10,000.00.

               h. Seller shall have provided Buyer with copies of all documents, invoices and agreements related to the construction and furnishing of the Casino Hotel and the cost of same.

               i. The Hotel shall be ready in all material respects to receive guests in the ordinary course of the Hotel's business.

               j. All of the Hotel Agreements listed in Section 2.2 shall have been assigned by Seller to Purchaser.

               k. Greenville Hotel II, LLC, a wholly owned subsidiary of Purchaser, and Alpha Hospitality Corporation shall have entered into that certain Supervisory Management Agreement in the form attached as Schedule 8.3(k) and Seller shall have no obligation to close the sale of the Hotel until such agreement is executed and delivered.

               l. The Mississippi Department of Archives and History (the "MDAH") shall have consented to the granting of a leasehold deed of trust by Alpha Greenville Hotel, Inc., its successors and assigns, in the form attached as
                      Schedule 8.3(l) to Lender and the assignment of the MDAH permit to Greenville Hotel II, and Purchaser and Greenville Hotel II, LLC, shall have received an architect's certificate confirming that there has been no violation of the MDAH permit.

9.      POST-CLOSING AGREEMENTS:
        The parties agree that after the Closing:

        9.1    DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION

               The Confidentiality Agreement dated September 30, 1997, (hereinafter "CONFIDENTIALITY AGREEMENT") between the parties shall remain in effect until December 31, 2002, provided that the restrictions in the Confidentiality Agreement shall be waived to the extent notices must be given or filings must be made by either the Seller or Purchaser to any partners, shareholders, regulatory officials, or other third parties, provided that any notices, filings or announcements concerning the transaction made by Seller or Purchaser which contain Confidential Information covered by the Confidentiality Agreement will be subject to advance review and approval by the opposite party, which approval shall not be unreasonably delayed or withheld.

        9.2    USE OF TRADEMARKS

               Seller shall not use and shall not license or permit any third party to use, any names, slogan, logo or trademark which is similar or deceptively similar to any of the names or trademarks presently used or which may be used prior to Closing Date in connection with the Casino's business.

        9.3    HIRING AWAY EMPLOYEES

               For a period commencing on the Execution Date and ending 180 days after the Closing Date, Seller and its affiliates shall not employ or take any actions which are calculated to persuade any salaried, technical or special employees, representatives or agents of Purchaser who are rehired by Purchaser at Closing to terminate their association with Purchaser and thereafter shall only take such actions upon 30 days prior written notice provided to Purchaser. This section shall not apply to any employee who Purchaser chooses not to employ as of the Closing Date.

        9.4    BACK-UP

               Seller shall, at Purchaser's request and expense, furnish to Purchaser such documents and information with respect to Seller, the Casino, or the Casino Hotel, which are in Seller's possession and which are requested in connection with any investigation by the Mississippi Gaming Commission or any tax authorities.

        9.5    FURTHER ASSURANCES

               The parties shall execute such further documents, and perform such further acts, as may be reasonably necessary to transfer and convey the Assets to Purchaser on the terms herein contained and to otherwise comply with the terms of this Agreement.

        9.6    INJUNCTIVE RELIEF

               Seller specifically recognizes that any breach of Sections 9.1,
               9.2 and 9.3 by Seller will cause irreparable injury to Purchaser, and Purchaser specifically recognizes that any breach of Section
               9.1 by Purchaser will cause irreparable injury to Seller and that both parties recognize that in any such event actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Seller and Purchaser agree that in the event of any such breach, in addition to such other legal and equitable remedies, injunctive relief may be available. Seller and Purchaser recognize that the absence of time limitations in Sections 9.1 and 9.2 is reasonable and properly required for the protection of Seller and Purchaser, and in the event that the absence of such limitation is deemed to be unreasonable by a court of competent jurisdiction, the parties agree and submit to the imposition of such a limitation as said court shall deem reasonable.

        9.7    INDEMNIFICATION AND SETTLEMENT OF CLAIMS

               a. INDEMNIFICATION OF PURCHASER Subject to the terms, conditions and limitations contained in this Agreement, the Seller agrees to indemnify, defend and hold Purchaser, its partners and subsidiaries, and their respective officers and directors (as hereinafter defined) (collectively, for purposes of this Section 9.7(a), referred to as "PURCHASER") harmless from and against any claims, losses, liability, obligations, lawsuits, deficiencies, damages or expense, including reasonable attorneys' fees and all reasonable amounts paid in defense or settlement of the foregoing (but net of any tax benefit derived by any of the foregoing and net of any off-setting recoveries or related proceeds received from insurance or similar arrangements from third parties) (hereinafter referred to as "LOSSES"), suffered or incurred as a result of (i) the occurrence of any litigation identified in Schedule 10.12;
                      (ii) breach of any obligation, representation, warranty, covenant or agreement made in this Agreement; (iii) any of the Excluded Liabilities and/or (iv) the operation, use or occupancy of the Assets by Seller or Seller's predecessors-in-interest on or before the Closing Date which obligation is not part of the Designated Liabilities. All statements contained in this Agreement or any schedule or exhibit hereto or certificate delivered by or on behalf of Seller pursuant hereto shall be deemed representations and warranties of Seller. Notwithstanding the foregoing, Seller shall be liable to Purchaser




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

                      hereunder only if and to the extent the amount of Losses exceeds in aggregate $10,000 with respect to Casino Assets or exceeds in the aggregate $10,000 with respect to Hotel Assets; provided that Seller's aggregate liability under this provision with respect to the Casino Assets shall not exceed the amount of the total debt assumed by Purchaser from Seller under Section 4.1 and Section 4.2 and the cash paid pursuant to Section 4.1 or with respect to the Hotel Assets shall not exceed $3,200,000; provided, further, in the event of any breach of any of the representations and warranties in Section 10.1(i) during the first five (5) years after the Closing Date, Purchaser shall receive as its sole remedy damages equal to the lesser of (a) the aggregate of the sum of present value (using a discount rate of 11%) of increased payments required to cure the disturbance of the moorage and/or occupancy of the Casino at its present location and to continue such moorage and occupancy and all reasonable expenses incurred by Purchaser in connection with such breach, or (b) the following amounts: $600,000.00 if the breach occurs in the first year following the Closing Date; $480,000.00 if the breach occurs in the second year following the

                      Closing Date; $360,000.00 if the breach occurs in the third year following the Closing Date; $240,000.00 if the breach occurs in the fourth year following the Closing Date; and $120,000.00 if the breach occurs in the fifth year following the Closing Date. Nothing herein shall be construed to require indemnification by Seller for any federal or state income taxes, or any interest or penalties incurred thereon, payable by the Purchaser as a result of any federal, state or local taxing authority challenging the valuation of assets or the treatment for tax purposes of any payment of fees or expenses.

               b. SURVIVAL PERIODS AS TO SELLER Except as otherwise provided in this Agreement, the representations, warranties, covenants, and agreements made by the Seller in this Agreement or any exhibit or schedule hereto or certificate delivered pursuant hereto shall not merge into the documents delivered at closing and shall survive the Closing Dates and the transfer of Assets for a period to expire on the later of (a) expiration of eighteen (18) months after Closing Date or (b) July 31, 1999; provided, however,that the representations and warranties set forth in Section 10.1(i) and 10.13 shall be enforceable for a period to expire

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

                      on the later of (a) expiration of five (5) years after Closing Date or (b) January 31, 2003.


               c. INDEMNIFICATION OF SELLER AND ITS PARENT (i) Subject to the provisions of this Agreement, Purchaser agrees to indemnify, defend and hold Seller, its parent corporation, Alpha Hospitality Corporation, and their respective officers and directors (collectively, for purposes of this Section 9.7(c), referred to as the "SELLER") harmless from and against any losses, liability, obligations, lawsuits, damages, or expenses including (without limitation) reasonable legal cost and attorney's fees (but net of any offsetting recoveries for related proceeds received from insurance or similar arrangements with third parties) (hereinafter referred to as "LOSSES") suffered or incurred by Seller as a result of the occurrence of any breach of any obligation, representation, warranty, covenant or agreement of Purchaser contained in this Agreement or the operation, use or occupancy of the Assets by Purchaser or Purchaser's successors-in-interest to the Assets from and after the Closing Date (and not arising from acts or omissions by Seller or its predecessors prior to closing). All

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

                      statements contained in this Agreement or any schedule or exhibit hereto or certificate delivered by or on behalf of Purchaser pursuant hereto shall be deemed representations and warranties of Purchaser.

               d. SURVIVAL PERIODS AS TO PURCHASER Except as otherwise provided in this Agreement, the representations, warranties, covenants, and agreements made by the Purchaser in this Agreement or any exhibit or schedule hereto or certificate delivered pursuant hereto shall survive the Closing Dates and the transfer of Assets and shall not merge into the documents delivered at Closing. The covenant to indemnify Seller for losses suffered or incurred by Seller as a result of the operation, use, or occupancy of assets by Purchaser or Purchaser's successors-in-interest to the Assets (and not arising from acts or omissions by Seller or its predecessors on or prior to closing) from and after the Closing Date shall be enforceable until expiration of five (5) years after Closing Date, or such longer period for any agreements which were assigned and assumed by Purchaser and for which the Seller or any of its affiliates remain liable. All other representations, warranties, covenants, and agreements made by Purchaser shall be enforceable for a period to expire on the later of (a) expiration of eighteen (18) months after Closing Date or
                      (b) July 31, 1999.

               (e)    PROCEDURE FOR CLAIMED RELIEF

                      (i) NOTICE OF CLAIMS If at any time, or from time to time, the party to be indemnified under Sections 9.7(a) or 9.7(c) (hereinafter referred to as the "INDEMNIFIED PARTY") shall receive notice of or become aware of any claim or liability which results or could result in a Loss, such Indemnified Party shall give written notice (hereinafter referred to as a "NOTICE OF CLAIM") to the appropriate party to provide the indemnification under this Section 9.7(a) or 9.7(c), as appropriate (hereinafter referred to as the "INDEMNIFYING PARTY"), (a) within thirty (30) days of the discovery of such potential or actual Loss in the event the Indemnified Party has received formal written notice of a third party claim, or
                      (b) otherwise within forty-five (45) days of the discovery of such potential or actual Loss. Provided, the failure of the Indemnified Party to give the 45-day notice of any claim shall not release, waive, or otherwise affect the Indemnifying Party's obligations with respect thereto





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
                      except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure; provided, the Indemnifying Party shall be relieved of any indemnification obligation whatsoever under Section 9.7(a) and Section 9.7(c) respecting claims for which the Indemnified Party has failed to provide notice prior to the expiration of the applicable survival period as set forth in Section 9.7(b) or Section 9.7(d), as the case may be. A Notice of Claim shall set forth (a) a brief description of the nature of the potential or actual Loss, (b) a copy of all information and documents relating thereto, (c) an estimate of the total amount of Loss anticipated (including any costs or expenses which have been or may be reasonably incurred in connection therewith). With regard to third party claims as described in Section 9.7(e)(iii), the Indemnified Party shall submit a copy of the pleading asserting any such claim as its Notice of Claim or, if no pleadings have been filed, the form of notice shall contain the information as set forth above. The providing of a Notice of Claim within the applicable survival period as set forth in Section 9.7(b) and Section 9.7(d), as the case may be, tolls the survival period as to the






                                       57





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

                      claim described in the Notice of Claim, subject to the requirements set forth in Section 9.7(e)(ii).

                      (ii) DISPUTE WITH RESPECT TO NOTICE OF CLAIM If the Indemnifying Party rejects any Loss as to which a Notice of Claim is received from an Indemnified Party, the Indemnifying Party shall give written notice of such rejection to such Indemnified Party within thirty (30) days after the date of the Notice of Claim. Such written notice shall set forth the grounds upon which the Indemnifying Party bases its rejection of Loss. If no such rejection of a Notice of Claim shall be sent within such 30 day period, the Indemnifying Party shall be deemed to acknowledge the correctness of such claim for up to the full amount thereof. In the event that the Indemnifying Party shall have made timely rejection of any such claim of an Indemnified Party, and the Indemnifying Party and such Indemnified Party shall have failed to resolve or compromise such claim within 60 days from the date the Indemnified Party shall have received notice of such rejection, then the Indemnified Party must, within 90 days after such 60 day period, commence legal proceedings against the Indemnifying Party, provided that, in any event,






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

                      suit must be brought within 6 months of the assertion of the claim. Within sixty (60) days after the Indemnifying Party's liability to an Indemnified Party for a Loss is finally determined (a "final determination") in such legal proceedings by a final nonappealable judgment or by written agreement of the Indemnifying Party and Indemnified Party, the Indemnifying Party shall satisfy the Loss or its portion thereof as applicable by paying cash or other immediately available funds to such Indemnified Party.

                      (iii) THIRD PARTY CLAIMS With respect to any claims or demands by third parties, whenever the Indemnified Party shall have notice that a third party claim or demand has been asserted or threatened which, if true, would constitute a basis for indemnification hereunder, the Indemnified Party shall notify the appropriate Indemnifying Party of such claim or demand and of the facts within the knowledge of the Indemnified Party which relate thereto by a Notice of Claim in accordance with
                      Section 9.7(e)(i) above, and such Notice of Claim shall specifically state that the claim is a third party claim. The Indemnifying Party shall then have the right to contest, negotiate or settle any such claim or demand through counsel of the Indem-nifying Party's selection, reasonably satisfactory to the Indemnified Party, and solely at the Indemnifying Party's own cost, risk and expense; provided, however, that the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld or delayed) settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of Purchaser's business by the Indemnified Party. In the event that the Indemnifying Party should fail to give written notice to the Indemnified Party of the Indemnifying Party's intention to contest or settle any such claim or demand within twenty
                      (20) days after the Indemnified Party has notified the Indemnifying Party that any such claim or demand has been asserted or threatened, the Indemnified Party shall have the right to satisfy and discharge the same by payment, compromise or otherwise, and the Indemnifying Party shall be entirely liable therefor to the Indemnified Party under this indemnity. Notwithstanding the foregoing, however, in the event the Indemnifying






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

                      Party disputes the Notice of Claim sent pursuant to
                      Section 9.7(e)(i) or (iii), then the Indemnified Party shall not, without such Indemnifying Party's written consent settle or compromise such claim or consent to the entry of a judgment in respect thereto. The Indemnified Party may also, if it so elects and entirely within its own discretion, defend any such claim or demand in the event the Indemnifying Party fails to give notice of its intention to contest or settle any such claim or demand or to contest the Notice of Claim as provided in Section 9.7(e)(ii), in which event the Indemnifying Party shall be required to indemnify the Indemnified Party for any and all Losses which it may sustain, suffer, incur or become subject to as a result of its decision to defend any such claim or demand.

               f. RIGHT TO OFFSET In the event that the Seller fails to pay any Loss adjudicated to be due against the Seller pursuant to the procedure set forth in Section 9.7(e) within thirty
                      (30) days after the final determination, subject to the terms of this subsection (f), Purchaser shall have the right, at its option, to enforce any such claim for recovery by exercising its rights under the Pledge of Partnership Interest pursuant to






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

                      which Seller's Partnership Interest in Purchaser described in Section 4.3 shall serve as collateral for any Loss adjudicated to be due the Purchaser as aforesaid. Any amount of Loss in excess of the value of the limited partnership interest when applied against it shall be due and payable in cash or immediately available funds from Seller. Provided, however, Purchaser shall give Seller written notice of its intent to enforce such liability against the Pledge of Partnership Interest and Seller shall have thirty (30) days to pay the amount to be collected by the exercise of Purchaser's rights under the Pledge of Partnership Interest, in which case Purchaser's right to collect the amount by exercise of its rights under the Pledge of Partnership Interest shall be reduced by the amount thus paid.

10.     SELLER'S REPRESENTATIONS AND WARRANTIES:

        To induce Purchaser to enter into this Agreement, Seller makes the following representations and warranties effective as of the closing and transfer on Closing Date (except where any other effective date is expressly indicated):

        10.1 PERMITS, REGISTRATIONS, LICENSES, LEASEHOLD, MOORAGE AND DOCKAGE INTEREST

               a. Seller is a party to each of the Casino Agreements identified in Schedule 1.3(a) and the Hotel Agreements identified in Section 2.2 (hereinafter collectively "AGREEMENTS");

               b. A true and complete copy of each of the Agreements (including all amendments, modifications and supplements to the Agreements) has been delivered to Purchaser as of the Execution Date;

               c.     The Agreements are in full force and effect;

               d. The Agreements have not been amended, modified or supplemented, orally, by course of conduct or in writing, except as identified in Schedule 1.3(a) and Section 2.2 or except as may be agreed to by Purchaser after the Execution Date and before Closing Date or Hotel Closing Date as appropriate;

               e. All rentals and fees due through the respective Closing Dates under the Agreements shall have been paid in full as of such closing dates and all such rentals and fees for current periods not then due have been prorated in accordance with a closing statement mutually agreed to between Seller and Purchaser as of the respective closing dates;

               f.     Seller is not in material default under the terms






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
                      of any of the Agreements and Seller has received no notice of any alleged default by Seller under the terms of any of the Agreements. To the best of Seller's knowledge, no other party to any of the Agreements is in material default under the terms of any of the Agreements;

               g. No event has occurred which, upon the passage of time or the giving of notice or both, would constitute a material default by any party to any of the Agreements;

               h. All Required Approvals for assignment of the Agreements to Purchaser will have been obtained as of the Closing Date or the Hotel Closing Date, as applicable;

               i. So long as Purchaser performs its obligations under the Casino Agreements from and after Closing Date, Purchaser's moorage and occupancy of the Casino moored at its present location at the Greenville, Mississippi, Waterfront cannot be disturbed or terminated by any third party and a breach hereof may be asserted despite the fact that the facts relating to such breach also may constitute a breach of any other representation or warranty; and

               j. So long as Purchaser performs its obligations under the Hotel Agreements from and after Hotel





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

                      Closing Date, Purchaser's occupancy of the Casino Hotel cannot be disturbed or terminated by any third party.

        10.2   LISTING OF ASSETS AND TITLE

               a. The Casino Assets identified on Schedules 1.3(a) and 1.5 are complete lists of the assets owned, leased, or used by the Seller in connection with the operation or ownership of the Casino, excepting only those assets listed on
                      Schedule 1.4.

               b. Seller has good and valid title, right, or leasehold interests in the Assets free and clear of all Encumbrances (except Permitted Exceptions) except that with respect to title to interests in real estate (including estates in fee simple, leaseholds, licenses, and options), Seller warrants only that such Assets are free of Encumbrances created by Seller or Seller's predecessor-in-title, Jubilation Lakeshore, but are subject to the Permitted Exceptions, and that as to title to the trade name "Bayou Caddy's Jubilee Casino," Seller warrants only that Seller has the right to use such name as it is presently used and that such name is free of Encumbrances created by Seller;





                                       65





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

               c. Seller has the right to sell or assign the Assets under the terms of this Agreement subject to obtaining the approvals specifically described in Section 8.2; and

               d. Seller will defend the title to all Assets against all claims and demands made by any party claiming rights against Seller and its successors-in-interest as a result of acts of Seller.

        10.3   PAYMENT OF DEBTS

               Excepting Permitted Exceptions, including, but not limited to, Designated Liabilities, the Principal Loan and the Subordinated Debt, Seller has paid, or will promptly pay and discharge as of the Closing Date (or Hotel Closing Date as related to debts and liabilities for construction and furnishing for the Casino Hotel) all debts, liabilities and obligations, including, without limitation, sales taxes, employee salaries and benefits, and obligations to trade creditors, customers, public authorities, or other third parties, which constitute a lien on any of the Assets as of the Closing Date or which if not paid would result in the imposition of a lien on the Assets or a judgment, consent order, injunction or decree which would require payment by the Purchaser or which would restrict the future activity or conduct of the Casino or Casino







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

               Hotel by Purchaser. Provided further, Seller shall be current on all obligations to the Lender in connection with the Principal Loan and the Subordinated Debt and Seller shall not be in default under any of the terms of the Principal Loan or the Subordinated Debt.

        10.4   DESIGNATED LIABILITIES

               The Designated Liabilities including any increases thereto in connection with Section 4.2 hereof shall not exceed $2,000,000.00 in the aggregate.

        10.5   NO OTHER CONTRACTS

               As of the Execution Date and as of the Closing Date (except for the Principal Loan and the Subordinated Debt), the Seller has not entered into any other contract to assign, sell, mortgage, or encumber all or part of the Casino Assets. As of the Hotel Closing Date, the Seller has not entered into any other contract to assign, sell, mortgage, or encumber all or part of the Hotel Assets. Except for the Hotel Agreements, Seller will not enter into any executory contracts as to the Hotel Assets requiring performance beyond the time of the Hotel Closing Date.





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

        10.6   HART-SCOTT-RODINO ACT

               Seller's parent, Alpha Hospitality Corporation, is its own "ultimate parent" for purposes of the Hart-Scott-Rodino Act, and rules and regulations issued thereunder and Seller and its "ultimate parent" do not have assets or annual revenues of $100,000,000.00 per their most recent regularly prepared financial statements.

        10.7   COAST GUARD STANDARDS

               To the best of Seller's knowledge, the Casino meets U. S. Coast Guard standards applicable to floating casino vessels and is in a seaworthy condition. Seller has received no written notices to the contrary.

        10.8   NO CONFLICT

               By entering into this Agreement, as of the Execution Date, and subject to obtaining the consents referred to in Section 8.2, by assigning the Agreements and selling the Assets to Purchaser, as of the Closing Date and Hotel Closing Date as applicable, Seller will not breach any other material contract or agreement to which Seller is a party, violate any judgment, order, or decree of any court or arbiter that is binding on Seller, or create any lien, charge, or encumbrance upon the Assets purchased and conveyed or assigned






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

               hereunder.

        10.9   CONDITION AND NON-REMOVAL OF EQUIPMENT

               The Casino Assets will be at Closing Date, and the Hotel Assets will be on the Hotel Closing Date, in good operating condition, except for normal wear and tear. Except for the slot machines and other assets listed in Schedule 1.4, none of the Casino Assets or Hotel Assets present on the Execution Date will be removed, sold, or disposed of before the respective closing dates, except in ordinary course of business. Specifically, and without limitation of the generality of the foregoing, there shall be no removal of gaming equipment or reconfiguration of the gaming equipment in the Casino from Execution Date through Closing Date, provided that prior to Closing Date, Seller shall remove from the Casino those certain sixteen (16) slot machines listed by name and serial number in Schedule 10.9 and replace them with substantially comparable sixteen (16) slot machines now in Seller's inventory of slot machines stored off the Casino Barge.

   10.10  COMPLIANCE WITH LAWS

               Except as otherwise provided herein, as of the Execution Date and as of the Closing Date with respect to the Casino Assets, and as of the Hotel Closing Date with respect to the Hotel Assets, Seller is not in default or in violation of any law or regulation, except for such defaults or violations which will not have a material adverse effect on the Assets or the operation of the Casino or Hotel operations. The business operated by Seller at the Casino will be conducted up to the time of Closing Date substantially in accordance with all applicable federal, state, and local laws, rules, regulations, and orders, including those pursuant to the Mississippi Gaming Control Act and all rules, regulations, and orders of the Mississippi Gaming Commission. Any non-compliance which results in a fine or monetary claim (which Seller has not paid as of Closing Date), or an action by a public official or regulatory agent to close or restrict Casino operations is deemed to be a material non-compliance for purposes of this Section.

    10.11      HOTEL MARKETING

               Seller will market the opening of the Casino Hotel prior to the Hotel Closing Date pursuant to its Hotel marketing plan and budget which has been provided to Purchaser prior to Execution Date.






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

    10.12      LITIGATION

               Except as identified on Schedule 10.12, as of the Execution Date, and as of the Closing Date with respect to the Casino Assets, and as of the Hotel Closing Date with respect to the Hotel Assets, no action, litigation, government investigation, condemnation proceeding, claim, eminent domain proceeding, or any other proceeding is pending or, to the best of Seller's knowledge, contemplated as to Seller or all or part of the Assets which is not covered by insurance or which if adversely determined would impose a lien on any of the Assets or would result in a consent order, injunction or decree which would require that a payment be made or would restrict the future conduct of the Casino business by Purchaser at the Casino Barge in its present location in Greenville, Mississippi.

    10.13      HAZARDOUS SUBSTANCES

               To the best of Seller's knowledge, neither Seller nor any of its predecessors-in-interest has allowed any Hazardous Substances to discharge or accumulate in violation of any applicable environmental law, rule, or regulation on the Casino Barge or the Boarding Barge, at the Greenville, Mississippi, waterfront or at other real estate sites owned, licensed or leased by Seller






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
               in Greenville, Mississippi, or at the site of the Hotel (except as previously disclosed in writing to Purchaser and remediated by Seller at the site of the Hotel in accordance with applicable environmental laws, rules, and regulations). To the best of Seller's knowledge, no material violations of environmental laws and regulations exist with respect to the Assets and no notices of such alleged violations have been received by Seller. "Hazardous Substances" shall mean any dangerous, toxic or hazardous substance defined as hazardous or as a pollutant or contaminant in, or the release or disposal of which is regulated by, the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Super Fund Amendments and Reauthorization Act of 1986; the Federal Resource Conservation and Recovery Act of 1986; the Clean Water Act; the Clean Air Act; or the Toxic Substances Control Act; or any other applicable federal or state law. The representations and warranties in this
               Section 10.13 do not cover the three properties to which Seller holds options under that certain Real Estate Option dated October 26, 1995, from Deer Creek & Black Bayou Steam Navigation and Transportation Company, Inc., and that certain Lease and Option to Purchase Agreement dated October 26, 1995, from Deer Creek & Black Bayou Steam Navigation and Transportation Company, Inc.

    10.14      BROKERS AND REAL ESTATE COMMISSIONS

               Neither Seller nor any of its officers, directors, representatives, or employees have had any dealings with any broker or finder or incurred any liability for any brokerage fees, brokerage commissions, or finder's fees as to this Agreement or the sale of the Casino Assets or Hotel Assets.

    10.15      CONTRACTS AND AGREEMENTS

               Schedule 1.3(a) and Section 2.2 contain a true and complete list of all material contracts and agreements to which Seller is a party and which relate to the Casino or the Casino Hotel. Except for non-written employment agreements with employees of the Casino which are terminable at will by Seller, Seller is not a party to any non-written contract or agreement pertaining to the Casino or the Casino Hotel. True and correct copies of all contracts and agreements listed on Schedule 1.3(a) and in Section 2.2, including any amendments, modifications, or supplements thereto, have been provided to Purchaser prior to Execution Date. All such contracts and agreements are in full force and effect. Seller has materially performed its obligations thereunder, and, to the best of Seller's knowledge, neither Seller nor any other party thereto is in material default thereunder; and, to the best of Seller's knowledge, no condition exists with which notice or lapse of time or both would constitute a material default thereunder. Seller will comply with all its material obligations under each of the above described contracts and agreements up to the time of the Closing Date and Hotel Closing Date as applicable. Specifically, and without limitation of the generality of the foregoing, Seller will comply with its obligations under its rental agreement with Mosow Real Estate, Inc., related to the property at 240 S. Theobald Street for such period of time as Seller is obligated to The Board of Mississippi Levee Commissioners to provide it office space under the Temporary Facilities Agreement between Seller and The Board of Mississippi Levee Commissioners dated as of April 18, 1997.

    10.16      COMPLIANCE WITH MISSISSIPPI GAMING REGULATIONS

               The Casino is and will remain through the Closing Date in compliance with the Mississippi Gaming Control Act and regulations, rules, and orders of the Mississippi Gaming Commission, provided, however, that non-material and non-substantial breaches of said regulations, rules, and orders which have had or will have no economic or operational consequence are excluded from






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
               this representation and warranty.

    10.17      GOOD STANDING

               Seller is a corporation that is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and Seller has all requisite corporate power and authority to own its properties and to conduct its businesses as they are now being conducted.

    10.18      CORPORATE AUTHORIZATION

               The execution, delivery, and performance of this Agreement by Seller, Alpha Hospitality Corporation and Alpha Hotel have been duly and validly authorized by all requisite corporate action subject to obtaining their respective Shareholders' approval of the execution, delivery and performance of this Agreement prior to Closing.

    10.19      VALID OBLIGATION

               This Agreement is a valid and binding obligation of Seller and is enforceable according to its terms, except as the same may be restricted, limited or delayed by applicable bankruptcy or other similar laws affecting creditors' rights generally and general







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
               equitable principles.

    10.20      PROFIT AND LOSS STATEMENTS

               Seller has provided to Purchaser prior to the Execution Date (a) audited financial statements for the Casino for the fiscal year ended December 31, 1996, and (b) unaudited profit and loss statements for the Casino from January 1, 1997 through September 29, 1997, which, except for non-recurring items shown on Schedule 10.20, have been produced in the ordinary course of business consistent with Seller's past practice in connection with the operation of the Casino. The above-referenced audited financial statements fairly present in all material respects the financial condition of the Seller and the results of its operations for the fiscal year ended December 31, 1996, and the above-referenced unaudited profit and loss statements fairly present in all material respects the results of Seller's operations (except for non-recurring items as listed on Schedule 10.20 hereto) for the periods ended at the respective dates thereof.

    10.21      KNOWLEDGE

               Any representation, warranty or covenant of Seller qualified by the phrase "to best of Seller's knowledge" or "to Seller's knowledge", "known" or other similar phrase implying a limitation on the basis of knowledge is intended to indicate that none of the present directors of Seller or its parent, Seller's or Seller's parent's President, Vice President, Chief Financial Officer or Vice President-Casino Operations or any of them has information which would give him or her actual knowledge contrary to the existence or nonexistence of such facts and appropriate inquiry has been made of the relevant operational personnel of the Casino.

    10.22      APPLICATION OF SALE PROCEEDS

               At closing on the Closing Date, the closing agent, First American Title Insurance Company, as agent for Seller, will apply the net cash portion of the purchase price described in Section 4.1 as is necessary to satisfy any and all then-outstanding Encumbrances against the Assets and indebtednesses of Seller (not included in the Designated Liabilities), except for the Permitted Exceptions, including, but not limited to, liens, mortgages and encumbrances in favor of the Lender and granted in connection with the Principal Loan and the Subordinated Debt, provided the closing agent shall distribute the funds in accordance with a closing statement agreed to by the Purchaser and Seller. The Purchaser and Seller agree that the closing statement shall provide that the claims of Seller's non-affiliated third party creditors (including, but not limited to, all trade creditors with invoices over 45 days old on the Closing Date), except the Lender, shall be satisfied in full prior to any payment from the sale proceeds to Seller's affiliated creditors (including specifically and without limitation Bryanston Group, Inc. and BP Group, Ltd.), each of which shall, nonetheless, release any then-outstanding liens, mortgages, and encumbrances against the Assets and shall consent in writing to this distribution of sales proceeds and waive any claims against Purchaser or the Lender arising therefrom. Provided further, that Seller represents and warrants that all litigation matters shown on Schedule 10.12, except the matters numbered 1, 13, 18, 27, 28 and 29, shall, consistent with the representations made on the Schedule, either be fully insured without a reservation of rights or be paid in full or otherwise fully satisfied on the Closing Date. As to the following litigation matters: Hendrick Outdoor, Inc. v. Alpha Gulf Coast, Inc., Cause No. 96-0426 (No. 13 on Schedule 10.12); Tidelands Lease with the State of Mississippi (No. 27 on Schedule 10.12); and Pitney Bowes Credit Corp. v. Alpha Gulf Coast, Inc., Cause No. 097-0406 (No. 29 on Schedule 10.12), Seller shall, prior to any payment to






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
               affiliated creditors, deposit with First American Title Insurance Company at closing the sums of $63,000.00, $393,000.00 and $43,000.00, respectively, to be held by said title insurance company as agent for Seller to satisfy any of the contingent liabilities arising out of or in connection with the aforelisted itemized litigation matters, upon the satisfaction of each of which Seller shall be entitled to disbursement of remaining funds, if any, held by the Closing Agent on account of that litigation matter. As to the matters numbered 1, 18, and 28 on
               Schedule 10.12 (Akers v. Bayou Caddy's Jubilee Casino, Cause #C196,0232; Lewis v. Alpha Gulf Coast Inc., Cause #C197-0128; and Wilson v. Alpha Gulf Coast Inc., Cause #C197-0041), Seller represents and warrants that such claims are fully insured without reservation of rights except to the extent that the allegations made of intentional conduct and/or give rise to punitive damages and further represents and warrants that no damages arising out of claims for intentional conduct and/or punitive damages will be awarded in any such action.

    10.23 PLEDGE OF PARTNERSHIP INTEREST

               Upon its delivery to Purchaser on Closing Date, the pledge of partnership interest, if any, described in Sections 4.6 and 9.7(f) will be duly and validly authorized by Seller's shareholders and organizational





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
               documents and shall constitute valid and binding obligation of Seller and shall be enforceable against Seller according to its terms, except as the same may be restricted, limited or delayed by applicable bankruptcy or similar laws affecting creditors' rights and general equitable principles.

11.     PURCHASER'S REPRESENTATIONS AND WARRANTIES:

        To induce Seller to enter into this Agreement, Purchaser makes the following representations and warranties effective as of the closing on Closing Date (except where any other effective date is expressly indicated):

        11.1   GOOD STANDING

               Purchaser is a limited partnership that is duly organized, validly existing, and in good standing under the laws of the State of Mississippi. Purchaser's general partner, Greenville CP, Inc., is a corporation that is duly incorporated, validly existing, in good standing under the laws of the State of Delaware and qualified to do business in the State of Mississippi. Purchaser has all requisite partnership power and authority to own its properties and to carry on its businesses as they are now being conducted.







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

    11.2       PARTNERSHIP AUTHORIZATION

               The execution, delivery, and performance of this Agreement by Purchaser has been duly and validly authorized in a manner required by its organizational documents. This Agreement is a valid and binding obligation of Purchaser and is enforceable against Purchaser according to its terms, except as the same may be restricted, limited or delayed by applicable bankruptcy or other similar laws affecting creditors' rights generally and general equitable principles.

    11.3       NO VIOLATION OF OTHER DOCUMENTS

               By closing the transactions contemplated under this Agreement on the Closing Date and Hotel Closing Date, as applicable, Purchaser will not breach any other contract to which Purchaser is a party or violate any judgment, order, or decree of any court or arbiter that is binding on Purchaser.

    11.4       BROKERS AND REAL ESTATE COMMISSIONS

               Neither Purchaser nor any of its officers, directors, representatives, or employees have had any dealings with any broker or finder or incurred any liability for any brokerage fees, brokerage commissions, or finder's fees as to this Agreement or the purchase of the

               Assets, except that Purchaser has employed the services of Executive Business Services, Inc., in connection with financing from Lender. Brokerage fees, if any, to Executive Business Services, Inc., shall be paid by Purchaser.

    11.5       HART-SCOTT-RODINO ACT

               Purchaser is its own "ultimate parent" for purposes of the Hart-Scott-Rodino Act, and rules and regulations issued thereunder, and Purchaser does not have assets or annual revenues of $100,000,000.00 per its most recent regularly prepared financial statement.

    11.6       DELIVERY OF PARTNERSHIP AGREEMENT

               Purchaser has delivered to Seller prior to the Execution Date a true and complete copy of its current Partnership Agreement and all prior amendments thereto and the Securities Purchase Agreement between Purchaser and certain Noteholders, dated as of December 14, 1993, and all prior amendments thereto to Seller on or before Closing Date. Attached hereto as Schedule 11.6 is a true and complete copy of the Revised Third Amended and Restated Partnership Agreement, which will be in full force and effect in lieu of the Second Amended Partnership Agreement from and after the Closing Date.

               Purchaser and its General Partner will use their best efforts as described in the Letter attached to Schedule 11.6 to obtain approval of the amendments to the Partnership Agreement contained in said Letter.

    11.7       DELIVERY OF BALANCE SHEET AND PROFORMA BALANCE SHEET

               Purchaser has delivered to Seller on or before Execution Date Purchaser's balance sheet as of the end of its fiscal quarter most recently closed prior to the Execution Date, and attached as
               Schedule 11.7 is Purchaser's proforma balance sheet as of Closing Date, which will take into account the transactions contemplated hereby. Purchaser represents that the balance sheet delivered on or before Execution Date fairly presents the assets, liabilities, and partnership investments as of the date thereof.

12.     RIGHT TO TERMINATE AND REMEDIES:

    12.1       RIGHT TO TERMINATE

               Anything to the contrary herein notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date and Hotel Closing Date, respectively, by prompt notice given in accordance with Section 18:

               a.     by the mutual written consent of Purchaser and

                      Seller; or

               b. by either of such parties by written notice given in accordance with Section 18 if the closing of the purchase of the Casino Assets shall not have occurred on the earlier of (a) five (5) business days after all conditions precedent stated in Sections 8.1 and 8.2 are fulfilled or
                      (b) January 31, 1998, provided, however, the foregoing notwithstanding, if the "SEC" has not approved the form of the proxy statement for the meeting of Seller's parent's shareholders to consider approval of this transaction on or before January 6, 1998, the date of January 31, 1998, shall be extended to the earlier of (a) the twenty-fifth
                      (25th) day after SEC approval of such proxy statement or
                      (b) February 25, 1998 (or on such later date on which Seller and Purchaser may hereafter mutually agree in writing to be the Closing Date, neither party being obligated to agree to such an extension); provided however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any party whose failure to fulfill any material obligation for which such party has responsibility under this Agreement has been the cause of or resulted in the failure of the closing to occur on





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
                      or prior to the aforesaid dates.

    12.2       REMEDIES

               a. PURCHASER'S REMEDIES The provisions of Section 12.1(b) notwithstanding, in the event of a material breach of this Agreement by Seller, and/or if all conditions precedent to Seller's obligation to close the purchase of Casino Assets as set forth in Section 8.1 are satisfied on the Closing Date, or if all conditions precedent to Seller's obligation to close the purchase of the Hotel Assets are satisfied on the Hotel Closing Date, and Seller fails to close in accordance with this Agreement, the Purchaser shall not be limited to the remedy of termination of this Agreement, but shall be entitled to pursue monetary damages up to the amount of the Subordinated Debt and/or specific performance of this Agreement. Provided, however, the Purchaser shall not execute on any monetary judgment obtained by it against the Seller (except one obtained in connection with Seller's obligations under Section 4.6(a) and/or (b)) pursuant to the foregoing until Seller has paid the Principal Loan and Subordinated Note in full or it has otherwise been satisfied or assigned.

                      Notwithstanding the foregoing, in the event that the closing does not occur due to (i) the failure of Seller and/or Seller's parent, Alpha Hospitality Corporation, to obtain on or before the Closing Date, the approval of the transaction contemplated herein by their respective shareholders provided in Section 8.2(e); (ii) Seller, its parent or any other subsidiary of its parent are the subject of bankruptcy proceedings; or (iii) the Seller fails to deliver the Casino Assets as provided in Section
                      5.1 of the Agreement then, in such event, Purchaser shall be immediately entitled to damages in the amount of One Million Dollars ($1,000,000.00) in addition to all other damages and remedies provided for in this Section. In addition to the foregoing, the Purchaser shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing either of these remedies (including, without limitation, reasonable attorneys' fees).

               b. SELLER'S REMEDIES The provisions of Section 12.1(b) notwithstanding, in the event of a material breach of this Agreement by Purchaser, and/or if all conditions precedent to Purchaser's obligation to close the purchase of Casino Assets as set forth in Section 8.2 are satisfied on the





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

                      Closing Date, or if all conditions precedent to Purchaser's obligation to close the purchase of the Hotel Assets are satisfied on the Hotel Closing Date, and Purchaser fails to close in accordance with this Agreement, the Seller shall not be limited to the remedy of termination of this Agreement, but shall be entitled to pursue monetary damages up to the amount of the Subordinated Debt and/or specific performance of this Agreement and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing either of these remedies (including, without limitation, reasonable attorneys' fees). Provided, however, the Seller shall not execute on any monetary judgment obtained by it pursuant to the foregoing until the Purchaser has paid the indebtedness from the Lender evidenced by (i) the senior secured note to the Lender in the amount of $17,200,000.00 and the subordinated secured note in the amount of $3,621,000.00 executed in the financing transaction described in Section 8.1(e) and Section 8.2(t), or (ii) the senior secured note to the Lender in the amount of $36,200,000.00 and the subordinated secured note to the Lender in the amount of $8,500,000.00 in the event the amended and restated loan agreement described in






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

                      Section 8.2(t) is consummated. Notwithstanding the foregoing, in the event that the closing of the sale and purchase of the Casino Assets occurs, and all of the conditions precedent to Purchaser's obligation to close the purchase of the Hotel Assets are satisfied on the Hotel Closing Date and Purchaser fails to close such Purchase in accordance with this Agreement, the Seller shall be entitled to pursue specific performance of this Agreement and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing this remedy (including, without limitation, reasonable attorneys' fees).

               c. Subordination of Termination Payments. All amounts, if any, payable by (i) Seller to Purchaser pursuant to
                      Section 12.2 (a) hereof, except those described in Section 4.6(a) and (b) and except for the one million dollar payment described in Section 12.2(a), shall be evidenced by a non-interest bearing promissory note issued by Seller to Purchaser (the "SELLER TERMINATION NOTE") which shall be fully subordinated to all obligations owing to Lender from Seller, if any, or (ii) Purchaser to Seller pursuant to Section 12.2(b) hereof shall be evidenced by a non-interest bearing promissory note issued by

                      Purchaser to Seller (the "PURCHASER TERMINATION NOTE") which shall be fully subordinated to all obligations owing to Lender from Purchaser. As long as Seller owes any obligations to Lender, the holder of the Seller Termination Note shall be prohibited from receiving payments, declaring an event of default or otherwise accelerating the amounts payable thereunder and as long as Purchaser owes any obligations to Lender, the holder of the Purchaser Termination Note shall be prohibited from receiving payments, declaring an event of default or otherwise accelerating the amounts payable thereunder.

13.     LEGAL COMPLIANCE:

        Seller and Purchaser agree that Article 6 of the Uniform Commercial Code--Bulk Transfer has been repealed in Mississippi and, accordingly, no action to comply with Bulk Sales laws will be taken.

14.     RISK OF LOSS:

        Seller shall fully assume the risk of any loss by fire or other casualty that affects any of the Casino Assets or Hotel Assets up to the time of Closing Date (as to Casino Assets) and the Hotel Closing Date (as to the Hotel Assets). Seller shall, at its expense, keep the Casino Asset insured until the time of the Closing Date and the Hotel Assets insured until Hotel Closing Date against any loss from fire or other casualty in an amount equal to the replacement value of such Assets. If before the transfer of Assets on the Closing Date and Hotel Closing Date, as applicable, any loss by fire or other casualty affects some or all of the Assets, Purchaser may choose either of the following alternatives:

               a. If the casualty damages or destroys the Casino Assets to the extent of Five Million Dollars ($5,000,000.00) or more of their replacement cost and/or so damages the Casino Barge as to render it not commercially usable for a period of twenty (20) days or more, Purchaser may terminate this Agreement. In that event, Purchaser shall have no further obligations under this Agreement. If the casualty damages or destroys the Hotel Assets to the extent of Seven Hundred Thousand Dollars ($700,000.00) or more of their replacement cost and/or so damages the Hotel as to delay its substantial completion or opening for a period not to exceed the shorter of thirty (30) days from February 6, 1998, or such period as the Mississippi Gaming Commission allows Seller to complete the Casino Hotel in satisfaction of "infrastructure" requirements under orders and requirements issued by the Mississippi Gaming Commission to proceed with closing, Purchaser may terminate this Agreement with respect to the Hotel Assets.

               b. If a casualty loss occurs in an amount or duration less than the applicable amount or duration set forth in
                      Section 14.1(a) or, if notwithstanding the provisions of
                      Section 14.1(a), in the event of casualty loss covered by
                      Section 14.1(a), Purchaser chooses to go forward with the purchase of the Casino Assets or the Hotel Assets, as applicable, all insurance proceeds paid as a result of the loss affecting the Assets (except for business interruption insurance) shall be used to pay the expenses of repairing, replacing, and restoring the Casino Assets or Hotel Assets as applicable affected by the loss, and any such expenses not covered by the insurance proceeds shall be borne by Seller, with the Closing Date or Hotel Closing Date extended until such repairs are completed. If the repair, replacement, and restoration of the Casino Assets or Hotel Assets has not been completed by the time scheduled for the Closing Date or Hotel Closing Date, as applicable, and nonetheless the parties mutually agree to proceed with closing, further repair work shall be completed by Purchaser at Seller's expense and any insurance proceeds paid as a





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
                      result of the loss shall be held in trust for that purpose.

15.     TIME OF ESSENCE:

        The parties agree that as to performance under this Agreement, time shall be of the essence.

16.     GOVERNING LAW:

        The Agreement shall be governed by the substantive laws of the State of Mississippi, without regard to conflicts of law rules.

17.     GUARANTY OF ALPHA HOSPITALITY CORPORATION:

        By its signature below, Alpha Hospitality Corporation, parent of Seller, guarantees Seller's performance of all of Seller's obligations and liabilities to Purchaser arising out of or in relation to this Agreement and any documents executed pursuant to this Agreement in accordance with the terms and provisions set forth in the form of guaranty attached as
        Schedule 17, the original of which shall be executed and delivered to Purchaser by Alpha Hospitality Corporation on the Execution Date.

18.     NOTICES:

        All notices given under this Agreement shall be in writing and shall be sent postage prepaid by either (a) United States certified mail, return receipt requested, or (b) for delivery on the next business day with a nationally-recognized express courier. All such notices shall be sent to the following addresses, until such addresses are changed by 30 days' notice:

               To Seller:                   Alpha Gulf Coast, Inc.
                                            12 East 49th Street
                                            New York, New York 10017

                                            ATTN:  President

               With a copy to:              Gina Jacobs, Esq.
                                            Watkins, Ludlam & Stennis, P.A.

                                            P. O. Box 427
                                            Jackson, MS 39205

               To Purchaser:                Greenville Casino Partners, L.P.

                                            c/o Greenville CP, Inc.,
                                            its general partner
                                            242 South Walnut Street
                                            Greenville, MS   38701

                                            ATTN:  John R. O'Donnell,
                                                    President

               With a copy to:              Jerome C. Hafter, Esq.
                                            Jenny M. Virden, Esq.
                                            Lake Tindall, LLP
                                            P. O. Box 918
                                            Greenville, MS  38702-0918

        Notices shall be deemed delivered on the fifth day after postmark, if sent by certified mail, or on date of delivery





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
        to addressee as shown by express courier's receipt, if sent by express courier. If the last day for giving any notice or taking any action required or permitted under this Agreement would otherwise fall on a Saturday, Sunday, or legal holiday, that last day shall be postponed until the next legal business day.

19.     MISCELLANEOUS:

        19.1   ENTIRE AGREEMENT; ENFORCEABILITY

               This Agreement, including any Recitals and any attached Schedules, all of which are made a part of this Agreement, contains the entire agreement of the parties concerning this subject matter. No other terms or oral promises which are not in this Agreement may be legally enforced, and no promises, projections, inducements or representations made on or before the Execution Date will change the terms of this Agreement or be binding on any party. No promises or other terms shall be implied in this Agreement.

        19.2   AMENDMENTS

               No amendment of this Agreement shall be binding unless it is in writing, states that it constitutes an Amendment to this Agreement, and is signed by the party







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

               against whom enforcement is sought.

        19.3   BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFICIARIES


                      This Agreement shall both bind and benefit the parties to this Agreement and their successors and permitted assigns. Purchaser may assign its rights and privileges and delegate its obligations under this Agreement, in whole or in part, (a) to another entity which is wholly-owned by Purchaser; (b) to another entity which is at the time of assignment a current holder of a gaming license issued by the Mississippi Gaming Commission; or (c) to any other assignee only with the advance written approval of the Seller, which approval will not be unreasonably denied or delayed; provided, however, that no such assignment or delegation shall relieve Purchaser of any obligations to Seller expressly set forth in this Agreement. Purchase may assign, as collateral, this Agreement and each of Purchaser's rights and privileges hereunder to the Lender. The parties do not intend that there be any third party or other beneficiaries of this Agreement or guaranty except that the Lender or any other party who becomes Purchaser's successor-in-interest as to

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

                      any or all of the Assets, after or as a result of an event of default under the Casino Loan, shall become Purchaser's successor as to all rights and privileges under this Agreement and the guaranties delivered pursuant hereto, including without limitation the right to rely upon and enforce Seller's representations and warranties set forth in Article 10, as if the Lender or such other party were a party to this Agreement.

        19.4   WAIVERS; CONSENTS

               A party shall not be deemed to have made a waiver, consent or approval under this Agreement unless it does so in writing. The mere failure of a party to act to enforce any provision of this Agreement shall not be considered a waiver, consent or approval and shall not prevent that party from enforcing any provision of this Agreement in the future.

        19.5   SEVERABILITY

               The invalidity or unenforceability of one provision of this Agreement will not affect the validity or enforceability of the other provisions.

        19.6   CAPTIONS

               The section numbers and captions are inserted only as a matter of convenience, and do not in any way define, limit, or describe the scope or intent of this Agreement. Any references in this Agreement to a Section or subsection shall refer to such Section or subsection of this Agreement, unless expressly provided otherwise.

        19.7   INTERPRETATION OF "INCLUDING" AND "DAY"

               Wherever the word "including" is used in this Agreement, or in any recital or exhibit to this Agreement, it shall mean "including without limitation." Wherever the word "day(s)" is used in this Agreement, or in any recital or exhibit to this Agreement, and the word "business" does not appear immediately before such word, such word shall mean "calendar day(s)."

        19.8   COUNTERPARTS

               This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

20.     NO OFFER:

        The submission of this Agreement for examination and negotiation does not constitute an offer to enter into an agreement, and this Agreement shall not be binding on any party until it is executed and delivered by each party to this Agreement.

Seller, Purchaser, and Guarantor only for purposes of the guaranty executed herein, have executed this Agreement as of the Execution Date.

                                                   SELLER:

                                                   ALPHA GULF COAST, INC., a
                                                   Delaware Corporation

    /s/ Sanford Freedman
By:_____________________________

     Secretary
Its:____________________________

                                                  ALPHA GREENVILLE HOTEL, INC.,
                                                  a Delaware Corporation


   /s/ Sanford Freedman
By:____________________________

     Assistant Secretary
Its:_________________________

                                                  GUARANTOR:

                                                  ALPHA HOSPITALITY CORPORATION,
                                                  a Delaware Corporation, only
                                                  for the purpose of agreeing to
                                                  the Guaranty

   /s/ Sanford Freedman
By:_____________________________

     Vice President
Its:____________________________

                                                  PURCHASER:

                                                  GREENVILLE CASINO PARTNERS,
                                                  L.P., a Mississippi Limited
                                                  Partnership

                                                  By:  GREENVILLE CP, INC., a
                                                       Delaware Corporation, Its
                                                       General Partner


   /s/ Michael J. Jacobson
By:_____________________________

    Chairman
Its:____________________________

                                411 HACKENSACK AVENUE     TELEPHONE 201 487 5900
                                HACKENSACK, NJ 07601            FAX 201 487 5533


APPRAISAL ECONOMICS INC.                                                  [Logo]



December 30, 1997


Board of Directors
Alpha Hospitality Corporation
12 East 49th Street
New York, NY   10017

Ladies and Gentlemen:

Appraisal Economics, Inc. was retained by Alpha Hospitality Corporation, a Delaware corporation ("AHC"), to express its opinion as to the fairness to shareholders of AHC's anticipated transaction by which AHC's wholly-owned subsidiary, Alpha Gulf Coast, Inc., a Delaware corporation ("AGCI" or "Seller") has agreed to sell certain of AGCI's assets which constitute substantially all of the operating assets of a gaming casino located in Greenville, Mississippi, known as Bayou Caddy's Jubilee Casino (hereinafter the "Casino Assets"), to Greenville Casino Partners, L.P., a Mississippi limited partnership ("GCP" or "Purchaser"), pursuant to an executed Asset Purchase Agreement between AGCI and GCP (the "Asset Purchase Agreement"), dated December 17, 1997 (the "Transaction").

The closing of the purchase of the Casino Assets shall be on the earlier of (a) the fifth (5th) business day after all conditions precedent are fulfilled or (b) January 31, 1998, provided, however, the foregoing notwithstanding, if the Securities and Exchange Commission (hereinafter referred to as the "SEC") has not approved the form of the proxy statement for the meeting of Seller's parent's shareholders to consider approval of this transaction on or before January 6, 1998, the date of January 31, 1998, shall be extended to the earlier of (x) the twenty-fifth (25th) day after SEC approval of such proxy statement or
(y) February 25 1998, or on such other date, as may hereafter be agreed upon by Seller and Purchaser (hereinafter referred to as the "Closing Date").

The Casino Assets consist of the casino barge presently anchored in Lake Ferguson adjacent to the municipality of Greenville, Mississippi (Official Number 519419) (hereinafter "Casino Barge"), along with certain permits, mooring, dockage, lease rights and other assets, including all related fixtures, equipment, contractual rights, and all other real and personal property associated therewith. A detailed description of the Casino Assets is attached as
Exhibit I.


--------------------------------------------------------------------------------
HACKENSACK, NEW JERSEY       GOLD RIVER, CALIFORNIA         BARRINGTON, ILLINOIS



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 2                                                                    [Logo]


We also understand that Seller has agreed to undertake to cause Seller's affiliate Alpha Greenville Hotel, Inc., a Delaware corporation ("Alpha Hotel"), a wholly owned subsidiary of AHC, to transfer to Purchaser for separate consideration, substantially all of its interest in a 41 keyed room hotel (the "Casino Hotel") on the site of the former headquarters of the Mississippi Board of Levee Commissioners upon the substantial completion of its construction, together with all furniture, fixtures, and equipment, including telephone equipment, and will assign to Purchaser certain agreements, including a lease agreement with the Mississippi Levee Commissioners for construction and maintenance of a hotel in Greenville, Mississippi dated February 19, 1997, and amended April 18, 1997, a permit for construction and maintenance of facilities on the Mississippi Levee Commissioners' right-of-way dated September 11, 1997, a Mississippi Landmark permit issued by the Mississippi Department of Archives and History dated March 28, 1997, a consent by the Mississippi Levee Commissioners to the aforementioned Mississippi Landmark permit dated July 9, 1997, (the agreements so identified are collectively referred to as the "Hotel Agreements," and the Casino Hotel and the Hotel Agreements are referred to as the "Hotel Assets").

We understand that in order to accommodate the wishes of Credit Suisse First Boston Mortgage Capital, L.L.C. or any affiliate, successor, assignee or designee thereof (hereinafter referred to as the "Lender"), the Seller has entered into certain financing arrangements in advance of the closing of the Transaction, which have resulted in the restructuring of certain of the Seller's long-term debt obligations in anticipation of the Transaction. In this regard, we understand that the Seller executed a senior secured Promissory Note, dated December 30, 1997 from Seller to Lender in the original principal amount of $19,000,000.00 (the "Principal Loan"), and that simultaneously the Seller executed a subordinated, unsecured and unfunded Subordinated Note (the "Subordinated Debt"), also dated December 30, 1997 from Seller to Lender in the original principal amount of $4,879,000.00. We understand that the Subordinated Note was issued to the Lender as an inducement to the Lender to make the Principal Loan in anticipation of the Transaction, and that it was understood by Seller, Purchaser and Lender that the financing transactions involving the Principal Note and Subordinated Debt were undertaken for the sole purpose of facilitating the closing of certain debt financing with the Lender prior to December 31, 1997 (the "Financing Transactions").

We understand that the Seller has received from the Lender net proceeds from the Financing Transactions equal to approximately $19,000,000, less approximately $855,000 in loan points, brokerage commissions, and filing fees incurred by Seller in connection with the closing of the Principal Loan and the Subordinated Debt, and less approximately $250,000 in certain legal and professional fees associated therewith. We



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 3                                                                    [Logo]


further understand that Seller has applied such proceeds as it has received from Lender in consideration of the issuance of the Principal Loan and Subordinated Debt in order to pay off certain prior liens encumbering the Assets as well as certain other obligations of the Seller.


This fairness opinion is only to be used by AHC's board members and AHC's shareholders in determining the fairness of exchanging the Casino Assets for total consideration of $26,500,000 in cash or other immediately available funds, in the form described below, the assumption of approximately $2,000,000 in certain designated liabilities, and the issuance of limited partnership interests equal to 25% of the outstanding partnership interests of GCP (the "Casino Purchase Price"). This fairness opinion is contingent upon the Closing of the Transaction and may be relied upon by AHC's shareholders with respect to the fairness of the Financing Transactions only to the limited extent that the Financing Transactions constitute an integral part of the Transaction and are taken by Seller as an intermediate step required by Lender and Purchaser solely to facilitate the Transaction.


We have not examined the effect on the Seller, AHC, or AHC's shareholders of the issuance of the Principal Loan and Subordinated Debt prior to the Closing of the Transaction, and accordingly do not express an opinion as to the fairness of the Financing Transactions to the shareholders of AHC, except to the limited extent described above. We do not express an opinion as to the fairness of the Financing Transactions to the Lender or the Lender's shareholders. Further, we express no opinion as to the solvency of the Seller, either before or after giving effect to the Financing Transactions. Nor do we express an opinion as to the solvency of the Purchaser, either before or after giving effect to the Transaction and other associated financing transactions.

The date of analysis related to this opinion is December 30, 1997. This letter cannot be relied upon by any party other than AHC's board members, except to the limited extent that the Lender may rely on this opinion, but only as it applies to the fairness of the Transaction from the perspective of AHC's shareholders. We express no opinion as to the fairness of the Transaction from the perspective of the Lender or the Lender's shareholders.

We understand that the Casino Purchase Price shall be payable as follows:

1)   $26,500,000.00 in cash, payable as follows:

     a) Credit to the Purchaser for the assumption by Purchaser of the principal balance owing as of the Closing Date of the Principal Loan in the original principal amount of $19,000,000.00.



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 4                                                                    [Logo]


     b) The amount of such credit shall be equal to the original principal amount of the Principal Loan less the sum of the following:

          i) an amount equal to the sum of any principal payments made by the Seller on account of the Principal Loan, and

          ii) an amount equal to the sum of loan points, and brokerage commissions, totaling in the aggregate 4.5% of the Principal Loan amount (totaling no more than $855,000.00), and filing fees incurred by Seller in connection with the closing of the Principal Loan and the Subordinated Debt (as hereinafter defined). It is expressly understood and agreed that all of the Lender's legal fees owing to Lender's counsel shall be charged to Purchaser.

     c) Payment in cash or other immediately available funds upon the Closing Date of the balance of the aforesaid cash portion of the purchase price, which payment will be at least $7,500,000.00 plus the adjustments described in paragraph b)ii) above.

     We understand that, in conjunction with the assumption of the Principal Loan, the Subordinated Debt in the original principal amount of $4,879,000 will also be assumed by the Purchaser. However, such assumption of the Subordinated Debt, to the extent that it was unfunded at the time of issuance, will not be regarded as additional consideration apart from the assumption of the Principal Loan, and accordingly the assumption of the Subordinated Debt by the Purchaser will not result in any additional credit, or any other adjustment, toward the cash payment to Seller required by the Asset Purchase Agreement.

2) The assumption by the Purchaser of certain liabilities of the Seller (hereinafter the "Designated Liabilities"). We understand that the Designated Liabilities shall not exceed $2,000,000.00 as of the Closing and will include such items as accrued vacation and health insurance claims due to employees of Seller, chip liability, and Seller's Greenville Casino operations accounts incurred in the ordinary course of business which are not older than forty-five (45) days past their respective due dates. Provided, however, any wages earned but not paid as of the Closing Date shall not be included in the Designated Liabilities and shall be paid by Purchaser when due, provided that such amount shall not exceed $1,000,000.00 as of the Closing Date, and shall be accounted for by Seller on closing as a reduction to the cash payment noted above. Also included among the Designated Liabilities are non-delinquent city, county, levee, drainage, and school district property ad



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 5                                                                    [Logo]


     valorem property taxes and special assessments for calendar year 1998, prorated to Closing Date on the basis of calendar year 1997's property taxes and special assessments, the gross amount of slot machine and table games progressive meter liability, the gross amount of poker "bad beat" liability, and the slot club points and unredeemed promotional coupons liability.

     The precise amount of the Designated Liabilities shall be calculated as of the Closing Date and verified as accurate by Purchaser. Provided that the value of slot club points and unredeemed promotional coupons shall be calculated upon Closing Date at sixty percent (60%) of the face amount thereof; provided, further, that the actual dollar value of the slot club points and promotional coupon liability as of the Closing Date shall be verified by a subsequent accounting performed by Seller and Purchaser on the six (6) month anniversary of the Closing Date and any variation in the actual dollar value of these items which when added to the Designated Liabilities causes the Designated Liabilities to exceed $2,000,000.00 shall result in a payment by Seller to Purchaser in the amount of the excess of such Designated Liabilities above $2,000,000.00 upon twenty (20) days advance written notice of the excess.

3) A limited partnership interest equal to twenty-five percent (25%) of all outstanding partnership interests in GCP as of the Closing Date (the "Limited Partnership Interest"). Seller's Limited Partnership Interest shall be subject to all terms and conditions of the Revised Third Amended and Restated Partnership Agreement of Purchaser dated as of December 1, 1997. We understand that the Seller and Purchaser have agreed solely for purposes of the Asset Purchase Agreement that the value of the 25% limited partnership interest is $8,500,000.00. We note, however, that, as of the Closing, the Limited Partnership Interest represents a highly speculative and illiquid asset, the sale of which being severely restricted and as such, may not have readily marketable value.

The physical transfer of Casino Assets and transfer of the operation of the Casino shall occur on the Closing Date. The schedule and procedure for transfer of Casino Assets and transfer of operation of the Casino shall comply with rules, regulations, orders and directives of the Mississippi Gaming Commission. At the time of transfer of Casino Assets, and subject to approval of the Mississippi Gaming Commission and the Mississippi State Tax Commission, Purchaser and Seller will count down the floor bank, hopper and cage cash and Purchaser will purchase from Seller the cash therein (the total sum of which shall equal the minimum amount required by the Mississippi Gaming Commission for the current operation of the Casino, not to exceed $1,500,000.00) upon payment therefor at par in cash or other immediately available funds.



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 6                                                                    [Logo]


We understand that the total consideration for the Hotel Assets shall be equal to Alpha Hotel's cost of construction and furnishing in compliance with the Hotel Plans, subject to a maximum purchase price of $3,200,000, plus the additional sum of $112,500.00 as consideration for Alpha Hotel's advance lease payments in a like amount made to the Board of Mississippi Levee Commissioners for the 27-month period beginning December 1, 1997, through February 29, 2000, subject to a $4,166.67 per month reduction in the amount of $112,500.00 for each month or part thereof after December 1, 1997, during which the purchase of the Hotel Assets does not close (the "Hotel Purchase Price"). In addition, total consideration for the Hotel Assets will include interest at an annual rate of 11% for construction financing on an amount equal to the Hotel Purchase Price from the date of the Purchaser's receipt of written notice from Seller of substantial completion of the construction and furnishing of the Casino Hotel (which notice shall include a copy of the architect's certificate of substantial completion and which will also certify that such construction conformed to the plans submitted to and approved by the Mississippi Department of Archives and History addressed to Seller and Purchaser and a certificate of the building inspector of the City of Greenville or his designated agent evidencing final inspection and approval for occupancy) (hereinafter referred to as the "Date of Substantial Completion") until closing of the purchase of the Hotel Assets. Total consideration for the Hotel Assets will be reduced for the amount of any items of work necessary to complete construction and furnishing of the Casino Hotel after issuance of the certificate of the building inspector of the City of Greenville or his designated agent evidencing inspection and approval for occupancy and architect's certificate of substantial completion. The purchase price for the Hotel Assets shall be payable upon the Hotel Closing Date (as defined below).

The closing of the purchase of the Hotel Assets shall be consummated as soon as practically possible after written notice by Seller of the Date of Substantial Completion and the conditions precedent to the Hotel Closing have been fulfilled (hereinafter the "Hotel Closing Date"). The Date of Substantial Completion of the Hotel shall occur no later than February 6, 1998, and Seller represents that February 26, 1998, is the latest date on which Seller must complete the Casino Hotel in order to satisfy the infrastructure investment requirement applicable to the Casino under current orders issued by the Mississippi Gaming Commission. In the event that the Date of Substantial Completion for the Hotel is after February 6, 1998, then for each date after February 6, 1998, until Hotel Closing
Date:

     a. Seller shall pay to Purchaser liquidated damages of One Thousand Dollars ($1,000.00) per day, payable weekly until the Date of Substantial Completion of the Casino Hotel, the payment of which shall be secured by a security interest in Seller's limited partnership interest in Purchaser, as particularly



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 7                                                                    [Logo]


          described in the pledge of partnership instrument attached as Schedule
          4.6 of the Asset Purchase Agreement (hereinafter the "Pledge of Partnership Interest"); and

     b. In the event any failure to complete the Casino Hotel (including, but not limited to, a failure caused by a casualty loss) results in any suspension of Purchaser's gaming license at the Casino by the Mississippi Gaming Commission, Seller shall pay to Purchaser an additional amount of liquidated damages in the sum of One Hundred Thousand Dollars ($100,000.00) per day, payable daily, for each day during which such suspension is in effect. Such liability shall be secured by a security interest in Seller's limited partnership interest in the Purchaser, as more particularly described in the Pledge of Partnership Interest. In the event any amount of liquidated damages is in excess of the value of the limited partnership interest when applied against it, the excess shall be due and payable from Seller, provided, however, Purchaser shall give Seller written notice of its intent to collect such liability under Section 4.6(a) or
          Section 4.6(b) of the Asset Purchase Agreement by exercise of Purchaser's rights under the Pledge of Partnership Interest and Seller shall have thirty (30) days to pay the amount to be otherwise collected under the Pledge of Partnership Interest in cash or other immediately available funds. In the event of any such cash payment by Seller, Purchaser's right to collect the amount owing by exercise of Purchaser's rights under the Pledge of Partnership Interest shall be reduced by the amount thus paid.

Further, in the event that the Seller fails to pay any Loss adjudicated to be due against the Seller pursuant to the procedure set forth in Section 9.7(e) of the Asset Purchase Agreement within thirty (30) days after the final determination, subject to the terms of Section 9.7(f) ("Right to Offset"), Purchaser shall have the right, at its option subject to certain time limitations, to enforce any such claim for recovery by exercising its rights under the Pledge of Partnership Interest pursuant to which Seller's Partnership Interest in Purchaser described in Section 4.3 of the Asset Purchase Agreement shall serve as collateral for any Loss adjudicated to be due the Purchaser as aforesaid. Provided, however, Purchaser shall give Seller written notice of its intent to enforce such liability against the Pledge of Partnership Interest and Seller shall have thirty (30) days to pay the amount to be collected by the exercise of Purchaser's rights under the Pledge of Partnership Interest, in which case Purchaser's right to collect the amount by exercise of its rights under the Pledge of Partnership Interest shall be reduced by the amount thus paid.



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 8                                                                    [Logo]


In determining our opinion, we have considered the nature and history of AHC, AGCI, the Casino Assets and the Hotel Assets. We have reviewed the economic outlook in general, the outlook for the industry in particular, the prospective earnings and cash flows of the Casino Assets, book value of the Casino Assets, the overall financial condition and dividend-paying capacity of the Casino. In addition, we have reviewed any past transactions involving the Casino Assets, and examined prices at which similar assets, as well as prices that the stock of AHC and of certain guideline publicly traded companies, are selling. We also considered the nature and history of the Purchaser and the prospective combination of the Casino Assets and Hotel Assets with those of the Purchaser. We inspected the Casino Assets and visited the Las Vegas Casino, located in Greenville, which is owned by the Purchaser, in addition to several of the gaming operations of competitors in the area. We also performed such valuation tests and procedures as we considered appropriate as they related to the Casino Assets.

Specific documents we have relied upon in arriving at our opinion included audited financial statements of AHC from the date of inception of March 19, 1993 to the period ending December 31, 1996, AHC's unaudited financial statements for the nine-months ended September 29, 1997, the audited financial statements of AGCI for year ending December 31, 1996, the unaudited financial statements for the nine-months ended September 30, 1997 for AGCI dba Bayou Caddy's Jubilee Casino, the unaudited management reports for AGCI dba Bayou Caddy's Jubilee Casino for the nine-month period ended September 29, 1997, certain unaudited condensed pro forma consolidated financial statements of GCP showing the effect of the acquisition of the Casino Assets as if it had been consummated on September 30, 1997 for balance sheet presentation purposes and as of January 1, 1996 for the year ended December 31, 1996 and for the nine months ended September 30, 1997 for income statement presentation purposes. In addition, we have relied on certain information contained in an appraisal report provided to the Lender, dated November 26, 1997, prepared by Michael M. Axler & Associates, Inc., on which we understand the Lender is relying. We have also relied on various other documents relating to AHC, AGIC, and GCP, including but not limited to certain analyses prepared by and/or for AHC and AGIC.

We also analyzed financial statements and other material regarding comparative public companies, acquisition data of companies in the same industry, required rates of return on common stocks in general, material discussing the general economic outlook and the specific industry outlook and other material as we deemed appropriate.



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 9                                                                    [Logo]


As part of our analysis, we also reviewed AHC's publicly traded share price history, the Securities and Exchange Commission ("SEC") Form 10-Q Quarterly Report for the quarterly periods ended June 30, 1997 and September 30, 1997, SEC Form 10-K Annual Report for the year ended December 31, 1996, other reports filed by AHC with the SEC, and information about the industry and comparable companies.

According to AHC's September 30, 1997 SEC Form 10-Q, AHC was in default for nonpayment on (i) mortgage notes payable aggregating approximately $11,456,000, and (ii) equipment notes aggregating approximately $3,433,000. In addition, AHC was in default of certain loan covenants not relating to payments which pertained to equipment notes amounting to $4,768,000. AHC received a waiver of the defaults on the $7,800,000 mortgage note payable to Bryanston Group, Inc. ("Bryanston"), through December 31, 1997. Bryanston is 50 percent owned by Mrs. Beatrice Tollman, the spouse of AHC Chairman and co-Chief Executive Officer, and 50 percent owned by a trust for the benefit of a child of Mr. Monty D. Hundley, AHC's former President and co-Chief Executive Officer.

The inability to meet certain of its debt obligations was discussed in an independent auditor's report of Rothstein, Kass & Company, P. C. ("Rothstein & Kass") for fiscal years ended 1995 and 1996. Rothstein & Kass qualified its opinion as to the ability of AHC to continue as a going concern. Their opinion cited the significant losses from operations, a working capital deficit and an accumulated deficit. It is our understanding that if the Transaction is consummated prior to the issuance of financial statements for fiscal year ending December 31, 1997, Rothstein & Kass will issue its opinion for the fiscal year end 1997 without qualification as to the ability of AHC to continue as a going concern.

Based on the foregoing, it is our opinion that the exchange of the Casino Assets for consideration in the form of cash, assumed liabilities and securities as described above, as of the Closing Date, is fair to the shareholders of AHC. However, this analysis is as of December 30, 1997 and does not reflect any changes in circumstances that may occur after that date.

This fairness opinion is subject to the attached Certification of Appraisal Economics Inc. and the Statement of Assumptions and Limiting Conditions.

Respectfully submitted by,



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 10                                                                   [Logo]


                    CERTIFICATION OF APPRAISAL ECONOMICS INC.

We hereby certify the following statements regarding this opinion:

We have no present or contemplated future interest in the Casino Assets, the Hotel Assets, AHC, AGCI, GCP, or the Lender.

We have no personal interest or bias with respect to the Casino Assets, the Hotel Assets, AHC, AGCI, GCP, or the Lender.

Our compensation for this letter is in no way contingent upon the opinion reported.

To the best of our knowledge and belief, the statements of facts contained in this report, are true and correct.

No persons other than Appraisal Economics employees have prepared this analysis or opinion stated in this letter.



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 11                                                                   [Logo]


                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

We have made no investigation of and assume no responsibility for the legal description or matters including legal or title considerations. This is not an opinion concerning the legal nature of the transfer or conveyance of the property.

The information furnished by others is believed to be reliable. However, we give no warranty or other form of assurance regarding its accuracy.

It is assumed that there is full compliance with all applicable federal, state, and local regulations and laws.

It is assumed that all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state, or national government, private entity or organization have been or can be obtained or renewed for any use on which the opinion in this letter is based.

It is assumed that there are no environmental problems which would negatively affect value of the subject businesses.

Possession of this letter, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without our written consent and, in any event, only with proper written qualifications and only in its entirety. No part of the contents of this letter (especially any conclusions of value, the identity of the analysts, or the firm with which the analysts are associated) shall be disseminated to the public through advertising, public relations, news, sales, or other media without our prior written consent and approval.

We, by reason of this letter, are not required to furnish a complete report, or to give testimony, or to be in attendance in court with reference to the companies in question unless arrangements have been previously made.



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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 12                                                                   [Logo]

This fairness opinion is only to be used by AHC's board members and AHC's shareholders in determining the fairness of exchanging the Casino Assets for the consideration described in the body of our letter. The date of analysis related to this opinion is December 30, 1997. This letter cannot be relied upon by any party other than AHC board members and AHC's shareholders, except to the limited extent that the Lender may rely on this opinion, but only as it applies to the fairness of the Transaction from the perspective of the AHC shareholders. We express no opinion as to the fairness of the Transaction from the perspective of the Lender or the Lender's shareholders.


We have not examined the effect on the Seller, AHC, or AHC's shareholders of the issuance of the Principal Loan and Subordinated Debt prior to the Closing of the Transaction, and accordingly do not express an opinion as to the fairness of the Financing Transactions to the shareholders of AHC. Likewise, we do not express an opinion as to the fairness of the Financing Transactions to the Lender or the Lender's shareholders. Further, we express no opinion as to the solvency of the Seller, either before or after giving effect to the Financing Transactions. Nor do we express an opinion as to the solvency of the Purchaser, either before or after giving effect to the Transaction and other associated financing transactions.


We consent to disclosure of this letter and our opinion set forth herein in AHC's proxy statement to stockholders for the purposes of soliciting stockholders' approval of the Asset Purchase Agreement and the transactions provided for therein and to references to this letter and such opinion in such proxy statement.
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Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 13                                                                   [Logo]


                                    EXHIBIT I
                          DESCRIPTION OF CASINO ASSETS

BARGE AND RELATED EQUIPMENT

The Casino Barge presently docked at the Greenville, Mississippi Waterfront, together with the boarding barge (Official Number 514272) (hereinafter the "Boarding Barge"), together with any and all engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances appertaining or belonging thereto, and whether on board or not on board, and, additionally, all log books, manuals, trip records, maintenance reports, inspection records, seaworthiness certificates, and other historical records or information relating to the Casino Barge and the Boarding Barge in the possession of Seller, and ramps, generators and related equipment (including, but not limited to, existing walkway coverings) located at the site described in the Mooring Agreement and the Dockage Agreement described in Schedule 1.3(a) of the Asset Purchase Agreement.

FIXTURES, GAMING EQUIPMENT AND OTHER ASSETS

Except as otherwise provided in Section 1.4 of the Asset Purchase Agreement, all fixtures, improvements, equipment, equipment supplies, furniture, advertising and promotional materials, trade names, logos, customer lists and other tangible and intangible assets, including, without limitation, all books and records with respect to assets described in Sections 1.1, 1.2, and 1.3 of the Asset Purchase Agreement (except for those certain books and records expressly excluded in Section 1.4(c)), in, on, or about the Casino Barge, or at any other location at Greenville, Mississippi, and owned, leased, or under option to Seller in Washington County, Mississippi, and all improvements thereto.

MOORAGE, LEASE AND RELATED AGREEMENTS

All of Seller's rights and obligations under the following permits, moorage, dockage, license, lease agreements and contracts as listed on Schedule 1.3(a) of the Asset Purchase Agreement.

Seller shall assign such Casino Agreements to Purchaser pursuant to the terms set forth in the applicable assignment and assumption agreement and deeds, the form of which are attached as collective Schedule 1.3 of the Asset Purchase Agreement.

Board of Directors
Alpha Hospitality Corporation
December 30, 1997
Page 14                                                                   [Logo]


Provided that with respect to the real property described in the Real Estate Option Agreement dated October 26, 1995, recorded in Book 1893, at page 62, of the land records of Washington County, Mississippi, and the Lease and Option Agreement dated October 26, 1995, the Memorandum of which is recorded in Deed Book 1893, at page 70, of said land records, each between Deer Creek and Black Bayou Steam Navigation and Transportation Company and Cotton Club, Inc., and assigned to Seller, Seller shall not convey such assets to Purchaser upon Closing but, in lieu of conveyance, shall execute and deliver to Purchaser at closing the Option to Exercise Option Rights in the form of Schedule 1.3(b) of the Asset Purchase Agreement.

EXCLUDED ASSETS

The provisions listed above notwithstanding, Casino Assets shall not include:

a) Cash, accounts receivable, notes receivable and any other amounts due from any third party arising from the operation of the Casino prior to the closing on the closing date;
b) The gaming equipment and other equipment and assets listed on Schedule 1.4 of The Asset Purchase Agreement;
c) Seller's stock records, books, tax returns, minute books and financial, tax and accounting records;
d)   All of Seller's rights under the Asset Purchase Agreement;
e)   All tax refunds;
f)   The Lease Agreement with Mosow Real Estate, Inc. dated November 14, 1995;
g)   The Lease Agreement with Mosow Real Estate, Inc. dated February 1, 1997;
h) The Real Estate Option Agreement dated October 26, 1995, and the Lease and Option Agreement dated October 26, 1995, each between Deer Creek Navigation and Transportation Company and Cotton Club, Inc., and assigned to Seller.

                                  APPENDIX 1
                                  PROXY CARD

                         ALPHA HOSPITALITY CORPORATION
                              12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF ALPHA HOSPITALITY CORPORATION

     The undersigned Stockholder of Alpha Hospitality Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual and Special Meeting of Stockholders dated February 2, 1998 and Proxy Statement dated February 12, 1998, and hereby appoints James Cutler and Robert Steenhuisen, and each of them proxies and attorneys-in-fact with full power to each of them of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Annual and Special Meeting of Stockholders of Alpha Hospitality Corporation, to be held on February 23, 1998 at 11:00 a.m., local time, at the Loews New York Hotel, Lexington Avenue at 51st Street, New York, New York, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on matters set forth below:

1. Election of Directors:

       [ ] FOR all nominees listed below (except as marked                   [ ] WITHHOLD AUTHORITY to vote for
         to the contrary below)                                              all
                                                                               nominees listed below

 (INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

 Stanley S. Tollam, Brett G. Tollman, Sanford Freedman, James A. Cutler, Thomas
                           W. Aro, Matthew B. Walker


                         (to be signed on reverse side)

                          (continued from other side)

2. To ratify the selection of Rothstein Kass & Company,   3. Proposal to approve the Sale Proposal (as defined in
   P.C. as Alpha Hospitality Corporation's independent    the Proxy Statement):
   auditors for the fiscal year ending December 31,
   1998:

              FOR     AGAINST     ABSTAIN               FOR     AGAINST     ABSTAIN
              [ ]       [ ]         [ ]                 [ ]       [ ]         [ ]

and upon such other matter or matters that may promptly come before the meeting or any adjournment or adjournments thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS SET FORTH ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                                                       Dated: February  .................. , 1998
                                                                       ..........................................
                                                                       SIGNATURE
                                                                       ..........................................
                                                                       SIGNATURE
                                                                       (THIS PROXY SHOULD BE MARKED, DATED AND
                                                                       SIGNED BY THE STOCKHOLDER(S) EXACTLY AS
                                                                       HIS/HER/ITS NAME APPEARS HEREON, AND
                                                                       RETURNED PROMPTLY IN THE ENCLOSED ENVEL-
                                                                       OPE. PERSONS SIGNING IN A FIDUCIARY
                                                                       CAPACITY SHOULD SO INDICATE. IF SHARES ARE
                                                                       HELD BY JOINT TENANTS OR AS COMMUNITY
                                                                       PROPERTY, BOTH SHOULD SIGN.)

                             STATEMENT OF DIFFERENCES

The section symbol shall be expressed as .................................'SS'